As filed with the Securities and Exchange Commission on September 30, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PBF HOLDING COMPANY LLC

PBF FINANCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2911	27-2198168
Delaware	2911	45-2685067
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Telephone: (973) 455-7500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Trecia M. Canty

Senior Vice President, General Counsel and Secretary

PBF Holding Company LLC

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Telephone: (973) 455-7500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Douglas V. Getten

Andres C. Mena

Paul Hastings LLP

600 Travis Street, Suite 5800

Houston, TX 77002

Telephone: (713) 860-7300

Telecopy: (713) 353-3100

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
6.00% Senior Notes due 2028	$1,000,000,000	100%	$1,000,000,000	$129,800
Guarantees of the 6.00% Senior Notes due 2028 (2)	$1,000,000,000	N/A	N/A	(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The entities listed on the Table of Additional Registrant Subsidiary Guarantors on the following page have guaranteed the notes being registered hereby.
(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT SUBSIDIARY GUARANTORS

Exact Name of Registrant Guarantor (1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Chalmette Refining, L.L.C.	Delaware	75-2717190
Delaware City Refining Company LLC	Delaware	27-2198373
Martinez Refining Company LLC	Delaware	84-2230960
Martinez Terminal Company LLC	Delaware	84-2598515
Paulsboro Refining Company LLC	Delaware	74-2881064
PBF Energy Western Region LLC	Delaware	35-2545521
PBF Investments LLC	Delaware	26-2050373
PBF Power Marketing LLC	Delaware	27-2198489
PBF Services Company LLC	Delaware	30-0644379
Toledo Refining Company LLC	Delaware	27-4158209
Torrance Refining Company LLC	Delaware	37-1795646
Torrance Logistics Company LLC	Delaware	38-3983432

(1)	The address for each Registrant Guarantor is One Sylvan Way, Second Floor, Parsippany, New Jersey 07054 and the telephone number for each registrant is (973) 455-7500.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offering is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2020

PROSPECTUS

PBF HOLDING COMPANY LLC

PBF FINANCE CORPORATION

Offer to Exchange (the “exchange offer”)

Up To $1,000,000,000 of

6.00% Senior Notes due 2028

That Have Not Been Registered Under

The Securities Act of 1933

For

Up To $1,000,000,000 of

6.00% Senior Notes due 2028

That Have Been Registered Under

The Securities Act of 1933

Terms of the New 6.00% Senior Notes due 2028 Offered in the Exchange Offer:

The terms of the new notes are substantially identical to the terms of the old notes that were issued on January 24, 2020, except that the new notes will be registered under the Securities Act of 1933, as amended, and will not contain restrictions on transfer, registration rights or provisions for payments of additional interest included in the registration rights agreement relating to the old notes.

Terms of the Exchange Offer:

We are offering to exchange up to $1,000,000,000 of our old notes for new notes with substantially identical terms that have been registered under the Securities Act and are freely tradable.

We will exchange all old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

The exchange offer expires at 5:00 p.m., New York City time, on                , 2020, unless extended. We do not currently intend to extend the expiration date.

Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

The exchange of new notes for old notes will not be a taxable event for U.S. federal income tax purposes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

You should carefully consider the Risk Factors beginning on page 15 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2020

This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission (“SEC”). You should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. The information contained in this prospectus is current only as of its date. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation.

i

In this prospectus we refer to the notes to be issued in the exchange offer as the “new notes,” and we refer to the $1,000,000,000 aggregate principal amount of our 6.00% senior notes due 2028 issued on January 24, 2020, as the “old notes” or the “2028 Senior Notes.” We refer to the new notes and the old notes collectively as the “notes.” In this prospectus, references to “PBF Holding,” the “issuer” or the “Company” refer to PBF Holding Company LLC, a Delaware limited liability company, formed on March 24, 2010. In this prospectus, references to “PBF Finance” or the “co-issuer” refer to PBF Finance Corporation, a Delaware corporation, incorporated on June 14, 2011, and a wholly owned subsidiary of PBF Holding. PBF Finance Corporation was originally formed to be a co-issuer of or guarantor of certain of our indebtedness and does not have any operations. References to the “issuers” refer to the issuer and the co-issuer together.

This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to PBF Holding Company LLC, One Sylvan Way, Second Floor, Parsippany, New Jersey 07054, Attention: General Counsel (Telephone (973) 455-7500). To obtain timely delivery of any requested information, holders of old notes must make any request no later than five business days prior to the expiration of the exchange offer.

INDUSTRY AND MARKET DATA

In this prospectus, we refer to information regarding market data and other statistical information obtained from independent industry publications, government publications or other published independent sources. Some data is also based on our good faith estimates. Although we believe these third-party sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness. Estimates are inherently uncertain, involve risks and uncertainties and are subject to change based on various factors, including those described elsewhere in this prospectus under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Moreover, forecasted information is inherently uncertain and we can provide no assurance that forecasted information will materialize.

BASIS OF PRESENTATION

Unless otherwise indicated or the context otherwise requires, all financial data in this prospectus reflects the consolidated business and operations of PBF Holding Company LLC and its consolidated subsidiaries, and has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our indirect parent company, PBF Energy Inc. (NYSE: PBF) (“PBF Energy”), does not guarantee the notes and its financial statements and results are not included herein. PBF Energy’s financial statements and results differ from ours because PBF Energy, among other things, has ownership interest in PBF Logistics LP (NYSE: PBFX) (“PBF Logistics” or “PBFX”). We do not own any interest in PBF Logistics.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” of expected future developments that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as “cautionary statements,” are disclosed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PBF Holding” and elsewhere in this prospectus. All forward-looking information in this prospectus and subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	the effect of the recent novel coronavirus (“COVID-19”) pandemic and related governmental and consumer responses on our business, financial condition and results of operations;

•	supply, demand, prices and other market conditions for our products, including volatility in commodity prices;

•	the effects of competition in our markets;

•	changes in currency exchange rates, interest rates and capital costs;

•	adverse developments in our relationship with both our key employees and unionized employees;

•	our ability to operate our businesses efficiently, manage capital expenditures and costs (including general and administrative expenses) and generate earnings and cash flow;

•	our indebtedness;

•	our expectations with respect to our capital improvement and turnaround projects;

•	our supply and inventory intermediation arrangements expose us to counterparty credit and performance risk;

•

termination of our Inventory Intermediation Agreements (as defined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) with J. Aron & Company, a subsidiary of The Goldman Sachs Group, Inc. (“J. Aron”), which could have a material adverse effect on our liquidity, as we would be required to finance our crude oil, intermediate and refined products inventory covered by the agreements. Additionally, we are obligated to repurchase from J. Aron certain crude, intermediates and finished products (the “J. Aron Products”) located at the Company’s storage tanks at the Delaware City and Paulsboro refineries (the “East Coast Refineries”) and at PBFX’s assets acquired from Crown Point International, LLC in October 2018 (together with the Company’s storage tanks at the East Coast Refineries, the “J. Aron Storage Tanks”) upon termination of these agreements;

•	restrictive covenants in our indebtedness that may adversely affect our operational flexibility;

•

our assumptions regarding payments arising under PBF Energy’s tax receivable agreement entered with the PBF Energy Company LLC (“PBF LLC”) Series A and PBF LLC Series B unitholders and other arrangements relating to PBF Energy;

•	our expectations and timing with respect to our acquisition activity;

•

the impact of disruptions to crude or feedstock supply to any of our refineries, including disruptions due to problems at PBFX or with third-party logistics infrastructure or operations, including pipeline, marine and rail transportation;

•	the impact of current and future laws, rulings and governmental regulations, including the implementation of rules and regulations regarding transportation of crude oil by rail;

•	the threat of cyber-attacks;

•	our increased dependence on technology;

•	the effectiveness of our crude oil sourcing strategies, including our crude by rail strategy and related commitments;

•	adverse impacts related to legislation by the federal government lifting the restrictions on exporting U.S. crude oil;

•

adverse impacts from changes in our regulatory environment, such as the effects of compliance with the California Global Warming Solutions Act (also referred to as “AB32”), or from actions taken by environmental interest groups;

•

market risks related to the volatility in the price of Renewable Identification Numbers (“RINs”) required to comply with the Renewable Fuel Standards and greenhouse gas (“GHG”) emission credits required to comply with various GHG emission programs, such as AB32;

•	our ability to complete the successful integration of the Martinez refinery and any other acquisitions into our business and to realize the benefits from such acquisitions;

•	unforeseen liabilities associated with the Martinez Acquisition (as defined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and any other acquisitions; and

•	any decisions we continue to make with respect to our energy-related logistics assets that may be transferred to PBFX.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. Accordingly, investors should not place undue reliance on those statements.

Our forward-looking statements speak only as of the date of this prospectus or as of the date which they are made. Except as required by applicable law, including the securities laws of the United States, we do not intend to update or revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the information set forth in “Risk Factors” and our financial statements and related notes included elsewhere in this prospectus before making an investment decision.

Unless the context otherwise requires, references to the “Company,” “we,” “our,” “us” or “PBF” refer to PBF Holding Company LLC, or PBF Holding, and, in each case, unless the context otherwise requires, its consolidated subsidiaries. See “Basis of Presentation” on page ii.

Our Company

We are one of the largest independent petroleum refiners and suppliers of unbranded transportation fuels, heating oil, petrochemical feedstocks, lubricants and other petroleum products in the United States. We sell our products throughout the Northeast, the Midwest, the Gulf Coast and the West Coast of the United States, as well as in other regions of the United States, Canada and Mexico, and are able to ship products to other international destinations. We were formed in 2008 to pursue acquisitions of crude oil refineries and downstream assets in North America. We currently own and operate six domestic oil refineries and related assets, which we acquired in 2010, 2011, 2015, 2016 and 2020. Our refineries have a combined processing capacity, known as throughput, of approximately 1,050,000 barrels per day (“bpd”), and a weighted-average Nelson Complexity Index of 12.8.

Our six refineries are located in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, Chalmette, Louisiana, Torrance, California and Martinez, California. Each refinery is briefly described in the table below:

Refinery	Region	Nelson Complexity Index	Throughput Capacity (in bpd)	PADD	Crude Processed (1)	Source (1)
Delaware City	East Coast	11.3	190,000	1	light sweet through heavy sour	water, rail
Paulsboro	East Coast	13.2	180,000	1	light sweet through heavy sour	water
Toledo	Mid-Continent	9.2	170,000	2	light sweet	pipeline, truck, rail
Chalmette	Gulf Coast	12.7	189,000	3	light sweet through heavy sour	water, pipeline
Torrance	West Coast	14.9	155,000	5	medium and heavy	pipeline, water, truck
Martinez	West Coast	16.1	157,000	5	medium and heavy	pipeline and water

(1)	Reflects the typical crude and feedstocks and related sources utilized under normal operating conditions and prevailing market environments.

PBF Energy

We are a wholly-owned subsidiary of PBF Energy Company LLC (“PBF LLC”) and the parent company for PBF LLC’s refinery operating subsidiaries, and are an indirect subsidiary of PBF Energy (NYSE: PBF). PBF Energy is the sole managing member of PBF LLC and operates and controls all of its business and affairs and consolidates the financial results of PBF LLC and its subsidiaries, including PBF Holding. As of the date of this prospectus, PBF Energy’s sole asset is a controlling economic interest of approximately 99.2% in PBF LLC, with the remaining 0.8% of the economic interests in PBF LLC held by certain of PBF Energy’s current and former executive officers and directors and certain employees and others.

PBF Logistics LP

PBF Logistics (NYSE: PBFX) is a fee-based, growth-oriented, publicly traded Delaware master limited partnership formed by PBF Energy to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX engages in the receiving, handling, storage and transferring of crude oil, refined products, natural gas and intermediates from sources located throughout the United States and Canada for PBF Energy in support of certain of our refineries, as well as for third party customers. A substantial majority of PBFX’s revenues are generated from agreements it has with PBF Holding, which include minimum volume commitments, for receiving, handling, storing and transferring crude oil, refined products and natural gas. PBF Holding also has agreements with PBFX that establish fees for certain general and administrative services and operational and maintenance services provided by PBF Holding to PBFX.

As of the date of this prospectus, PBF LLC holds a 48.0% limited partner interest in PBFX, with the remaining limited partner interest held by public common unit holders. PBF LLC also owns indirectly a non-economic general partner interest in PBFX through its wholly-owned subsidiary, PBF Logistics GP LLC, the general partner of PBFX. We do not own any interests in PBFX.

Any information in this prospectus regarding PBF Energy and PBF Logistics is included in this prospectus solely for informational purposes. Nothing in this prospectus should be construed as an offer to sell, or the solicitation of an offer to buy, the Class A common stock of PBF Energy or the common units of PBF Logistics.

* * * * *

We are a Delaware limited liability company. Our principal executive offices are located at One Sylvan Way, Second Floor, Parsippany, New Jersey 07054, and our telephone number is (973) 455-7500. Our website is located at http://www.pbfenergy.com. We make available our periodic reports and other information filed with or furnished to the SEC, free of charge through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on or accessible through our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

The Exchange Offer

On January 24, 2020, we completed a private offering of $1,000,000,000 aggregate principal amount of the old notes. We entered into a registration rights agreement with the initial purchasers in connection with the offering in which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to consummate the exchange offer not later than 365 days after the date of original issuance of the old notes.

Exchange Offer	We are offering to exchange new notes for old notes. The terms of the new notes are substantially identical to the terms of the old notes that were issued on January 24, 2020, except that the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for payments of additional interest included in the registration rights agreement relating to the old notes.

You may only exchange notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Exchange Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2020, unless we decide to extend it. We do not currently intend to extend the expiration date.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that:

•	you are acquiring the new notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

Any holder of old notes who:

•	is our affiliate;

•	does not acquire new notes in the ordinary course of its business; or

•

tenders its old notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of new notes, cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes.

Procedures for Tendering Old Notes	If you hold old notes that were issued in book-entry form and are represented by global certificates held for the account of The Depository Trust Company (“DTC”), in order to participate in the exchange offer, you must follow the procedures established by DTC for tendering notes held in book-entry form. These procedures, which we call “ATOP,” require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through DTC’s automated tender offer program, and (ii) DTC confirms that:

•	DTC has received your instructions to exchange your old notes, and

•	you agree to be bound by the terms of the letter of transmittal for holders of global notes.

If you hold old notes that were issued in definitive, certificated form, in order to participate in the exchange offer, you must deliver the certificates representing your notes, together with a properly completed and duly executed letter of transmittal for holders of definitive notes to the exchange agent.

For more information on tendering your old notes, please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer,” “—Procedures for Tendering,” and “Description of Notes—Book Entry; Delivery and Form.”

Guaranteed Delivery Procedures	If you wish to tender your old notes and your old notes are not immediately available or you cannot deliver your old notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under ATOP for transfer of book-entry interests, prior to the expiration date, you must tender your old notes according to the guaranteed delivery procedures set forth in this prospectus under “Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal of Tenders	You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw tenders of notes held in global form, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. To withdraw tenders of notes held in definitive form, you must submit a written or facsimile notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes	If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the expiration date. We will return any old note that we do not accept for exchange to you without expense promptly after the expiration or termination of the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Consequences of Failure to Exchange Old Notes

If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Consequences	The exchange of new notes for old notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Material United States Federal Income Tax Consequences.”

Exchange Agent	We have appointed Deutsche Bank Trust Company Americas as the exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery to the exchange agent as follows:

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

Attn: Reorg Dept

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

For telephone assistance, please call (877) 843-9767.

Terms of the New Notes

The new notes will be substantially identical to the old notes except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the sections of this prospectus entitled “Description of Notes.”

Issuers	PBF Holding Company LLC and PBF Finance Corporation

PBF Finance Corporation is a wholly owned subsidiary of PBF Holding Company LLC that has no material assets and was formed for the sole purpose of being a co-issuer or guarantor of certain of our indebtedness.

Securities	$1.0 billion aggregate principal amount of 6.00% Senior Notes due 2028 (the “new notes”).

Maturity Date	February 15, 2028.

Interest Payment Dates	February 15 and August 15 of each year, commencing on August 15, 2020.

Guarantees	Each of our current and future domestic restricted subsidiaries will jointly, severally and unconditionally guarantee the new notes. The guarantors include all of our subsidiaries that guarantee our asset based revolving credit agreement (the “Revolving Credit Facility”), our $725.0 million in aggregate principal amount of 7.25% senior notes due 2025 (the “2025 Senior Notes”) and our $1.0 billion in aggregate principal amount of 9.25% senior secured notes due 2025 (the “2025 Senior Secured Notes”). The guarantees may be released under certain circumstances. Under certain circumstances, we will be able to designate certain additional current or future restricted subsidiaries as unrestricted subsidiaries. As of the issue date, certain of our subsidiaries will be unrestricted subsidiaries. Unrestricted subsidiaries will not be subject to any of the restrictive covenants set forth in the indenture governing the new notes and will not guarantee the new notes.

Ranking	The new notes will be our general senior unsecured obligations. The new notes will be:

•	pari passu in right of payment with all of our existing and future senior indebtedness (including the Revolving Credit Facility and the 2025 Senior Notes);

•

effectively subordinated to any of our existing or future secured indebtedness (including the Revolving Credit Facility and 2025 Senior Secured Notes) to the extent of the value of the collateral securing such indebtedness;

•	senior in right of payment to any of our existing and future subordinated indebtedness; and

•	structurally subordinated to all existing or future indebtedness and other obligations of our non-guarantor subsidiaries (including the PBF Rail Term Loan (as defined below)).

The guarantees will be general senior unsecured obligations of the guarantors. The guarantees will be:

•	pari passu in right of payment with all of the guarantors’ existing and future senior indebtedness (including the guarantees of the Revolving Credit Facility and the 2025 Senior Notes);

•

effectively subordinated to any of the guarantors’ existing or future secured indebtedness (including the guarantees of the Revolving Credit Facility and 2025 Senior Secured Notes) to the extent of the value of the collateral securing such indebtedness;

•	structurally subordinated to all existing or future indebtedness and other obligations of any of our guarantor’s non-guarantor subsidiaries.

Since the new notes and guarantees are unsecured, in the event of a bankruptcy or insolvency, our secured creditors will have a prior secured claim to any collateral securing the debt owed to them.

As of June 30, 2020, as set forth under “Capitalization”, we and the guarantors would have had total indebtedness (excluding $143.7 million in respect of outstanding letters of credit) of $3,368.1 million (which excludes debt issuance costs), of which $1,600.0 million (excluding $143.7 million in respect of outstanding letters of credit) is secured, and an additional $1,451.4 million of excess availability under the Revolving Credit Facility which includes the Company’s cash balance at June 30, 2020. The amounts set forth above do not include any post-closing payments in connection with the Martinez Acquisition to the Seller if certain conditions are met, including earn-out payments based on certain earnings thresholds of the Martinez refinery (as set forth in the SPA, for a period of up to four years following the closing of the Martinez Acquisition).

For the six months ended June 30, 2020, our non-guarantor subsidiaries did not account for any of our net revenue, and, at June 30, 2020, represented approximately $676.8 million, or 7.0%, of our total assets and approximately $326.6 million, or 4.9%, of our total liabilities. In the event of a bankruptcy, liquidation or reorganization of any of these subsidiaries, these subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

Optional Redemption	At any time prior to February 15, 2023, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of the new notes in an amount not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 106.000% of the principal amount of the new notes, plus any accrued and unpaid interest to the date of redemption.

On or after February 15, 2023, we may redeem all or part of the new notes, in each case at the redemption prices described under

“Description of Notes—Optional Redemption,” together with any accrued and unpaid interest to the date of redemption.

In addition, prior to February 15, 2023, we may redeem all or part of the new notes at a “make-whole” redemption price described under “Description of Notes—Optional Redemption,” together with any accrued and unpaid interest to the date of redemption.

Change of Control	Upon a change of control that results in a ratings decline (as defined under “Description of Notes”) with respect to the new notes, we will be required to make an offer to purchase the new notes at a purchase price of 101% of the principal amount of the new notes on the date of purchase plus accrued interest. We may not have sufficient funds available at that time to make any required debt repayment (including purchases of the new notes), and certain provisions of our other debt agreements (including our Revolving Credit Facility, the 2025 Senior Notes and 2025 Senior Secured Notes) may further limit our ability to make these purchases. See “Risk Factors—Risks Relating to the Notes—We may not be able to repurchase the new notes upon a change of control triggering event, and a change of control triggering event could result in us facing substantial repayment obligations under our Revolving Credit Facility, the 2025 Senior Notes and 2025 Senior Secured Notes and the new notes offered hereby.”

Asset Sale Offer	Prior to a covenant suspension event, certain asset dispositions (including as a result of destruction or condemnation) will be triggering events that may require us to use the proceeds therefrom to offer to repurchase notes at a purchase price equal to 100% of the principal amount of the new notes repurchased, plus accrued and unpaid interest to the applicable repurchase date. See “Description of Notes—Repurchase at the Option of Holders—Asset Sales.”

Certain Covenants before an Investment Grade Rating Event	We will issue the new notes under an indenture with Wilmington Trust, National Association, as trustee. The indenture, among other things, limits our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred stock;

•	make equity distributions, pay dividends on or repurchase capital stock or make other restricted payments;

•	enter into transactions with affiliates;

•	create liens;

•	engage in mergers and consolidations or otherwise sell all or substantially all of our assets;

•	designate our subsidiaries as unrestricted subsidiaries;

•	make certain investments; and

•	limit the ability of restricted subsidiaries to make payments to us.

These covenants are subject to important exceptions and qualifications. See “Description of Notes—Certain Covenants.”

Certain Covenants after an Investment Grade Event	After an investment grade rating event, certain of the covenants described in the preceding paragraph will cease to exist or will be modified. The terms of the new notes will then only restrict our ability and the ability of our restricted subsidiaries to:

•	create liens to secure indebtedness;

•	guarantee our 2025 Senior Notes and 2025 Senior Secured Notes without guaranteeing the notes; and

•	engage in certain mergers and consolidations.

There can be no assurances that the new notes will ever achieve or maintain investment grade or a covenant termination event will occur. See “Description of Notes—Certain Covenants.”

Transfers; Absence of a Public Market for the New Notes	The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes. We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system. See “Risk Factors—Risks Related to the Exchange Offer—Your ability to transfer the new notes may be limited by the absence of a trading market.”

Risk Factors	You should carefully consider all the information in the prospectus prior to exchanging your old notes. See “Risk Factors” for a description of some of the risks you should consider in evaluating whether or not to tender your old notes.

Summary Historical and Pro Forma Condensed Consolidated Financial and Other Data

The following table sets forth our summary historical and pro forma condensed consolidated financial data at the dates and for the periods indicated. The summary historical consolidated financial data as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 have been derived from our audited financial statements, which are included elsewhere in this prospectus. The information as of June 30, 2020 and for the six months ended June 30, 2020 and 2019 was derived from the unaudited condensed consolidated financial statements, which are included elsewhere in this prospectus, and includes all adjustments, consisting of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and the results of operations for such periods. Results for the interim periods are not necessarily indicative of the results for the full year.

The summary unaudited pro forma condensed consolidated financial data have been derived by the application of pro forma adjustments to our historical consolidated financial statements, which are included elsewhere in this prospectus, that give effect to the Martinez Acquisition, borrowings incurred under our Revolving Credit Facility to fund the Martinez Acquisition and the consummation of the offering of the 2028 Senior Notes, 2025 Senior Secured Notes and redemption of the 2023 Senior Notes as described in “Unaudited Pro Forma Condensed Consolidated Financial Statements” in this prospectus. The unaudited pro forma condensed consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not purport to project our results of operations or financial condition for any future period or as of any future date. The estimates and assumptions used in preparation of the pro forma financial information may be materially different from our actual experience.

You should read this information in conjunction with the sections entitled “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PBF Holding,” our consolidated financial statements and the related notes thereto, our unaudited condensed consolidated financial statements and the related notes thereto, the 2019 audited financial statements of Martinez Refinery & Associated Logistics Business, each included elsewhere in this prospectus, and the sections entitled “Basis of Presentation,” “Prospectus Summary” and “Unaudited Pro Forma Condensed Consolidated Financial Statements” in this prospectus. Our summary unaudited pro forma condensed consolidated financial information is presented for informational purposes only.

	Year Ended December 31,				Six Months Ended June 30,
(In millions)	2019	2018	2017	Pro Forma Consolidated 2019	2020	2019	Pro Forma Condensed Consolidated 2020
Revenues	$24,468.9	$27,164.0	$21,772.4	$28,283.8	$7,759.1	$11,760.6	$8,122.9
Cost and expenses:
Cost of products and other	21,667.7	24,744.6	19,095.8	25,164.8	7,854.2	10,301.6	8,204.1
Operating expenses, excluding depreciation	1,684.3	1,654.8	1,626.4	1,929.6	931.2	863.1	951.8
Depreciation and amortization expense	386.7	329.7	254.3	423.4	216.5	189.6	219.5

Cost of sales	$23,738.7	$26,729.1	$20,976.5	$27,517.8	$9,001.9	$11,354.3	$9,375.4

	Year Ended December 31,				Six Months Ended June 30,
	2019	2018	2017	Pro Forma Consolidated 2019	2020	2019	Pro Forma Condensed Consolidated 2020
General and administrative expenses, excluding depreciation (1)	$258.7	$253.8	$197.9	$507.0	$131.5	$97.8	$167.6
Depreciation and amortization expense	10.8	10.6	13.0	10.8	5.7	5.7	5.7
Change in contingent consideration	—	—	—	—	(65.4)	—	(65.4)
Equity income in investee	(7.9)	(17.8)	(14.6)	(7.9)	—	(7.9)	—
(Gain) loss on sale of assets	(29.9)	(43.1)	1.5	(19.3)	(471.1)	0.8	(471.1)

	23,970.4	26,932.6	21,174.3	28,008.4	8,602.6	11,450.7	9,012.2

Income (loss) from operations	498.5	231.4	598.1	275.4	(843.5)	309.9	(889.3)
Other expense
Interest expense, net	(108.7)	(127.1)	(122.6)	(244.6)	(89.3)	(57.0)	(124.2)
Change in fair value of catalyst obligations	(9.7)	5.6	(2.2)	(9.7)	6.6	(2.6)	6.6
Debt extinguishment costs	—	—	(25.5)	—	(22.2)	—	(22.2)
Other non-service components of net periodic benefit costs	(0.2)	1.1	(1.4)	(0.2)	2.1	(0.1)	2.1

Income (loss) before income taxes	379.9	111.0	446.4	20.9	(946.3)	250.2	(1,027.0)
Income tax (benefit) expense	(8.3)	8.0	(10.8)	(8.3)	9.8	(5.4)	9.8

Net income (loss)	388.2	103.0	457.2	29.2	(956.1)	255.6	(1,036.8)
Less: net income attributable to noncontrolling interests	—	0.1	0.1	—	—	0.1	—

Net income (loss) attributable to PBF Holding Company LLC	$388.2	$102.9	$457.1	$29.2	$(956.1)	$255.5	$(1,036.8)
Balance Sheet data (at end of period)
Total assets	$8,845.6	$7,213.5	$7,506.2	$10,696.5	$9,612.6	$8,556.5
Total long-term debt (2)	1,287.1	1,290.9	1,668.0	3,011.2	3,368.1	1,288.9
Total equity	$3,897.2	$3,529.8	$3,184.1	$3,874.8	$2,959.0	$3,774.0

	Year Ended December 31,				Six Months Ended June 30,
	2019	2018	2017	Pro Forma Consolidated 2019	2020	2019	Pro Forma Condensed Consolidated 2020
Selected financial data:
Adjusted EBITDA	$676.1	$944.3	$590.0	$513.2	$(425.0)	$196.8	$(467.8)
Capital Expenditures (3)	717.1	560.3	642.9	$903.3	1,455.2	486.7	1,455.2

(1)

Includes acquisition related expenses consisting primarily of consulting and legal expenses related to completed and other pending and non-consummated acquisitions of $9.9 million and $0.5 million in 2019 and 2017, respectively. There were no acquisition related expenses during 2018. The Company incurred acquisition-related costs of $10.7 million for the six months ended June 30, 2020 consisting primarily of first quarter consulting and legal expenses related to the Martinez Acquisition. There were no acquisition-related costs during the six months ended June 30, 2019.

(2)	Total long-term debt includes current maturities and excludes debt issuance costs and affiliate notes payable.
(3)

Includes expenditures for acquisitions, construction in progress, property, plant and equipment, deferred turnaround costs and other assets, excluding the proceeds from sales of assets. Pro forma capital expenditures for the year ended December 31, 2019 and the six months ended June 30, 2020 include historical capital expenditures of the Martinez refinery and logistics assets for the periods prior to the closing of the Martinez Acquisition and does not purport to indicate actual capital expenditures that would actually have been incurred had the Martinez Acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future.

EBITDA, EBITDA Excluding Special Items and Adjusted EBITDA

Our management uses EBITDA (earnings before interest, income taxes, depreciation and amortization), EBITDA excluding special items and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our board of directors, creditors, analysts and investors concerning our financial performance. Our outstanding indebtedness for borrowed money and other contractual obligations also include similar measures as a basis for certain covenants under those agreements which may differ from the Adjusted EBITDA definition described below.

EBITDA, EBITDA excluding special items and Adjusted EBITDA are not presentations made in accordance with GAAP and our computation of EBITDA, EBITDA excluding special items and Adjusted EBITDA may vary from others in our industry. In addition, Adjusted EBITDA contains some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the agreements governing our senior notes and other credit facilities. EBITDA, EBITDA excluding special items and Adjusted EBITDA should not be considered as alternatives to income from operations or net income as measures of operating performance. In addition, EBITDA, EBITDA excluding special items and Adjusted EBITDA are not presented as, and should not be considered, an alternative to cash flows from operations as a measure of liquidity. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, the non-cash change in the fair value of catalyst obligations, gain on sale of hydrogen plants, the write down of inventory to the lower of cost or market (“LCM”), debt extinguishment costs related to refinancing activities, change in the fair value of contingent consideration and certain other non-cash items. Other companies, including other companies in our industry, may calculate EBITDA, EBITDA excluding special items and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. EBITDA, EBITDA excluding special items and Adjusted EBITDA also have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include that EBITDA, EBITDA excluding special items and Adjusted EBITDA:

•	do not reflect depreciation expense or our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs;

•	do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	do not reflect realized and unrealized gains and losses from certain hedging activities, which may have a substantial impact on our cash flow;

•	do not reflect certain other non-cash income and expenses; and

•	exclude income taxes that may represent a reduction in available cash.

The following tables reconcile net income as reflected in our results of operations to EBITDA, EBITDA excluding special items and Adjusted EBITDA for the periods presented:

(in millions)	Year Ended December 31,				Six Months Ended June 30,
	2019	2018	2017	Pro Forma Consolidated 2019	2020	2019	Pro Forma Condensed Consolidated 2020
Reconciliation of net income to EBITDA and EBITDA excluding special items:
Net income (loss)	$388.2	$103.0	$457.2	$29.2	$(956.1)	$255.6	$(1,036.8)
Add: Depreciation and amortization	397.5	340.3	267.3	434.2	222.2	195.3	225.2
Add: Interest expense, net	108.7	127.1	122.6	244.6	89.3	57	124.2
Add: Income tax (benefit) expense	(8.3)	8.0	(10.8)	(8.3)	9.8	(5.4)	9.8

EBITDA	$886.1	$578.4	$836.3	$699.7	$(634.8)	$502.5	$(677.6)

Special Items:
Add: Non-cash LCM inventory adjustment	$(250.2)	$351.3	$(295.5)	$(226.7)	$701.4	$(324)	$701.4
Add: Debt extinguishment costs	—	—	25.5	—	22.2	—	22.2
Add: Change in fair value of contingent consideration	—	—	—	—	(65.4)	—	(65.4)
Add: Gain on Torrance land sale	(33.1)	(43.8)	—	(33.1)	—	—	—
Add: Gain on sale of hydrogen plants	—	—	—	—	(471.1)	—	(471.1)
Add: Severance costs	—	—	—	—	12.9	—	12.9
Add: Early railcar return expense	—	52.3	—	—	—	—	—

EBITDA excluding special items	$602.8	$938.2	$566.3	$439.9	$(434.8)	$178.5	$(477.6)

(in millions)	Year Ended December 31,				Six Months Ended June 30,
	2019	2018	2017	Pro Forma Consolidated 2019	2020	2019	Pro Forma Condensed Consolidated 2020
Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA	$886.1	$578.4	$836.3	$699.7	$(634.8)	$502.5	$(677.6)
Add: Stock based compensation	30.5	20.2	21.5	30.5	16.4	15.7	16.4
Add: Non-cash change in fair value of catalyst obligations	9.7	(5.6)	2.2	9.7	(6.6)	2.6	(6.6)
Add: Change in fair value of contingent consideration	—	—	—	—	(65.4)	—	(65.4)
Add: Non-cash LCM inventory adjustment	(250.2)	351.3	(295.5)	(226.7)	701.4	(324.0)	701.4
Add: Gain on sale of hydrogen plants	—	—	—	—	(471.1)	—	(471.1)
Add: Debt extinguishment costs	—	—	25.5	—	22.2	—	22.2
Add: Severance costs	—	—	—	—	12.9	—	12.9

Adjusted EBITDA	$676.1	$944.3	$590.0	$513.2	$(425.0)	$196.8	$(467.8)

RISK FACTORS

Investing in the notes involves a number of risks. You should carefully consider, in addition to the other information contained in this prospectus (including “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PBF Holding” and our financial statements and related notes), the following risks before participating in the exchange offer. If any of these risks were to occur, our business, financial condition, results of operations or prospects could be materially adversely affected. In that case, our ability to fulfill our obligations under the notes and the trading price of the notes could be materially affected, and you could lose all or part of your investment.

You should bear in mind, in reviewing this prospectus, that past experience is no indication of future performance. You should read the section titled “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us described below.

Risks Related to the Exchange Offer

If you choose not to exchange your old notes in the exchange offer, the transfer restrictions currently applicable to your old notes will remain in force and the market price of your old notes could decline.

If you do not exchange your old notes for new notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the old notes as set forth in the prospectus distributed in connection with the private offering of the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

If you do not exchange your old notes for new notes in the exchange offer and other holders of old notes tender their old notes in the exchange offer, the total principal amount of the old notes remaining after the exchange offer will be less than it was prior to the exchange offer, which may have an adverse effect upon and increase the volatility of, the market price of the old notes due to reduction in liquidity.

Your ability to transfer the new notes may be limited by the absence of a trading market.

The new notes will be new securities for which currently there is no trading market. We do not currently intend to apply for listing of the new notes on any securities exchange or stock market. Although the initial purchasers informed us that they intended to make a market in the notes, they are not obligated to do so. In addition, they may discontinue any such market making at any time without notice. The liquidity of any market for the new notes will depend on the number of holders of those notes, the interest of securities dealers in making a market in those notes and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the new notes. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. We cannot assure you that the market, if any, for the new notes will be free from similar disruptions. Any such disruption may adversely affect the note holders.

Future trading prices of the new notes will depend on many factors, including:

•	our subsidiaries’ operating performance and financial condition;

•	the interest of the securities dealers in making a market in the new notes; and

•	the market for similar securities.

You may not receive the new notes in the exchange offer if the exchange offer procedures are not properly followed.

We will issue the new notes in exchange for your old notes only if you properly tender the old notes before expiration of the exchange offer. Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of the old notes for exchange. If you are the beneficial holder of old notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person or entity through which your old notes are held and instruct that person or entity to tender on your behalf.

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the new notes may be deemed to be underwriting compensation under the Securities Act.

Any broker-dealer that acquires new notes in the exchange offer for its own account in exchange for old notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the new notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

Risks Relating to Our Business and Industry

You should carefully read the risks and uncertainties described below. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the following risks actually occur, our business, financial condition, results of operations or cash flows would likely suffer.

The recent outbreak of the COVID-19 pandemic and certain developments in the global oil markets are significantly affecting our business, financial condition and results of operations and may continue to do so, and our liquidity could also be negatively impacted, particularly if the U.S. economy remains unstable for a significant amount of time.

The recent outbreak of the COVID-19 pandemic and certain developments in the global oil markets are negatively impacting worldwide economic and commercial activity and financial markets, as well as global demand for petroleum and petrochemical products. The COVID-19 pandemic and related governmental responses have also resulted in significant business and operational disruptions, including business closures, supply chain disruptions, travel restrictions, stay-at-home orders and limitations on the availability of workforces. In addition, movements made by the world’s largest oil producers to increase market share in the current environment, combined with the impact of the COVID-19 pandemic, has created simultaneous shocks in oil supply and demand resulting in an economic challenge to our industry which has not occurred since our formation. This combination has resulted in significant demand reduction for our refined products and abnormal volatility in oil commodity prices, which may continue for the foreseeable future. The full impact of the COVID-19 pandemic and these market developments is unknown and is rapidly evolving. The full extent to which the COVID-19 pandemic and these market developments negatively impact our business and operations will depend on the severity, location and duration of the effects and spread of COVID-19, the actions undertaken by national, regional and local governments and health officials to contain the virus or treat its effects, and how quickly and to what extent economic conditions improve and normal business and operating conditions resume.

We are working with federal, state and local health authorities to respond to COVID-19 cases in the regions we operate and are taking or supporting measures to try to limit the spread of the virus and to mitigate the burden on the healthcare system. Many of these measures will have an adverse impact on our business and financial results that we are not currently able to fully quantify. For example, we are limiting onsite staff at all of our facilities to essential operational personnel. As a result, we are carefully evaluating projects at our refineries and limiting or postponing projects and other non-essential work. Based on market conditions, our refineries are currently operating at reduced rates. We plan to significantly reduce capital expenditures in the near term, while intending to satisfy and comply with all required safety, environmental and planned regulatory capital commitments and other regulatory requirements, although there are no assurances that we will be able to do so. Non-compliance with applicable environmental and safety requirements, including as a result of reduced staff due to an outbreak at one of our refineries, may subject us to fines or penalties assessed by governmental authorities or may result in an environmental or safety incident. We may also be subject to liability as a result of claims by impacted workers.

If we continue to experience low crude oil prices and deteriorating market conditions, our borrowing capacity under our Revolving Credit Facility may be reduced. As a result, we may require additional capital, and such additional financing may not be available on favorable terms or at all.

Broad economic factors resulting from the current COVID-19 pandemic, including increasing unemployment rates, substantially reduced travel and reduced business and consumer spending, also affect our business. Business closings and layoffs in the markets we operate may adversely affect demand for our refined products. Sustained deterioration of general economic conditions or weak demand levels persisting longer than currently anticipated could require additional actions on our part to lower our operating costs, including temporarily or permanently ceasing to operate units at our facilities. There may be significant incremental costs associated with such actions. Continued or further deterioration of economic conditions may harm our liquidity and ability to repay our outstanding debt.

In addition, our results and financial condition may be adversely affected by federal or state laws, regulations, orders, or other governmental or regulatory actions addressing the current COVID-19 pandemic or the U.S. refining industry, which, if adopted, could result in direct or indirect restrictions to our business, financial condition, results of operations and cash flow.

Furthermore, the current COVID-19 pandemic has caused disruption in the financial markets and the businesses of financial institutions. These factors have caused a slowdown in the decision-making of these institutions, which may affect the timing on which we may obtain any additional funding. There can be no assurance that we will be able to raise additional funds on terms acceptable to us, if at all.

The foregoing and other continued disruptions to our business as a result of the COVID-19 pandemic could result in a material adverse effect on our business, result of operations, financial condition, cash flows and our ability to service our indebtedness and other obligations.

To the extent the COVID-19 pandemic adversely affects our business, financial condition, results of operations and liquidity, it may also have the effect of heightening many of the other risks described in this prospectus.

Our working capital, cash flows and liquidity can be significantly impacted by volatility in commodity prices and refined product demand.

Payment terms for our crude oil purchases are typically longer than those terms we extend to our customers for sales of refined products. Additionally, reductions in crude oil purchases tend to lag demand decreases for our refined products. As a result of this timing differential, the payables for our crude oil purchases are generally proportionally larger than the receivables for our refined product sales. As we are normally in a net payables position, a decrease in commodity prices generally results in a use of working capital. Given we process a significant volume of crude oil, the impact can materially affect our working capital, cash flows and liquidity.

The price volatility of crude oil, other feedstocks, blendstocks, refined products and fuel and utility services may have a material adverse effect on our revenues, profitability, cash flows and liquidity.

Our revenues, profitability, cash flows and liquidity from operations depend primarily on the margin above operating expenses (including the cost of refinery feedstocks, such as crude oil, intermediate partially refined petroleum products, and natural gas liquids that are processed and blended into refined products) at which we are able to sell refined products. Refining is primarily a margin-based business and, to increase profitability, it is important to maximize the yields of high value finished products while minimizing the costs of feedstock and operating expenses. When the margin between refined product prices and crude oil and other feedstock costs contracts, our earnings, profitability and cash flows are negatively affected. Refining margins historically have been volatile, and are likely to continue to be volatile, as a result of a variety of factors, including fluctuations in the prices of crude oil, other feedstocks, refined products and fuel and utility services. An increase or decrease in the price of crude oil will likely result in a similar increase or decrease in prices for refined products; however, there may be a time lag in the realization, or no such realization, of the similar increase or decrease in prices for refined products. The effect of changes in crude oil prices on our refining margins therefore depends in part on how quickly and how fully refined product prices adjust to reflect these changes.

In addition, the nature of our business requires us to maintain substantial crude oil, feedstock and refined product inventories. Because crude oil, feedstock and refined products are commodities, we have no control over the changing market value of these inventories. Our crude oil, feedstock and refined product inventories are valued at the lower of cost or market value under the last-in-first-out (“LIFO”) inventory valuation methodology. If the market value of our crude oil, feedstock and refined product inventory declines to an amount less than our LIFO cost, we would record a write-down of inventory and a non-cash impact to cost of products and other. For example, during the year ended December 31, 2019, we recorded an adjustment to value our inventories to the lower of cost or market which increased income from operations and net income by $250.2 million, respectively, reflecting the net change in the LCM inventory reserve from $651.8 million at December 31, 2018 to $401.6 million at December 31, 2019. During the six months ended June 30, 2020, we recorded an adjustment to value our inventories to the lower of cost or market which decreased income from operations by $701.4 million, reflecting the net change in the LCM inventory reserve from $401.6 million at December 31, 2019 to $1,103.0 million at June 30, 2020.

Prices of crude oil, other feedstocks, blendstocks, and refined products depend on numerous factors beyond our control, including the supply of and demand for crude oil, other feedstocks, gasoline, diesel, ethanol, asphalt and other refined products. Such supply and demand are affected by a variety of economic, market, environmental and political conditions.

Our direct operating expense structure also impacts our profitability. Our major direct operating expenses include employee and contract labor, maintenance and energy. Our predominant variable direct operating cost is energy, which is comprised primarily of fuel and other utility services. The volatility in costs of fuel, principally natural gas, and other utility services, principally electricity, used by our refineries and other operations affect our operating costs. Fuel and utility prices have been, and will continue to be, affected by factors outside our control, such as supply and demand for fuel and utility services in both local and regional markets. Natural gas prices have historically been volatile and, typically, electricity prices fluctuate with natural gas prices. Future increases in fuel and utility prices may have a negative effect on our refining margins, profitability and cash flows.

Our profitability is affected by crude oil differentials and related factors, which fluctuate substantially.

A significant portion of our profitability is derived from the ability to purchase and process crude oil feedstocks that historically have been less expensive than benchmark crude oils, such as the heavy, sour crude oils processed at our Delaware City, Paulsboro, Chalmette and Torrance refineries. For our Toledo refinery, aside from recent crude differential volatility, purchased crude prices have historically been slightly above the WTI benchmark, however, such crude slate typically results in favorable refinery production yield. For all locations, these crude oil differentials can vary significantly from quarter to quarter depending on overall economic conditions and trends and conditions within the markets for crude oil and refined products. Any change in these crude oil differentials may have an impact on our earnings. Our rail investment and strategy to acquire cost advantaged Mid-Continent and Canadian crude, which are priced based on WTI, could be adversely affected when the Dated Brent/WTI or related differentials narrow. A narrowing of the WTI/Dated Brent differential may result in our Toledo refinery losing a portion of its crude oil price advantage over certain of our competitors, which negatively impacts our profitability. In addition, efforts in Canada to control the imbalance between its production and capacity to export crude may continue to result in price volatility and the narrowing of the WTI/WCS differential, which is a proxy for the difference between light U.S. and heavy Canadian crude oil, and may reduce our refining margins and adversely affect our profitability and earnings. Divergent views have been expressed as to the expected magnitude of changes to these crude differentials in future periods. Any continued or further narrowing of these differentials could have a material adverse effect on our business and profitability.

Additionally, governmental and regulatory actions, including continued resolutions by the Organization of the Petroleum Exporting Countries to restrict crude oil production levels and executive actions by the current U.S. presidential administration to advance certain energy infrastructure projects such as the Keystone XL pipeline, may continue to impact crude oil prices and crude oil differentials. Any increase in crude oil prices or unfavorable movements in crude oil differentials due to such actions or changing regulatory environment may negatively impact our ability to acquire crude oil at economical prices and could have a material adverse effect on our business and profitability.

A significant interruption or casualty loss at any of our refineries and related assets could reduce our production, particularly if not fully covered by our insurance. Failure by one or more insurers to honor its coverage commitments for an insured event could materially and adversely affect our future cash flows, operating results and financial condition.

Our business currently consists of owning and operating six refineries and related assets. As a result, our operations could be subject to significant interruption if any of our refineries were to experience a major accident, be damaged by severe weather or other natural disaster, or otherwise be forced to shut down or curtail production due to unforeseen events, such as acts of God, nature, orders of governmental authorities, supply chain disruptions impacting our crude rail facilities or other logistics assets, power outages, acts of terrorism, fires, toxic emissions and maritime hazards. Any such shutdown or disruption would reduce the production from that refinery. There is also risk of mechanical failure and equipment shutdowns both in general and following unforeseen events. Further, in such situations, undamaged refinery processing units may be dependent on or interact with damaged sections of our refineries and, accordingly, are also subject to being shut down. In the event any of our refineries is forced to shut down for a significant period of time, it would have a material adverse effect on our earnings, our other results of operations and our financial condition as a whole.

As protection against these hazards, we maintain insurance coverage against some, but not all, such potential losses and liabilities. We may not be able to maintain or obtain insurance of the type and amount we desire at reasonable rates. As a result of market conditions, premiums and deductibles for certain of our insurance policies may increase substantially. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage. For example, coverage for hurricane damage can be limited, and coverage for terrorism risks can include broad exclusions. If we were to incur a significant liability for which we were not fully insured, it could have a material adverse effect on our financial position.

Our insurance program includes a number of insurance carriers. Significant disruptions in financial markets could lead to a deterioration in the financial condition of many financial institutions, including insurance companies and, therefore, we may not be able to obtain the full amount of our insurance coverage for insured events.

Our refineries are subject to interruptions of supply and distribution as a result of our reliance on pipelines and railroads for transportation of crude oil and refined products.

Our Toledo, Chalmette, Torrance and Martinez refineries receive a significant portion of their crude oil through pipelines. These pipelines include the Enbridge system, Capline and Mid-Valley pipelines for supplying crude to our Toledo refinery, the MOEM Pipeline and CAM Pipeline for supplying crude to our Chalmette refinery and the San Joaquin Pipeline, San Pablo Bay Pipeline, San Ardo and Coastal Pipeline systems for supplying crude to our Torrance and Martinez refineries. Additionally, our Toledo, Chalmette, Torrance and Martinez refineries deliver a significant portion of the refined products through pipelines. These pipelines include pipelines such as the Sunoco Logistics Partners L.P. and Buckeye Partners L.P. pipelines at Toledo, the Collins Pipeline at our Chalmette refinery, the Jet Pipeline to the Los Angeles International Airport, the Product Pipeline to Vernon and the Product Pipeline to Atwood at our Torrance refinery and the KinderMorgan SFPP North Pipeline at our Martinez refinery. We could experience an interruption of supply or delivery, or an increased cost of receiving crude oil and delivering refined products to market, if the ability of these pipelines to transport crude oil or refined products is disrupted because of accidents, weather interruptions, governmental regulation, terrorism, other third-party action or casualty or other events.

The Delaware City rail unloading facilities and the East Coast Storage Assets allow our East Coast refineries to source WTI-based crudes from Western Canada and the Mid-Continent, which may provide significant cost advantages versus traditional Brent-based international crudes in certain market environments. Any disruptions or restrictions to our supply of crude by rail due to problems with third-party logistics infrastructure or operations or as a result of increased regulations, could increase our crude costs and negatively impact our results of operations and cash flows.

In addition, due to the common carrier regulatory obligation applicable to interstate oil pipelines, capacity allocation among shippers can become contentious in the event demand is in excess of capacity. Therefore, nominations by new shippers or increased nominations by existing shippers may reduce the capacity available to us. Any prolonged interruption in the operation or curtailment of available capacity of the pipelines that we rely upon for transportation of crude oil and refined products could have a further material adverse effect on our business, financial condition, results of operations and cash flows.

Regulation of emissions of greenhouse gases, including restrictions on vehicles that use our products, could have a material adverse effect on our results of operations and financial condition.

Both houses of Congress have actively considered legislation to reduce emissions of greenhouse gases (“GHGs”), such as carbon dioxide and methane, including proposals to: (i) establish a cap and trade system, (ii) create a federal renewable energy or “clean” energy standard requiring electric utilities to provide a certain percentage of power from such sources, and (iii) create enhanced incentives for use of renewable energy and increased efficiency in energy supply and use. In addition, EPA is taking steps to regulate GHGs under the existing federal Clean Air Act (“CAA”). EPA has already adopted regulations limiting emissions of GHGs from motor vehicles, addressing the permitting of GHG emissions from stationary sources, and requiring the reporting of GHG emissions from specified large GHG emission sources, including refineries. These and similar regulations could require us to incur costs to monitor and report GHG emissions or reduce emissions of GHGs associated with our operations. In addition, various states, individually as well as in some cases on a regional basis, have taken steps to control GHG emissions, including adoption of GHG reporting requirements, cap and trade systems and renewable portfolio standards (such as AB32). On September 23, 2020 the governor of California issued an executive order effectively banning the sale of new gasoline-powered passenger cars and trucks by 2035 and requiring zero-emission medium to heavy duty vehicles by 2045 everywhere feasible. The executive order requires state agencies to build out sufficient electric vehicle charging infrastructure. It is not possible at this time to predict the ultimate form, timing or extent of federal or state regulation. In addition, it is currently uncertain how the current presidential administration or future administrations will address GHG emissions. In the event we do incur increased costs as a result of increased efforts to control GHG emissions, we may not be able to pass on any of these costs to our customers. Regulatory requirements also could adversely affect demand for the refined petroleum products that we produce. Any increased costs or reduced demand could materially and adversely affect our business and results of operation.

Requirements to reduce emissions could result in increased costs to operate and maintain our facilities as well as implement and manage new emission controls and programs put in place. For example, AB32 in California requires the state to reduce its GHG emissions to 1990 levels by 2020. Additionally, in September 2016, the state of California enacted Senate Bill 32 which further reduces greenhouse gas emissions targets to 40 percent below 1990 levels by 2030. Two regulations implemented to achieve these goals are Cap-and-Trade and the Low Carbon Fuel Standard (“LCFS”). In 2012, the California Air Resources Board (“CARB”) implemented Cap-and-Trade. This program currently places a cap on GHGs and we are required to acquire a sufficient number of credits to cover emissions from our refineries and our in-state sales of gasoline and diesel. In 2009, CARB adopted the LCFS, which requires a 10% reduction in the carbon intensity of gasoline and diesel by 2020. Compliance is achieved through blending lower carbon intensity biofuels into gasoline and diesel or by purchasing credits. Compliance with each of these programs is facilitated through a market-based credit system. If sufficient credits are unavailable for purchase or we are unable to pass through costs to our customers, we have to pay a higher price for credits or if we are otherwise unable to meet our compliance obligations, our financial condition and results of operations could be adversely affected.

We may not be able to successfully integrate the recently acquired Martinez Refinery into our business, or realize the anticipated benefits of this acquisition.

The integration of the recently acquired Martinez refinery into our operations may be a complex and time-consuming process that may not be successful. Even if we successfully integrate this business into our operations, there can be no assurance that we will realize the anticipated benefits and operating synergies. Our estimates regarding the earnings, operating cash flow, capital expenditures and liabilities resulting from this acquisition may prove to be incorrect. This acquisition involves risks, including:

•	unexpected losses of key employees, customers and suppliers of the acquired operations;

•	challenges in managing the increased scope, geographic diversity and complexity of our operations;

•	diversion of management time and attention from our existing business;

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liability for known or unknown environmental conditions or other contingent liabilities and greater than anticipated expenditures required for compliance with environmental, safety or other regulatory standards or for investments to improve operating results; and

•	the incurrence of additional indebtedness to finance acquisitions or capital expenditures relating to acquired assets.

In connection with the Martinez Acquisition, we did not have access to the type of historical financial information that we may require regarding the prior operation of the refinery. As a result, it may be difficult for investors to evaluate the probable impact of this acquisition on our financial performance until we have operated the acquired refinery for a substantial period of time.

A cyber-attack on, or other failure of, our technology infrastructure could affect our business and assets, and have a material adverse effect on our financial condition, results of operations and cash flows.

We are becoming increasingly dependent on our technology infrastructure and certain critical information systems which process, transmit and store electronic information, including information we use to safely and effectively operate our respective assets and businesses. These information systems include data network and telecommunications, internet access, our websites, and various computer hardware equipment and software applications, including those that are critical to the safe operation of our refineries and logistics assets. We have invested, and expect to continue to invest, significant time, manpower and capital in our technology infrastructure and information systems. These information systems are subject to damage or interruption from a number of potential sources including natural disasters, software viruses or other malware, power failures, cybersecurity threats to gain unauthorized access to sensitive information, cyber-attacks, which may render data systems unusable, and physical threats to the security of our facilities and infrastructure. Additionally, our business is highly dependent on financial, accounting and other data processing systems and other communications and information systems, including our enterprise resource planning tools. We process a large number of transactions on a daily basis and rely upon the proper functioning of computer systems. Furthermore, we rely on information systems across our respective operations, including the management of supply chain and various other processes and transactions. As a result, a disruption on any information systems at our refineries or logistics assets, may cause disruptions to our collective operations.

The potential for such security threats or system failures has subjected our operations to increased risks that could have a material adverse effect on our business. To the extent that these information systems are under our control, we have implemented measures such as virus protection software, emergency recovery processes and a formal disaster recovery plan to address the outlined risks. However, security measures for information systems cannot be guaranteed to be failsafe, and our formal disaster recovery plan and other implemented measures may not prevent delays or other complications that could arise from an information systems failure. If a key system were hacked or otherwise interfered with by an unauthorized user, or were to fail or experience unscheduled downtime for any reason, even if only for a short period, or any compromise of our data security or our inability to use or access these information systems at critical points in time, it could unfavorably impact the timely and efficient operation of our business, damage our reputation and subject us to additional costs and liabilities.

Cyber-attacks against us or others in our industry could result in additional regulations, and U.S. government warnings have indicated that infrastructure assets, including pipelines, may be specifically targeted by certain groups. These attacks include, without limitation, malicious software, ransomware, attempts to gain unauthorized access to data, and other electronic security breaches. These attacks may be perpetrated by state-sponsored groups, “hacktivists”, criminal organizations or private individuals (including employee malfeasance). Current efforts by the federal government, such as the Strengthening the Cybersecurity of Federal Networks and Critical Infrastructure executive order, and any potential future regulations could lead to increased regulatory compliance costs, insurance coverage cost or capital expenditures. We cannot predict the potential impact to our business or the energy industry resulting from additional regulations.

Further, our business interruption insurance may not compensate us adequately for losses that may occur. We do not carry insurance specifically for cybersecurity events; however, certain of our insurance policies may allow for coverage for a cyber-event resulting in ensuing property damage from an otherwise insured peril. If we were to incur a significant liability for which we were not fully insured, it could have a material adverse effect on our financial position, results of operations and cash flows. In addition, the proceeds of any such insurance may not be paid in a timely manner and may be insufficient if such an event were to occur.

Our hedging activities may limit our potential gains, exacerbate potential losses and involve other risks.

We may enter into commodity derivatives contracts to hedge our crude price risk or crack spread risk with respect to a portion of our expected gasoline and distillate production on a rolling basis or to hedge our exposure to the price of natural gas, which is a significant component of our refinery operating expenses. Consistent with that policy we may hedge some percentage of our future crude and natural gas supply. We may enter into hedging arrangements with the intent to secure a minimum fixed cash flow stream on the volume of products hedged during the hedge term and to protect against volatility in commodity prices. Our hedging arrangements may fail to fully achieve these objectives for a variety of reasons, including our failure to have adequate hedging arrangements, if any, in effect at any particular time and the failure of our hedging arrangements to produce the anticipated results. We may not be able to procure adequate hedging arrangements due to a variety of factors. Moreover, such transactions may limit our ability to benefit from favorable changes in crude oil, refined product and natural gas prices. In addition, our hedging activities may expose us to the risk of financial loss in certain circumstances, including instances in which:

•	the volumes of our actual use of crude oil or natural gas or production of the applicable refined products is less than the volumes subject to the hedging arrangement;

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accidents, interruptions in feedstock transportation, inclement weather or other events cause unscheduled shutdowns or otherwise adversely affect our refineries, or those of our suppliers or customers;

•	changes in commodity prices have a material impact on collateral and margin requirements under our hedging arrangements, resulting in us being subject to margin calls;

•	the counterparties to our derivative contracts fail to perform under the contracts; or

•	a sudden, unexpected event materially impacts the commodity or crack spread subject to the hedging arrangement.

As a result, the effectiveness of our hedging strategy could have a material impact on our financial results.

In addition, these hedging activities involve basis risk. Basis risk in a hedging arrangement occurs when the price of the commodity we hedge is more or less variable than the index upon which the hedged commodity is based, thereby making the hedge less effective. For example, a New York Mercantile Exchange index used for hedging certain volumes of our crude oil or refined products may have more or less variability than the actual cost or price we realize for such crude oil or refined products. We may not hedge all the basis risk inherent in our hedging arrangements and derivative contracts.

We may have capital needs for which our internally generated cash flows and other sources of liquidity may not be adequate.

If we cannot generate sufficient cash flows or otherwise secure sufficient liquidity to support our short-term and long-term capital requirements, we may not be able to meet our payment obligations or our future debt obligations, comply with certain deadlines related to environmental regulations and standards, or pursue our business strategies, including acquisitions, in which case our operations may not perform as we currently expect. We have substantial short-term capital needs and may have substantial long-term capital needs. Our short-term working capital needs are primarily related to financing certain of our crude oil and refined products inventory not covered by our various supply and Inventory Intermediation Agreements.

If we cannot adequately handle our crude oil and feedstock requirements or if we are required to obtain our crude oil supply at our other refineries without the benefit of the existing supply arrangements or the applicable counterparty defaults in its obligations, our crude oil pricing costs may increase as the number of days between when we pay for the crude oil and when the crude oil is delivered to us increases. Termination of our Inventory Intermediation Agreements with J. Aron would require us to finance the J. Aron Products covered by the agreements at terms that may not be as favorable. Additionally, we are obligated to repurchase from J. Aron all volumes of the J. Aron Products upon termination of these agreements, which may have a material adverse impact on our working capital and financial condition. Further, if we are not able to market and sell our finished products to credit worthy customers, we may be subject to delays in the collection of our accounts receivable and exposure to additional credit risk. Such increased exposure could negatively impact our liquidity due to our increased working capital needs as a result of the increase in the amount of crude oil inventory and accounts receivable we would have to carry on our balance sheet. Our long-term needs for cash include those to support ongoing capital expenditures for equipment maintenance and upgrades during turnarounds at our refineries and to complete our routine and normally scheduled maintenance, regulatory and security expenditures.

In addition, from time to time, we are required to spend significant amounts for repairs when one or more processing units experiences temporary shutdowns. We continue to utilize significant capital to upgrade equipment, improve facilities, and reduce operational, safety and environmental risks. In connection with the Paulsboro and Torrance acquisitions, we assumed certain significant environmental obligations, and may similarly do so in future acquisitions. We will likely incur substantial compliance costs in connection with new or changing environmental, health and safety regulations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our liquidity condition will affect our ability to satisfy any and all of these needs or obligations.

We may not be able to obtain funding on acceptable terms or at all because of volatility and uncertainty in the credit and capital markets. This may hinder or prevent us from meeting our future capital needs.

In the past, global financial markets and economic conditions have been, and may again be, subject to disruption and volatile due to a variety of factors, including uncertainty in the financial services sector, low consumer confidence, falling commodity prices, geopolitical issues and generally weak economic conditions. In addition, the fixed income markets have experienced periods of extreme volatility that have negatively impacted market liquidity conditions. As a result, the cost of raising money in the debt and equity capital markets has increased substantially at times while the availability of funds from those markets diminished significantly. In particular, as a result of concerns about the stability of financial markets generally, which may be subject to unforeseen disruptions, the cost of obtaining money from the credit markets may increase as many lenders and institutional investors increase interest rates, enact tighter lending standards, refuse to refinance existing debt on similar terms or at all and reduce or, in some cases, cease to provide funding to borrowers. Due to these factors, we cannot be certain that new debt or equity financing will be available on acceptable terms. If funding is not available when needed, or is available only on unfavorable terms, we may be unable to meet our obligations as they come due. Moreover, without adequate funding, we may be unable to execute our growth strategy, complete future acquisitions, take advantage of other business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our revenues and results of operations.

Competition from companies who produce their own supply of feedstocks, have extensive retail outlets, make alternative fuels or have greater financial and other resources than we do could materially and adversely affect our business and results of operations.

Our refining operations compete with domestic refiners and marketers in regions of the United States in which we operate, as well as with domestic refiners in other regions and foreign refiners that import products into the United States. In addition, we compete with other refiners, producers and marketers in other industries that supply their own renewable fuels or alternative forms of energy and fuels to satisfy the requirements of our industrial, commercial and individual consumers. Certain of our competitors have larger and more complex refineries, and may be able to realize lower per-barrel costs or higher margins per barrel of throughput. Several of our principal competitors are integrated national or international oil companies that are larger and have substantially greater resources than we do and access to proprietary sources of controlled crude oil production. Unlike these competitors, we obtain substantially all of our feedstocks from unaffiliated sources. We are not engaged in the petroleum exploration and production business and therefore do not produce any of our crude oil feedstocks. We do not have a retail business and therefore are dependent upon others for outlets for our refined products. Because of their integrated operations and larger capitalization, these companies may be more flexible in responding to volatile industry or market conditions, such as shortages of crude oil supply and other feedstocks or intense price fluctuations.

Newer or upgraded refineries will often be more efficient than our refineries, which may put us at a competitive disadvantage. We have taken significant measures to maintain our refineries including the installation of new equipment and redesigning older equipment to improve our operations. However, these actions involve significant uncertainties, since upgraded equipment may not perform at expected throughput levels, the yield and product quality of new equipment may differ from design specifications and modifications may be needed to correct equipment that does not perform as expected. Any of these risks associated with new equipment, redesigned older equipment or repaired equipment could lead to lower revenues or higher costs or otherwise have an adverse effect on future results of operations and financial condition. Over time, our refineries or certain refinery units may become obsolete, or be unable to compete, because of the construction of new, more efficient facilities by our competitors.

A portion of our workforce is unionized, and we may face labor disruptions that would interfere with our operations.

Most hourly employees at our refineries are covered by collective bargaining agreements through the United Steel Workers (“USW”), the Independent Oil Workers (“IOW”) and the International Brotherhood of Electrical Workers (“IBEW”). These agreements are scheduled to expire on various dates in 2021 and 2022 (See “Business - Employees”). Future negotiations prior to the expiration of our collective agreements may result in labor unrest for which a strike or work stoppage is possible. Strikes and/or work stoppages could negatively affect our operational and financial results and may increase operating expenses at the refineries.

Any political instability, military strikes, sustained military campaigns, terrorist activity, changes in foreign policy, or other catastrophic events could have a material adverse effect on our business, results of operations and financial condition.

Any political instability, military strikes, sustained military campaigns, terrorist activity, changes in foreign policy in areas or regions of the world where we acquire crude oil and other raw materials or sell our refined petroleum products may affect our business in unpredictable ways, including forcing us to increase security measures and causing disruptions of supplies and distribution markets. We may also be subject to United States trade and economic sanctions laws, which change frequently as a result of foreign policy developments, and which may necessitate changes to our crude oil acquisition activities. Further, like other industrial companies, our facilities may be the target of terrorist activities or subject to catastrophic events such as natural disasters and pandemic illness. Any act of war, terrorism, or other catastrophic events that resulted in damage to, or otherwise disrupts the operating activities of, any of our refineries or third-party facilities upon which we are dependent for our business operations could have a material adverse effect on our business, results of operations and financial condition.

Economic turmoil in the global financial system or an economic slowdown or recession in the future may have an adverse impact on the refining industry.

Our business and profitability are affected by the overall level of demand for our products, which in turn is affected by factors such as overall levels of economic activity and business and consumer confidence and spending. In the past, declines in global economic activity and consumer and business confidence and spending significantly reduced the level of demand for our products. In addition, macroeconomic trends, such as economic recession, inflation, unemployment and interest rates or unexpected catastrophic events such as natural disasters or pandemic illness, can affect the level of demand for our products. Reduced demand for our products may have an adverse impact on our business, financial condition, results of operations and cash flows. In addition, downturns in the economy impact the demand for refined fuels and, in turn, result in excess refining capacity. Refining margins are impacted by changes in domestic and global refining capacity, as increases in refining capacity can adversely impact refining margins, earnings and cash flows.

Our business is indirectly exposed to risks faced by our suppliers, customers and other business partners. The impact on these constituencies of the risks posed by economic turmoil in the global financial system could include interruptions or delays in the performance by counterparties to our contracts, reductions and delays in customer purchases, delays in or the inability of customers to obtain financing to purchase our products and the inability of customers to pay for our products. Any of these events may have an adverse impact on our business, financial condition, results of operations and cash flows.

We must make substantial capital expenditures on our operating facilities to maintain their reliability and efficiency. If we are unable to complete capital projects at their expected costs and/or in a timely manner, or if the market conditions assumed in our project economics deteriorate, our financial condition, results of operations or cash flows could be materially and adversely affected.

Delays or cost increases related to capital spending programs involving engineering, procurement and construction of new facilities (or improvements and repairs to our existing facilities and equipment, including turnarounds) could adversely affect our ability to achieve targeted internal rates of return and operating results. Such delays or cost increases may arise as a result of unpredictable factors in the marketplace, many of which are beyond our control, including:

•	denial or delay in obtaining regulatory approvals and/or permits;

•	unplanned increases in the cost of construction materials or labor;

•	disruptions in transportation of modular components and/or construction materials;

•	severe adverse weather conditions, natural disasters or other events (such as equipment malfunctions, explosions, fires or spills) affecting our facilities, or those of vendors and suppliers;

•	shortages of sufficiently skilled labor, or labor disagreements resulting in unplanned work stoppages;

•	market-related increases in a project’s debt or equity financing costs; and/or

•	non-performance or force majeure by, or disputes with, vendors, suppliers, contractors or sub-contractors involved with a project.

Our refineries contain many processing units, a number of which have been in operation for many years. Equipment, even if properly maintained, may require significant capital expenditures and expenses to keep it operating at optimum efficiency. One or more of the units may require unscheduled downtime for unanticipated maintenance or repairs that are more frequent than our scheduled turnarounds for such units. Scheduled and unscheduled maintenance could reduce our revenues during the period of time that the units are not operating.

Our forecasted internal rates of return are also based upon our projections of future market fundamentals, which are not within our control, including changes in general economic conditions, impact of new regulations, available alternative supply and customer demand. Any one or more of these factors could have a significant impact on our business. If we were unable to make up the delays associated with such factors or to recover the related costs, or if market conditions change, it could materially and adversely affect our financial position, results of operations or cash flows.

Acquisitions that we may undertake in the future involve a number of risks, any of which could cause us not to realize the anticipated benefits.

We may not be successful in acquiring additional assets, and any acquisitions that we do consummate may not produce the anticipated benefits or may have adverse effects on our business and operating results. We may selectively consider strategic acquisitions in the future within the refining and mid-stream sector based on performance through the cycle, advantageous access to crude oil supplies, attractive refined products market fundamentals and access to distribution and logistics infrastructure. Our ability to do so will be dependent upon a number of factors, including our ability to identify acceptable acquisition candidates, consummate acquisitions on acceptable terms, successfully integrate acquired assets and obtain financing to fund acquisitions and to support our growth and many other factors beyond our control. Risks associated with acquisitions include those relating to the diversion of management time and attention from our existing business, liability for known or unknown environmental conditions or other contingent liabilities and greater than anticipated expenditures required for compliance with environmental, safety or other regulatory standards or for investments to improve operating results, and the incurrence of additional indebtedness to finance acquisitions or capital expenditures relating to acquired assets. We may also enter into transition services agreements in the future with sellers of any additional refineries we acquire. Such services may not be performed timely and effectively, and any significant disruption in such transition services or unanticipated costs related to such services could adversely affect our business and results of operations. In addition, it is likely that, when we acquire refineries, we will not have access to the type of historical financial information that we will require regarding the prior operation of the refineries. As a result, it may be difficult for investors to evaluate the probable impact of significant acquisitions on our financial performance until we have operated the acquired refineries for a substantial period of time.

Our business may suffer if any of our senior executives or other key employees discontinues employment with us. Furthermore, a shortage of skilled labor or disruptions in our labor force may make it difficult for us to maintain labor productivity.

Our future success depends to a large extent on the services of our senior executives and other key employees. Our business depends on our continuing ability to recruit, train and retain highly qualified employees in all areas of our operations, including engineering, accounting, business operations, finance and other key back-office and mid-office personnel. Furthermore, our operations require skilled and experienced employees with proficiency in multiple tasks. The competition for these employees is intense, and the loss of these executives or employees could harm our business. If any of these executives or other key personnel resigns or becomes unable to continue in his or her present role and is not adequately replaced, our business operations could be materially adversely affected.

Our commodity derivative activities could result in period-to-period earnings volatility.

We do not currently apply hedge accounting to any of our commodity derivative contracts and, as a result, unrealized gains and losses will be charged to our earnings based on the increase or decrease in the market value of such unsettled positions. These gains and losses may be reflected in our income statement in periods that differ from when the settlement of the underlying hedged items are reflected in our income statement. Such derivative gains or losses in earnings may produce significant period-to-period earnings volatility that is not necessarily reflective of our underlying operational performance.

We may incur significant liability under, or costs and capital expenditures to comply with, environmental and health and safety regulations, which are complex and change frequently.

Our operations are subject to federal, state and local laws regulating, among other things, the use and/or handling of petroleum and other regulated materials, the emission and discharge of materials into the environment, waste management, and remediation of discharges of petroleum and petroleum products, characteristics and composition of gasoline and distillates and other matters otherwise relating to the protection of the environment and the health and safety of the surrounding community. Our operations are also subject to extensive laws and regulations relating to occupational health and safety.

We cannot predict what additional environmental, health and safety legislation or regulations may be adopted in the future, or how existing or future laws or regulations may be administered or interpreted with respect to our operations. Many of these laws and regulations have become increasingly stringent over time, and the cost of compliance with these requirements can be expected to increase over time.

Certain environmental laws impose strict, and in certain circumstances, joint and several, liability for costs of investigation and cleanup of spills, discharges or releases on owners and operators of, as well as persons who arrange for treatment or disposal of regulated materials at, contaminated sites. Under these laws, we may incur liability or be required to pay penalties for past contamination, and third parties may assert claims against us for damages allegedly arising out of any past or future contamination. The potential penalties and clean-up costs for past or future spills, discharges or releases, the failure of prior owners of our facilities to complete their clean-up obligations, the liability to third parties for damage to their property, or the need to address newly-discovered information or conditions that may require a response could be significant, and the payment of these amounts could have a material adverse effect on our business, financial condition, cash flows and results of operations.

Environmental clean-up and remediation costs of our sites and environmental litigation could decrease our net cash flow, reduce our results of operations and impair our financial condition.

We are subject to liability for the investigation and clean-up of environmental contamination at each of the properties that we own or operate and at off-site locations where we arrange for the treatment or disposal of regulated materials. We may become involved in litigation or other proceedings related to the foregoing. If we were to be held responsible for damages in any such litigation or proceedings, such costs may not be covered by insurance and may be material. Historical soil and groundwater contamination has been identified at our refineries. Currently, remediation projects for such contamination are underway in accordance with regulatory requirements at our refineries. In connection with the acquisitions of certain of our refineries and logistics assets, the prior owners have retained certain liabilities or indemnified us for certain liabilities, including those relating to pre-acquisition soil and groundwater conditions, and in some instances we have assumed certain liabilities and environmental obligations, including certain existing and potential remediation obligations. If the prior owners fail to satisfy their obligations for any reason, or if significant liabilities arise in the areas in which we assumed liability, we may become responsible for remediation expenses and other environmental liabilities, which could have a material adverse effect on our business, financial condition, results of operations and cash flow. As a result, in addition to making capital expenditures or incurring other costs to comply with environmental laws, we also may be liable for significant environmental litigation or for investigation and remediation costs and other liabilities arising from the ownership or operation of these assets by prior owners, which could materially adversely affect our business, financial condition, results of operations and cash flow. See “Business—Environmental, Health and Safety Matters” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations and Commitments”.

We may also face liability arising from current or future claims alleging personal injury or property damage due to exposure to chemicals or other regulated materials, such as various perfluorinated compounds, including perfluorooctanoate, perfluorooctane sulfonate, perfluorohexane sulfonate, or other per-and polyfluoroalkyl substances, asbestos, benzene, silica dust and petroleum hydrocarbons, at or from our facilities. We may also face liability for personal injury, property damage, natural resource damage or clean-up costs for the alleged migration of contamination from our properties. A significant increase in the number or success of these claims could materially adversely affect our business, financial condition, results of operations and cash flow.

Product liability claims and litigation could adversely affect our business and results of operations.

Product liability is a significant commercial risk. Substantial damage awards have been made in certain jurisdictions against manufacturers and resellers based upon claims for injuries and property damage caused by the use of or exposure to various products. Failure of our products to meet required specifications or claims that a product is inherently defective could result in product liability claims from our shippers and customers, and also arise from contaminated or off-specification product in commingled pipelines and storage tanks and/or defective fuels. Product liability claims against us could have a material adverse effect on our business or results of operations.

Climate change could have a material adverse impact on our operations and adversely affect our facilities.

Some scientists have concluded that increasing concentrations of GHGs in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts, floods and other climatic events. We believe the issue of climate change will likely continue to receive scientific and political attention, with the potential for further laws and regulations that could materially adversely affect our ongoing operations.

In addition, as many of our facilities are located near coastal areas, rising sea levels may disrupt our ability to operate those facilities or transport crude oil and refined petroleum products. Extended periods of such disruption could have an adverse effect on our results of operation. We could also incur substantial costs to protect or repair these facilities.

Renewable fuels mandates may reduce demand for the refined fuels we produce, which could have a material adverse effect on our results of operations and financial condition. The market prices for RINs have been volatile and may harm our profitability.

Pursuant to the Energy Policy Act of 2005 and the Energy Independence and Security Act of 2007, EPA has issued Renewable Fuel Standards (“RFS”), implementing mandates to blend renewable fuels into the petroleum fuels produced and sold in the United States. Under RFS, the volume of renewable fuels that obligated refineries must blend into their finished petroleum fuels increases annually over time until 2022. In addition, certain states have passed legislation that requires minimum biodiesel blending in finished distillates. On October 13, 2010, EPA raised the maximum amount of ethanol allowed under federal law from 10% to 15% for cars and light trucks manufactured since 2007. The maximum amount allowed under federal law currently remains at 10% ethanol for all other vehicles. Existing laws and regulations could change, and the minimum volumes of renewable fuels that must be blended with refined petroleum fuels may increase. Because we do not produce renewable fuels, increasing the volume of renewable fuels that must be blended into our products displaces an increasing volume of our refinery’s product pool, potentially resulting in lower earnings and profitability. In addition, in order to meet certain of these and future EPA requirements, we may be required to purchase RINs, which may have fluctuating costs. We incurred approximately $122.7 million in RINs costs during the year ended December 31, 2019 as compared to $143.9 million and $293.7 million during the years ended December 31, 2018 and 2017, respectively. We incurred approximately $96.8 million and $60.4 million in RINs costs for the six months ended June 30, 2020 and 2019, respectively. The fluctuations in our RINs costs are due primarily to volatility in prices for ethanol-linked RINs and increases in our production of on-road transportation fuels since 2012. Our RINs purchase obligation is dependent on our actual shipment of on-road transportation fuels domestically and the amount of blending achieved which can cause variability in our profitability.

Our pipelines are subject to federal and/or state regulations, which could reduce profitability and the amount of cash we generate.

Our transportation activities are subject to regulation by multiple governmental agencies. The regulatory burden on the industry increases the cost of doing business and affects profitability. Additional proposals and proceedings that affect the oil industry are regularly considered by Congress, the states, the Federal Energy Regulatory Commission, the United States Department of Transportation (“DOT”), and the courts. We cannot predict when or whether any such proposals may become effective or what impact such proposals may have. Projected operating costs related to our pipelines reflect the recurring costs resulting from compliance with these regulations, and these costs may increase due to future acquisitions, changes in regulation, changes in use, or discovery of existing but unknown compliance issues.

We are subject to strict laws and regulations regarding employee and process safety, and failure to comply with these laws and regulations could have a material adverse effect on our results of operations, financial condition and profitability.

We are subject to the requirements of the Occupational Safety & Health Administration (“OSHA”), and comparable state statutes that regulate the protection of the health and safety of workers. In addition, OSHA requires that we maintain information about hazardous materials used or produced in our operations and that we provide this information to employees, state and local governmental authorities, and local residents. Failure to comply with OSHA requirements, including general industry standards, process safety standards and control of occupational exposure to regulated substances, could have a material adverse effect on our results of operations, financial condition and the cash flows of the business if we are subjected to significant fines or compliance costs.

Compliance with and changes in tax laws could adversely affect our performance.

We are subject to extensive tax liabilities, including federal, state, local and foreign taxes such as income, excise, sales/use, payroll, franchise, property, gross receipts, withholding and ad valorem taxes. New tax laws and regulations and changes in existing tax laws and regulations are continuously being enacted or proposed that could result in increased expenditures for tax liabilities in the future. These liabilities are subject to periodic audits by the respective taxing authorities, which could increase our tax liabilities. Subsequent changes to our tax liabilities as a result of these audits may also subject us to interest and penalties. There can be no certainty that our federal, state, local or foreign taxes could be passed on to our customers.

Changes in our credit profile could adversely affect our business.

Changes in our credit profile could affect the way crude oil suppliers view our ability to make payments and induce them to shorten the payment terms for our purchases or require us to post security or letters of credit prior to payment. Due to the large dollar amounts and volume of our crude oil and other feedstock purchases, any imposition by our suppliers of more burdensome payment terms on us may have a material adverse effect on our liquidity and our ability to make payments to our suppliers. This, in turn, could cause us to be unable to operate one or more of our refineries at full capacity.

Changes in laws or standards affecting the transportation of North American crude oil by rail could significantly impact our operations, and as a result cause our costs to increase.

Investigations into past rail accidents involving the transport of crude oil have prompted government agencies and other interested parties to call for increased regulation of the transport of crude oil by rail including in the areas of crude oil constituents, rail car design, routing of trains and other matters. Regulation governing shipments of petroleum crude oil by rail requires shippers to properly test and classify petroleum crude oil and further requires shippers to treat Class 3 petroleum crude oil transported by rail in tank cars as a Packing Group I or II hazardous material only, which creates further classification and testing requirements, along with more severe penalties for violations. The DOT issued additional rules and regulations that require rail carriers to provide certain notifications to State agencies along routes utilized by trains over a certain length carrying crude oil, enhance safety training standards under the Rail Safety Improvement Act of 2008, require each railroad or contractor to develop and submit a training program to perform regular oversight and annual written reviews and establish enhanced tank car standards and operational controls for high-hazard flammable trains. These rules and any further changes in law, regulations or industry standards that require us to reduce the volatile or flammable constituents in crude oil that is transported by rail, alter the design or standards for rail cars we use, change the routing or scheduling of trains carrying crude oil, or any other changes that detrimentally affect the economics of delivering North American crude oil by rail to our, or subsequently to third-party, refineries, could increase our costs, which could have a material adverse effect on our financial condition, results of operations, cash flows and our ability to service our indebtedness.

We could incur substantial costs or disruptions in our business if we cannot obtain or maintain necessary permits and authorizations or otherwise comply with health, safety, environmental and other laws and regulations.

Our operations require numerous permits and authorizations under various laws and regulations. These authorizations and permits are subject to revocation, renewal or modification and can require operational changes to limit impacts or potential impacts on the environment and/or health and safety. A violation of authorization or permit conditions or other legal or regulatory requirements could result in substantial fines, criminal sanctions, permit revocations, injunctions, and/or facility shutdowns. In addition, major modifications of our operations could require modifications to our existing permits or upgrades to our existing pollution control equipment. Any or all of these matters could have a negative effect on our business, results of operations and cash flows.

We may incur significant liabilities under, or costs and capital expenditures to comply with, health, safety, environmental and other laws and regulations, which are complex and change frequently. Our operations are subject to federal, state and local laws regulating, among other things, the handling of petroleum and other regulated materials, the emission and discharge of materials into the environment, waste management, and remediation of discharges of petroleum and petroleum products, characteristics and composition of gasoline and distillates and other matters otherwise relating to the protection of the environment. Our operations are also subject to extensive laws and regulations relating to occupational health and safety.

We cannot predict what additional environmental, health and safety legislation or regulations may be adopted in the future, or how existing or future laws or regulations may be administered or interpreted with respect to our operations. Many of these laws and regulations are becoming increasingly stringent, and the cost of compliance with these requirements can be expected to increase over time.

Certain environmental laws impose strict, and in certain circumstances joint and several liability for, costs of investigation and cleanup of such spills, discharges or releases on owners and operators of, as well as persons who arrange for treatment or disposal of regulated materials at contaminated sites. Under these laws, we may incur liability or be required to pay penalties for past contamination, and third parties may assert claims against us for damages allegedly arising out of any past or future contamination. The potential penalties and clean-up costs for past or future releases or spills, the failure of prior owners of our facilities to complete their clean-up obligations, the liability to third parties for damage to their property, or the need to address newly-discovered information or conditions that may require a response could be significant, and the payment of these amounts could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Indebtedness and the Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under our indebtedness.

Our substantial indebtedness may significantly affect our financial flexibility in the future. As of June 30, 2020, we have total debt of $3,368.1 million, excluding unamortized deferred debt issuance costs of $43.4 million, and we could incur an additional $1,451.4 million under our Revolving Credit Facility. As disclosed in this prospectus, on May 13, 2020, we issued $1.0 billion in aggregate principal amount of 2025 Senior Secured Notes and on January 24, 2020, we issued $1.0 billion in aggregate principal amount of 2028 Senior Notes (the proceeds of which were used primarily to fully redeem the 2023 Senior Notes and to fund a portion of the cash consideration for the Martinez Acquisition). Additionally, during the six months ended June 30, 2020, we used advances under our Revolving Credit Facility to fund a portion of the Martinez Acquisition and for other general corporate purposes. We may incur additional indebtedness in the future. Our strategy may include executing future refinery and logistics acquisitions. Any significant acquisition would likely require us to incur additional indebtedness in order to finance all or a portion of such acquisition. The level of our indebtedness has several important consequences for our future operations, including that:

•	a significant portion of our cash flow from operations will be dedicated to the payment of principal of, and interest on, our indebtedness and will not be available for other purposes;

•	under certain circumstances, covenants contained in our existing debt arrangements limit our ability to borrow additional funds, dispose of assets and make certain investments;

•

in certain circumstances these covenants also require us to meet or maintain certain financial tests, which may affect our flexibility in planning for, and reacting to, changes in our industry, such as being able to take advantage of acquisition opportunities when they arise;

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate and other purposes may be limited; and

•	we may be at a competitive disadvantage to those of our competitors that are less leveraged; and we may be more vulnerable to adverse economic and industry conditions.

Our substantial indebtedness increases the risk that we may default on our debt obligations, certain of which contain cross-default and/or cross-acceleration provisions. Our, and our subsidiaries’, ability to meet future principal obligations will be dependent upon our future performance, which in turn will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our operations, many of which are beyond our control. Our business may not continue to generate sufficient cash flow from operations to repay our indebtedness. If we are unable to generate sufficient cash flow from operations, we may be required to sell assets, to refinance all or a portion of our indebtedness or to obtain additional financing. Refinancing may not be possible and additional financing may not be available on commercially acceptable terms, or at all.

Despite our level of indebtedness, we and our subsidiaries may be able to incur substantially more debt, which could exacerbate the risks described above.

We and our subsidiaries may be able to incur additional substantial indebtedness in the future including additional secured or unsecured debt. Although our debt instruments and financing arrangements contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. To the extent new debt is added to our currently anticipated debt levels, the substantial leverage risks described above would increase. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness.

Restrictive covenants in our debt instruments, including the indenture governing the notes, may limit our ability to undertake certain types of transactions, which could adversely affect our business, financial condition, results of operations and our ability to service our indebtedness.

Various covenants in our current and future debt instruments and other financing arrangements, including the indenture governing the notes, may restrict our and our subsidiaries’ financial flexibility in a number of ways. Our current indebtedness and the indenture that will govern the notes subject us to significant financial and other restrictive covenants, including restrictions on our ability to incur additional indebtedness, place liens upon assets, pay dividends or make certain other restricted payments and investments, consummate certain asset sales or asset swaps, conduct businesses other than our current businesses, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets. Some of our debt instruments also require our subsidiaries to satisfy or maintain certain financial condition tests in certain circumstances. Our subsidiaries’ ability to meet these financial condition tests can be affected by events beyond our control and they may not meet such tests. In addition, a failure to comply with the provisions of our existing debt could result in an event of default that could enable our lenders, subject to the terms and conditions of such debt, to declare the outstanding principal, together with accrued interest, to be immediately due and payable. If we were unable to repay the accelerated amounts, our lenders could proceed against the collateral granted to them to secure such debt. If the payment of our debt is accelerated, defaults under our other debt instruments, if any, may be triggered, and our assets may be insufficient to repay such debt in full.

Provisions in our indentures could discourage an acquisition of us by a third-party.

Certain provisions of our indentures could make it more difficult or more expensive for a third-party to acquire us. Upon the occurrence of certain transactions constituting a “change of control” as described in the indentures governing the 2025 Senior Notes, the 2028 Senior Notes and the 2025 Senior Secured Notes, holders of our notes could require us to repurchase all outstanding notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, at the date of repurchase.

Our future credit ratings could adversely affect the cost of our borrowing as well as our ability to obtain credit in the future.

On January 24, 2020, we issued the 2028 Senior Notes. The proceeds from this offering were used in part to subsequently redeem our outstanding 7.00% senior notes due 2023 (the “2023 Senior Notes”). The 2028 Senior Notes and the 2025 Senior Notes are rated B1 by Moody’s Investors Service Inc., BB by Standard & Poor’s

Financial Services LLC, and BB- by Fitch Ratings Inc. The 2025 Senior Secured Notes are rated Ba2 by Moody’s Investors Service Inc., BBB- by Standard & Poor’s Financial Services LLC, and BB by Fitch Ratings Inc. Any adverse effect on our credit rating may increase our cost of borrowing or hinder our ability to raise financing in the capital markets, which would impair our ability to grow our business and make cash distributions to our members.

The discontinuation of LIBOR, and the adoption of an alternative reference rate, may have a material adverse impact on our floating rate indebtedness and financing costs.

We are subject to interest rate risk on floating interest rate borrowings under our Revolving Credit Facility and the PBF Rail Term Loan (as defined below). These borrowings have the optionality to use London Interbank Offering Rate (“LIBOR”) as a benchmark for establishing the interest rate. In July 2017, the Financial Conduct Authority (the regulatory authority over LIBOR) stated they will plan for a phase out of regulatory oversight of LIBOR after 2021 to allow for an orderly transition to an alternate reference rate. In the United States, the Alternative Reference Rates Committee (the working group formed to recommend an alternative rate to LIBOR) has identified the Secured Overnight Financing Rate (“SOFR”) as its preferred alternative rate for LIBOR. There can be no guarantee that SOFR will become a widely accepted benchmark in place of LIBOR. Although the full impact of the transition away from LIBOR, including the discontinuance of LIBOR publication and the adoption of SOFR as the replacement rate for LIBOR, remains unclear, these changes may have an adverse impact on our floating rate indebtedness and financing costs.

Risks Related to Our Organizational Structure

Under a tax receivable agreement, PBF Energy is required to pay the pre-IPO owners of PBF LLC for certain realized or assumed tax benefits it may claim arising in connection with its initial public offering and future exchanges of PBF LLC Series A Units for shares of its Class A common stock and related transactions (the “Tax Receivable Agreement”). The indentures governing the senior notes allow us, under certain circumstances, to make distributions sufficient for PBF Energy to pay its obligations arising from the Tax Receivable Agreement, and such amounts are expected to be substantial.

PBF Energy entered into a Tax Receivable Agreement that provides for the payment from time to time (“On-Going Payments”) by PBF Energy to the holders of PBF LLC Series A Units and PBF LLC Series B Units for certain tax benefits it may claim arising in connection with its prior offerings and future exchanges of PBF LLC Series A Units for shares of its Class A common stock and related transactions, and the amounts it may pay could be significant.

PBF Energy’s payment obligations under the Tax Receivable Agreement are PBF Energy’s obligations and not obligations of PBF Holding, PBF Finance, or any of PBF Holding’s other subsidiaries. However, because PBF Energy is primarily a holding company with limited operations of its own, its ability to make payments under the Tax Receivable Agreement is dependent on our ability to make future distributions to it. The indentures governing the senior notes allow us to make tax distributions (as defined in the applicable indentures), and it is expected that PBF Energy’s share of these tax distributions will be in amounts sufficient to allow PBF Energy to make On-Going Payments. The indentures governing the senior notes also allow us to make a distribution sufficient to allow PBF Energy to make any payments required under the Tax Receivable Agreement upon a change in control, so long as we offer to purchase all of the senior notes outstanding at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any. If PBF Energy’s share of the distributions it receives under these specific provisions of the indentures is insufficient to satisfy its obligations under the Tax Receivable Agreement, PBF Energy may cause us to make distributions in accordance with other provisions of the indentures in order to satisfy such obligations. In any case, based on our estimates of PBF Energy’s obligations under the Tax Receivable Agreement, the amount of our distributions on account of PBF Energy’s obligations under the Tax Receivable Agreement are expected to be substantial.

For example, with respect to On-Going Payments, assuming no material changes in the relevant tax law, and that PBF Energy earns sufficient taxable income to realize all tax benefits that are subject to the Tax Receivable Agreement, we expect that On-Going Payments under the Tax Receivable Agreement relating to exchanges that occurred prior to that date to aggregate $385.1 million and to range over the next five years from approximately $30.0 million to $65.0 million per year and decline thereafter. Further On-Going Payments by PBF Energy in respect of subsequent exchanges of PBF LLC Series A Units would be in addition to these amounts and are expected to be substantial as well. With respect to the Change of Control Payment, assuming that the market value of a share of PBF Energy’s Class A common stock equals $10.24 per share (the closing price on June 30, 2020) and that LIBOR were to be 1.85%, we estimate as of June 30, 2020 that the aggregate amount of these accelerated payments would have been approximately $331.0 million if triggered immediately on such date. Our existing indebtedness may limit our ability to make distributions to PBF LLC, and in turn for PBF Energy to pay these obligations. These provisions may deter a potential sale of us to a third-party and may otherwise make it less likely a third-party would enter into a change of control transaction with PBF Energy or us.

The foregoing numbers are merely estimates—the actual payments could differ materially. For example, it is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding payments. Moreover, payments under the Tax Receivable Agreement will be based on the tax reporting positions that PBF Energy determines in accordance with the Tax Receivable Agreement. Neither PBF Energy nor any of its subsidiaries will be reimbursed for any payments previously made under the Tax Receivable Agreement if the Internal Revenue Service subsequently disallows part or all of the tax benefits that gave rise to such prior payments.

Risks Related to Our Affiliation with PBFX

We depend upon PBFX for a substantial portion of our refineries’ logistics needs and have obligations for minimum volume commitments in our commercial agreements with PBFX.

We depend on PBFX to receive, handle, store and transfer crude oil, petroleum products and natural gas for us from our operations and sources located throughout the United States and Canada in support of certain of our refineries under long-term, fee-based commercial agreements with us. These commercial agreements have an initial term ranging from one to fifteen years and generally include minimum quarterly commitments and inflation escalators. If we fail to meet the minimum commitments during any calendar quarter, we will be required to make a shortfall payment quarterly to PBFX equal to the volume of the shortfall multiplied by the applicable fee.

PBFX’s operations are subject to all of the risks and operational hazards inherent in receiving, handling, storing and transferring crude oil, petroleum products and natural gas, including: damages to its facilities, related equipment and surrounding properties caused by floods, fires, severe weather, explosions and other natural disasters and acts of terrorism; mechanical or structural failures at PBFX’s facilities or at third-party facilities on which its operations are dependent; curtailments of operations relative to severe seasonal weather; inadvertent damage to our facilities from construction, farm and utility equipment; and other hazards. Any of these events or factors could result in severe damage or destruction to PBFX’s assets or the temporary or permanent shut-down of PBFX’s facilities. If PBFX is unable to serve our logistics needs, our ability to operate our refineries and receive crude oil and distribute products could be adversely impacted, which could adversely affect our business, financial condition and results of operations.

All of the executive officers and a majority of the directors of PBF GP are also current or former officers or directors of PBF Energy. Conflicts of interest could arise as a result of this arrangement.

PBF Energy indirectly owns and controls PBF GP, and appoints all of its officers and directors. All of the executive officers and a majority of the directors of PBF GP are also current or former officers or directors of

PBF Energy. These individuals will devote significant time to the business of PBFX. Although the directors and officers of PBF GP have a fiduciary duty to manage PBF GP in a manner that is beneficial to PBF Energy, as directors and officers of PBF GP they also have certain duties to PBFX and its unitholders. Conflicts of interest may arise between PBF Energy and its affiliates, including PBF GP, on the one hand, and PBFX and its unitholders, on the other hand. In resolving these conflicts of interest, PBF GP may favor its own interests and the interests of PBFX over the interests of PBF Energy and its subsidiaries. In certain circumstances, PBF GP may refer any conflicts of interest or potential conflicts of interest between PBFX, on the one hand, and PBF Energy, on the other hand, to its conflicts committee (which must consist entirely of independent directors) for resolution, which conflicts committee must act in the best interests of the public unitholders of PBFX. As a result, PBF GP may manage the business of PBFX in a way that may differ from the best interests of PBF Energy or its stockholders.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

At the closing of the offering of the old notes, we entered into a registration rights agreement with the initial purchasers of the notes pursuant to which we agreed, for the benefit of the holders of the old notes, at our cost, to file an exchange offer registration statement with the SEC with respect to the exchange offer for the new notes, and use commercially reasonable efforts to consummate the exchange offer not later than 365 days after the date of original issuance of the old notes.

Upon the SEC’s declaring the exchange offer registration statement effective, we agreed to offer the new notes in exchange for surrender of the old notes. We agreed to keep the exchange offer open for a period of not less than 20 business days after the date notice thereof is sent to the holders of the old notes.

For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the surrendered old note or, if no interest has been paid on such old note, from January 24, 2020. The registration rights agreement also provides that we shall use commercially reasonable efforts to keep the registration statement effective and to amend and supplement this prospectus in order to permit this prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the new notes; provided, however, that (i) in the case where this prospectus and any amendment or supplement thereto must be delivered by a broker-dealer who holds notes that were acquired for its own account as a result of market making activities or other trading activities or an initial purchaser, such period shall be the lesser of 180 days following the consummation of the exchange offer and the date on which all broker-dealers and the initial purchasers have sold all new notes held by them (unless such period is extended), and (ii) upon request we shall make this prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of new notes for a period of not less than 90 days after the consummation of the exchange offer.

Under existing interpretations of the SEC staff contained in several no-action letters to third parties, the new notes would in general be freely transferable by holders thereof (other than affiliates of us) after the exchange offer without further registration under the Securities Act (subject to certain representations required to be made by each holder of old notes participating in the exchange offer, as set forth below). The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, the Morgan Stanley & Co. Incorporated letter, which was made available by the SEC on June 5, 1991, the K-III Communications Corporation letter, which was made available by the SEC on May 14, 1993, and the Shearman & Sterling letter, which was made available by the SEC on July 2, 1993. None of the Issuers, the subsidiary guarantors or any of their respective affiliates have entered into any arrangement or understanding with any person to distribute the securities to be received in the exchange offer and, to the best of our information and belief, each person participating in the exchange offer is (i) neither an “affiliate” of the Issuers or any of the subsidiary guarantors within the meaning of Rule 405 under the Securities Act, nor a broker-dealer acquiring the securities in exchange for securities acquired directly from the Issuers or any of the subsidiary guarantors for its own account, (ii) acquiring the securities in its ordinary course of business and (iii) is not engaged in, and does not intend to engage in, the distribution of the securities to be received in the exchange offer and has no arrangement or understanding with any person to participate in the distribution of the securities to be received in the exchange offer.

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer new notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the new notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the new notes; and

•	you are acquiring the new notes in the ordinary course of your business.

If you are an affiliate of ours or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the new notes, or are not acquiring the new notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes.

This prospectus may be used for an offer to resell, resale or other transfer of new notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution” for more details regarding the transfer of new notes.

Under the circumstances set forth below, we will use commercially reasonable efforts to cause the SEC to declare effective (unless it becomes effective automatically) a shelf registration statement with respect to the resale of the notes within the time periods specified in the registration rights agreement and keep the statement effective for one year (unless such period is extended) from the effective date of such shelf registration statement or such shorter period that will terminate when all the notes covered by the shelf registration statement have been sold pursuant thereto or are no longer restricted securities as defined in Rule 144 under the Securities Act. These circumstances include:

•	if any changes in law or applicable interpretations thereof by the SEC do not permit us to effect an exchange offer as contemplated by the registration rights agreement;

•	if an exchange offer is not consummated within 365 days after the date of original issuance of the old notes;

•	if any initial purchaser so requests with respect to the old notes not eligible to be exchanged for the new notes and held by it following the consummation of the exchange offer; or

•

if any holder, other than a broker-dealer, is not eligible to participate in the exchange offer, or if any holder, other than a broker-dealer, that participates in the exchange offer does not receive freely tradeable new notes in exchange for tendered old notes, other than due solely to the status of such holder as an “affiliate” of the Company within the meaning of the Securities Act.

Under the registration rights agreement, subject to certain exceptions, if (i) the exchange offer has not been consummated or a shelf registration statement has not been declared effective by the SEC, in each case, on or prior to the 365th day after the date of original issuance of the old notes, or (ii) if applicable, a shelf registration statement has been declared effective but thereafter ceases to be effective at any time (other than because of the sale of all of the notes registered thereunder), then additional interest will accrue on the principal amount of the old notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue), up to a maximum of 1.00% per annum of additional interest, beginning on the 366th day after the date of original issuance of the old notes, in the case of clause (i) above, or the day such shelf registration statement ceases to be effective in the case of clause (ii) above, until the exchange offer is completed or the shelf registration statement, if required, becomes effective.

Holders of the old notes will be required to make certain representations to us in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement in order to have their old notes included in the shelf registration statement. See “—Your Representations to Us.”

This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement which includes this prospectus.

Except as set forth above, after consummation of the exchange offer, holders of old notes which are the subject of the exchange offer have no registration or exchange rights and are not entitled to additional interest under the registration rights agreement. See “—Consequences of Failure to Exchange.”

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letters of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue new notes in principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $1,000,000,000 in aggregate principal amount of the old notes is outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letters of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                , 2020, unless, in our sole discretion, we extend it. If we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the first business day following the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any old notes (only in the case that we amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any new notes for, any old notes and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if, in our reasonable judgment, (i) the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC, or (ii) any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for

Tendering,” “Your Representations to Us” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

We expressly reserve the right at any time or from time to time to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving written notice of the extension to the holders. We will return any old notes that we do not accept for exchange for any reason without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m, New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them or waive them in our sole discretion, in whole or in part, at any time at or before the expiration of the exchange offer. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender. If you are the beneficial holder of old notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person or entity through which your old notes are held and instruct that person or entity to tender on your behalf. If you have any questions or need help in exchanging your notes, please call the exchange agent, whose contact information is set forth in “Prospectus Summary—The Exchange Offer—Exchange Agent.”

Procedures for Tendering Notes Represented by Global Notes Held in Book-Entry Form

All of the old notes were issued in book-entry form and are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the old notes issued in book-entry form and represented by global certificates held for the account of DTC may be tendered using the ATOP procedures. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant agrees to be bound by the notice of guaranteed delivery.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal for holders of global notes to the exchange agent. However, you will be bound by its terms just as if you had signed it.

Guaranteed delivery procedures are set forth below under “Exchange Offer—Guaranteed Delivery Procedures.”

Procedures for Tendering Notes Held in Definitive Form

If you hold your notes in definitive certificated form, you are required to physically deliver your notes to the exchange agent, together with a properly completed and duly executed copy of the letter of transmittal for holders of definitive notes, prior to 5:00 p.m., New York time, on the expiration date of the exchange offer or follow the guaranteed delivery procedures set forth below under “Exchange Offer—Guaranteed Delivery Procedures.”

Determinations Under the Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letters of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the applicable letter of transmittal, promptly following the expiration date.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•

in the case of old notes issued in book-entry form and represented by global certificates held for the account of DTC, (1) a book-entry confirmation of such old notes into the exchange agent’s account at DTC and (2) a properly transmitted agent’s message; or

•	in the case of old notes held in definitive form, (1) the certificates representing such notes and (2) a properly completed and duly executed letter of transmittal relating to such definitive notes.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the applicable letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•	you are not our “affiliate” (as defined in Rule 405 of the Securities Act) or an “affiliate” of any guarantor;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of new notes; and

•

if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

Guaranteed Delivery Procedures

If you wish to tender your old notes but your old notes are not immediately available or you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s ATOP system in the case of old notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such old notes and the principal amount of old notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered old notes in proper form for transfer or a book-entry confirmation of transfer of the old notes into the exchange agent’s account at DTC and documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your old notes according to the guaranteed delivery procedures.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective with respect to notes held in book-entry form and represented by global certificates you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC. To withdraw tenders of notes held in definitive form, you must submit a written or facsimile notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes in global form that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Fees and Expenses

We may make solicitation by mail, facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting fees, legal fees incurred by us, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

new notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes tendered,

•	tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or

•	a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer.

If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the applicable letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

If you do not exchange new notes for your old notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act or exempt from the registration under the Securities Act and applicable state securities laws. No holder who was eligible to exchange such holder’s old notes at the time the exchange offer was pending and consummated and failed to validly tender such old notes for exchange pursuant to the exchange offer shall be entitled to receive any additional interest that would otherwise accrue subsequent to the date the exchange offer is consummated. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are substantially identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization as of June 30, 2020.

This information should be read in conjunction with the sections entitled “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PBF Holding,” and the historical consolidated financial statements and related notes thereto included in this prospectus.

As of June 30, 2020

Actual
(in millions)
Cash and cash equivalents	$1,203.1

Long-term debt:
2023 Senior Notes (1)	$—
2025 Senior Notes	725.0
2025 Senior Secured Notes	1,000.0
2028 Senior Notes	1,000.0
Revolving Credit Facility (2)	600.0
PBF Rail Term Loan (3)	11.0
Catalyst financing arrangements	32.1

Total long-term debt (4)	3,368.1

Equity:
Member’s Equity	2,777.0
Retained Earnings	179.7
Accumulated other comprehensive loss	(8.6)

Total PBF Holding Company LLC equity	2,948.1
Noncontrolling interest	10.9

Total equity	2,959.0

Total capitalization	$6,327.1

(1)

In connection with the full redemption of the 2023 Notes, the Company paid approximately $526.3 million on the redemption date, which includes $26.3 million in early retirement premiums and unpaid interest.

(2)	Does not include $143.7 million in outstanding letters of credit issued under the Revolving Credit Facility.
(3)	The PBF Rail Term Loan borrower is an unrestricted subsidiary and therefore does not guarantee the notes.
(4)

Total long-term debt outstanding excludes debt issuance costs and any post-closing payments to the Seller related to the Martinez Acquisition if certain conditions are met, including earn-out payments based on certain earnings thresholds of the Martinez refinery (as set forth in the SPA, for a period of up to four years following the closing of the Martinez Acquisition).

SELECTED HISTORICAL FINANCIAL DATA

The following table presents selected historical consolidated financial and other data of PBF Holding. The selected historical consolidated financial data for each of the fiscal years ended as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019, have been derived from our audited consolidated financial statements, included in this prospectus. The selected historical consolidated financial data as of December 31, 2017, 2016 and 2015 and for the years ended December 31, 2016 and 2015 have been derived from the audited financial statements of PBF Holding not included in this prospectus. As a result of the Chalmette, Torrance and Martinez acquisitions, the historical consolidated financial results of PBF Holding only include the results of operations for the Chalmette, Torrance and Martinez refineries from November 1, 2015, July 1, 2016 and February 1, 2020 forward, respectively. The information as of June 30, 2020 and for the six months ended June 30, 2020 and 2019 was derived from the unaudited condensed consolidated financial statements of PBF Holding, included elsewhere in this prospectus, which include all adjustments, consisting of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and the results of operations for such periods. Results for the interim periods are not necessarily indicative of the results for the full year.

The historical consolidated financial data and other statistical data presented below should be read in conjunction with the consolidated financial statements of PBF Holding and the related notes thereto, included elsewhere in this prospectus, and the sections entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PBF Holding.”

The consolidated financial information may not be indicative of our future financial condition, results of operations or cash flows.

	Year Ended December 31,					Six Months Ended June 30,
(In millions)	2019	2018	2017	2016	2015	2020	2019
Revenues	$24,468.9	$27,164.0	$21,772.4	$15,908.5	$13,123.9	$7,759.1	$11,760.6
Cost and expenses:
Cost of products and other	21,667.7	24,744.6	19,095.8	13,765.1	11,611.6	7,854.2	10,301.6
Operating expenses (excluding depreciation and amortization expense as reflected below)	1,684.3	1,654.8	1,626.4	1,390.1	887.7	931.2	863.1
Depreciation and amortization expense	386.7	329.7	254.3	204.0	181.4	216.5	189.6

Cost of sales	23,738.7	26,729.1	20,976.5	15,359.2	12,680.7	9,001.9	11,354.3
General and administrative expenses (excluding depreciation and amortization expense as reflected below) (1)	258.7	253.8	197.9	149.5	166.9	131.5	97.8
Depreciation and amortization expense	10.8	10.6	13.0	5.8	9.7	5.7	5.7
Change in fair value of contingent consideration	—	—	—	—	—	(65.4)	—
Equity income in investee	(7.9)	(17.8)	(14.6)	(5.7)	—	—	(7.9)
(Gain) loss on sale of assets	(29.9)	(43.1)	1.5	11.4	(1.0)	(471.1)	0.8

Total cost and expenses	$23,970.4	$26,932.6	$21,174.3	$15,520.2	$12,856.3	$8,602.6	$11,450.7

	Year Ended December 31,					Six Months Ended June 30,
(In millions)	2019	2018	2017	2016	2015	2020	2019
Income (loss) from operations	$498.5	$231.4	$598.1	$388.3	$267.6	$(843.5)	$309.9
Other income (expense):
Interest expense, net	(108.7)	(127.1)	(122.6)	(129.5)	(88.2)	(89.3)	(57.0)
Change in fair value of catalyst obligations	(9.7)	5.6	(2.2)	1.4	10.2	6.6	(2.6)
Debt extinguishment costs	—	—	(25.5)	—	—	(22.2)	—
Other non-service components of net periodic benefit cost	(0.2)	1.1	(1.4)	(0.6)	(1.7)	2.1	(0.1)

Income (loss) before income taxes	379.9	111.0	446.4	259.6	187.9	(946.3)	250.2
Income tax (benefit) expense	(8.3)	8.0	(10.8)	23.7	0.6	9.8	(5.4)

Net Income (loss)	388.2	103.0	457.2	235.9	187.3	(956.1)	255.6
Less: net income attributable to noncontrolling interests	—	0.1	0.1	0.3	0.3	—	0.1

Net income (loss) attributable to PBF Holding Company LLC	$388.2	$102.9	$457.1	$235.6	$187.0	$(956.1)	$255.5

Balance sheet data (at end of period):
Total assets	$8,845.6	$7,213.5	$7,506.2	$6,566.9	$5,082.7	$9,612.6	$8,556.5
Total debt (2)	1,287.1	1,290.9	1,668.0	1,601.8	1,272.9	3,368.1	1,288.9
Total equity	3,897.2	3,529.8	3,184.1	2,588.9	1,821.3	2,959.0	3,774.0
Other financial data:
Capital expenditures (3)	$717.1	$560.3	$642.9	$1,498.2	$979.5	$1,455.2	$486.7

(1)

Includes acquisition related expenses consisting primarily of consulting and legal expenses related to completed and other pending and non-consummated acquisitions of $9.9 million, $0.5 million, $13.6 million and $5.8 million in 2019, 2017, 2016, and 2015, respectively, and $10.7 million for the six months ended June 30, 2020. There were no acquisition related expenses during the six months ended June 30, 2019 or the year ended December 31, 2018.

(2)

Total debt, excluding debt issuance costs, includes current maturities, our Note payable (which was fully paid off in 2018) and our Delaware Economic Development Authority Loan (which was fully converted to a grant as of December 31, 2016).

(3)

Includes expenditures for acquisitions, construction in progress, property, plant and equipment (including railcar purchases), deferred turnaround costs and other assets, excluding the proceeds from sales of assets.

UNAUDITED PBF HOLDING COMPANY LLC

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements are presented to show how PBF Holding Company LLC (“PBF Holding”) might have looked if PBF Holding’s acquisition of the Martinez refinery and related logistics assets (collectively, the “Martinez Acquisition”), borrowings incurred under our asset-backed revolving credit facility (“Revolving Loan”), the consummation of the offering of PBF Holding’s 6.00% senior notes due 2028 (the “2028 Senior Notes”) to fund the Martinez acquisition, and the consummation of the offering of PBF Holding’s 9.25% senior secured notes due 2025 (the “2025 Senior Secured Notes”) as described below, had occurred on the dates and for the periods indicated below. The pro forma consolidated financial statements also include an adjustment to give effect to a portion of the proceeds from the 2028 Senior Notes Offering that were used to redeem in full the outstanding 7.00% senior secured notes due 2023 (the “2023 Senior Notes”). We derived the following unaudited pro forma consolidated financial statements by applying pro forma adjustments to our historical consolidated financial statements and the historical financial statements of Martinez refinery and related logistics assets (collectively “Martinez Refining”). The pro forma effects of the Martinez Acquisition are based on the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 and the six months ended June 30, 2020, combines the historical results of operations of PBF Holding and Martinez Refining as if the acquisition occurred on January 1, 2019, and gives effect to the borrowings incurred under our Revolving Loan and the consummation of the 2028 Senior Notes to fund the Martinez Acquisition, the corresponding redemption of the 2023 Senior Notes, and the consummation of the 2025 Senior Secured Notes as if they occurred on January 1, 2019.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 and the six months ended June 30, 2020, does not reflect future events that may occur after the completion of the Martinez Acquisition on February 1, 2020, including but not limited to the anticipated realization of cost savings from operating synergies and certain charges expected to be incurred in connection with the transaction, including, but not limited to, costs that may be incurred in connection with integrating the operations of Martinez Refining.

The unaudited pro forma consolidated financial information is presented for informational purposes only. The unaudited pro forma consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not purport to project our results of operations or financial condition for any future period or as of any future date. In addition, they do not purport to indicate the results that would actually have been obtained had the Martinez Acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future.

The pro forma adjustments as of and for the six months ended June 30, 2020 principally give effect to:

•	the results of Martinez Refining for the period prior to February 1, 2020;

•	the consummation of the offering of the 2028 Senior Notes and redemption of the 2023 Senior Secured Notes; and

•	the consummation of the offering of the 2025 Senior Secured Notes.

The pro forma adjustments as of and for the year ended December 31, 2019 principally give effect to:

•

the closing of the Martinez Acquisition and their associated impact on our balance sheet and statement of operations including the borrowings incurred under our Revolving Loan to fund the Martinez Acquisition; and

•	the consummation of the 2028 Senior Notes offering, the proceeds of which were used to partially fund the Martinez Acquisition and to fully redeem the 2023 Senior Notes; and

•	the consummation of the offering of the 2025 Senior Secured Notes.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Six Months Ended June 30, 2020

(in millions)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)	Adjusted Pro Forma Martinez Refining	Pro Forma Acquisition and January Offering Adjustments	Pro Forma May Offering Adjustments		Pro Forma Consolidated
	PBF Holding	Martinez Refining (1)
Revenues	$7,759.1	$363.8	$—	$363.8	$—	$—		$8,122.9
Cost and expenses:
Cost of products and other	7,854.2	349.9	—	349.9	—	—		8,204.1
Operating expenses, excluding depreciation	931.2	20.6	—	20.6	—	—		951.8

Depreciation and amortization expense	216.5	0.2		0.2	2.8 (4)	—		219.5

Cost of sales	9,001.9	370.7	—	370.7	2.8	—		9,375.4
General and administrative expenses, excluding depreciation	131.5	36.1 (7)	—	36.1	—	—		167.6
Depreciation and amortization expense	5.7	—	—	—	—	—		5.7
Change in fair value of contingent consideration	(65.4)	—	—	—	—	—		(65.4)
(Gain) loss on sale of assets	(471.1)	—	—	—	—	—		(471.1)

	8,602.6	406.8	—	406.8	2.8	—		9,012.2

Income (loss) from operations	(843.5)	(43.0)	—	(43.0)	(2.8)	—		(889.3)

Other expense
Interest expense, net	(89.3)	(0.4)	—	(0.4)	0.5 (5)	(35.0	)(6)	(124.2)
Change in fair value of catalyst obligation	6.6	—	—	—	—	—		6.6
Debt extinguishment costs	(22.2)	—	—	—	—	—		(22.2)
Other non-service components of net periodic benefit costs	2.1	—	—	—	—	—		2.1

Income (loss) before income taxes	(946.3)	(43.4)	—	(43.4)	(2.3)	(35.0)		(1,027.0)
Income tax (benefit) expense	9.8	(12.1)	12.1 (3)	—	—	—		9.8

Net income (loss)	(956.1)	(31.3)	(12.1)	(43.4)	(2.3)	(35.0)		(1,036.8)
Less: net income attributable to noncontrolling interests	—	—	—	—	—	—		—

Net income (loss) attributable to PBF Holding Company LLC	$(956.1)	$(31.3)	$(12.1)	$(43.4)	$(2.3)	$(35.0)		$(1,036.8)

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2019

(in millions)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)	Adjusted Pro Forma Martinez Refining	Pro Forma Acquisition and January Offering Adjustments		Pro Forma May Offering Adjustments		Pro Forma Consolidated
	PBF Holding	Martinez Refining (1)
Revenues	$24,468.9	$3,814.9	$—	$3,814.9	$—		$—		$28,283.8
Cost and expenses:
Cost of products and other	21,667.7	3,473.6	23.5 (2)	3,497.1	—		—		25,164.8
Operating expenses, excluding depreciation	1,684.3	245.3	—	245.3	—		—		1,929.6
Depreciation and amortization expense	386.7	156.1	—	156.1	(119.4	)(4)	—		423.4

Cost of sales	23,738.7	3,875.0	23.5	3,898.5	(119.4)		—		27,517.8
General and administrative expenses, excluding depreciation	258.7	248.3 (7)	—	248.3	—		—		507.0
Depreciation and amortization expense	10.8	—	—	—	—		—		10.8
Equity income in investee	(7.9)	—	—	—	—		—		(7.9)
(Gain) loss on sale of assets	(29.9)	10.6	—	10.6	—		—		(19.3)

	23,970.4	4,133.9	23.5	4,157.4	(119.4)		—		28,008.4

Income (loss) from operations	498.5	(319.0)	(23.5)	(342.5)	119.4		—		275.4

Other expense
Interest expense, net	(108.7)	(3.9)	—	(3.9)	(36.5	)(5)	(95.5	)(6)	(244.6)
Change in fair value of catalyst obligation	(9.7)	—	—	—	—		—		(9.7)
Other non-service components of net periodic benefit costs	(0.2)	—	—	—	—		—		(0.2)

Income (loss) before income taxes	379.9	(322.9)	(23.5)	(346.4)	82.9		(95.5)		20.9
Income tax (benefit) expense	(8.3)	(89.8)	89.8 (3)	—	—		—		(8.3)

Net income (loss)	388.2	(233.1)	(113.3)	(346.4)	82.9		(95.5)		29.2
Less: net income attributable to noncontrolling interests	—	—	—	—	—		—		—

Net income (loss) attributable to PBF Holding Company LLC	$388.2	$(233.1)	$(113.3)	$(346.4)	$82.9		$(95.5)		$29.2

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

1.

We performed certain procedures for the purpose of identifying any material differences in significant accounting policies between PBF Holding and Martinez Refining and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by PBF Holding included a review of the summary of significant accounting policies disclosed in the Martinez Refining audited financial statements and discussions with Martinez Refining management regarding their significant accounting policies in order to identify material adjustments. Our best estimates of the differences we have identified to date are included in Notes 2 and 3 below relating to inventory accounting and income tax accounting. Additionally, certain financial statement captions within the historical Martinez Refining presentation, have been reclassed to conform to PBF Holding’s presentation.

2.

Reflects the change in accounting for inventory for Martinez Refining from a FIFO (first-in, first-out) basis to a LIFO (last-in, last-out) basis in order to conform to PBF Holding’s accounting policy. The period presented has been adjusted to reflect the period specific effects of applying the new accounting principle on Martinez Refining’s Cost of product and other.

3.

Represents the reversal of income taxes for Martinez Refining. As PBF Holding is a limited liability company treated as a “flow-through” entity for income tax purposes, there is no benefit or expense for federal or state income taxes.

4.

Represents an adjustment to depreciation expense resulting from the assumed fair value of property, plant and equipment acquired through the Martinez Acquisition calculated on a straight-line basis and based on a weighted average useful life of 25 years.

5.

Represents assumed interest expense associated with borrowings under the Revolving Loan to fund the Martinez acquisition and the 2028 Senior Notes offering, adjusted for a reduction in interest expense associated with the redemption of the 2023 Senior Notes. In addition such adjustments include the assumed amortization of estimated deferred financing costs incurred in connection with the issuance of the 2028 Senior Notes, reduced by lower amortization associated with the 2023 Senior Notes.

6.

Represents assumed interest expense associated with borrowings under the 2025 Senior Secured Notes offering. In addition such adjustments include the assumed amortization of estimated deferred financing costs incurred in connection with the issuance of the 2025 Senior Secured Notes.

7.

The historical combined statement of operations of Martinez Refining include significant allocations of corporate overhead and shared service costs associated with the previous owner. Such allocated and shared service costs are not representative of what we expect to incur under our ownership of the Martinez refinery and related logistics assets. For the year ended December 31, 2019, the amount of corporate overhead and shared service costs allocated to Martinez Refining was approximately $82.8 million of total general and administrative expenses. Conversely, a significant portion of our general and administrative expenses are relatively fixed and not directly dependent on the number of assets we own. As such, we expect to incur less than $20 million annually in incremental general and administrative costs related to the Martinez Acquisition under normal operating conditions. No adjustments related to these allocated and shared service costs have been included in the pro forma consolidated statement of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATIONS OF PBF HOLDING

You should read the following discussion and analysis together with “Selected Historical Financial Data” and our consolidated financial statements and related notes included elsewhere in this prospectus. Among other things, those historical financial statements include more detailed information regarding the basis of presentation for the financial data included in the following discussion. This discussion contains forward-looking statements about our business, operations and industry that involve risks and uncertainties, such as statements regarding our plans, estimates, beliefs and expected performance objectives, expectations and intentions. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus particularly in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Unless the context indicates otherwise, the terms “we,” “us,” and “our” refer to PBF Holding and its consolidated subsidiaries.

Unless the context indicates otherwise, the terms “we,” “us,” and “our” refer to PBF Holding and its consolidated subsidiaries.

Overview

We are one of the largest independent petroleum refiners and suppliers of unbranded transportation fuels, heating oil, petrochemical feedstocks, lubricants and other petroleum products in the United States. We sell our products throughout the Northeast, Midwest, Gulf Coast and West Coast of the United States, as well as in other regions of the United States, Canada and Mexico and are able to ship products to other international destinations. As of June 30, 2020, we own and operate six domestic oil refineries and related assets with a combined processing capacity, known as throughput, of approximately 1,050,000 barrels per day (“bpd”), and a weighted-average Nelson Complexity Index of 12.8. Our six oil refineries are aggregated into one reportable segment.

Our six refineries are located in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, Chalmette, Louisiana, Torrance, California and Martinez, California. Each refinery is briefly described in the table below:

Refinery	Region	Nelson Complexity Index	Throughput Capacity (in bpd)	PADD	Crude Processed(1)	Source(1)
Delaware City	East Coast	11.3	190,000	1	light sweet through heavy sour	water, rail
Paulsboro	East Coast	13.2	180,000	1	light sweet through heavy sour	water
Toledo	Mid-Continent	9.2	170,000	2	light sweet	pipeline, truck, rail
Chalmette	Gulf Coast	12.7	189,000	3	light sweet through heavy sour	water, pipeline
Torrance	West Coast	14.9	155,000	5	medium and heavy	pipeline, water, truck
Martinez	West Coast	16.1	157,000	5	medium and heavy	pipeline and water

(1)	Reflects the typical crude and feedstocks and related sources utilized under normal operating conditions and prevailing market environments.

We are a wholly-owned subsidiary of PBF LLC and an indirect subsidiary of PBF Energy. PBF Finance is a wholly-owned subsidiary of PBF Holding. We are the parent company for PBF LLC’s refinery operating subsidiaries.

Business Developments

Recent significant business developments affecting us are discussed below.

COVID-19

The recent outbreak of the COVID-19 pandemic and certain developments in the global oil markets continue to negatively impact worldwide economic and commercial activity and financial markets, as well as global demand for petroleum and petrochemical products. The COVID-19 pandemic and related governmental responses have also resulted in significant business and operational disruptions, including business and school closures, supply chain disruptions, travel restrictions, stay-at-home orders and limitations on the availability of workforces and has resulted in significantly lower demand for refined petroleum products. We believe, but cannot guarantee, that demand for refined petroleum products will ultimately rebound as governmental restrictions are lifted. However, the ultimate significance of the COVID-19 pandemic on our business will be dictated by its currently unknowable duration and the rate at which people are willing and able to resume activities even after governmental restrictions are lifted. In addition, recent global geopolitical and macroeconomic events have further contributed to the overall volatility in crude oil and refined product prices and may continue to do so in the future.

The price of refined products we sell and the crude oil we purchase impacts our revenues, income from operations, net income and cash flows. In addition, a decline in the market prices for products and feedstocks held in our inventories below the carrying value of our inventory may result in the adjustment of the value of our inventories to the lower market price and a corresponding loss on the value of our inventories, and any such adjustment is likely to be material.

We are actively responding to the impacts from these matters on our business. In late March and through early April 2020, we started reducing the amount of crude oil processed at our refineries in response to the decreased demand for our products and we temporarily idled various units at certain of our refineries to optimize our production in light of prevailing market conditions. Currently, our refineries are still operating at reduced throughput levels across our refining system as demand for refined products continues to be lower than historical norms due to the COVID-19 pandemic.

As previously announced, we have adjusted our operational plans to the evolving market conditions and taken steps to lower our 2020 operating expenses budget through significant reductions in discretionary activities and third party services. These adjustments have resulted in a reduction in our 2020 operating expense budget of approximately $140.0 million. In addition, we continue to operate our refineries at reduced rates and expect near-term throughput to range from 700,000 to 800,000 barrels across our refining system. As the market conditions develop and the demand outlook becomes clearer, we will continue to adjust our operations in response.

In addition to the steps above with respect to our operations, we also have continued our focus on preserving liquidity and keeping our employees safe. We previously disclosed several transactions and initiatives related to these areas which included raising net proceeds of approximately $984.8 million in conjunction with our May issuance of 9.25% senior secured notes due 2025 (the “2025 Senior Secured Notes”), the sale of five hydrogen plants in April for gross proceeds of $530.0 million, significant reductions of approximately $357.0 million in 2020 planned capital expenditures, minimizing corporate overhead expenses primarily through salary reductions, the suspension of PBF Energy’s quarterly dividend and the establishment of a company wide COVID-19 response team.

We continue to evaluate various other liquidity and cash flow optimization options in addition to safely and responsibly bringing back our workforce to the refineries and corporate office locations. As part of these costs saving initiatives, we reduced our workforce across our refineries in the second quarter in response to current challenging business conditions, which resulted in a $12.9 million charge. We have also continued to utilize our

COVID-19 response team to implement additional social distancing measures across the workplace in addition to the continued enhancement of personal protective equipment and the cleanliness of our facilities. Through the guidance of our COVID-19 response team, we have started to bring back a portion of our workforce to their primary locations on a phased in approach, and we will continue to rely on our team and the evolution of the COVID-19 pandemic as we evaluate the appropriate time and way in which we will phase in the return of the rest of our workforce.

Many uncertainties remain with respect to the COVID-19 pandemic, including the extent to which the COVID-19 pandemic will continue to impact our business and operations, the effectiveness of the actions undertaken by national, regional, state and local governments and health officials to contain the virus or treat its effects, and how quickly and to what extent economic conditions improve and normal business and operating conditions resume. We are unable to predict the ultimate economic impacts from the COVID-19 pandemic, however, we have been and will likely continue to be adversely impacted. There can be no guarantee that measures taken to date to mitigate known impacts of the COVID-19 pandemic will be effective.

Refer to “Liquidity” and “Risk Factors” contained elsewhere in this prospectus for further information.

Catalyst Financing Obligations

On September 25, 2020, we closed on agreements to sell a portion of our precious metals catalyst to certain major commercial banks for approximately $51.9 million and subsequently leased the catalyst back. The precious metals financing arrangements cover a portion of the catalyst used at our Delaware City, Martinez and Toledo refineries. The volumes of the precious metal catalyst and the interest rates are fixed over the one year term of each financing arrangement. At maturity, we are obligated to repurchase the precious metals catalyst at fair market value.

Factors Affecting Comparability Between Periods

Our results have been affected by the following events, the understanding of which will aid in assessing the comparability of our period to period financial performance and financial condition.

COVID-19

The impact of the unprecedented global health and economic crisis sparked by the COVID-19 pandemic was amplified late in the quarter ended March 31, 2020 due to movements made by the world’s largest oil producers to increase market share. This created simultaneous shocks in oil supply and demand resulting in an economic challenge to our industry which has not occurred since our formation. This combination has resulted in significant demand reduction for our refined products and atypical volatility in oil commodity prices, which may continue for the foreseeable future. Our results for the three and six months ended June 30, 2020 were impacted by the decreased demand for refined products and the significant decline in the price of crude oil, both of which negatively impacted our revenues, cost of products sold and operating income and lowered our liquidity. Throughput rates across our refining system also decreased and we are currently operating our refineries at reduced rates. Refer to “Risk Factors” included in this prospectus for further information.

Severance Costs

Following the onset of the COVID-19 pandemic, we have implemented a number of cost reduction initiatives to strengthen our financial flexibility and rationalize overhead expenses, including workforce reduction. During the three months ended June 30, 2020, we reduced headcount across our refineries, which resulted in approximately $12.9 million of severance related costs included in General and administrative expenses. We have recorded this severance liability within Accrued salaries and benefits representing the amount expected to be paid for such termination costs.

Sale of Hydrogen Plants

On April 17, 2020, we closed on the sale of five hydrogen plants to Air Products and Chemicals, Inc. (“Air Products”) in a sale-leaseback transaction for gross cash proceeds of $530.0 million and recognized a gain of $471.1 million. In connection with the sale, we entered into a transition services agreement through which Air Products will exclusively supply hydrogen, steam, carbon dioxide and other products (the “Products”) to the Martinez, Torrance and Delaware City refineries for a specified period of up to 18 months. The transition services agreement also requires certain maintenance and operating activities to be provided by us, for which we will be reimbursed, during the term of the agreement. In August 2020, the parties executed long-term supply agreements in which Air Products will supply the products for a term of fifteen years at these same refineries.

Debt and Credit Facilities

Senior Notes

On May 13, 2020, we issued $1.0 billion in aggregate principal amount of the 2025 Senior Secured Notes. The net proceeds from this offering were approximately $984.8 million after deducting the initial purchasers’ discount and estimated offering expenses. We used the net proceeds for general corporate purposes.

On January 24, 2020, we issued $1.0 billion in aggregate principal amount of 6.00% senior unsecured notes due 2028 (the “2028 Senior Notes”). The net proceeds from this offering were approximately $987.0 million after deducting the initial purchasers’ discount and offering expenses. We used the proceeds primarily to fully redeem our 7.00% senior notes due 2023 (the “2023 Senior Notes”) and to fund a portion of the cash consideration for the Martinez Acquisition (as defined below).

On February 14, 2020, we exercised our rights under the indenture governing the 2023 Senior Notes to redeem all of the outstanding 2023 Senior Notes at a price of 103.5% of the aggregate principal amount thereof plus accrued and unpaid interest. The aggregate redemption price for all 2023 Senior Notes approximated $517.5 million plus accrued and unpaid interest. The difference between the carrying value of the 2023 Senior Notes on the date they were redeemed and the amount for which they were redeemed was $22.2 million and has been classified as Debt extinguishment costs in the Condensed Consolidated Statement of Operations as of June 30, 2020.

Refer to “Note 6 - Debt” of our Notes to Condensed Consolidated Financial Statements for the six months ended June 30, 2020 included elsewhere in this prospectus for further information.

Revolving Credit Facility

During the six months ended June 30, 2020, we used advances under our Revolving Credit Facility to fund a portion of the Martinez Acquisition (as defined below) and for other general corporate purposes. We also made repayments of $300.0 million in the second quarter, resulting in outstanding borrowings under the Revolving Credit Facility as of June 30, 2020 of $600.0 million. There were no outstanding borrowings under the Revolving Credit Facility as of December 31, 2019.

Martinez Acquisition

On February 1, 2020, we acquired from Equilon Enterprises LLC d/b/a Shell Oil Products US (the “Seller”), the Martinez refinery and related logistics assets (collectively, the “Martinez Acquisition”), pursuant to a sale and purchase agreement dated June 11, 2019 (the “Sale and Purchase Agreement”). The Martinez refinery is located on an 860-acre site in the City of Martinez, 30 miles northeast of San Francisco, California. The refinery is a high-conversion 157,000 bpd, dual-coking facility with a Nelson Complexity Index of 16.1, making it one of the most complex refineries in the United States. The facility is strategically positioned in Northern California and provides for operating and commercial synergies with the Torrance refinery located in Southern California. The Martinez Acquisition further increased our total throughput capacity to over 1,000,000 bpd.

In addition to refining assets, the Martinez Acquisition includes a number of high-quality onsite logistics assets including a deep-water marine facility, product distribution terminals and refinery crude and product storage facilities with approximately 8.8 million barrels of shell capacity.

The aggregate purchase price for the Martinez Acquisition was $1,253.4 million, including final working capital of $216.1 million and the obligation to make post-closing earn-out payments to the Seller based on certain earnings thresholds of the Martinez refinery (as set forth in the Sale and Purchase Agreement), for a period of up to four years following the closing date (the “Martinez Contingent Consideration”). The transaction was financed through a combination of cash on hand, including proceeds from the 2028 Senior Notes, and borrowings under the Revolving Credit Facility.

Inventory Intermediation Agreements

On August 29, 2019, we and our subsidiaries, Delaware City Refining Company LLC (“DCR”) and Paulsboro Refining Company LLC (“PRC”), entered into amended and restated inventory intermediation agreements with J. Aron (as amended from time to time, the “Inventory Intermediation Agreements”), pursuant to which certain terms of the Inventory Intermediation Agreements were amended and restated, including, among other things, the maturity date. The Inventory Intermediation Agreement by and among J. Aron, us and PRC was extended to December 31, 2021, which term may be further extended by mutual consent of the parties to December 31, 2022 and the Inventory Intermediation Agreement by and among J. Aron, us and DCR was extended to June 30, 2021, which term may be further extended by mutual consent of the parties to June 30, 2022.

Pursuant to each Inventory Intermediation Agreement, J. Aron continues to purchase and hold title to the J. Aron Products, produced by the East Coast Refineries, and delivered into our J. Aron Storage Tanks. Furthermore, J. Aron agrees to sell the J. Aron Products back to the East Coast Refineries as the J. Aron Products are discharged out of our J. Aron Storage Tanks. J. Aron has the right to store the J. Aron Products purchased in tanks under the Inventory Intermediation Agreements and will retain these storage rights for the term of the agreements. We continue to market and sell the J. Aron Products independently to third parties.

Agreements with PBFX

PBFX is a fee-based, growth-oriented, publicly traded Delaware master limited partnership formed by our indirect parent company, PBF Energy, to own or lease, operate, develop and acquire crude oil, refined petroleum products and natural gas terminals, pipelines, storage facilities and similar logistics assets. PBFX engages in the receiving, handling, storage and transferring of crude oil, refined products, natural gas and intermediates from sources located throughout the United States and Canada for PBF Energy in support of certain of our refineries, as well as for third-party customers.

We have entered into a series of agreements with PBFX, including contribution, commercial and operational agreements. Refer to “Note 9 - Related Party Transactions” of our Notes to Condensed Consolidated Financial Statements for the six months ended June 30, 2020 included elsewhere in this prospectus for descriptions of these agreements and their impact to our operations. Related party transactions that have an impact on the comparability of our period to period financial performance and financial condition are listed below.

TVPC Contribution Agreement

On April 24, 2019, PBFX entered into a contribution agreement with PBF LLC, pursuant to which we contributed to PBF LLC, which in turn, contributed to PBFX all of the issued and outstanding limited liability company interests of TVP Holding Company LLC (“TVP Holding”) for total consideration of $200.0 million (the “TVPC Acquisition”). Prior to the TVPC Acquisition, TVP Holding owned a 50% membership interest in Torrance Valley Pipeline Company LLC (“TVPC”). Subsequent to the closing of the TVPC Acquisition on May 31, 2019, PBFX owns 100% of the membership interests in TVPC.

Summary of Transactions with PBFX

A summary of transactions with PBFX is as follows (in millions):

	Year Ended December 31,			Six Months Ended June 30,
	2019	2018	2017	2020	2019
Reimbursements under affiliate agreements:
Services Agreement	$8.6	$7.5	$6.6	$4.3	$4.3
Omnibus Agreement	7.7	7.5	6.9	3.9	3.5
Total expenses under affiliate agreements	300.9	259.4	240.7	147.9	146.0

Factors Affecting Operating Results

Overview

Our earnings and cash flows from operations are primarily affected by the relationship between refined product prices and the prices for crude oil and other feedstocks. The cost to acquire crude oil and other feedstocks and the price of refined petroleum products ultimately sold depends on numerous factors beyond our control, including the supply of, and demand for, crude oil, gasoline, diesel and other refined petroleum products, which, in turn, depend on, among other factors, changes in global and regional economies, weather conditions, global and regional political affairs, production levels, the availability of imports, the marketing of competitive fuels, pipeline capacity, prevailing exchange rates and the extent of government regulation. Our revenue and income from operations fluctuate significantly with movements in industry refined petroleum product prices, our materials cost fluctuate significantly with movements in crude oil prices and our other operating expenses fluctuate with movements in the price of energy to meet the power needs of our refineries. In addition, the effect of changes in crude oil prices on our operating results is influenced by how the prices of refined products adjust to reflect such changes.

Crude oil and other feedstock costs and the prices of refined petroleum products have historically been subject to wide fluctuation. Expansion and upgrading of existing facilities and installation of additional refinery distillation or conversion capacity, price volatility, governmental regulations, international political and economic developments and other factors beyond our control are likely to continue to play an important role in refining industry economics. These factors can impact, among other things, the level of inventories in the market, resulting in price volatility and a reduction or increase in product margins. Moreover, the industry typically experiences seasonal fluctuations in demand for refined petroleum products, such as for gasoline and diesel, during the summer driving season and for home heating oil during the winter.

Benchmark Refining Margins

In assessing our operating performance, we compare the refining margins (revenue less materials cost) of each of our refineries against a specific benchmark industry refining margin based on crack spreads. Benchmark refining margins take into account both crude and refined petroleum product prices. When these prices are combined in a formula they provide a single value—a gross margin per barrel—that, when multiplied by throughput, provides an approximation of the gross margin generated by refining activities.

The performance of our East Coast refineries generally follows the Dated Brent (NYH) 2-1-1 benchmark refining margin. Our Toledo refinery generally follows the WTI (Chicago) 4-3-1 benchmark refining margin. Our Chalmette refinery generally follows the LLS (Gulf Coast) 2-1-1 benchmark refining margin. Our Torrance refinery generally follows the ANS (West Coast) 4-3-1 benchmark refining margin. Our Martinez refinery generally follows the ANS (West Coast) 3-2-1 benchmark refining margin.

While the benchmark refinery margins presented below under “Results of Operations—Market Indicators” are representative of the results of our refineries, each refinery’s realized gross margin on a per barrel basis will differ from the benchmark due to a variety of factors affecting the performance of the relevant refinery to its corresponding benchmark. These factors include the refinery’s actual type of crude oil throughput, product yield differentials and any other factors not reflected in the benchmark refining margins, such as transportation costs, storage costs, credit fees, fuel consumed during production and any product premiums or discounts, as well as inventory fluctuations, timing of crude oil and other feedstock purchases, a rising or declining crude and product pricing environment and commodity price management activities. As discussed in more detail below, each of our refineries, depending on market conditions, has certain feedstock-cost and product-value advantages and disadvantages as compared to the refinery’s relevant benchmark.

Credit Risk Management

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to us. Our exposure to credit risk is reflected in the carrying amount of the receivables that are presented in our Consolidated Balance Sheets. To minimize credit risk, all customers are subject to extensive credit verification procedures and extensions of credit above defined thresholds are to be approved by the senior management. Our intention is to trade only with recognized creditworthy third parties. In addition, receivable balances are monitored on an ongoing basis. We also limit the risk of bad debts by obtaining security such as guarantees or letters of credit.

Other Factors

We currently source our crude oil for our refineries on a global basis through a combination of market purchases and short-term purchase contracts, and through our crude oil supply agreements. We believe purchases based on market pricing has given us flexibility in obtaining crude oil at lower prices and on a more accurate “as needed” basis. Since our Paulsboro and Delaware City refineries access their crude slates from the Delaware River via ship or barge and through our rail facilities at Delaware City, these refineries have the flexibility to purchase crude oils from the Mid-Continent and Western Canada, as well as a number of different countries. We have not sourced crude oil under our crude supply arrangement with PDVSA since 2017 as PDVSA has suspended deliveries due to our inability to agree to mutually acceptable payment terms and because of U.S. government sanctions against PDVSA.

In the past several years, we expanded and upgraded the existing on-site railroad infrastructure at the Delaware City refinery. Currently, crude oil delivered by rail to this facility is consumed at our Delaware City and Paulsboro refineries. The Delaware City rail unloading facilities, and the East Coast Storage Assets, allow our East Coast refineries to source WTI-based crude oils from Western Canada and the Mid-Continent, which we believe, at times, may provide cost advantages versus traditional Brent-based international crude oils. In support of this rail strategy, we have at times entered into agreements to lease or purchase crude railcars. Certain of these railcars were subsequently sold to a third-party, which has leased the railcars back to us for periods of between four and seven years. In subsequent periods, we have sold or returned railcars to optimize our railcar portfolio. Our railcar fleet, at times, provides transportation flexibility within our crude oil sourcing strategy that allows our East Coast refineries to process cost advantaged crude from Canada and the Mid-Continent.

Our operating cost structure is also important to our profitability. Major operating costs include costs relating to employees and contract labor, energy, maintenance and environmental compliance, and emission control regulations, including the cost of RINs required for compliance with the Renewable Fuels Standard. The predominant variable cost is energy, in particular, the price of utilities, natural gas and electricity.

Our operating results are also affected by the reliability of our refinery operations. Unplanned downtime of our refinery assets generally results in lost margin opportunity and increased maintenance expense. The financial impact of planned downtime, such as major turnaround maintenance, is managed through a planning process that considers such things as the margin environment, the availability of resources to perform the needed maintenance and feed logistics, whereas unplanned downtime does not afford us this opportunity.

Refinery-Specific Information

The following section includes refinery-specific information related to our operations, crude oil differentials, ancillary costs, and local premiums and discounts.

Delaware City Refinery. The benchmark refining margin for the Delaware City refinery is calculated by assuming that two barrels of Dated Brent crude oil are converted into one barrel of gasoline and one barrel of diesel. We calculate this benchmark using the NYH market value of reformulated blendstock for oxygenate blending (“RBOB”) and ultra-low sulfur diesel (“ULSD”) against the market value of Dated Brent and refer to the benchmark as the Dated Brent (NYH) 2-1-1 benchmark refining margin. Our Delaware City refinery has a product slate of approximately 51% gasoline, 31% distillate, 2% high-value petrochemicals, with the remaining portion of the product slate comprised of lower-value products (3% petroleum coke, 3% LPGs, 7% black oil and 3% other). For this reason, we believe the Dated Brent (NYH) 2-1-1 is an appropriate benchmark industry refining margin. The majority of Delaware City revenues are generated off NYH-based market prices.

The Delaware City refinery’s realized gross margin on a per barrel basis has historically differed from the Dated Brent (NYH) 2-1-1 benchmark refining margin due to the following factors:

•

the Delaware City refinery processes a slate of primarily medium and heavy sour crude oils, which has constituted approximately 55% to 65% of total throughput. The remaining throughput consists of sweet crude oil and other feedstocks and blendstocks. In addition, we have the capability to process a significant volume of light, sweet crude oil depending on market conditions. Our total throughput costs have historically priced at a discount to Dated Brent; and

•

as a result of the heavy, sour crude slate processed at Delaware City, we produce lower value products including sulfur, carbon dioxide and petroleum coke. These products are priced at a significant discount to RBOB and ULSD.

Paulsboro Refinery. The benchmark refining margin for the Paulsboro refinery is calculated by assuming that two barrels of Dated Brent crude oil are converted into one barrel of gasoline and one barrel of diesel. We calculate this benchmark using the NYH market value of RBOB and ULSD diesel against the market value of Dated Brent and refer to the benchmark as the Dated Brent (NYH) 2-1-1 benchmark refining margin. Our Paulsboro refinery has a product slate of approximately 44% gasoline, 34% distillate and 3% high-value Group I lubricants, with the remaining portion of the product slate comprised of lower-value products (13% black oil, 2% petroleum coke and 4% LPGs). For this reason, we believe the Dated Brent (NYH) 2-1-1 is an appropriate benchmark industry refining margin. The majority of Paulsboro revenues are generated off NYH-based market prices.

The Paulsboro refinery’s realized gross margin on a per barrel basis has historically differed from the Dated Brent (NYH) 2-1-1 benchmark refining margin due to the following factors:

•

the Paulsboro refinery processes a slate of primarily medium and heavy sour crude oils, which has historically constituted approximately 75% to 85% of total throughput. The remaining throughput consists of sweet crude oil and other feedstocks and blendstocks;

•

as a result of the heavy, sour crude slate processed at Paulsboro, we produce lower value products including sulfur and petroleum coke. These products are priced at a significant discount to RBOB and ULSD; and

•	the Paulsboro refinery produces Group I lubricants which carry a premium sales price to RBOB and ULSD.

Toledo Refinery. The benchmark refining margin for the Toledo refinery is calculated by assuming that four barrels of WTI crude oil are converted into three barrels of gasoline, one-half barrel of ULSD and one-half barrel of jet fuel. We calculate this refining margin using the Chicago market values of CBOB and ULSD and the United States Gulf Coast value of jet fuel against the market value of WTI and refer to this benchmark as the WTI

(Chicago) 4-3-1 benchmark refining margin. Our Toledo refinery has a product slate of approximately 55% gasoline, 34% distillate, 5% high-value petrochemicals (including nonene, tetramer, benzene, xylene and toluene) with the remaining portion of the product slate comprised of lower-value products (4% LPGs and 2% other). For this reason, we believe the WTI (Chicago) 4-3-1 is an appropriate benchmark industry refining margin. The majority of Toledo revenues are generated off Chicago-based market prices.

The Toledo refinery’s realized gross margin on a per barrel basis has historically differed from the WTI (Chicago) 4-3-1 benchmark refining margin due to the following factors:

•	the Toledo refinery processes a slate of domestic sweet and Canadian synthetic crude oil. Historically, Toledo’s blended average crude costs have differed from the market value of WTI crude oil;

•	the Toledo refinery configuration enables it to produce more barrels of product than throughput which generates a pricing benefit; and

•	the Toledo refinery generates a pricing benefit on some of its refined products, primarily its petrochemicals.

Chalmette Refinery. The benchmark refining margin for the Chalmette refinery is calculated by assuming two barrels of LLS crude oil are converted into one barrel of gasoline and one barrel of diesel. We calculate this benchmark using the US Gulf Coast market value of 87 conventional gasoline and ULSD against the market value of LLS and refer to this benchmark as the LLS (Gulf Coast) 2-1-1 benchmark refining margin. Our Chalmette refinery has a product slate of approximately 50% gasoline and 33% distillate, with the remaining portion of the product slate comprised of lower-value products (8% black oil, 4% petroleum coke, 3% LPGs and 2% petrochemical feedstocks). For this reason, we believe the LLS (Gulf Coast) 2-1-1 is an appropriate benchmark industry refining margin. The majority of Chalmette revenues are generated off Gulf Coast-based market prices.

The Chalmette refinery’s realized gross margin on a per barrel basis has historically differed from the LLS (Gulf Coast) 2-1-1 benchmark refining margin due to the following factors:

•

the Chalmette refinery has generally processed a slate of primarily medium and heavy sour crude oils, which has historically constituted approximately 55% to 65% of total throughput. The remaining throughput consists of sweet crude oil and other feedstocks and blendstocks; and

•

as a result of the heavy, sour crude slate processed at Chalmette, we produce lower-value products including sulfur and petroleum coke. These products are priced at a significant discount to 87 conventional gasoline and ULSD.

The PRL (pre-treater, reformer, light ends) project was completed in 2017 which has increased high-octane, ultra-low sulfur reformate and chemicals production. The new crude oil tank was also commissioned in 2017 and is allowing additional gasoline and diesel exports, reduced RINs compliance costs and lower crude ship demurrage costs.

Additionally, the idled 12,000 barrel per day coker unit was restarted in the fourth quarter of 2019 to increase the refinery’s long-term feedstock flexibility to capture the potential benefit in the price for heavy and high-sulfur feedstocks. The unit has increased the refinery’s total coking capacity to approximately 40,000 barrels per day.

Torrance Refinery. The benchmark refining margin for the Torrance refinery is calculated by assuming that four barrels of Alaskan North Slope (“ANS”) crude oil are converted into three barrels of gasoline, one-half barrel of diesel and one-half barrel of jet fuel. We calculate this benchmark using the West Coast Los Angeles market value of California reformulated blendstock for oxygenate blending (CARBOB), California Air Resources Board (CARB) diesel and jet fuel and refer to the benchmark as the ANS (West Coast) 4-3-1 benchmark refining margin. Our Torrance refinery has a product slate of approximately 62% gasoline and 26%

distillate with the remaining portion of the product slate comprised of lower-value products (8% petroleum coke, 2% LPG and 2% black oil). For this reason, we believe the ANS (West Coast) 4-3-1 is an appropriate benchmark industry refining margin. The majority of Torrance revenues are generated off West Coast Los Angeles-based market prices.

The Torrance refinery’s realized gross margin on a per barrel basis has historically differed from the ANS (West Coast) 4-3-1 benchmark refining margin due to the following factors:

•

the Torrance refinery has generally processed a slate of primarily heavy sour crude oils, which has historically constituted approximately 80% to 90% of total throughput. The Torrance crude slate has the lowest API gravity (typically an American Petroleum Institute (“API”) gravity of less than 20 degrees) of all of our refineries. The remaining throughput consists of other feedstocks and blendstocks; and

•

as a result of the heavy, sour crude slate processed at Torrance, we produce lower-value products including petroleum coke and sulfur. These products are priced at a significant discount to gasoline and diesel.

Martinez Refinery. The benchmark refining margin for the Martinez refinery is calculated by assuming that three barrels of Alaskan North Slope (“ANS”) crude oil are converted into two barrels of gasoline, one-quarter barrel of diesel and three-quarter barrel of jet fuel. We calculate this benchmark using the West Coast San Francisco market value of California reformulated blendstock for oxygenate blending (CARBOB), CARB diesel and jet fuel and refer to the benchmark as the ANS (West Coast) 3-2-1 benchmark refining margin. Our Martinez refinery has a product slate of approximately 50% gasoline and 35% distillate with the remaining portion of the product slate comprised of lower-value products (4% petroleum coke, 2% LPG and 8% internal fuel). For this reason, we believe the ANS (West Coast) 3-2-1 is an appropriate benchmark industry refining margin. The majority of Martinez revenues are generated off West Coast San Francisco-based market prices.

The Martinez refinery’s realized gross margin on a per barrel basis has historically differed from the ANS (West Coast) 4-3-1 benchmark refining margin due to the following factors:

•

the Martinez refinery has generally processed a slate of primarily heavy sour crude oils, which has historically constituted approximately 80% to 90% of total throughput. The remaining throughput consists of other feedstocks and blendstocks; and

•

as a result of the heavy, sour crude slate processed at Martinez, we produce lower-value products including petroleum coke and sulfur. These products are priced at a significant discount to gasoline and diesel.

Results of Operations

The following tables reflect our financial and operating highlights for the years ended December 31, 2019, 2018 and 2017 and for the six months ended June 30, 2020 and 2019 (amounts in millions):

	Year Ended December 31,			Six Months Ended June 30,
	2019	2018	2017	2020	2019
Revenues	$24,468.9	$27,164.0	$21,772.4	$7,759.1	$11,760.6
Cost and expenses:
Cost of products and other	21,667.7	24,744.6	19,095.8	7,854.2	10,301.6
Operating expenses (excluding depreciation and amortization expense as reflected below)	1,684.3	1,654.8	1,626.4	931.2	863.1
Depreciation and amortization expense	386.7	329.7	254.3	216.5	189.6

Cost of sales	23,738.7	26,729.1	20,976.5	9,001.9	11,354.3
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	258.7	253.8	197.9	131.5	97.8
Depreciation and amortization expense	10.8	10.6	13.0	5.7	5.7
Change in fair value of contingent consideration	—	—	—	(65.4)	—
Equity income in investee	(7.9)	(17.8)	(14.6)	—	(7.9)
(Gain) loss on sale of assets	(29.9)	(43.1)	1.5	(471.1)	0.8

Total cost and expenses	23,970.4	26,932.6	21,174.3	8,602.6	11,450.7

Income (loss) from operations	498.5	231.4	598.1	(843.5)	309.9
Other income (expense):
Interest expense, net	(108.7)	(127.1)	(122.6)	(89.3)	(57.0)
Change in fair value of catalyst obligations	(9.7)	5.6	(2.2)	6.6	(2.6)
Debt extinguishment costs	—	—	(25.5)	(22.2)	—
Other non-service components of net periodic benefit cost	(0.2)	1.1	(1.4)	2.1	(0.1)

Income (loss) before income taxes	379.9	111.0	446.4	(946.3)	250.2
Income tax (benefit) expense	(8.3)	8.0	(10.8)	9.8	(5.4)

Net income (loss)	388.2	103.0	457.2	(956.1)	255.6
Less: net income attributable to noncontrolling interests	—	0.1	0.1	—	0.1

Net income (loss) attributable to PBF Holding Company LLC	$388.2	$102.9	$457.1	$(956.1)	$255.5

Consolidated gross margin	$730.2	$434.9	$795.9	$(1,242.8)	$406.3
Gross refining margin(1)	2,801.2	2,419.4	2,676.6	$(95.1)	$1,459.0

(1)	See Non-GAAP Financial Measures.

Operating Highlights	Year Ended December 31,			Six Months Ended June 30,
	2019	2018	2017	2020	2019
Key Operating Information
Production (bpd in thousands)	825.2	854.5	802.9	770.1	796.7
Crude oil and feedstocks throughput (bpd in thousands)	823.1	849.7	807.4	764.0	798.9
Total crude oil and feedstocks throughput (millions of barrels)	300.4	310.0	294.7	139.0	144.6
Consolidated gross margin per barrel of throughput	$2.44	$1.39	$2.70	$(8.94)	$2.80
Gross refining margin, excluding special items, per barrel of throughput (1)	$8.51	$9.09	$8.08	$4.36	$7.85
Refinery operating expense, per barrel of throughput	$5.61	$5.34	$5.52	$6.70	$5.97

Crude and feedstocks (% of total throughput) (2)
Heavy	32%	36%	34%	44%	31%
Medium	28%	30%	30%	26%	30%
Light	26%	21%	21%	17%	25%
Other feedstocks and blends	14%	13%	15%	13%	14%

Total throughput	100%	100%	100%	100%	100%

Yield (% of total throughput)
Gasoline and gasoline blendstocks	49%	50%	50%	48%	48%
Distillates and distillate blendstocks	32%	32%	30%	32%	32%
Lubes	1%	1%	1%	1%	1%
Chemicals	2%	2%	2%	1%	2%
Other	16%	16%	16%	19%	17%

Total yield	100%	101%	99%	101%	100%

(1)	See Non-GAAP Financial Measures.
(2)

We define heavy crude oil as crude oil with American Petroleum Institute (“API”) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

The table below summarizes certain market indicators relating to our operating results as reported by Platts.

	Year Ended December 31,			Six Months Ended June 30,
	2019	2018	2017	2020	2019
		(dollars per barrel, except as noted)
Dated Brent crude oil	$64.34	$71.34	$54.18	$39.55	$66.16
West Texas Intermediate (WTI) crude oil	$57.03	$65.20	$50.79	$36.69	$57.42
Light Louisiana Sweet (LLS) crude oil	$62.67	$70.20	$54.02	$38.93	$64.75
Alaska North Slope (ANS) crude oil	$65.00	$71.54	$54.43	$40.59	$66.37
Crack Spreads
Dated Brent (NYH) 2-1-1	$12.68	$13.17	$14.74	$9.81	$11.72
WTI (Chicago) 4-3-1	$15.25	$14.84	$15.88	$6.30	$16.79
LLS (Gulf Coast) 2-1-1	$12.43	$12.30	$13.57	$8.44	$11.29
ANS (West Coast-LA) 4-3-1	$18.46	$15.48	$17.43	$11.26	$18.33
ANS (West Coast-SF) 3-2-1				$9.20	$16.61

	Year Ended December 31,			Six Months Ended June 30,
	2019	2018	2017	2020	2019
		(dollars per barrel, except as noted)
Crude Oil Differentials
Dated Brent (foreign) less WTI	$7.31	$6.14	$3.39	$2.86	$8.74
Dated Brent less Maya (heavy, sour)	$6.76	$8.70	$7.16	$7.01	$5.69
Dated Brent less WTS (sour)	$8.09	$13.90	$4.37	$3.04	$10.15
Dated Brent less ASCI (sour)	$3.73	$4.64	$3.66	$2.30	$3.17
WTI less WCS (heavy, sour)	$13.61	$26.93	$12.24	$11.21	$11.28
WTI less Bakken (light, sweet)	$0.66	$2.86	$(0.26)	$3.25	$0.41
WTI less Syncrude (light, sweet)	$0.18	$6.84	$(1.74)	$1.37	$(0.01)
WTI less LLS (light, sweet)	$(5.64)	$(5.03)	$(3.23)	$(2.24)	$(7.33)
WTI less ANS (light, sweet)	$(7.97)	$(6.34)	$(3.63)	$(3.90)	$(8.95)
Natural gas (dollars per MMBTU)	$2.53	$3.07	$3.02	$1.81	$2.69

Six Months Ended June 30, 2020 Compared to the Six Months Ended June 30, 2019

Overview—Net loss was $956.1 million for the six months ended June 30, 2020 compared to net income of $255.6 million for the six months ended June 30, 2019.

Our results for the six months ended June 30, 2020 were negatively impacted by special items consisting of a non-cash LCM inventory adjustment of approximately $701.4 million, debt extinguishment costs of $22.2 million associated with the early redemption of our 2023 Senior Notes and severance costs related to reductions in workforce of $12.9 million. These unfavorable impacts were partially offset by the gain on the sale of hydrogen plants of $471.1 million and the change in the fair value of the Martinez Contingent Consideration of $65.4 million. Our results for the six months ended June 30, 2019 were positively impacted by a non-cash LCM inventory adjustment of approximately $324.0 million. The LCM inventory adjustments were recorded due to movements in the price of crude oil and refined products in the periods presented.

Excluding the impact of these special items, our results were negatively impacted by the ongoing COVID-19 pandemic which has caused a significant decline in the demand for our refined products and a decrease in the prices for crude oil and refined products, both of which have negatively impacted our revenues, cost of products sold and operating income. In addition, during the six months ended June 30, 2020 we experienced unfavorable movements in certain crude differentials and overall lower throughput volumes and barrels sold across our refineries, as well as lower refining margins. Refining margins for the six months ended June 30, 2020 compared to the six months ended June 30, 2019 were mixed with stronger refining margins on the East Coast and Gulf Coast offset by weaker refining margins in the Mid-Continent and West Coast. Our results for the six months ended June 30, 2020 were negatively impacted by higher general and administrative expenses associated with severance charges and integration costs associated with the Martinez Acquisition and increased depreciation and amortization expense associated with the Martinez Acquisition and our continued investment in our refining assets.

Revenues—Revenues totaled $7.8 billion for the six months ended June 30, 2020 compared to $11.8 billion for the six months ended June 30, 2019, a decrease of approximately $4.0 billion, or 33.9%. Revenues per barrel were $48.04 and $70.35 for the six months ended June 30, 2020 and 2019, respectively, a decrease of 31.7% directly related to lower hydrocarbon commodity prices. For the six months ended June 30, 2020, the total throughput rates at our East Coast, Mid-Continent, Gulf Coast and West Coast refineries averaged approximately 285,800 bpd, 83,500 bpd, 153,400 bpd and 241,300 bpd, respectively. For the six months ended June 30, 2019, the total throughput rates at our East Coast, Mid-Continent, Gulf Coast and West Coast refineries averaged approximately 315,500 bpd, 155,600 bpd, 183,100 bpd and 144,700 bpd, respectively. For six months ended June 30, 2020, the total barrels sold at our East Coast, Mid-Continent, Gulf Coast and West Coast refineries averaged approximately 321,600 bpd, 111,600 bpd, 185,000 bpd and 269,200 bpd, respectively. For the six months ended June 30, 2019, the total barrels sold at our East Coast, Mid-Continent, Gulf Coast and West Coast refineries averaged approximately 353,900 bpd, 164,900 bpd, 229,800 bpd and 174,900 bpd, respectively.

The throughput rates at the majority of our refineries were lower in the six months ended June 30, 2020 compared to the same period in 2019. We operated our refineries at reduced rates beginning in March of 2020 and, based on current market conditions, we plan on continuing to operate our refineries at lower utilization until such time that sustained product demand justifies higher production. Our Martinez refinery was not acquired until the first quarter of 2020. Total refined product barrels sold were higher than throughput rates, reflecting sales from inventory as well as sales and purchases of refined products outside our refineries.

Consolidated Gross Margin—Consolidated gross margin totaled $(1,242.8) million for the six months ended June 30, 2020, compared to $406.3 million for the six months ended June 30, 2019, a decrease of approximately $1,649.1 million. Gross refining margin (as described below in Non-GAAP Financial Measures) totaled $(95.1) million, or $(0.68) per barrel of throughput for the six months ended June 30, 2020 compared to $1,459.0 million, or $10.08 per barrel of throughput for the six months ended June 30, 2019, a decrease of approximately $1,554.1 million. Gross refining margin excluding special items totaled $606.3 million or $4.36 per barrel of throughput for the six months ended June 30, 2020 compared to $1,135.0 million or $7.85 per barrel of throughput for the six months ended June 30, 2019, a decrease of $528.7 million.

Consolidated gross margin and gross refining margin were negatively impacted by a non-cash LCM adjustment of approximately $701.4 million on a net basis resulting from the decrease in crude oil and refined product prices from the year ended 2019 to the end of the second quarter of 2020. Gross refining margin excluding the impact of special items decreased due to unfavorable movements in certain crude differentials, an overall decrease in throughput rates and lower refining margins in our Mid-Continent and West Coast refineries. The decrease was partially offset by stronger margins in the East Coast and Gulf Coast refineries due to improved crude differentials and 2019 planned and unplanned downtime at our Delaware City refinery. For the six months ended June 30, 2019, special items impacting our margin calculations included a non-cash LCM inventory adjustment of approximately $324.0 million on a net basis, resulting from an increase in crude oil and refined product prices.

Additionally, our results continue to be impacted by significant costs to comply with the RFS. Total RFS costs were $96.8 million for the six months ended June 30, 2020 in comparison to $60.4 million for the six months ended June 30, 2019.

Average industry margins were mixed during the six months ended June 30, 2020 in comparison to the same period in 2019, primarily due to varying timing and extent of the impacts of the COVID-19 pandemic on regional demand and commodity prices in the first half of 2020 and 2019 planned turnarounds, all of which were completed in the first half of the prior year.

On the East Coast, the Dated Brent (NYH) 2-1-1 industry crack spread was approximately $9.81 per barrel, or 16.3% lower, in the six months ended June 30, 2020, as compared to $11.72 per barrel in the same period in 2019. Our margins were positively impacted from our refinery specific slate on the East Coast by stronger Dated Brent/Maya and WTI/Bakken differentials, which increased by $1.32 per barrel and $2.84 per barrel, respectively, in comparison to the same period in 2019. The WTI/WCS differential slightly decreased to $11.21 per barrel in 2020 compared to $11.28 in 2019, which unfavorably impacted our cost of heavy Canadian crude.

Across the Mid-Continent, the WTI (Chicago) 4-3-1 industry crack spread was $6.30 per barrel, or 62.5% lower, in the six months ended June 30, 2020 as compared to $16.79 per barrel in the same period in 2019. Our margins were positively impacted from our refinery specific slate in the Mid-Continent by an increasing WTI/Bakken differential, which averaged a discount of $3.25 per barrel in the six months ended June 30, 2020, as compared to a discount of $0.41 per barrel in the same period in 2019. Additionally, the WTI/Syncrude differential averaged a discount of $1.37 per barrel during the six months ended June 30, 2020 as compared to a premium of $0.01 per barrel in the same period of 2019.

On the Gulf Coast, the LLS (Gulf Coast) 2-1-1 industry crack spread was $8.44 per barrel, or 25.2% lower, in the six months ended June 30, 2020 as compared to $11.29 per barrel in the same period in 2019. Margins on the Gulf Coast were positively impacted from our refinery specific slate by a strengthening WTI/LLS differential, which averaged a premium of $2.24 per barrel during the six months ended June 30, 2020 as compared to a premium of $7.33 per barrel in the same period of 2019.

On the West Coast, the ANS (West Coast) 4-3-1 industry crack spread was $11.26 per barrel, or 38.6% lower, in the six months ended June 30, 2020 as compared to $18.33 per barrel in the same period in 2019. Additionally, margins on the West Coast were positively impacted from our refinery specific slate by a strengthening WTI/ANS differential, which averaged a premium of $3.90 per barrel during the six months ended June 30, 2020 as compared to a premium of $8.95 per barrel in the same period of 2019.

Favorable movements in these benchmark crude differentials typically result in lower crude costs and positively impact our earnings while reductions in these benchmark crude differentials typically result in higher crude costs and negatively impact our earnings.

Operating Expenses—Operating expenses totaled $931.2 million, or $6.70 per barrel of throughput, for the six months ended June 30, 2020 compared to $863.1 million, or $5.97 per barrel of throughput, for the six months ended June 30, 2019, an increase of approximately $68.1 million, or 7.9%. Increases in operating expenses were mainly attributed to costs associated with the Martinez refinery and related logistic assets which totaled approximately $168.2 million for the six months ended June 30, 2020. Total operating expenses for the six months ended June 30, 2020, excluding our Martinez refinery, decreased due to our cost reduction initiatives taken to strengthen our financial flexibility and offset the negative impact of COVID-19, such as significant reductions in discretionary activities and third party services.

General and Administrative Expenses—General and administrative expenses totaled $131.5 million for the six months ended June 30, 2020 compared to $97.8 million for the six months ended June 30, 2019, an increase of approximately $33.7 million or 34.5%. The increase in general and administrative expenses for the six months ended June 30, 2020 in comparison to the six months ended June 30, 2019 primarily related to headcount reduction severance costs across the refineries as well as integration costs pertaining to the Martinez Acquisition. These costs increases were offset by a reduction in overhead expenses through salary reductions to a large portion of our workforce. Our general and administrative expenses are comprised of personnel, facilities and other infrastructure costs necessary to support our refineries.

Gain/Loss on Sale of Assets—There was a gain of $471.1 million for the six months ended June 30, 2020 related to the sale of five hydrogen plants. There was a loss of $0.8 million on the sale of assets for the six months ended June 30, 2019 related to the sale of non-operating refinery assets.

Depreciation and Amortization Expense—Depreciation and amortization expense totaled $222.2 million for the six months ended June 30, 2020 (including $216.5 million recorded within Cost of sales) compared to $195.3 million for the six months ended June 30, 2019 (including $189.6 million recorded within Cost of sales), an increase of approximately $26.9 million. The increase was a result of additional depreciation expense associated with the assets acquired in the Martinez Acquisition and a general increase in our fixed asset base due to capital projects and turnarounds completed since the second quarter of 2019.

Change in Fair Value of Contingent Consideration—Change in the fair value of contingent consideration was a gain of $65.4 million for the six months ended June 30, 2020. This change represents the decrease in the estimated fair value of the total Martinez Contingent Consideration we expect to pay in connection with our acquisition of the Martinez refinery. There were no such costs in the same period of 2019.

Change in Fair Value of Catalyst Obligations—Change in the fair value of catalyst obligations represented a gain of $6.6 million for the six months ended June 30, 2020 compared to a loss of $2.6 million for the six months ended June 30, 2019. These gains and losses relate to the change in value of the precious metals underlying the sale and leaseback of our refineries’ precious metal catalysts, which we are obligated to repurchase at fair market value on the lease termination dates.

Debt Extinguishment Costs—Debt extinguishment costs of $22.2 million incurred in the six months ended June 30, 2020 relate to the early redemption of our 2023 Senior Notes. There were no such costs in the same period of 2019.

Interest Expense, net— Interest expense totaled $89.3 million for the six months ended June 30, 2020 compared to $57.0 million for the six months ended June 30, 2019, an increase of approximately $32.3 million. This net increase is mainly attributable to higher interest costs associated with the issuance of the 2028 Senior Notes in February 2020, the issuance of the 2025 Senior Secured Notes in May 2020 and higher outstanding borrowings on our Revolving Credit Facility. Interest expense includes interest on long-term debt, costs related to the sale and leaseback of our precious metal catalysts, financing costs associated with the Inventory Intermediation Agreements with J. Aron, letter of credit fees associated with the purchase of certain crude oils and the amortization of deferred financing costs.

Income Tax Expense—As PBF Holding is a limited liability company treated as a “flow-through” entity for income tax purposes, our Condensed Consolidated Financial Statements generally do not include a benefit or expense for income taxes for the six months ended June 30, 2020 and June 30, 2019, respectively, apart from the income tax attributable to two subsidiaries acquired in connection with the acquisition of the Chalmette refinery in the fourth quarter of 2015 and PBF Ltd. These subsidiaries are treated as C-Corporations for income tax purposes. An income tax expense of $9.8 million was recorded for the six months ended June 30, 2020 in comparison to an income tax benefit of $5.4 million recorded for the six months ended June 30, 2019, primarily attributable to the results of PBF Ltd.

2019 Compared to 2018

Overview— Our net income was $388.2 million for the year ended December 31, 2019 compared to $103.0 million for the year ended December 31, 2018.

Our results for the year ended December 31, 2019 were positively impacted by special items comprised of a non-cash LCM inventory adjustment of approximately $250.2 million and a gain on the sale of land at our Torrance refinery of $33.1 million. Our results for the year ended December 31, 2018 were negatively impacted by an LCM inventory adjustment of approximately $351.3 million and the early return of certain leased railcars, resulting in a charge of $52.3 million. These unfavorable impacts were partially offset by a special item related to a gain on the sale of land at our Torrance refinery of $43.8 million.

Excluding the impact of these special items, our results for the year ended December 31, 2019 were negatively impacted by unfavorable movements in crude differentials and overall lower throughput volumes and barrels sold across our refineries, partially offset by higher crack spreads realized at our West Coast refinery. Refining margins for the current year compared to the prior year were weaker at our East Coast, Mid-Continent and Gulf Coast refineries, offset by significantly stronger margins realized on the West Coast. Our results for the year ended December 31, 2019 were also negatively impacted by increased operating expenses and depreciation and amortization expense associated with our continued investment in our refining assets and the effect of significant turnaround and maintenance activity during 2019.

Revenues— Revenues totaled $24.5 billion for the year ended December 31, 2019 compared to $27.2 billion for the year ended December 31, 2018, a decrease of approximately $2.7 billion or 9.9%. Revenues per barrel sold were $69.81 and $77.01 for the years ended December 31, 2019 and 2018, respectively, a decrease of 9.3% directly related to lower hydrocarbon commodity prices. For the year ended December 31, 2019, the total throughput rates at our East Coast, Mid-Continent, Gulf Coast and West Coast refineries averaged approximately 336,400 bpd, 153,000 bpd, 177,900 bpd and 155,800 bpd, respectively. For the year ended December 31, 2018, the total throughput rates at our East Coast, Mid-Continent, Gulf Coast and West Coast refineries averaged approximately 344,700 bpd, 149,600 bpd, 185,600 bpd and 169,800 bpd, respectively. The throughput rates at our East Coast and West Coast refineries were lower in the year ended December 31, 2019 compared to the same period in 2018 due to planned downtime associated with turnarounds of the coker and associated units at our Delaware City and Torrance refineries and the crude unit at our Paulsboro refinery, all of which were completed in the first half of 2019, and unplanned downtime at our Delaware City refinery in the first quarter of 2019. Throughput rates at our Mid-Continent refinery were higher in the current year compared to the prior year due to a planned turnaround at our Toledo refinery in the first half of the prior year. Throughput rates at our Gulf Coast refinery were lower in the year ended December 31, 2019 compared to the same period in 2018 due to unplanned downtime in the fourth quarter of 2019. For the year ended December 31, 2019, the total barrels sold at our East Coast, Mid-Continent, Gulf Coast and West Coast refineries averaged approximately 382,500 bpd, 163,900 bpd, 225,300 bpd and 188,600 bpd, respectively. For the year ended December 31, 2018, the total barrels sold at our East Coast, Mid-Continent, Gulf Coast and West Coast refineries averaged approximately 372,700 bpd, 161,800 bpd, 233,700 bpd and 198,100 bpd, respectively. Total refined product barrels sold were higher than throughput rates, reflecting sales from inventory as well as sales and purchases of refined products outside the refineries.

Consolidated Gross Margin— Consolidated gross margin totaled $730.2 million, for the year ended December 31, 2019, compared to $434.9 million, for the year ended December 31, 2018, an increase of $295.3 million. Gross refining margin (as described below in Non-GAAP Financial Measures) totaled $2,801.2 million, or $9.34 per barrel of throughput, for the year ended December 31, 2019 compared to $2,419.4 million, or $7.79 per barrel of throughput for the year ended December 31, 2018, an increase of approximately $381.8 million. Gross refining margin excluding special items totaled $2,551.0 million or $8.51 per barrel of throughput, for the year ended December 31, 2019 compared to $2,823.0 million, or $9.09 per barrel of throughput, for the year ended December 31, 2018, a decrease of $272.0 million.

Consolidated gross margin and gross refining margin were positively impacted in the current year by a non-cash LCM inventory adjustment of approximately $250.2 million, resulting from the increase in crude oil and refined product prices from the year ended 2018. Gross refining margin excluding the impact of special items decreased due to unfavorable movements in certain crude differentials and refining margins and reduced throughput rates at the majority of our refineries, partially offset by higher throughput rates in the Mid-Continent and stronger crack spreads on the West Coast. For the year ended December 31, 2018, special items impacting our margin calculations included a non-cash LCM inventory adjustment of approximately $351.3 million, resulting from a decrease in crude oil and refined product prices and a $52.3 million charge resulting from costs associated with the early return of certain leased railcars.

Additionally, our results continue to be impacted by significant costs to comply with the RFS, although at a reduced level from the prior year. Total RFS costs were $122.7 million for the year ended December 31, 2019 compared with $143.9 million for the year ended December 31, 2018.

Average industry margins were mixed during the year ended December 31, 2019 compared with the prior year, primarily as a result of varying regional product inventory levels and seasonal and unplanned refining downtime issues impacting product margins. Crude oil differentials were generally unfavorable compared with the prior year, with notable light-heavy crude differential compression negatively impacting our gross refining margin and moving our overall crude slate lighter.

On the East Coast, the Dated Brent (NYH) 2-1-1 industry crack spread was approximately $12.68 per barrel, or 3.7% lower, in the year ended December 31, 2019, as compared to $13.17 per barrel in the same period in 2018. Our margins were negatively impacted from our refinery specific slate on the East Coast by tightening in the Dated Brent/Maya and WTI/Bakken differentials, which decreased $1.94 per barrel and $2.20 per barrel, respectively, in comparison to the prior year. In addition, the WTI/WCS differential decreased significantly to $13.61 per barrel in 2019 compared to $26.93 per barrel in 2018 which unfavorably impacted our cost of heavy Canadian crude.

Across the Mid-Continent, the WTI (Chicago) 4-3-1 industry crack spread was $15.25 per barrel, or 2.8% higher, in the year ended December 31, 2019, as compared to $14.84 per barrel in the prior year. Our margins were negatively impacted from our refinery specific slate in the Mid-Continent by a decreasing WTI/Bakken differential, which averaged $0.66 per barrel in the year ended December 31, 2019, as compared to $2.86 per barrel in the prior year. Additionally, the WTI/Syncrude differential averaged $0.18 per barrel for the year ended December 31, 2019 as compared to $6.84 per barrel in the prior year.

In the Gulf Coast, the LLS (Gulf Coast) 2-1-1 industry crack spread was $12.43 per barrel, or 1.1% higher, in the year ended December 31, 2019 as compared to $12.30 per barrel in the prior year. Margins in the Gulf Coast were negatively impacted from our refinery specific slate by a weakening WTI/LLS differential, which averaged a premium of $5.64 per barrel for the year ended December 31, 2019 as compared to a premium of $5.03 per barrel in the prior year.

On the West Coast, the ANS (West Coast) 4-3-1 industry crack spread was $18.46 per barrel, or 19.3% higher, in the year ended December 31, 2019 as compared to $15.48 per barrel in the prior year. Margins on the West Coast were negatively impacted from our refinery specific slate by a weakening WTI/ANS differential, which averaged a premium of $7.97 per barrel for the year ended December 31, 2019 as compared to a premium of $6.34 per barrel in the prior year.

Favorable movements in these benchmark crude differentials typically result in lower crude costs and positively impact our earnings, while reductions in these benchmark crude differentials typically result in higher crude costs and negatively impact our earnings.

Operating Expenses— Operating expenses totaled $1,684.3 million, or $5.61 per barrel of throughput, for the year ended December 31, 2019 compared to $1,654.8 million, or $5.34 per barrel of throughput, for the year ended December 31, 2018, an increase of $29.5 million, or 1.8%. Increases in operating expenses were mainly attributed to higher outside service costs related to turnaround and maintenance activity.

General and Administrative Expenses— General and administrative expenses totaled $258.7 million for the year ended December 31, 2019, compared to $253.8 million for the year ended December 31, 2018, an increase of $4.9 million or 1.9%. The increase in general and administrative expenses for the year ended December 31, 2019 compared with the year ended December 31, 2018 primarily related to higher outside services, including legal settlement charges and transaction costs related to the Martinez Acquisition, partially offset by a reduction in incentive compensation. Our general and administrative expenses are comprised of personnel, facilities and other infrastructure costs necessary to support our refineries and related logistics assets.

Gain on Sale of Assets— Gain on sale of assets was $29.9 million and $43.1 million for the year ended December 31, 2019 and December 31, 2018, respectively, mainly attributed to the sale of two separate parcels of land at our Torrance refinery.

Depreciation and Amortization Expense— Depreciation and amortization expense totaled $397.5 million for the year ended December 31, 2019 (including $386.7 million recorded within Cost of sales), compared to $340.3 million for the year ended December 31, 2018 (including $329.7 million recorded within Cost of sales), an increase of $57.2 million. The increase was a result of additional depreciation expense associated with a general increase in our fixed asset base due to capital projects and turnarounds completed during 2019 and 2018, as well as accelerated amortization related to the Delaware City and Torrance refinery turnarounds, which were completed in the first half of 2019.

Change in Fair Value of Catalyst Obligations— Change in the fair value of catalyst obligations represented a loss of $9.7 million for the year ended December 31, 2019, compared to a gain of $5.6 million for the year ended December 31, 2018. These gains and losses relate to the change in value of the precious metals underlying the sale and leaseback of our refineries’ precious metal catalysts, which we are obligated to repurchase at fair market value on the catalyst financing arrangement termination dates.

Interest Expense, net— Interest expense totaled $108.7 million for the year ended December 31, 2019, compared to $127.1 million for the year ended December 31, 2018, or a decrease of $18.4 million. This decrease is mainly attributable to lower outstanding revolver borrowings for the year ended December 31, 2019. Interest expense includes interest on long-term debt, costs related to the sale and leaseback of our precious metal catalysts, financing costs associated with the Inventory Intermediation Agreements with J. Aron, letter of credit fees associated with the purchase of certain crude oils and the amortization of deferred financing costs.

Income Tax Expense— As we are a limited liability company treated as a “flow-through” entity for income tax purposes, our consolidated financial statements generally do not include a benefit or expense for income taxes for the years ended December 31, 2019 and 2018, respectively, apart from the income tax attributable to two subsidiaries acquired in connection with the Chalmette Acquisition and our wholly-owned Canadian subsidiary, PBF Energy Limited (“PBF Ltd.”). These subsidiaries are treated as C-Corporations for income tax purposes. An income tax benefit of $8.3 million was recorded for the year ended December 31, 2019 in comparison to income tax expense of $8.0 million recorded for the year ended December 31, 2018, primarily attributable to volatility in the results of our taxable subsidiaries.

2018 Compared to 2017

Overview— Our net income was $103.0 million for the year ended December 31, 2018 compared to $457.2 million for the year ended December 31, 2017.

Our results for the year ended December 31, 2018 were negatively impacted by special items consisting of a non-cash LCM inventory adjustment of approximately $351.3 million and the early return of certain leased railcars, resulting in a charge of $52.3 million. These unfavorable impacts were partially offset by a special item related to a gain on the Torrance land sale of $43.8 million. Our results for the year ended December 31, 2017 were positively impacted by an LCM inventory adjustment of approximately $295.5 million, which was partially offset by a special item related to debt extinguishment costs of $25.5 million related to the redemption of the 2020 Senior Secured Notes.

Excluding the impact of these special items, our results were positively impacted by favorable movements in crude differentials, higher throughput volumes and barrels sold across the majority of our refineries and reduced regulatory compliance costs, offset by lower crack spreads realized at the majority of our refineries, which were favorably impacted in the prior year by the hurricane-related effect on refining margins due to tightening product inventories, specifically distillates. Our results for the year ended December 31, 2018 were negatively impacted by higher general and administrative costs and increased depreciation and amortization expense.

Revenues— Revenues totaled $27.2 billion for the year ended December 31, 2018 compared to $21.8 billion for the year ended December 31, 2017, an increase of approximately $5.4 billion or 24.8%. Revenues per barrel sold were $77.01 and $64.86 for the years ended December 31, 2018 and 2017, respectively, an increase of 18.7% directly related to higher hydrocarbon commodity prices. For the year ended December 31, 2018, the total throughput rates at our East Coast, Mid-Continent, Gulf Coast and West Coast refineries averaged approximately 344,700 bpd, 149,600 bpd, 185,600 bpd and 169,800 bpd, respectively. For the year ended December 31, 2017, the total throughput rates at our East Coast, Mid-Continent, Gulf Coast and West Coast refineries averaged approximately 338,200 bpd, 145,200 bpd, 184,500 bpd and 139,500 bpd, respectively. The throughput rates at our East Coast, Mid-Continent and West Coast refineries were higher in the year ended December 31, 2018 compared to the same period in 2017. Throughput rates at our Gulf Coast refinery were in line with the prior year despite planned downtimes during the first half of 2018. The throughput rates at our East Coast refineries increased due to planned downtime at our Delaware City refinery during 2017, whereas our Mid-Continent refinery ran at modestly higher rates during the year, taking advantage of a relatively strong margin environment. The throughput rates at our West Coast refinery increased due to planned downtime in the prior year as part of the first significant turnaround of the refinery under our ownership and improved refinery performance experienced in the year ended December 31, 2018. For the year ended December 31, 2018, the total refined product barrels sold at our East Coast, Mid-Continent, Gulf Coast and West Coast refineries averaged approximately 372,700 bpd, 161,800 bpd, 233,700 bpd and 198,100 bpd, respectively. For the year ended December 31, 2017, the total refined product barrels sold at our East Coast, Mid-Continent, Gulf Coast and West Coast refineries averaged approximately 363,800 bpd, 160,400 bpd, 227,200 bpd and 168,300 bpd, respectively. Total refined product barrels sold were higher than throughput rates, reflecting sales from inventory as well as sales and purchases of refined products outside the refineries.

Consolidated Gross Margin— Consolidated gross margin totaled $434.9 million, for the year ended December 31, 2018, compared to $795.9 million, for the year ended December 31, 2017, a decrease of $361.0 million. Gross refining margin (as described below in Non-GAAP Financial Measures) totaled $2,419.4 million, or $7.79 per barrel of throughput, for the year ended December 31, 2018 compared to $2,676.6 million, or $9.08 per barrel of throughput, for the year ended December 31, 2017, a decrease of approximately $257.2 million. Gross refining margin excluding special items totaled $2,823.0 million, or $9.09 per barrel of throughput, for the year ended December 31, 2018 compared to $2,381.1 million, or $8.08 per barrel of throughput, for the year ended December 31, 2017, an increase of $441.9 million.

Consolidated gross margin and gross refining margin were negatively impacted in the year ended December 31, 2018 by special items. The special items impacting our margin calculations included a non-cash LCM inventory adjustment of approximately $351.3 million resulting from a decrease in crude oil and refined product prices compared with the prices at the end of 2017 and a $52.3 million charge resulting from costs associated with the early return of certain leased railcars. The non-cash LCM inventory adjustment increased consolidated gross margin and gross refining margin by approximately $295.5 million in the year ended December 31, 2017. Excluding the impact of special items, consolidated gross margin and gross refining margin increased due to generally favorable movements in crude differentials and higher throughput volumes and barrels sold across all of our refineries.

Additionally, our results continue to be impacted by significant costs to comply with RFS, although at a reduced level from the prior year. Total RFS costs were $143.9 million for the year ended December 31, 2018 compared with $293.7 million for the year ended December 31, 2017.

Average industry margins were weaker during the year ended December 31, 2018 compared with the prior year, primarily as a result of 2017 being favorably impacted by the hurricane-related effect on refining margins in the second half of the year due to tightening product inventories, specifically distillates. Crude oil differentials were generally favorable compared with the prior year, with beneficial differentials experienced across the East Coast and Mid-Continent, partially offset by marginally unfavorable impacts related to our refinery specific crude slate in the Gulf and West Coast.

On the East Coast, the Dated Brent (NYH) 2-1-1 industry crack spread was approximately $13.17 per barrel, or 10.7% lower, in the year ended December 31, 2018 as compared to $14.74 per barrel in the same period in 2017. Our margins were positively impacted from our refinery specific slate on the East Coast by an improving Dated Brent/WTI differential, which increased $2.75 per barrel compared with the prior year and increases in the Dated Brent/Maya and WTI/Bakken differentials, which increased $1.54 per barrel and $3.12 per barrel, respectively, compared with the prior year. In addition, the WTI/WCS differential widened significantly to $26.93 per barrel in 2018 compared to $12.24 in 2017, which favorably impacted our cost of heavy Canadian crude.

Across the Mid-Continent, the WTI (Chicago) 4-3-1 industry crack spread was $14.84 per barrel, or 6.5% lower, in the year ended December 31, 2018, as compared to $15.88 per barrel in the same period in 2017. Our margins were positively impacted from our refinery specific slate in the Mid-Continent by an improving WTI/Bakken differential, which was approximately $2.86 per barrel in the year ended December 31, 2018, as compared to a premium of $0.26 per barrel in the same period in 2017. Additionally, the WTI/Syncrude differential averaged a discount of $6.84 per barrel for the year ended December 31, 2018 as compared to a premium of $1.74 per barrel in the same period in 2017.

In the Gulf Coast, the LLS (Gulf Coast) 2-1-1 industry crack spread was $12.30 per barrel, or 9.4% lower, in the year ended December 31, 2018 as compared to $13.57 per barrel in the same period in 2017. Margins in the Gulf Coast were negatively impacted from our refinery specific slate by a declining WTI/LLS differential, which averaged a premium of $5.03 for the year ended December 31, 2018 as compared to an average premium of $3.23 experienced in the prior year.

On the West Coast, the ANS (West Coast) 4-3-1 industry crack spread was $15.48 per barrel, or 11.2% lower, in the year ended December 31, 2018 as compared to $17.43 per barrel in the same period in 2017. Margins on the West Coast were negatively impacted from our refinery specific slate by a declining WTI/ANS differential, which averaged a premium of $6.34 per barrel for the year ended December 31, 2018 as compared to a premium of $3.63 per barrel in the same period of 2017.

Favorable movements in these benchmark crude differentials typically result in lower crude costs and positively impact our earnings while reductions in these benchmark crude differentials typically result in higher crude costs and negatively impact our earnings.

Operating Expenses— Operating expenses totaled $1,654.8 million, or $5.34 per barrel of throughput, for the year ended December 31, 2018 compared to $1,626.4 million, or $5.52 per barrel of throughput, for the year ended December 31, 2017, an increase of approximately $28.4 million, or 1.7%. The increase in operating expenses compared with 2017 was mainly attributable to higher energy and utility costs as a result of higher natural gas pricing and overall increased throughput. This increase was slightly offset by a decrease in supplies and materials due to our Torrance refinery experiencing higher costs in 2017 related to its turnaround.

General and Administrative Expenses— General and administrative expenses totaled $253.8 million for the year ended December 31, 2018, compared to $197.9 million for the year ended December 31, 2017, an increase of $55.9 million or 28.2%. The increase in general and administrative expenses for the year ended December 31, 2018 compared with the year ended December 31, 2017 primarily related to higher employee-related expenses, including incentive compensation and retirement benefits. Our general and administrative expenses are comprised of the personnel, facilities and other infrastructure costs necessary to support our refineries and related logistics assets.

(Gain) Loss on Sale of Assets— There was a net gain of $43.1 million for the year ended December 31, 2018 mainly attributable to a $43.8 million gain related to the Torrance land sale. There was a loss of $1.5 million for the year ended December 31, 2017 relating to the sale of non-operating refining assets.

Depreciation and Amortization Expense— Depreciation and amortization expense totaled $340.3 million for the year ended December 31, 2018 (including $329.7 million recorded within Cost of sales), compared to $267.3 million for the year ended December 31, 2017 (including $254.3 million recorded within Cost of sales), an increase of $73.0 million. The increase was a result of additional depreciation expense associated with a general increase in our fixed asset base due to capital projects and turnarounds completed during 2018 and 2017, which included the first significant Torrance refinery turnaround under our ownership.

Change in Fair Value of Catalyst Obligations— Change in the fair value of catalyst obligations represented a gain of $5.6 million for the year ended December 31, 2018, compared to a loss of $2.2 million for the year ended December 31, 2017. These gains and losses relate to the change in value of the precious metals underlying the sale and leaseback of our refineries’ precious metal catalysts, which we are obligated to return or repurchase at fair market value on the catalyst financing arrangement termination dates.

Debt extinguishment costs— Debt extinguishment costs of $25.5 million incurred for the year ended December 31, 2017 relate to nonrecurring charges associated with debt refinancing activity calculated based on the difference between the carrying value of the 2020 Senior Secured Notes on the date that they were reacquired and the amount for which they were reacquired. There were no such costs incurred in the year ended December 31, 2018.

Interest Expense, net— Interest expense totaled $127.1 million for the year ended December 31, 2018, compared to $122.6 million for the year ended December 31, 2017, or an increase of $4.5 million. The slight increase in 2018 was primarily driven by higher borrowing costs. Interest expense includes interest on long-term debt and notes payable, costs related to the sale and leaseback of our precious metal catalysts, financing costs associated with the Inventory Intermediation Agreements with J. Aron, letter of credit fees associated with the purchase of certain crude oils and the amortization of deferred financing costs.

Income Tax Expense— As we are a limited liability company treated as a “flow-through” entity for income tax purposes, our consolidated financial statements generally do not include a benefit or expense for income taxes for the years ended December 31, 2018 and 2017, respectively, apart from the income tax attributable to two subsidiaries acquired in connection with the Chalmette Acquisition in the fourth quarter of 2015 and PBF Ltd. These subsidiaries are treated as C-Corporations for income tax purposes. An income tax expense of $8.0 million was recorded for the year ended December 31, 2018 in comparison to income tax benefit of $10.8 million recorded for the year ended December 31, 2017 primarily attributable to volatility in the results of our taxable subsidiaries.

Non-GAAP Financial Measures

Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP (“Non-GAAP”). These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and our calculations thereof may not be comparable to similarly entitled measures reported by other companies.

Special Items

The Non-GAAP measures presented include EBITDA excluding special items and gross refining margin excluding special items. Special items for the periods presented relate to LCM inventory adjustments, debt extinguishment costs, changes in the fair value of contingent consideration, gain on sale of hydrogen plants and severance costs related to a reduction in workforce. See “Notes to Non-GAAP Financial Measures” below for more details on all special items disclosed. Although we believe that Non-GAAP financial measures, excluding the impact of special items, provide useful supplemental information to investors regarding the results and performance of our business and allow for helpful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Gross Refining Margin and Gross Refining Margin Excluding Special Items

Gross refining margin is defined as consolidated gross margin excluding refinery depreciation and operating expenses. We believe both gross refining margin and gross refining margin excluding special items are important measures of operating performance and provide useful information to investors because they are helpful metric comparisons to the industry refining margin benchmarks, as the refining margin benchmarks do not include a charge for refinery operating expenses and depreciation. In order to assess our operating performance, we compare our gross refining margin (revenues less cost of products and other) to industry refining margin benchmarks and crude oil prices as defined in the table below.

Neither gross refining margin nor gross refining margin excluding special items should be considered an alternative to consolidated gross margin, income from operations, net cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Gross refining margin and gross refining margin excluding special items presented by other companies may not be comparable to our presentation, since each company may define these terms differently.

The following table presents our GAAP calculation of gross margin and a reconciliation of gross refining margin to the most directly comparable GAAP financial measure, consolidated gross margin, on a historical basis, as applicable, for each of the periods indicated (in millions, except per barrel amounts):

	Year Ended December 31,
	2019		2018		2017
	$	per barrel of throughput	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$24,468.9	$81.45	$27,164.0	$87.60	$21,772.4	$73.88
Less: Cost of sales	23,738.7	79.01	26,729.1	86.21	20,976.5	71.18

Consolidated gross margin	$730.2	$2.44	$434.9	$1.39	$795.9	$2.70

Reconciliation of consolidated gross margin to gross refining margin and gross refining margin excluding
Consolidated gross margin	$730.2	$2.44	$434.9	$1.39	$795.9	$2.70
Add: Refinery operating expense	1,684.3	5.61	1,654.8	5.34	1,626.4	5.52
Add: Refinery depreciation expense	386.7	1.29	329.7	1.06	254.3	0.86

Gross refining margin	$2,801.2	$9.34	$2,419.4	$7.79	$2,676.6	$9.08

Special items:(1)
Add: Non-cash LCM inventory adjustment	(250.2)	(0.83)	351.3	1.13	(295.5)	(1.00)
Add: Early railcar return expense	—	—	52.3	0.17	—	—

Gross refining margin excluding special items	$2,551.0	$8.51	$2,823.0	$9.09	$2,381.1	$8.08

	Six Months Ended June 30,
	2020		2019
	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$7,759.1	$55.80	$11,760.6	$81.33
Less: Cost of sales	9,001.9	64.74	11,354.3	78.53

Consolidated gross margin	$(1,242.8)	$(8.94)	$406.3	$2.80

Reconciliation of consolidated gross margin to gross refining margin and gross refining margin excluding
Consolidated gross margin	$(1,242.8)	$(8.94)	$406.3	$2.80
Add: Refinery operating expense	931.2	6.70	863.1	5.97
Add: Refinery depreciation expense	216.5	1.56	189.6	1.31

Gross refining margin	$(95.1)	$(0.68)	$1,459.0	$10.08

Special items:(1)
Add: Non-cash LCM inventory adjustment	701.4	5.04	(324.0)	(2.23)

Gross refining margin excluding special items	$606.3	$4.36	$1,135.0	$7.85

See Notes to Non-GAAP Financial Measures.

EBITDA, EBITDA Excluding Special Items and Adjusted EBITDA

Our management uses EBITDA (earnings before interest, income taxes, depreciation and amortization), EBITDA excluding special items and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our board of directors, creditors, analysts and investors concerning our financial performance. Our outstanding indebtedness for borrowed money and other contractual obligations also include similar measures as a basis for certain covenants under those agreements which may differ from the Adjusted EBITDA definition described below.

EBITDA, EBITDA excluding special items and Adjusted EBITDA are not presentations made in accordance with GAAP and our computation of EBITDA, EBITDA excluding special items and Adjusted EBITDA may vary from others in our industry. In addition, Adjusted EBITDA contains some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the agreements governing our senior notes and other credit facilities. EBITDA, EBITDA excluding special items and Adjusted EBITDA should not be considered as alternatives to income from operations or net income as measures of operating performance. In addition, EBITDA, EBITDA excluding special items and Adjusted EBITDA are not presented as, and should not be considered, an alternative to cash flows from operations as a measure of liquidity. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, the non-cash change in the fair value of catalyst obligations, gain on sale of hydrogen plants, the write down of inventory to the LCM, debt extinguishment costs related to refinancing activities, change in the fair value of contingent consideration and certain other non-cash items. Other companies, including other companies in our industry, may calculate EBITDA, EBITDA excluding special items and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. EBITDA, EBITDA excluding special items and Adjusted EBITDA also have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include that EBITDA, EBITDA excluding special items and Adjusted EBITDA:

•	do not reflect depreciation expense or our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs;

•	do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	do not reflect realized and unrealized gains and losses from certain hedging activities, which may have a substantial impact on our cash flow;

•	do not reflect certain other non-cash income and expenses; and

•	exclude income taxes that may represent a reduction in available cash.

The following tables reconcile net income (loss) as reflected in our results of operations to EBITDA, EBITDA excluding special items and Adjusted EBITDA for the periods presented (in millions):

	Year Ended December 31,			Six Months Ended June 30,
	2019	2018	2017	2020	2019
Reconciliation of net income (loss) to EBITDA and EBITDA excluding special items:
Net income (loss)	$388.2	$103.0	$457.2	$(956.1)	$255.6
Add: Depreciation and amortization expense	397.5	340.3	267.3	222.2	195.3
Add: Interest expense, net	108.7	127.1	122.6	89.3	57.0
Add: Income tax (benefit) expense	(8.3)	8.0	(10.8)	9.8	(5.4)

EBITDA	$886.1	$578.4	$836.3	$(634.8)	$502.5

	Year Ended December 31,			Six Months Ended June 30,
	2019	2018	2017	2020	2019
Special Items:(1)
Add: Non-cash LCM inventory adjustment	$(250.2)	$351.3	$(295.5)	$701.4	$(324.0)
Add: Debt extinguishment costs	—	—	25.5	22.2	—
Add: Change in fair value of contingent consideration	—	—	—	(65.4)	—
Add: Gain on Torrance land sale	(33.1)	(43.8)	—	—	—
Add: Gain on sale of hydrogen plants	—	—	—	(471.1)	—
Add: Early railcar return expense	—	52.3	—	—	—
Add: Severance costs	—	—	—	12.9	—

EBITDA excluding special items	$602.8	$938.2	$566.3	$(434.8)	$178.5

Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA	$886.1	$578.4	$836.3	$(634.8)	$502.5
Add: Stock-based compensation	30.5	20.2	21.5	16.4	15.7
Add: Change in fair value of catalyst obligations	9.7	(5.6)	2.2	(6.6)	2.6
Add: Change in fair value of contingent consideration (1)	—	—	—	(65.4)	—
Add: Non-cash LCM inventory adjustment (1)	(250.2)	351.3	(295.5)	701.4	(324.0)
Add: Gain on sale of hydrogen plants (1)	—	—	—	(471.1)	—
Add: Debt extinguishment costs (1)	—	—	25.5	22.2	—
Add: Severance costs (1)	—	—	—	12.9	—

Adjusted EBITDA	$676.1	$944.3	$590.0	$(425.0)	$196.8

See	Notes to Non-GAAP Financial Measures.

Notes to Non-GAAP Financial Measures

The following notes are applicable to the Non-GAAP Financial Measures above:

(1)	Special items:

LCM inventory adjustment - LCM is a GAAP requirement related to inventory valuation that mandates inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (“LIFO”) inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period. The net impact of these LCM inventory adjustments are included in income from operations, but are excluded from the operating results presented, as applicable, in order to make such information comparable between periods.

The following table includes the LCM inventory reserve as of each date presented (in millions):

	2019	2018	2017
January 1,	$651.8	$300.5	$596.0
December 31,	401.6	651.8	300.5

	2020	2019
January 1,	$401.6	$651.8
March 31,	1,687.2	145.8
June 30,	1,103.0	327.8

The following table includes the corresponding impact of changes in the LCM inventory reserve on both income (loss) from operations and net income (loss) for the periods presented (in millions):

	Year Ended December 31,			Six Months Ended June 30,
	2019	2018	2017	2020	2019
Net LCM inventory adjustment benefit (charge) in both income (loss) from operations and net income (loss)	$250.2	$(351.3)	$295.5	$(701.4)	$324.0

Debt Extinguishment Costs - During the six months ended June 30, 2020, we recorded debt extinguishment costs of $22.2 million related to the redemption of the 2023 Senior Notes. During the year ended December 31, 2017, we recorded debt extinguishment costs of $25.5 million related to the redemption of the 2020 Senior Secured Notes. There were no such costs in any of the other periods presented.

Change in Fair Value of Contingent Consideration - During the six months ended June 30, 2020, we recorded a change in the fair value of the contingent consideration related to the Martinez Contingent Consideration which increased income from operations and net income by $65.4 million, respectively. There were no such changes in any of the other periods presented.

Gain on Torrance land sale - During the years ended December 31, 2019 and 2018, respectively, we recorded a gain on the sale of two separate parcels of real property acquired as part of the Torrance refinery, but not part of the refinery itself. The gain increased income from operations and net income by $33.1 million during the year ended December 31, 2019. The gain increased income from operations and net income by $43.8 million during the year ended December 31, 2018. There was no such gain in any other periods presented.

Gain on sale of Hydrogen Plants - During the six months ended June 30, 2020, we recorded a gain on the sale of five hydrogen plants. The gain increased income from operations and net income by $471.1 million. There was no such gain in any other period presented.

Early Return of Railcars - During the year ended December 31, 2018 we recognized certain expenses within Cost of sales associated with the voluntary early return of certain leased railcars. These charges decreased income from operations and net income by $52.3 million. There were no such expenses in any other periods presented.

Severance Costs - During the six months ended June 30, 2020, we recorded a severance charge related to a reduction in our workforce that decreased income (loss) from operations and net income (loss) by $12.9 million. There were no such costs in any other period presented.

Liquidity and Capital Resources

Overview

Typically our primary sources of liquidity are our cash flows from operations, cash and cash equivalents and borrowing availability under our Revolving Credit Facility, however, due to the COVID-19 pandemic and the current extraordinary and volatile market conditions, our business and results of operations are being negatively impacted. The demand destruction as a result of the worldwide economic slowdown and governmental responses, including travel restrictions and stay-at-home orders, has resulted in a significant decrease in the demand for and market prices for our products. In addition, recent global geopolitical and macroeconomic events have further contributed to the overall volatility in crude oil and refined product prices, contributing to an adverse impact on our liquidity. We are focused on assessing and adapting to the challenging operating environment and continually evaluating our strategic measures to preserve liquidity and strengthen our balance sheet. Our response to the current economic environment and its impact on our liquidity is more fully described in the “Liquidity” section below.

Cash Flow Analysis

Cash Flows from Operating Activities

Six Months Ended June 30, 2020 Compared to the Six Months Ended June 30, 2019

Net cash used in operating activities was $707.9 million for the six months ended June 30, 2020 compared to net cash used in operating activities of $76.0 million for the six months ended June 30, 2019. Our operating cash flows for the six months ended June 30, 2020 included our net loss of $956.1 million, gain on sale of assets mainly related to the sale of the hydrogen plants of $471.1 million, net non-cash impact relating to the change in the fair value of our inventory repurchase obligations of $25.7 million, change in the fair value of the contingent consideration associated with the Martinez Acquisition of $65.4 million, and a change in the fair value of our catalyst obligations of $6.6 million, partially offset by depreciation and amortization of $229.4 million, a non-cash charge of $701.4 million relating to an LCM inventory adjustment, pension and other post-retirement benefits costs of $27.3 million, stock-based compensation of $16.4 million, deferred income taxes of $9.8 million and debt extinguishment costs related to the early redemption of our 2023 Senior Notes of $22.2 million. In addition, net changes in operating assets and liabilities reflects cash uses of $189.5 million driven by the timing of inventory purchases, payments for accrued expenses and accounts payables and collections of accounts receivables. Our operating cash flows for the six months ended June 30, 2019 included our net income of $255.6 million, depreciation and amortization of $198.4 million, net non-cash change in the fair value of our inventory repurchase obligations of $35.0 million, pension and other post-retirement benefits costs of $22.4 million, stock-based compensation of $15.7 million, a change in the fair value of our catalyst obligations of $2.6 million, distributions from our former equity method investment in TVPC of $7.9 million, and loss on sale of assets of $0.8 million, offset by a non-cash benefit of $324.0 million relating to an LCM inventory adjustment, income from our former equity method investment in TVPC of $7.9 million and deferred income taxes of $5.3 million. In addition, net changes in operating assets and liabilities reflects cash uses of $277.2 million driven by the timing of inventory purchases, payments for accrued expenses and accounts payables and collections of accounts receivables.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

Net cash provided by operating activities was $789.6 million for the year ended December 31, 2019 compared to net cash provided by operating activities of $695.0 million for the year ended December 31, 2018. Our operating cash flows for the year ended December 31, 2019 included our net income of $388.2 million, depreciation and amortization of $404.4 million, pension and other post-retirement benefits costs of $44.8 million, stock-based compensation of $30.5 million, non-cash charges relating to the change in the fair value of our inventory repurchase obligations of $25.4 million, changes in the fair value of our catalyst obligations of $9.7 million and distributions from our equity method investment in TVPC of $7.9 million, partially offset by a non-cash benefit of $250.2 million relating to an LCM inventory adjustment, a gain on sale of assets of $29.9 million, deferred income taxes of $8.8 million and income from our equity method investment in TVPC of $7.9 million. In addition, net changes in operating assets and liabilities reflected cash inflows of $175.5 million driven by the timing of inventory purchases, payments for accrued expenses and accounts payable and collections of accounts receivables. Our operating cash flows for the year ended December 31, 2018 included our net income of $103.0 million, depreciation and amortization of $346.7 million, a non-cash charge of $351.3 million relating to an LCM inventory adjustment, pension and other post-retirement benefits costs of $47.4 million, stock-based compensation of $20.2 million, deferred income taxes of $7.2 million and distributions from our equity method investment in TVPC of $17.8 million, partially offset by a gain on sale of assets of $43.1 million, non-cash charges relating to the change in the fair value of our inventory repurchase obligations of $31.8 million, income from our equity method investment in TVPC of $17.8 million and changes in the fair value of our catalyst obligations of $5.6 million. In addition, net changes in operating assets and liabilities reflected uses of cash of $100.3 million driven by the timing of inventory purchases, payments for accrued expenses and accounts payable and collections of accounts receivables.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

Net cash provided by operating activities was $695.0 million for the year ended December 31, 2018 compared to net cash provided by operating activities of $471.1 million for the year ended December 31, 2017. Our operating cash flows for the year ended December 31, 2017 included our net income of $457.2 million, depreciation and amortization of $274.7 million, pension and other post-retirement benefits costs of $42.2 million, debt extinguishment costs of $25.5 million, stock-based compensation of $21.5 million, change in the fair value of our inventory repurchase obligations of $13.8 million, distributions from our equity method investment in TVPC of $20.2 million, changes in the fair value of our catalyst obligations of $2.2 million and loss on sale of assets of $1.5 million, partially offset by a non-cash benefit of $295.5 million relating to an LCM inventory adjustment, income from our equity method investment in TVPC of $14.6 million and deferred income taxes of $12.5 million. In addition, net changes in operating assets and liabilities reflected uses of cash of $65.1 million driven by the timing of inventory purchases, payments for accrued expenses and accounts payable and collections of accounts receivables.

Cash Flows from Investing Activities

Six Months Ended June 30, 2020 Compare the Six Months Ended June 30, 2019

Net cash used in investing activities was $925.8 million for the six months ended June 30, 2020 compared to net cash used in investing activities of $486.1 million for the six months ended June 30, 2019. The net cash flows used in investing activities for the six months ended June 30, 2020 was comprised of cash outflows of $1,176.2 million used to fund the Martinez Acquisition, capital expenditures totaling $112.6 million, expenditures for refinery turnarounds of $159.2 million, and expenditures for other assets of $7.2 million, partially offset by proceeds from sale of assets of $529.4 million. Net cash used in investing activities for the six months ended June 30, 2019 was comprised of capital expenditures totaling $190.9 million, expenditures for refinery turnarounds of $261.9 million and expenditures for other assets of $33.9 million, partially offset by return of capital related to our equity method investment in TVPC of $0.6 million.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

Net cash used in investing activities was $680.2 million for the year ended December 31, 2019 compared to net cash used in investing activities of $509.6 million for the year ended December 31, 2018. The net cash flows used in investing activities for the year ended December 31, 2019 was comprised of capital expenditures totaling $373.1 million, expenditures for refinery turnarounds of $299.3 million, and expenditures for other assets of $44.7 million, partially offset by proceeds of $36.3 million related to the sale of land at our Torrance refinery and a $0.6 million return of capital from our equity method investment in TVPC. The net cash flows used in investing activities for the year ended December 31, 2018 was comprised of capital expenditures totaling $277.3 million, expenditures for refinery turnarounds of $266.0 million, and expenditures for other assets of $17.0 million, partially offset by proceeds of $48.3 million related to the sale of land at our Torrance refinery and a $2.4 million return of capital from our equity method investment in TVPC.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

Net cash used in investing activities was $509.6 million for the year ended December 31, 2018 compared to $641.6 million for the year ended December 31, 2017. The net cash used in investing activities for the year ended December 31, 2017 was comprised of capital expenditures totaling $232.6 million, expenditures for refinery turnarounds of $379.1 million, and expenditures for other assets of $31.2 million, partially offset by a $1.3 million return of capital from our equity method investment in TVPC.

Cash Flows from Financing Activities

Six Months Ended June 30, 2020 Compare the Six Months Ended June 30, 2019

Net cash provided by financing activities was $2,073.7 million for the six months ended June 30, 2020 compared to net cash provided by financing activities of $157.2 million for the six months ended June 30, 2019.

For the six months ended June 30, 2020, net cash provided by financing activities consisted primarily of cash proceeds of $984.8 million from the issuance of the 2025 Senior Secured Notes net of related issuance costs, cash proceeds of $469.9 million from the issuance of the 2028 Senior Notes net of cash paid to redeem the 2023 Senior Notes and related issuance costs, proceeds from contributions from PBF LLC of $24.4 million, net borrowings under our Revolving Credit Facility of $600.0 million and proceeds from insurance premium financing of $33.8 million, partially offset by distributions to members of $21.1 million, net settlements of precious metal catalyst obligations of $8.8 million, principal amortization payments of the PBF Rail Term Loan of $3.6 million, and payments on finance leases of $5.7 million. For the six months ended June 30, 2019, net cash provided by financing activities consisted primarily of proceeds from contributions from PBF LLC of $202.5 million and insurance premium financing of $18.9 million, partially offset by distributions to members of $59.4 million, principal amortization payments of the PBF Rail Term Loan of $3.5 million, net settlements of precious metal catalyst obligations of $1.2 million and deferred financing costs and other of $0.1 million. Additionally, during the six months ended June 30, 2019, we borrowed and repaid $1,250.0 million under our Revolving Credit Facility resulting in no net change to amounts outstanding for the six months ended June 30, 2019.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

Net cash provided by financing activities was $92.0 million for the year ended December 31, 2019 compared to net cash used in financing activities of $149.9 million for the year ended December 31, 2018. For the year ended December 31, 2019, net cash provided by financing activities consisted primarily of a contribution from our parent of $228.5 million, partially offset by distributions to members of $121.6 million, principal amortization payments of the PBF Rail Term Loan (as defined in “Note 7 - Credit Facilities and Debt” of our Notes to Consolidated Financial Statements) of $7.0 million, settlements of catalyst obligations of $6.5 million and deferred financing costs and other of $1.4 million. Additionally, during the year ended December 31, 2019, we borrowed and repaid $1,350.0 million under our Revolving Credit Facility resulting in no net change to amounts outstanding for the year ended December 31, 2019. For the year ended December 31, 2018, net cash used in financing activities consisted primarily of net repayments of our Revolving Credit Facility of $350.0 million, distributions to members of $52.6 million, principal amortization payments of the PBF Rail Term Loan of $6.8 million, repayments of our note payable of $5.6 million, settlements of catalyst obligations of $9.1 million and deferred financing costs and other of $12.8 million, partially offset by a contribution from our parent of $287.0 million.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

Net cash used in financing activities was $149.9 million for the year ended December 31, 2018 compared to net cash provided by financing activities of $70.0 million for the year ended December 31, 2017. For the year ended December 31, 2017, net cash provided by financing activities consisted primarily of a contribution from our parent of $97.0 million, payments received from affiliate notes receivable of $11.6 million, settlements of catalyst obligations of $10.8 million and cash proceeds of $21.4 million from the issuance of the 2025 Senior Notes net of cash paid to redeem the 2020 Senior Secured Notes, partially offset by distributions to members of $61.2 million, distributions to T&M and Collins shareholders of $1.8 million, payments of principal under the PBF Rail Term Loan of $6.6 million and repayments of our note payable of $1.2 million. Additionally, during the year ended December 31, 2017, we borrowed and repaid $490.0 million under our Revolving Credit Facility resulting in no net change to amounts outstanding for the year ended December 31, 2017.

Debt and Credit Facility

Revolving Credit Facility

The Revolving Credit Facility has a maximum commitment available to us of $3.4 billion and matures in May 2023. Borrowings under the Revolving Credit Facility bear interest at the Alternative Base Rate plus the

Applicable Margin or at the Adjusted London Inter-Bank Offered Rate (“LIBOR”) plus the Applicable Margin, all as defined in the Revolving Credit Agreement. In addition, an accordion feature allows for commitments of up to $3.5 billion.

On February 18, 2020, in connection with the entry into a $300.0 million uncommitted receivables purchase facility (the “Receivables Facility”), we amended the Revolving Credit Facility and entered into a related intercreditor agreement to allow us to sell certain Eligible Receivables (as defined in the Revolving Credit Agreement) derived from the sale of refined products over truck racks. Under the Receivables Facility, we sell such receivables to a bank subject to bank approval and certain conditions. The sales of receivables under the Receivables Facility are absolute and irrevocable but subject to certain repurchase obligations under certain circumstances.

On May 7, 2020, we further amended the Revolving Credit Facility, to increase our ability to incur certain secured debt from an amount equal to 10% of our total assets to 20% of our total assets.

Senior Notes

On January 24, 2020, we entered into an indenture among our wholly-owned subsidiary, PBF Finance (together with us, the “Issuers”), the guarantors named therein (collectively the “Guarantors”), Wilmington Trust, National Association, as Trustee and Deutsche Bank Trust Company Americas, under which the Issuers issued $1.0 billion in aggregate principal amount of the 2028 Senior Notes. The Issuers received net proceeds of approximately $987.0 million from the offering after deducting the initial purchasers’ discount and offering expenses. We used the net proceeds primarily to fully redeem the 2023 Senior Notes, including accrued and unpaid interest, on February 14, 2020, and to fund a portion of the cash consideration for the Martinez Acquisition.

On May 13, 2020, we entered into an indenture among the Issuers, the Guarantors, and Wilmington Trust, National Association, as Trustee, Paying Agent, Registrar, Transfer Agent, Authenticating Agent and Notes Collateral Agent, under which the Issuers issued $1.0 billion in aggregate principal amount of the 2025 Senior Secured Notes. The Issuers received net proceeds of approximately $984.8 million from the offering after deducting the initial purchasers’ discount and estimated offering expenses. We expect to use the net proceeds for general corporate purposes.

Refer to “Note 6 - Debt” of our Notes to Condensed Consolidated Financial Statements for the six months ended June 30, 2020 included elsewhere in this prospectus for further information.

We are in compliance as of June 30, 2020 with all covenants, including financial covenants, in all of our debt agreements.

Liquidity

The recent outbreak of the COVID-19 pandemic and certain developments in the global oil markets began negatively impacting our liquidity beginning towards the end of the first quarter of 2020.

Due to the unprecedented events caused by the COVID-19 pandemic and the negative impact it has caused to our liquidity, we have taken the following measures to strengthen our balance sheet and increase our flexibility and responsiveness:

•

Implemented cost reduction and cash preservation initiatives, including a significant decrease in 2020 planned capital expenditures, lowering 2020 operating expenses driven by minimizing discretionary activities and third party services, headcount reductions, and cutting corporate overhead expenses through salary reductions to a significant portion of our workforce;

•	Suspended PBF Energy’s quarterly dividend of $0.30 per share, anticipated to preserve approximately $35.0 million of cash each quarter to support the balance sheet;

•	Closed on the sale of five hydrogen facilities for gross cash proceeds of $530.0 million on April 17, 2020; and

•

Issued $1.0 billion in aggregate principal amount of the 2025 Senior Secured Notes for net proceeds of approximately $984.8 million. See “Note 6 - Debt” of our Notes to Condensed Consolidated Financial Statements for the six months ended June 30, 2020 included elsewhere in this prospectus for additional details related to the notes offering.

We are actively responding to the impacts of the COVID-19 pandemic and ongoing rebalancing in the global oil markets. In late March and through the second quarter of 2020, we reduced the amount of crude oil processed at our refineries in response to the decreased demand for our products and temporarily idled units at certain of our refineries to optimize our production in light of prevailing market conditions. We are progressing towards our goal of reducing operating expense by approximately $140.0 million in 2020. A certain portion of the reductions are related to running at lower rates but the majority are purposeful operating expense reductions that we expect to translate into durable, long-term savings.

Our refining capital spending program is on track to meet our revised guidance of approximately $360.0 million for 2020, with the bulk of the spending having occurred in the first and second quarters. For the second half of 2020, we expect to incur approximately $90.0 million to $100.0 million in refining capital expenditures.

We have no expected debt maturities due in 2020.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act provides opportunities for additional liquidity, loan guarantees, and other government programs to support companies affected by the COVID-19 pandemic and their employees. Based on our preliminary analysis of the CARES Act, we are exploring the following opportunities:

•	Deferral of social security payroll tax matches that would otherwise be required in 2020;

•

Receipt of a payroll tax credit in 2020, to the extent allowable, for expenses related to paying wages and health benefits to employees who are not working as a result of closures and reduced receipts associated with the COVID-19 pandemic; and

•	Carryforward of tax loss incurred in 2020, as applicable, to utilize in future years when our 2020 tax return is filed.

We intend to explore any available potential benefits under the CARES Act, including loans, investments or guarantees, and any other such current or future government programs for which we qualify, including those described above. We cannot predict the manner in which such benefits or any of the other benefits described herein will be allocated or administered and we cannot assure you that we will be able to access such benefits in a timely manner or at all.

While it is impossible to estimate the duration or complete financial impact of the COVID-19 pandemic, we believe that these strategic actions plus our cash flows from operations and available capital resources will be sufficient to meet our and our subsidiaries’ capital expenditures, working capital needs, and debt service requirements, for the next twelve months. We cannot assure you that our assumptions used to estimate our liquidity requirements will be correct because the impact that the COVID-19 pandemic is having on us and our industry is ongoing and unprecedented. The extent of the impact of the COVID-19 pandemic on our business, financial condition, results of operation and liquidity will depend largely on future developments, including the duration of the outbreak, particularly within the geographic areas where we operate, and the related impact on overall economic activity, all of which are uncertain and cannot be predicted with certainty at this time. As a result, we may require additional capital, and, from time to time, may pursue funding strategies in the capital markets or through private transactions to strengthen our liquidity and/or fund strategic initiatives. Such additional financing may not be available on favorable terms or at all.

Refer to “Business Developments” and “Risk Factors” contained elsewhere in this prospectus for further information.

Working Capital

Our working capital at June 30, 2020 was $1,211.8 million, consisting of $3,361.5 million in total current assets and $2,149.7 million in total current liabilities. Our working capital at December 31, 2019 was $1,167.5 million, consisting of $3,766.4 million in total current assets and $2,598.9 million in total current liabilities.

Working capital has increased during the six months ended June 30, 2020 primarily as a result of proceeds from financing activities partially offset by operating losses.

Capital Spending

Capital spending, excluding $1,176.2 million attributed to the Martinez Acquisition, was $279.0 million for the six months ended June 30, 2020, which primarily included costs for the construction of the Delaware City refinery hydrogen plant, turnaround costs at our Toledo refinery, safety related enhancements and facility improvements at our refineries. Due to current challenging market conditions, we have taken strategic steps to increase our flexibility and responsiveness, one of which is the reduction of over $350.0 million in 2020 planned capital expenses. We currently expect to spend an aggregate of approximately $360.0 million in net refining capital expenditures during 2020, for facility improvements, maintenance and turnarounds with the intention of satisfying all required safety, environmental and regulatory capital commitments.

On February 1, 2020 we acquired the Martinez refinery and related logistic assets. The purchase price for the Martinez Acquisition was $960.0 million in cash, plus final working capital of $216.1 million and $77.3 million in the Martinez Contingent Consideration. The transaction was financed through a combination of cash on hand, including proceeds from our 2028 Senior Notes, and borrowings under our Revolving Credit Facility.

Contractual Obligations and Commitments

The following table summarizes our material contractual payment obligations as of December 31, 2019 (in millions):

	Payments due by period
	Total	Less than 1 year	1-3 Years	3-5 Years	More than 5 years
Long-term debt (a)	$1,287.1	$21.4	$40.7	$500.0	$725.0
Interest payments on debt facilities (a)	430.5	88.1	176.0	140.1	26.3
Leases and other rental-related commitments (b)	1,492.2	322.0	384.2	323.7	462.3
Purchase obligations (c):
Crude and Feedstock Supply and Inventory Intermediation Agreements	6,494.9	3,331.7	3,149.1	14.1	—
Other Supply and Capacity Agreements	544.1	138.5	109.3	97.1	199.2
Minimum volume commitments with PBFX (d)	631.8	113.7	199.7	171.7	146.7
Construction obligations	36.0	36.0	—	—	—
Environmental obligations (e)	138.9	12.3	34.5	16.5	75.6
Pension and post-retirement obligations (f)	274.9	15.8	33.4	27.0	198.7

Total contractual cash obligations	$11,330.4	$4,079.5	$4,126.9	$1,290.2	$1,833.8

(a) Long-term debt and Interest payments on debt facilities

Long-term obligations represent (i) the repayment of the outstanding borrowings under the Revolving Credit Facility; (ii) the repayment of indebtedness incurred in connection with the 2023 Senior Notes and 2025 Senior Notes; (iii) the repayment of our catalyst financing obligations on their maturity dates; and (iv) the repayment of outstanding amounts under the PBF Rail Term Loan.

Interest payments on debt facilities include cash interest payments on the 2023 Senior Notes and 2025 Senior Notes, catalyst financing obligations, PBF Rail Term Loan, plus cash payments for the commitment fees on the unused portion on our Revolving Credit Facility and letter of credit fees on the letters of credit outstanding at December 31, 2019. With the exception of our catalyst financing obligations and PBF Rail Term Loan, we have no long-term debt maturing before 2023 as of December 31, 2019.

The table above does not include future interest and principal repayments related to the January 2020 issuance of $1.0 billion in aggregate principal amount of the 2028 Senior Notes or the February 2020 redemption of the 2023 Senior Notes. In connection with the issuance of the 2028 Senior Notes and 2025 Senior Secured Notes, and the redemption of the 2023 Senior Notes during the six months ended June 30, 2020, our long-term debt obligations were reduced in 2023 for the $500.0 million redemption of the 2023 Senior Notes and increased in 2025 and 2028 by $1.0 billion for the issuance of the 2028 Senior Notes and 2025 Senior Secured Notes. The 2028 Senior Notes pay interest semi-annually in cash in arrears on February 15 and August 15 each year, beginning on August 15, 2020 and will mature on February 15, 2028. The 2025 Senior Secured Notes pay interest semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on November 15, 2020 and will mature on May 15, 2025. During the six months ended June 30, 2020, we also incurred borrowings under the Revolving Credit Facility to fund a portion of the Martinez Acquisition and for other general corporate purposes. At June 30, 2020, we had outstanding borrowings under the Revolving Credit Facility of $600.0 million that are currently due in May 2023. As a result of this debt activity, our obligation to make interest payments on outstanding debt are expected to increase as follows: $64.8 million in the remainder of 2020, $129.5 million in 2021 and 2022, $122.5 million in 2023, $152.5 million in 2024, and a $256.3 million thereafter.

The table above does not include future payments related to the new catalyst financing obligations entered into on September 25, 2020 in connection with the selling of, and subsequent lease back of, a portion of our precious metals catalyst used at our Delaware City, Martinez and Toledo refineries for proceeds of approximately $51.9 million. Each lease has a term of one year. The catalyst financing arrangements have fixed interest rates, and we are obligated to repurchase the precious metals catalyst at fair market value upon maturity.

Refer to “Note 6 - Debt” of our Notes to Condensed Consolidated Financial Statements for the six months ended June 30, 2020 included elsewhere in this prospectus for further discussion related to debt.

(b) Leases and other rental-related commitments

We enter into leases and other rental-related agreements in the normal course of business. As described in “Note 2 - Summary of Significant Accounting Policies” of our Notes to Consolidated Financial Statements for the year ended December 31, 2019 included elsewhere in this prospectus, we adopted new guidance on leases effective January 1, 2019 which brought substantially all leases with initial terms of over twelve months outstanding as of the implementation date onto our Consolidated Balance Sheets. Leases with initial terms of twelve months or less are considered short-term and we elected the practical expedient in the new lease guidance to exclude these leases from our Consolidated Balance Sheets. Some of our leases provide us with the option to renew the lease at or before expiration of the lease terms. Future lease obligations would change if we chose to exercise renewal options or if we enter into additional operating or finance lease agreements. Certain of our lease obligations contain a fixed and variable component. The table above reflects the fixed component of our lease obligations, including short-term lease expense and affiliate leases with PBFX. The variable component of our leases could be significant.

Additionally, we have also entered into a 15-year lease for hydrogen supply in connection with the completion of a new hydrogen generation facility constructed on site at our Delaware City refinery that commenced in the third quarter of 2020, which will result in additional contractual obligations of $7.1 million in 2020 and $14.2 million annually thereafter until the maturity of the lease, which is in addition to the lease totals noted above.

In connection with our sale of five hydrogen facilities to Air Products in the second quarter of 2020, we have entered into 15-year off-take lease arrangements, covering hydrogen produced at each of the five plants on terms in line with similar arrangements in place elsewhere in our refining system that resulted in additional contractual obligations as follows: approximately $76.9 million in 2020 and $109.6 million annually thereafter until conclusion of the arrangement.

Also included within the lease section above are our obligations related to our leased railcar fleet. In support of our rail strategy, we have at times entered into agreements to lease or purchase crude railcars. Certain of these railcars were subsequently sold to third parties, which have leased the railcars back to us for periods of between four and seven years. On September 30, 2018, we agreed to voluntarily return a portion of railcars under an operating lease in order to rationalize certain components of our railcar fleet based on prevailing market conditions in the crude oil by rail market. Under the terms of the lease amendment, we agreed to pay the early termination penalty and will pay a reduced rental fee over the remaining term of the lease. As of December 31, 2019, $16.1 million of our total $52.3 million charge recognized in 2018 has not yet been paid and is included within the table above.

We also enter into contractual obligations with third parties for the right to use property for locating pipelines and accessing certain of our assets (also referred to as land easements) in the normal course of business. Our obligations regarding such land easements are included within Leases and other rental-related commitments in the table above. As described in “Note 2 - Summary of Significant Accounting Policies” of our Notes to Consolidated Financial Statements, we elected the practical expedient to not evaluate land easements for lease consideration under the new lease guidance adopted on January 1, 2019 and we have applied the new lease guidance to any new or modified land easements after the date of adoption.

We have entered into certain leases and other rental-related agreements in connection with the Martinez Acquisition that resulted in additional contractual obligations than those noted above as follows: $11.3 million in 2020, $20.2 million in aggregate in 2021 and 2022, $18.9 million in aggregate in 2023 and 2024 and $37.4 million thereafter.

(c) Purchase obligations

We have obligations to repurchase the J. Aron Products under the Inventory Intermediation Agreements with J. Aron as further explained in “Note 2 - Summary of Significant Accounting Policies”, “Note 3 - Inventories” and “Note 6 - Accrued Expenses” of our Notes to Consolidated Financial Statements. Additionally, purchase obligations under “Crude and Feedstock Supply and Inventory Intermediation Agreements” include commitments to purchase crude oil from certain counterparties under supply agreements entered into to ensure adequate supplies of crude oil for our refineries. These obligations are based on aggregate minimum volume commitments at 2019 year end market prices.

Payments under “Other Supply and Capacity Agreements” include contracts for the transportation of crude oil and supply of hydrogen, steam, or natural gas to certain of our refineries, contracts for the treatment of wastewater, and contracts for pipeline capacity. We enter into these contracts to facilitate crude oil deliveries and to ensure an adequate supply of energy or essential services to support our refinery operations. Substantially all of these obligations are based on fixed prices. Certain agreements include fixed or minimum volume requirements, while others are based on our actual usage. The amounts included in this table are based on fixed or minimum quantities to be purchased and the fixed or estimated costs based on market conditions as of December 31, 2019.

The amounts included in this table exclude our crude supply agreement with PDVSA. We have not sourced crude oil under this agreement since 2017 as PDVSA has suspended deliveries due to the parties’ inability to agree to mutually acceptable payment terms and because of U.S. government sanctions against PDVSA.

In connection with the Martinez Acquisition, we entered into various five-year crude supply agreements for approximately 145,000 bpd, which are subject to certain volume reductions at our discretion. Following the COVID-19 pandemic and extraordinary market disruption and volatility that it has caused, there has been a significant decrease in the market price of crude oil. While the extent of this market disruption and duration of significantly lower crude oil prices is uncertain, if it does persist for an extended period of time, our obligations for our crude and feedstock supply agreements would be significantly less than the amounts above.

(d) Minimum Volume Commitments with PBFX

We have minimum obligations under our commercial agreements entered into with PBFX. Refer to our related party and commitments and contingencies footnotes in our financial statements include elsewhere in this prospectus for a detailed explanation of each of these agreements and quantification of minimum amounts due in subsequent periods, respectively.

Included in the table above are our obligations related to the minimum volume commitments required under these commercial agreements that were determined to not be leases under GAAP. Any incremental volumes above any minimum throughput under these agreements would increase our obligations. Our obligation with respect to certain crude oil and refined product storage agreements is based on the estimated shell capacity of the storage tanks to be utilized.

(e) Environmental obligations

In connection with certain of our refinery acquisitions, we have assumed certain environmental remediation obligations to address matters that were outstanding at the time of such acquisitions. In addition, in connection with most of these acquisitions, we have purchased environmental insurance policies to insure against unknown environmental liabilities at each site. The obligations in the table above reflect our best estimate in cost and tenure to remediate our outstanding obligations and are further discussed in our commitments and contingencies footnotes in our financial statements include elsewhere in this prospectus.

(f) Pension and post-retirement obligations

Pension and post-retirement obligations include only those amounts we expect to pay out in benefit payments and are further explained in our employee benefit plans footnotes in our financial statements include elsewhere in this prospectus.

Crude and Feedstock Supply Agreements

Certain of our purchases of crude oil under our agreements with foreign national oil companies require that we post letters of credit, if open credit terms are exceeded, and arrange for shipment. We pay for the crude when invoiced, at which time any applicable letters of credit are lifted. We have a contract with Saudi Arabian Oil Company (“Saudi Aramco”) pursuant to which we have been purchasing up to approximately 100,000 bpd of crude oil from Saudi Aramco that is processed at our Paulsboro refinery. In connection with the acquisition of the Chalmette refinery we entered into a contract with Petróleos de Venezuela S.A. (“PDVSA”) for the supply of 40,000 to 60,000 bpd of crude oil that can be processed at any of our East or Gulf Coast refineries. We have not sourced crude oil under this agreement since 2017 when PDVSA suspended deliveries due to the parties’ inability to agree to mutually acceptable payment terms and because of U.S. government sanctions against

PDVSA. Notwithstanding the suspension, the recent U. S. sanctions imposed against PDVSA and Venezuela would prevent us from purchasing crude oil under this agreement. In connection with the closing of the acquisition of the Torrance refinery, we entered into a crude supply agreement with Exxon Mobil Oil Corporation (“ExxonMobil”) for approximately 60,000 bpd of crude oil that can be processed at our Torrance refinery. We currently purchase all of our crude and feedstock needs independently from a variety of suppliers on the spot market or through term agreements for our Delaware City and Toledo refineries.

We have entered into various five-year crude supply agreements with Shell Oil Products for approximately 145,000 bpd, in the aggregate, to support our West Coast and Mid-Continent refinery operations. In addition, we have entered into certain offtake agreements for our West Coast system with the same counterparty for clean products with varying terms up to 15 years.

Inventory Intermediation Agreements

We entered into Inventory Intermediation Agreements with J. Aron, to support the operations of the East Coast Refineries. The Inventory Intermediation Agreement by and among J. Aron, PBF Holding and DCR expires on June 30, 2021, which term may be further extended by mutual consent of the parties to June 30, 2022. The Inventory Intermediation Agreement by and among J. Aron, PBF Holding and PRC expires on December 31, 2021, which term may be further extended by mutual consent of the parties to December 31, 2022. If not extended, at expiration, we will be required to repurchase the inventories outstanding under the Inventory Intermediation Agreement at that time.

At June 30, 2020, the LIFO value of crude oil, intermediates and finished products owned by J. Aron included within Inventory in our Condensed Consolidated Balance Sheets was $277.2 million. We accrue a corresponding liability for such crude oil, intermediates and finished products.

Off-Balance Sheet Arrangements and Contractual Obligations and Commitments

We have no off-balance sheet arrangements as of June 30, 2020, other than outstanding letters of credit of approximately $143.7 million.

Distribution Policy

In cases when there is sufficient cash and cash equivalents and borrowing capacity, we are permitted under our debt agreements to make distributions; however, our ability to continue to comply with our debt covenants is, to a significant degree, subject to our operating results, which are dependent on a number of factors outside of our control.

We make, from time to time, distributions to PBF LLC, if necessary, in order for PBF LLC to make pro rata distributions to its members, including PBF Energy, necessary to fund in excess of one year’s cash dividend payments by PBF Energy. In response to the adverse impact caused by the COVID-19 pandemic, PBF Energy, among other things, suspended its quarterly dividend of $0.30 per share, anticipated to preserve approximately $35.0 million of cash each quarter to support its balance sheet. While it is impossible to estimate the duration or ultimate financial impact of the COVID-19 pandemic on our business, we will continue to monitor and evaluate our distribution policy as market conditions develop and our business outlook becomes clearer.

Critical Accounting Policies

The following summary provides further information about our critical accounting policies that involve critical accounting estimates and should be read in conjunction with “Note 2 - Summary of Significant Accounting Policies” of our Notes to Consolidated Financial Statements for the year ended December 31, 2019 included elsewhere in this prospectus. The following accounting policies involve estimates that are considered critical due to the level of subjectivity and judgment involved, as well as the impact on our financial position and results of operations. We believe that all of our estimates are reasonable. Unless otherwise noted, estimates of the sensitivity to earnings that would result from changes in the assumptions used in determining our estimates is not practicable due to the number of assumptions and contingencies involved, and the wide range of possible outcomes.

Inventory

Inventories are carried at the lower of cost or market. The cost of crude oil, feedstocks, blendstocks and refined products is determined under the LIFO inventory method using the dollar value LIFO method with increments valued based on average cost during the year. The cost of supplies and other inventories is determined principally on the weighted average cost method. In addition, the use of the LIFO inventory method may result in increases or decreases to cost of sales in years that inventory volumes decline as the result of charging cost of sales with LIFO inventory costs generated in prior periods. At June 30, 2020, December 31, 2019 and December 31, 2018, market values had fallen below historical LIFO inventory costs and, as a result, we recorded lower of cost or market inventory valuation reserves of $1,103.0 million, $401.6 million and $651.8 million, respectively. The lower of cost or market inventory valuation reserve, or a portion thereof, is subject to reversal as a reduction to cost of products sold in subsequent periods as inventories giving rise to the reserve are sold, and a new reserve is established. Such a reduction to cost of products sold could be significant if inventory values return to historical cost price levels. Additionally, further decreases in overall inventory values could result in additional charges to cost of products sold should the lower of cost or market inventory valuation reserve be increased.

Environmental Matters

Liabilities for future clean-up costs are recorded when environmental assessments and/or clean-up efforts are probable and the costs can be reasonably estimated. Other than for assessments, the timing and magnitude of these accruals generally are based on the completion of investigations or other studies or a commitment to a formal plan of action. Environmental liabilities are based on best estimates of probable future costs using currently available technology and applying current regulations, as well as our own internal environmental policies. The actual settlement of our liability for environmental matters could materially differ from our estimates due to a number of uncertainties such as the extent of contamination, changes in environmental laws and regulations, potential improvements in remediation technologies and the participation of other responsible parties. While we believe that our current estimates of the amounts and timing of the costs related to the remediation of these liabilities are reasonable, we have had limited experience with certain of these environmental obligations due to our short operating history with certain of our assets. It is possible that our estimates of the costs and duration of the environmental remediation activities related to these liabilities could materially change.

Business Combinations

We use the acquisition method of accounting for the recognition of assets acquired and liabilities assumed in business combinations at their estimated fair values as of the date of acquisition. Any excess consideration transferred over the estimated fair values of the identifiable net assets acquired is recorded as goodwill. Significant judgment is required in estimating the fair value of assets acquired. As a result, in the case of significant acquisitions, we obtain the assistance of third-party valuation specialists in estimating fair values of tangible and intangible assets based on available historical information and on expectations and assumptions about the future, considering the perspective of marketplace participants. While management believes those expectations and assumptions are reasonable, they are inherently uncertain. Unanticipated market or macroeconomic events and circumstances may occur, which could affect the accuracy or validity of the estimates and assumptions.

Certain of our acquisitions may include earn-out provisions or other forms of contingent consideration. As of the acquisition date, we record contingent consideration, as applicable, at the estimated fair value of expected future payments associated with the earn-out. Any changes to the recorded fair value of contingent consideration, subsequent to the measurement period, will be recognized as earnings in the period in which it occurs. Such contingent consideration liabilities are based on best estimates of future expected payment obligations, which are subject to change due to many factors outside of our control. Changes to the estimate of expected future contingent consideration payments may occur, from time to time, due to various reasons, including actual results differing from estimates and adjustments to the revenue or earnings assumptions used as the basis for the liability based on historical experience. While we believe that our current estimate of the fair value of our contingent consideration liability is reasonable, it is possible that the actual future settlement of our earn-out obligations could materially differ.

Deferred Turnaround Costs

Refinery turnaround costs, which are incurred in connection with planned major maintenance activities at our refineries, are capitalized when incurred and amortized on a straight-line basis over the period of time estimated until the next turnaround occurs (generally three to six years). While we believe that the estimates of time until the next turnaround are reasonable, it should be noted that factors such as competition, regulation or environmental matters could cause us to change our estimates thus impacting amortization expense in the future.

Derivative Instruments

We are exposed to market risk, primarily related to changes in commodity prices for the crude oil and feedstocks used in the refining process, as well as the prices of the refined products sold and the risk associated with the price of credits needed to comply with various governmental and regulatory environmental compliance programs. The accounting treatment for commodity and environmental compliance contracts depends on the intended use of the particular contract and on whether or not the contract meets the definition of a derivative. Non-derivative contracts are recorded at the time of delivery.

All derivative instruments that are not designated as normal purchases or sales are recorded in our Consolidated Balance Sheets as either assets or liabilities measured at their fair values. Changes in the fair value of derivative instruments that either are not designated or do not qualify for hedge accounting treatment or normal purchase or normal sale accounting are recognized in income. Contracts qualifying for the normal purchases and sales exemption are accounted for upon settlement. We elect fair value hedge accounting for certain derivatives associated with our inventory repurchase obligations.

Derivative accounting is complex and requires management judgment in the following respects: identification of derivatives and embedded derivatives; determination of the fair value of derivatives; identification of hedge relationships; assessment and measurement of hedge ineffectiveness; and election and designation of the normal purchases and sales exception. All of these judgments, depending upon their timing and effect, can have a significant impact on earnings.

Impairment of Long-Lived Assets

Long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. A long-lived asset is not recoverable if its carrying amount exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposition. If a long-lived asset is not recoverable, an impairment loss is recognized for the amount by which the carrying amount of the long-lived asset exceeds its fair value, with fair value determined based on discounted estimated net cash flows or other appropriate methods.

The global crisis resulting from the COVID-19 pandemic has had a substantial impact on the economy and overall consumer demand for energy and hydrocarbon products. As a result of enduring throughput reductions across our refineries and noticeable decrease in demand for our products, we determined that an impairment triggering event had occurred. Therefore, we performed an interim impairment assessment on certain long-lived assets as of June 30, 2020. As a result of the interim impairment test, we determined that our long-lived assets were not impaired when comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets over their remaining estimated useful life. If adverse market conditions persist or there is further deterioration in the general economic environment due to the COVID-19 pandemic, there could be additional indicators that our assets are impaired requiring evaluation that may result in future impairment charges to earnings.

Supplemental Guarantor Financial Information

As of June 30, 2020, PBF Services Company, DCR, PBF Power Marketing LLC, PRC, Toledo Refining Company LLC, Chalmette Refining, L.L.C. (“Chalmette Refining”), PBF Western Region LLC, Torrance Refining Company LLC (“Torrance Refining”), Martinez Refining Company LLC (“Martinez Refining”), PBF International Inc. and PBF Investments LLC (“PBF Investments”) are 100% owned subsidiaries of PBF Holding and serve as guarantors of the obligations under the 2025 Senior Secured Notes, 2025 Senior Notes and 2028 Senior Notes. These guarantees are full and unconditional and joint and several. PBF Holding serves as the “Issuer”. The indentures dated May 30, 2017 and January 24, 2020, among PBF Holding, PBF Finance, the guarantors party thereto, Wilmington Trust, National Association, as trustee and Deutsche Bank Trust Company Americans, and the indenture date May 13, 2020, among PBF Holding, PBF Finance, the guarantors party thereto and Wilmington Trust, National Association, govern subsidiaries designated as “Guarantor Subsidiaries”. PBF Ltd, PBF Transportation Company LLC, PBF Rail Logistics Company LLC, MOEM Pipeline LLC, Collins Pipeline Company, T&M Terminal Company, Torrance Basin Pipeline Company LLC, Torrance Logistics Company LLC, Torrance Pipeline Company LLC, Martinez Terminal Company LLC, Martinez Pipeline Company LLC and PBFWR Logistics Holdings LLC are consolidated subsidiaries of the Company that are not guarantors of the 2025 Senior Secured Notes, 2025 Senior Notes and 2028 Senior Notes. The 2025 Senior Secured Notes, 2025 Senior Notes and 2028 Senior Notes were co-issued by PBF Finance. For purposes of the following information, PBF Finance is referred to as “Co-Issuer.” The Co-Issuer has no independent assets or operations.

The following tables present summarized information for the Issuer and the Guarantor Subsidiaries on a combined basis after elimination of (i) intercompany transactions and balances among the Issuer and the Guarantor Subsidiaries and (ii) equity in earnings from and investments in any subsidiary that is a non-guarantor.

Summarized Balance Sheet (in millions)	June 30, 2020	December 31, 2019
ASSETS
Current Assets (1)	$3,078.7	$3,500.0
Non-Current Assets	5,857.1	4,842.5
Due from non-guarantor subsidiaries	12,971.0	12,311.4
LIABILITIES AND EQUITY
Current liabilities (1)	$1,975.0	$2,364.8
Long-term liabilities	4,352.2	2,300.6
Due to non-guarantor subsidiaries	13,045.8	12,295.9

(1)

Includes $7.3 million and $55.1 million of accounts receivables and accounts payables, respectively, related to transactions with PBFX as of June 30, 2020. Includes $6.5 million and $48.1 million of accounts receivables and accounts payables, respectively, related to transactions with PBFX as of December 31, 2019. Refer to our related party transactions footnotes included in our financial statements for the periods presented included elsewhere in this prospectus for further disclosures.

Summarized Statement of Operations (in millions)	Six Months Ended June 30, 2020	Year Ended December 31, 2019
Revenues	$7,570.5	$24,178.8
Cost of sales	8,295.6	20,748.0

Gross margin	(725.1)	3,430.8
Income (loss) from operations	(322.6)	3,189.5
Net income (loss)	(407.4)	3,054.9
Net income (loss) attributable to PBF Holding Company LLC	(407.4)	3,054.8
Non-guarantor intercompany sales with the Issuer and Guarantor subsidiaries	556.5	2,759.1
Non-guarantor intercompany cost of sales with the Issuer and Guarantor subsidiaries	7.7	92.4
Affiliate revenues related to transactions with PBFX (1)	8.2	16.3
Affiliate expenses related to transactions with PBFX (1)	147.9	300.9
(1) Refer to our related party transactions footnotes included in our financial statements for the periods presented included elsewhere in this prospectus for further information.

BUSINESS

Overview and Corporate Structure

We are one of the largest independent petroleum refiners and suppliers of unbranded transportation fuels, heating oil, petrochemical feedstocks, lubricants and other petroleum products in the United States. We sell our products throughout the Northeast, Midwest, Gulf Coast and West Coast of the United States, as well as in other regions of the United States, Canada and Mexico and are able to ship products to other international destinations. We were formed in 2008 to pursue acquisitions of crude oil refineries and downstream assets in North America. As of June 30, 2020, we own and operate six domestic oil refineries and related assets, which we acquired in 2010, 2011, 2015, 2016 and 2020. Our refineries have a combined processing capacity, known as throughput, of approximately 1,050,000 bpd, and a weighted-average Nelson Complexity Index of 12.8. The Company’s six oil refineries are aggregated into one reportable segment.

Ownership Structure

We are a Delaware limited liability company and a holding company for our operating subsidiaries. PBF Finance is a wholly-owned subsidiary of PBF Holding. We are a wholly-owned subsidiary of PBF LLC, and PBF Energy is the sole managing member of, and owner of an equity interest representing approximately 99.2% of the outstanding economic interests in PBF LLC.

On December 18, 2012, our indirect parent, PBF Energy completed its IPO. As a result of PBF Energy’s IPO and related organization transactions, PBF Energy became the sole managing member of PBF LLC and operates and controls all of its business and affairs and consolidates the financial results of PBF LLC and its subsidiaries, including PBF Holding and PBF Finance. PBF Energy holds 120,172,826 PBF LLC Series C Units and its current and former executive officers and directors and certain employees and others beneficially held 970,647 PBF LLC Series A Units, and the holders of PBF Energy’s issued and outstanding shares of its Class A common stock have approximately 99.2% of the voting power in PBF Energy and the members of PBF LLC other than PBF Energy through their holdings of Class B common stock have the remaining 0.8% of the voting power.

PBF Holding Refineries

Our six refineries are located in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, Chalmette, Louisiana, Torrance, California and Martinez, California. Each refinery is briefly described in the table below:

Refinery	Region	Nelson Complexity Index	Throughput Capacity (in bpd)	PADD	Crude Processed (1)	Source (1)
Delaware City	East Coast	11.3	190,000	1	light sweet through heavy sour	water, rail
Paulsboro	East Coast	13.2	180,000	1	light sweet through heavy sour	water
Toledo	Mid-Continent	9.2	170,000	2	light sweet	pipeline, truck, rail
Chalmette	Gulf Coast	12.7	189,000	3	light sweet through heavy sour	water, pipeline
Torrance	West Coast	14.9	155,000	5	medium and heavy	pipeline, water, truck
Martinez	West Coast	16.1	157,000	5	medium and heavy	pipeline and water

(1)	Reflects the typical crude and feedstocks and related sources utilized under normal operating conditions and prevailing market environments.

Public Offerings of PBF Logistics LP and Subsequent Drop-Down Transactions

PBF Logistics LP (“PBFX” or the “Partnership”) is an affiliate of ours. PBFX is a fee-based, growth-oriented, publicly-traded Delaware master limited partnership formed by PBF Energy to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX engages in the receiving, handling, storage and transferring of crude oil, refined products, natural gas and intermediates from sources located throughout the United States and Canada for PBF Energy in support of certain of its refineries, as well as for third-party customers. A substantial majority of PBFX’s revenues are derived from long-term, fee-based commercial agreements with us, which include minimum volume commitments, for receiving, handling, storing and transferring crude oil, refined products, and natural gas. PBF Energy also has agreements with PBFX that establish fees for certain general and administrative services and operational and maintenance services provided by us to PBFX.

PBF Logistics GP LLC (“PBF GP”) serves as the general partner of PBFX. PBF GP is wholly-owned by PBF LLC. On May 14, 2014, PBFX completed its initial public offering (the “PBFX Offering”). In connection with the PBFX Offering, we distributed to PBF LLC, which in turn contributed to PBFX, the assets and liabilities of certain crude oil terminaling assets. In a series of transactions subsequent to the PBFX Offering, we distributed certain additional assets to PBF LLC, which in turn contributed those assets to PBFX. See “Transactions and Agreements with PBFX” below for additional information.

See “Risk Factors” and “Certain Relationships and Related Transactions” elsewhere in this prospectus.

Recent Developments

Martinez Acquisition

On February 1, 2020, we acquired from Equilon Enterprises LLC d/b/a Shell Oil Products US (the “Seller”), the Martinez refinery and related logistics assets (collectively, the “Martinez Acquisition”), pursuant to a sale and purchase agreement dated June 11, 2019 (the “Sale and Purchase Agreement”). The Martinez refinery is located on an 860-acre site in the City of Martinez, 30 miles northeast of San Francisco, California. The refinery is a high-conversion 157,000 bpd, dual-coking facility with a Nelson Complexity Index of 16.1, making it one of the most complex refineries in the United States. The facility is strategically positioned in Northern California and provides for operating and commercial synergies with the Torrance refinery located in Southern California. The Martinez Acquisition further increases our total throughput capacity to over 1,000,000 bpd.

In addition to refining assets, the Martinez Acquisition includes a number of high-quality onsite logistics assets, including a deep-water marine facility, product distribution terminals and refinery crude and product storage facilities with approximately 8.8 million barrels of shell capacity.

The aggregate purchase price for the Martinez Acquisition was $1,253.4 million, including final working capital of $216.1 million and the obligation to make certain post-closing payments to the Seller if certain conditions are met including earn-out payments based on certain earnings thresholds of the Martinez refinery (as set forth in the Sale and Purchase Agreement), for a period of up to four years following the closing date (the “Martinez Contingent Consideration”). The transaction was financed through a combination of cash on hand, including proceeds from our offering of the 2028 Senior Notes, and borrowings under our Revolving Credit Facility (both, as defined below).

Sale of Hydrogen Plants

On April 17, 2020, we closed on the sale of five hydrogen plants to Air Products and Chemicals, Inc. (“Air Products”) in a sale-leaseback transaction for gross cash proceeds of $530.0 million and recognized a gain of $471.1 million. In connection with the sale, we entered into a transition services agreement through which Air Products will exclusively supply hydrogen, steam, carbon dioxide and other products (the “Products”) to the

Martinez, Torrance and Delaware City refineries for a specified period of up to 18 months. The transition services agreement also requires certain maintenance and operating activities to be provided by PBF Holding, for which we will be reimbursed, during the term of the agreement. In August 2020, the parties executed long-term supply agreements in which Air Products will supply the Products for a term of fifteen years at these same refineries.

Catalyst Financing Obligations

On September 25, 2020, we closed on agreements to sell a portion of our precious metals catalyst to certain major commercial banks for approximately $51.9 million and subsequently leased the catalyst back. The precious metals financing arrangements cover a portion of the catalyst used at our Delaware City, Martinez and Toledo refineries. The volumes of the precious metal catalyst and the interest rates are fixed over the one year term of each financing arrangement. At maturity, we are obligated to repurchase the precious metals catalyst at fair market value.

Contractual Obligations and Commitments

Refer to “Contractual Obligations and Commitments” included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PBF Holding” included elsewhere in this prospectus for discussion of our contractual obligations and commitments.

Refining Operations

We own and operate six refineries providing geographic and market diversity. We produce a variety of products at each of our refineries, including gasoline, ULSD, heating oil, jet fuel, lubricants, petrochemicals and asphalt. We sell our products throughout the Northeast, Midwest, Gulf Coast and West Coast of the United States, as well as in other regions of the United States, Canada and Mexico, and are able to ship products to other international destinations. Our refinery assets as of June 30, 2020 are described below.

Delaware City Refinery

Acquisition and Re-Start. Through our subsidiaries, we acquired the idle Delaware City refinery and its related assets, including a petroleum product terminal, a petroleum products pipeline and an electric generation facility, on June 1, 2010 from affiliates of Valero for approximately $220.0 million in cash, consisting of approximately $170.0 million for the refinery, terminal and pipeline assets and $50.0 million for the power plant complex located on the property.

At the time of acquisition, we reached an agreement with the State of Delaware that provided for a five-year operating permit and up to approximately $45.0 million of economic support to re-start the facility, and negotiated a new long-term contract with the relevant union at the refinery. We believe that the refinery’s ability to process lower quality crudes allows us to capture a higher margin as these lower quality crudes are typically priced at discounts to benchmark crudes, and to compete effectively in a region where product demand currently significantly exceeds refining capacity.

We completed the restart of the Delaware City Refinery in October 2011. Since our acquisition, we have invested in turnaround and re-start projects at Delaware City, as well as in the strategic development of crude rail unloading facilities. Crude delivered by rail to Delaware City can also be transported via barge to our Paulsboro refinery of other third party destinations. The Delaware City rail unloading facility, which was transferred to PBFX in 2014, allows our East Coast refineries to source WTI-based crudes from Western Canada and the Mid-Continent, which we believe, at times, may provide cost advantages versus traditional Brent-based international crudes.

Overview. The Delaware City refinery is located on an approximately 5,000-acre site, with access to waterborne cargoes and an extensive distribution network of pipelines, barges and tankers, truck and rail. Delaware City is a fully integrated operation that receives crude via rail at its crude unloading facilities, or ship or barge at its docks located on the Delaware River. The crude and other feedstocks are stored in an extensive tank farm prior to processing. In addition, there is a 15-lane, 76,000 bpd capacity truck loading rack (the “DCR Truck Rack”) located adjacent to the refinery and a 23-mile interstate pipeline (the “DCR Products Pipeline”) that are used to distribute clean products. The DCR Products Pipeline and DCR Truck Rack were sold to PBFX in May 2015.

As a result of its configuration and process units, Delaware City has the capability of processing a slate of heavy crudes with a high concentration of high sulfur crudes, as well as other high sulfur feedstock when economically viable, and is one of the largest and most complex refineries on the East Coast. The Delaware City refinery is one of two heavy crude coking refineries, the other being our Paulsboro refinery, on the East Coast of the United States with coking capacity equal to approximately 25% of crude capacity.

The Delaware City refinery primarily processes a variety of medium to heavy, sour crude oils, but can run light, sweet crude oils as well. The refinery has large conversion capacity with its 82,000 bpd FCC unit, 52,000 bpd fluid coking unit and 21,000 bpd hydrocracking unit.

The following table approximates the Delaware City refinery’s major process unit capacities. Unit capacities are shown in barrels per stream day.

Refinery Units	Nameplate Capacity
Crude Distillation Unit	190,000
Vacuum Distillation Unit	102,000
Fluid Catalytic Cracking Unit	82,000
Hydrotreating Units	160,000
Hydrocracking Unit	21,000
Catalytic Reforming Unit	43,000
Benzene / Toluene Extraction Unit	15,000
Butane Isomerization Unit	6,000
Alkylation Unit	11,000
Polymerization Unit	16,000
Fluid Coking Unit	52,000

Feedstocks and Supply Arrangements. We source our crude oil needs for Delaware City primarily through short-term and spot market agreements.

Refined Product Yield and Distribution. The Delaware City refinery predominantly produces gasoline, jet fuel, ULSD and ultra-low sulfur heating oil as well as certain other products. Products produced at the Delaware City refinery are transferred to customers through pipelines, barges or at its truck rack. We market and sell all of our refined products independently to a variety of customers on the spot market or through term agreements.

Inventory Intermediation Agreement. On August 29, 2019, we entered into amended and restated inventory intermediation agreements with J. Aron (as amended from time to time, the “Inventory Intermediation Agreements”), to support the operations of the Delaware City and Paulsboro refineries (the “East Coast Refineries”). The Inventory Intermediation Agreement by and among J. Aron, PBF Holding and DCR expires on June 30, 2021, which term may be further extended by mutual consent of the parties to June 30, 2022.

Pursuant to each Inventory Intermediation Agreement, J. Aron purchases and holds title to certain inventory, including crude oil, intermediate and certain finished products (the “J. Aron Products”), produced by the East

Coast Refineries and delivered into the Company’s storage tanks at the Delaware City and Paulsboro refineries and at PBFX’s assets acquired from Crown Point International in October 2018 (the “East Coast Storage Assets” and together with the Company’s storage tanks at the Delaware City and Paulsboro refineries, the “J. Aron Storage Tanks”). Furthermore, J. Aron agrees to sell the J. Aron Products back to the East Coast Refineries as the J. Aron Products are discharged out of our J. Aron Storage Tanks. At expiration, we will have to repurchase the inventories outstanding under the Inventory Intermediation Agreement at that time.

Tankage Capacity. The Delaware City refinery has total storage capacity of approximately 10.0 million barrels. Of the total, approximately 3.6 million barrels of storage capacity are dedicated to crude oil and other feedstock storage with the remaining 6.4 million barrels allocated to finished products, intermediates and other products.

Energy and Other Utilities. Under normal operating conditions, the Delaware City refinery consumes approximately 75,000 MMBTU per day of natural gas supplied via pipeline from third parties. The Delaware City refinery has a 280 MW power plant located on site that consists of two natural gas-fueled turbines with combined capacity of approximately 140 MW and four turbo generators with combined nameplate capacity of approximately 140 MW. Collectively, this power plant produces electricity in excess of Delaware City’s refinery load of approximately 90 MW. Excess electricity is sold into the Pennsylvania-New Jersey-Maryland, or PJM, grid. Steam is primarily produced by a combination of three dedicated boilers, two heat recovery steam generators on the gas turbines, and is supplemented by secondary boilers at the FCC and Coker. Hydrogen is currently provided via the refinery’s steam methane reformer and continuous catalytic reformer.

Hydrogen Plant Project. During 2018, we signed an agreement with a third-party for an additional supply of 25 million standard cubic feet per day of hydrogen from a new hydrogen generation facility constructed on site (the “Hydrogen Facility”), which is expected to be completed in the second quarter of 2020. Upon completion of the Hydrogen Facility, this additional hydrogen will provide additional complex crude and feedstock processing capabilities.

Paulsboro Refinery

Acquisition. We acquired the entities that owned the Paulsboro refinery (including an associated natural gas pipeline) on December 17, 2010, from Valero for approximately $357.7 million, excluding working capital. The purchase price excluded inventory purchased on our behalf by MSCG and Statoil.

Overview. The Paulsboro refinery is located on approximately 950 acres on the Delaware River in Paulsboro, New Jersey, near Philadelphia and approximately 30 miles away from Delaware City. Paulsboro receives crude and feedstocks via its marine terminal on the Delaware River. Paulsboro is one of two operating refineries on the East Coast with coking capacity, the other being our Delaware City refinery. The Paulsboro refinery primarily processes a variety of medium and heavy, sour crude oils but can run light, sweet crude oils as well.

The following table approximates the Paulsboro refinery’s major process unit capacities. Unit capacities are shown in barrels per stream day.

Refinery Units	Nameplate Capacity
Crude Distillation Units	168,000
Vacuum Distillation Units	83,000
Fluid Catalytic Cracking Unit	55,000
Hydrotreating Units	141,000
Catalytic Reforming Unit	32,000
Alkylation Unit	11,000
Lube Oil Processing Unit	12,000
Delayed Coking Unit	27,000
Propane Deasphalting Unit	11,000

Feedstocks and Supply Arrangements. We have a contract with Saudi Aramco pursuant to which we have purchased up to approximately 100,000 bpd of crude oil from Saudi Aramco that is processed at Paulsboro. The crude purchased under this contract is priced off the ASCI.

Refined Product Yield and Distribution. The Paulsboro refinery predominantly produces gasoline, diesel fuels and jet fuel and also manufactures Group I base oils or lubricants and asphalt. Products produced at the Paulsboro refinery are transferred to customers primarily through pipelines or at its truck rack. We market and sell all of our refined products independently to a variety of customers on the spot market or through term agreements under which we sell approximately 35% of our Paulsboro refinery’s gasoline production.

Inventory Intermediation Agreement. As discussed above under “Delaware City Refinery - Inventory Intermediation Agreement”, we currently have Inventory Intermediation Agreements with J. Aron to support the operations of the East Coast Refineries and facilitate the purchase and sale of certain crude and refined products amongst the parties. The Inventory Intermediation Agreement by and among J. Aron, PBF Holding and PRC expires on December 31, 2021, which term may be further extended by mutual consent of the parties to December 31, 2022. At expiration, we will be required to repurchase the inventories outstanding under the Inventory Intermediation Agreement at that time.

Tankage Capacity. The Paulsboro refinery has total storage capacity of approximately 7.5 million barrels. Of the total, approximately 2.1 million barrels are dedicated to crude oil storage with the remaining 5.4 million barrels allocated to finished products, intermediates and other products.

Energy and Other Utilities. Under normal operating conditions, the Paulsboro refinery consumes approximately 40,000 MMBTU per day of natural gas supplied via pipeline from third parties. The Paulsboro refinery is mostly self-sufficient for electrical power through a mix of gas and steam turbine generators. The Paulsboro refinery generation typically supplies about 57 MW of the total 63 MW total refinery load. There are circumstances where available generation is greater than the total refinery load, but the Paulsboro refinery does not typically export power to the utility grid. If necessary, supplemental electrical power is available on a guaranteed basis from the local utility. The Paulsboro refinery is connected to the grid via three separate 69KV aerial feeders and has the ability to run entirely on imported power. Steam is produced in three boilers and a heat recovery steam generator fed by the exhaust from the gas turbine. In addition, there are a number of waste heat boilers and furnace stack economizers throughout the refinery that supplement the steam generation capacity. The Paulsboro refinery’s current hydrogen needs are primarily met by the hydrogen supply from the reformer. In addition, the refinery has available a standalone steam methane reformer. This ancillary hydrogen plant is utilized as a back-up source of hydrogen for the refinery’s process units.

Toledo Refinery

Acquisition. Through our subsidiary, Toledo Refining, we acquired the Toledo refinery on March 1, 2011, from Sunoco for approximately $400.0 million, excluding working capital. We also purchased refined and certain intermediate products inventory for approximately $299.6 million, and MSCG purchased the refinery’s crude oil inventory on our behalf. Additionally, included in the terms of the sale was a five-year participation payment of up to $125.0 million payable to Sunoco based upon post-acquisition earnings of the refinery, which was paid in full.

Overview. The Toledo refinery primarily processes a slate of light, sweet crudes from Canada, the Mid-Continent, the Bakken region and the U.S. Gulf Coast. The Toledo refinery is located on a 282-acre site near Toledo, Ohio, approximately 60 miles from Detroit. Crude is delivered to the Toledo refinery through three primary pipelines: (1) Enbridge from the north, (2) Patoka from the west and (3) Mid-Valley from the south. Crude is also delivered to a nearby terminal by rail and from local sources by truck to a truck unloading facility within the refinery.

The following table approximates the Toledo refinery’s major process unit capacities. Unit capacities are shown in barrels per stream day.

Refinery Units	Nameplate Capacity
Crude Distillation Unit	170,000
Fluid Catalytic Cracking Unit	79,000
Hydrotreating Units	95,000
Hydrocracking Unit	45,000
Catalytic Reforming Units	45,000
Alkylation Unit	10,000
Polymerization Unit	7,000

Feedstocks and Supply Arrangements. We source our crude oil needs for Toledo primarily through short-term and spot market agreements.

Refined Product Yield and Distribution. Toledo produces finished products, including gasoline, jet and ULSD, in addition to a variety of high-value petrochemicals including benzene, toluene, xylene, nonene and tetramer. Toledo is connected, via pipelines, to an extensive distribution network throughout Ohio, Illinois, Indiana, Kentucky, Michigan, Pennsylvania and West Virginia. The finished products are transported on pipelines owned by Sunoco Logistics Partners L.P. and Buckeye Partners L.P. In addition, we have proprietary connections to a variety of smaller pipelines and spurs that help us optimize our clean products distribution. A significant portion of Toledo’s gasoline and ULSD are distributed through various terminals in this network.

We have an agreement with Sunoco whereby Sunoco purchases gasoline and distillate products representing approximately one-third of the Toledo refinery’s gasoline and distillates production. The agreement had an initial three-year term, subject to certain early termination rights. In March 2019, the agreement was renewed and extended for a three-year term. We sell the bulk of the petrochemicals produced at the Toledo refinery through short-term contracts or on the spot market and the majority of the petrochemical distribution is done via rail.

Tankage Capacity. The Toledo refinery has total storage capacity of approximately 4.5 million barrels. The Toledo refinery receives its crude through pipeline connections and a truck rack. Of the total, approximately 1.3 million barrels are dedicated to crude oil storage with the remaining 3.2 million barrels allocated to intermediates and products. A portion of storage capacity dedicated to crude oil and finished products was sold to PBFX in conjunction with its acquisition of a tank farm and related facilities, which included a propane storage and loading facility (the “Toledo Storage Facility”) in December 2014.

Energy and Other Utilities. Under normal operating conditions, the Toledo refinery consumes approximately 20,000 MMBTU per day of natural gas supplied via pipeline from third parties. The Toledo refinery purchases its electricity from the PJM grid and has a long-term contract to purchase hydrogen and steam from a local third-party supplier. In addition to the third-party steam supplier, Toledo consumes a portion of the steam that is generated by its various process units.

Chalmette Refinery

Acquisition. On November 1, 2015, we acquired from ExxonMobil, Mobil Pipe Line Company and PDV Chalmette, L.L.C., the ownership interests of Chalmette Refining, which owns the Chalmette refinery and related logistics assets. The aggregate purchase price for the Chalmette Acquisition was $322.0 million in cash, plus inventory and final working capital of $246.0 million.

Overview. The Chalmette refinery is located on a 400-acre site near New Orleans, Louisiana. It is a dual-train coking refinery and is capable of processing both light and heavy crude oil through its 189,000 bpd crude units and downstream units. Chalmette Refining owns 100% of the MOEM Pipeline, providing access to the Empire Terminal, as well as the CAM Connection Pipeline, providing access to the Louisiana Offshore Oil Port facility through a third-party pipeline. Chalmette Refining also owns 80% of each of the Collins Pipeline Company (“Collins”) and T&M Terminal Company (“T&M”), both located in Collins, Mississippi, which provide a clean products outlet for the refinery to the Plantation and Colonial Pipelines. In addition, there is also a marine terminal capable of importing waterborne feedstocks and loading or unloading finished products; a clean products truck rack which provides access to local markets; and a crude and product storage facility.

The following table approximates the Chalmette refinery’s major process unit capacities. Unit capacities are shown in barrels per stream day.

Refinery Units	Nameplate Capacity
Crude Distillation Unit	189,000
Fluid Catalytic Cracking Unit	72,000
Hydrotreating Units	186,000
Delayed Coking Unit	40,000
Catalytic Reforming Unit	40,000
Alkylation Unit	15,000

Feedstocks and Supply Arrangements. We source our crude oil and feedstock needs for Chalmette through connections to the CAM Pipeline and MOEM Pipeline as well as our marine terminal. On November 1, 2015, we entered into a market-based crude supply agreement with Petróleos de Venezuela S.A. (“PDVSA”) that has a ten-year term with a renewal option for an additional five years, subject to certain early termination rights. The pricing for the crude supply is market based and is agreed upon on a quarterly basis by both parties. We have not sourced crude oil under this agreement since 2017 as PDVSA has suspended deliveries due to the parties’ inability to agree to mutually acceptable payment terms and because of U.S. government sanctions against PDVSA.

Refined Product Yield and Distribution. The Chalmette refinery predominantly produces gasoline and diesel fuels and also manufactures high-value petrochemicals including benzene and xylene. Products produced at the Chalmette refinery are transferred to customers through pipelines, the marine terminal and truck rack. The majority of our clean products are delivered to customers via pipelines. Our ownership of the Collins Pipeline and T&M Terminal provides Chalmette with strategic access to Southeast and East Coast markets through third-party logistics.

Tankage Capacity. Chalmette has a total tankage capacity of approximately 8.1 million barrels. Of this total, approximately 2.6 million barrels are allocated to crude oil storage with the remaining 5.5 million barrels allocated to intermediates and products.

Energy and Other Utilities. Under normal operating conditions, the Chalmette refinery consumes approximately 19,000 MMBTU per day of natural gas supplied via pipeline from third parties. The Chalmette refinery purchases its electricity from a local utility and has a long-term contract to purchase hydrogen from a third-party supplier.

Coker Project: The Chalmette refinery restarted its idled 12,000 barrel per day coker unit in the fourth quarter of 2019 to capture the potential benefit of processing additional heavy and high-sulfur feedstocks. The unit has increased the refinery’s total coking capacity to approximately 40,000 barrels per day.

Torrance Refinery

Acquisition. On July 1, 2016, we acquired from ExxonMobil Oil Corporation and its subsidiary, Mobil Pacific Pipe Line Company, the Torrance refinery and related logistics assets (collectively, the “Torrance

Acquisition”). Subsequent to the closing of the Torrance Acquisition, Torrance Refining and Torrance Logistics are indirect wholly-owned subsidiaries of PBF Holding. The aggregate purchase price for the Torrance Acquisition was approximately $521.4 million in cash after post-closing purchase price adjustments, plus final working capital of $450.6 million.

Overview. The Torrance refinery is located on 750 acres in Torrance, California. It is a high-conversion crude, delayed-coking refinery capable of processing both heavy and medium crude oils through its crude unit and downstream units. In addition to refining assets, the Torrance refinery includes a number of high-quality logistics assets including a sophisticated network of crude and products pipelines, product distribution terminals and refinery crude and product storage facilities. The most significant logistics asset is a crude gathering and transportation system which delivers San Joaquin Valley crude oils directly from the field to the refinery. Additionally, included in the refinery are several pipelines which provide access to sources of waterborne crude oils including the Ports of Long Beach and Los Angeles, as well as clean product outlets with a direct pipeline that supplies jet fuel to the Los Angeles airport.

The following table approximates the Torrance refinery’s major process unit capacities. Unit capacities are shown in barrels per stream day.

Refinery Units	Nameplate Capacity
Crude Distillation Unit	155,000
Vacuum Distillation Unit	102,000
Fluid Catalytic Cracking Unit	88,000
Hydrotreating Units	151,000
Hydrocracking Unit	23,000
Alkylation Unit	27,000
Delayed Coking Unit	53,000

Feedstocks and Supply Arrangements. The Torrance refinery primarily processes a variety of medium and heavy crude oils. On July 1, 2016, we entered into a crude supply agreement with Exxon Mobil Oil Corporation (“ExxonMobil”) for approximately 60,000 bpd of crude oil that can be processed at our Torrance refinery. This crude supply agreement has a five-year term with an automatic renewal feature unless either party gives thirty-six months written notice of its intent to terminate the agreement. Additionally, we obtain crude and feedstocks from other sources through connections to third-party pipelines as well as ship docks and truck racks.

Refined Product Yield and Distribution. The Torrance refinery predominantly produces gasoline, jet fuel and diesel fuels. Products produced at the Torrance refinery are transferred to customers through pipelines, the marine terminal and truck rack. The majority of clean products are delivered to customers via pipelines. On July 1, 2016, we entered into an offtake agreement with ExxonMobil pursuant to which ExxonMobil purchased up to 50% of our gasoline production. This offtake agreement had an initial term of three years and was not renewed upon expiration on July 1, 2019. We currently market and sell all of our refined products independently to a variety of customers either on the spot market or through term agreements.

Tankage Capacity. Torrance has a total tankage capacity of approximately 8.6 million barrels. Of this total, approximately 2.1 million barrels are allocated to crude oil storage with the remaining 6.5 million barrels allocated to intermediates and products.

Energy and Other Utilities. Under normal operating conditions, the Torrance refinery consumes approximately 47,000 MMBTU per day of natural gas supplied via pipeline from third parties. The Torrance refinery generates some power internally using a combination of steam and gas turbines and purchases any additional needed power from the local utility. The Torrance refinery has a long-term contract to purchase hydrogen from a third-party supplier.

Martinez Refinery

Acquisition. On February 1, 2020, we acquired from Equilon Enterprises LLC d/b/a Shell Oil Products US (the “Seller”), the Martinez refinery and related logistics assets (collectively, the “Martinez Acquisition”), pursuant to a sale and purchase agreement dated June 11, 2019 (the “Sale and Purchase Agreement”). The aggregate purchase price for the Martinez Acquisition was $1,253.4 million, including final working capital of $216.1 million and the obligation to make post-closing earn-out payments to the Seller based on certain earnings thresholds of the Martinez refinery (as set forth in the Sale and Purchase Agreement), for a period of up to four years following the closing date (the “Martinez Contingent Consideration”)

Overview. The Martinez refinery is located on an 860-acre site in the City of Martinez, 30 miles northeast of San Francisco, California. The refinery is a high-conversion, dual-coking facility with a Nelson Complexity Index of 16.1, making it one of the most complex refineries in the United States. The facility is strategically positioned in Northern California and provides for operating and commercial synergies with the Torrance refinery located in Southern California. In addition to refining assets, the Martinez Acquisition includes a number of high-quality onsite logistics assets including a deep-water marine facility, product distribution terminals and refinery crude and product storage facilities with approximately 8.8 million barrels of shell capacity.

The following table approximates the Martinez refinery’s major process unit capacities. Unit capacities are shown in barrels per stream day.

Refinery Units	Nameplate Capacity
Crude Distillation Unit	157,000
Vacuum Distillation Unit	102,000
Fluid Catalytic Cracking Unit	72,000
Hydrotreating Units	268,000
Hydrocracking Unit	42,900
Alkylation Unit	12,500
Delayed Coking Unit	25,500
Fluid Coking Unit	22,500

Feedstocks and Supply Arrangements. We have entered into various five-year crude supply agreements with Shell Oil Products for approximately 150,000 bpd, in the aggregate, to support our West Coast and Mid-Continent refinery operations. Additionally, we obtain crude and feedstocks from other sources through connections to third-party pipelines as well as ship docks.

Refined Product Yield and Distribution. We entered into certain offtake agreements for our West Coast system with Shell Oil Products for clean products with varying terms up to 15 years. We currently market and sell all of our refined products independently to a variety of customers either on the spot market or through term agreements.

Tankage Capacity. Martinez has a total tankage capacity of approximately 8.8 million barrels. Of this total, approximately 2.5 million barrels are allocated to crude oil storage with the remaining 6.3 million barrels allocated to intermediates and products.

Energy and Other Utilities. Under normal operating conditions, the Martinez refinery consumes approximately 80,000 MMBTU per day of natural gas (including natural gas consumed in hydrogen production) supplied via pipeline from third parties. The Martinez refinery generates some power internally using a combination of steam and gas turbines and purchases any additional needed power from the local utility. The Martinez refinery has a long-term contract to purchase hydrogen from a third-party supplier.

Principal Products

Our refineries make various grades of gasoline, distillates (including diesel fuel, jet fuel, and ULSD) and other products from crude oil, other feedstocks, and blending components. We sell these products through our commercial accounts, and sales with major oil companies. For the years ended December 31, 2019, 2018 and 2017, gasoline and distillates accounted for 87.0%, 84.8% and 84.1% of our revenues, respectively.

Customers

We sell a variety of refined products to a diverse customer base. The majority of our refined products are primarily sold through short-term contracts or on the spot market. However, we do have product offtake arrangements for a portion of our clean products. For the years ended December 31, 2019, 2018 and 2017, no single customer accounted for 10% or more of our revenues, respectively. As of December 31, 2019 and 2018, no single customer accounted for 10% or more of our total trade accounts receivable.

Seasonality

Demand for gasoline and diesel is generally higher during the summer months than during the winter months due to seasonal increases in highway traffic and construction work. Decreased demand during the winter months can lower gasoline and diesel prices. As a result, our operating results for the first and fourth calendar quarters may be lower than those for the second and third calendar quarters of each year. Refining margins remain volatile and our results of operations may not reflect these historical seasonal trends. Additionally, the degree of seasonality may differ by the geographic areas in which we operate.

Competition

The refining business is very competitive. We compete directly with various other refining companies on the East, Gulf and West Coasts and in the Mid-Continent, with integrated oil companies, with foreign refiners that import products into the United States and with producers and marketers in other industries supplying alternative forms of energy and fuels to satisfy the requirements of industrial, commercial and individual consumers. Some of our competitors have expanded the capacity of their refineries and internationally new refineries are coming on line which could also affect our competitive position.

Profitability in the refining industry depends largely on refined product margins, which can fluctuate significantly, as well as crude oil prices and differentials between the prices of different grades of crude oil, operating efficiency and reliability, product mix and costs of product distribution and transportation. Certain of our competitors that have larger and more complex refineries may be able to realize lower per-barrel costs or higher margins per barrel of throughput. Several of our principal competitors are integrated national or international oil companies that are larger and have substantially greater resources. Because of their integrated operations and larger capitalization, these companies may be more flexible in responding to volatile industry or market conditions, such as shortages of feedstocks or intense price fluctuations. Refining margins are frequently impacted by sharp changes in crude oil costs, which may not be immediately reflected in product prices.

The refining industry is highly competitive with respect to feedstock supply. Unlike certain of our competitors that have access to proprietary controlled sources of crude oil production available for use at their own refineries, we obtain all of our crude oil and substantially all other feedstocks from unaffiliated sources. The availability and cost of crude oil and feedstock are affected by global supply and demand. We have no crude oil reserves and are not engaged in the exploration or production of crude oil. We believe, however, that we will be able to obtain adequate crude oil and other feedstocks at generally competitive prices for the foreseeable future.

Our complex refinery system and sourcing optionality may position us favorably to benefit from changes in certain market conditions and governmental or industry regulations, such as the recently instituted requirement from the IMO related to the reduction in sulfur content of marine fuels to a maximum of 0.5% effective January 1, 2020. Due to our relative refinery complexity and ample coking capacity, we anticipate being able to favorably capture the benefit from potential product margin uplift associated with an increase in demand for low sulfur fuel or a widening of the discount on high-sulfur feedstocks as a result of the new IMO regulations.

Transactions and Agreements with PBFX

Beginning with the completion of the PBFX Offering, we have entered into a series of agreements with PBFX, including commercial and operational agreements. Each of these agreements and their impact to our operations is outlined below.

Contribution Agreements

Immediately prior to the closing of certain contribution agreements, which PBF LLC entered into with PBFX (as defined in the table below, and collectively referred to as the “Contribution Agreements”), we contributed certain assets to PBF LLC. PBF LLC in turn contributed those assets to PBFX pursuant to the Contribution Agreements. Certain proceeds received by PBF LLC from PBFX in accordance with the Contribution Agreements were subsequently contributed by PBF LLC to us. The Contribution Agreements include the following:

Contribution Agreement	Effective Date	Assets Contributed	Total Consideration
Contribution Agreement I	5/8/2014	DCR Rail Terminal and the Toledo Truck Terminal	74,053 PBFX common units and 15,886,553 PBFX subordinated units
Contribution Agreement II	9/16/2014	DCR West Rack	$135.0 million in cash and $15.0 million through the issuance of 589,536 PBFX common units

Contribution Agreement III	12/2/2014	Toledo Storage Facility	$135.0 million in cash and $15.0 million through the issuance of 620,935 PBFX common units

Contribution Agreement IV	5/5/2015	DCR Products Pipeline and DCR Truck Rack	$112.5 million in cash and $30.5 million through the issuance of 1,288,420 PBFX common units

Contribution Agreement V	8/31/2016	Torrance Valley Pipeline (50% equity interest in TVPC)	$175.0 million in cash

Contribution Agreement VI	2/15/2017	Paulsboro Natural Gas Pipeline	$11.6 million affiliate promissory note

Contribution Agreements VII-X	7/16/2018	Development Assets	$31.6 million through the issuance of 1,494,134 PBFX common units

Contribution Agreement XI	4/24/2019	Remaining 50% equity interest in TVPC	$200.0 million in cash

Pursuant to Contribution Agreement VI entered into on February 15, 2017, we contributed all of the issued and outstanding limited liability company interests of Paulsboro Natural Gas Pipeline Company LLC (“PNGPC”) to PBF LLC. PBFX Operating Company LP (“PBFX Op Co”), in turn acquired the limited liability company interests in PNGPC from PBF LLC. PNGPC owns and operates an existing interstate natural gas pipeline that serves our Paulsboro refinery (the “Paulsboro Natural Gas Pipeline”), which is subject to regulation by the FERC. In connection with the PNGPC contribution agreement, PBFX constructed a new pipeline to replace the existing pipeline, which commenced services in August 2017.

In consideration for the PNGPC limited liability company interests, PBFX delivered to PBF LLC (i) an $11.6 million affiliate promissory note in favor of Paulsboro Refining, one of our wholly-owned subsidiaries (the “Promissory Note”), (ii) an expansion rights and right of first refusal agreement in favor of PBF LLC with respect to the new pipeline and (iii) an assignment and assumption agreement with respect to certain outstanding litigation involving PNGPC and the existing pipeline. As a result of the completion of the Paulsboro Natural Gas Pipeline in the fourth quarter of 2017, we received full payment for the affiliate Promissory Note.

On July 16, 2018, PBFX entered into four contribution agreements with PBF LLC pursuant to which we contributed to PBF LLC certain of its subsidiaries (the “Development Assets Contribution Agreements”). Pursuant to the Development Asset Contribution Agreements, we contributed all of the issued and outstanding limited liability company interests of: Toledo Rail Logistics Company LLC, whose assets consist of a loading and unloading rail facility located at the Toledo refinery (the “Toledo Rail Products Facility”); Chalmette Logistics Company LLC, whose assets consist of a truck loading rack facility (the “Chalmette Truck Rack”) and a rail yard facility (the “Chalmette Rosin Yard”), both of which are located at the Chalmette refinery; Paulsboro Terminaling Company LLC, whose assets consist of a lube oil terminal facility located at the Paulsboro refinery (the “Paulsboro Lube Oil Terminal”); and DCR Storage and Loading Company LLC, whose assets consist of an ethanol storage facility located at the Delaware City refinery (collectively with the Toledo Rail Products Facility, the Chalmette Truck Rack, the Chalmette Rosin Yard, and the Paulsboro Lube Oil Terminal, the “Development Assets”) to PBF LLC. PBFX Op Co, in turn acquired the limited liability company interests in the Development Assets from PBF LLC in connection with the Development Assets Contribution Agreements effective July 31, 2018.

On April 24, 2019, PBFX entered into a contribution agreement with PBF LLC, pursuant to which we contributed to PBF LLC, which in turn contributed to PBFX, all of the issued and outstanding limited liability company interests of TVP Holding Company LLC (“TVP Holding”) for total consideration of $200.0 million (the “TVPC Acquisition”). Prior to the TVPC Acquisition, TVP Holding (then our subsidiary) owned a 50% equity interest in Torrance Valley Pipeline Company LLC (“TVPC”). Subsequent to the closing of the TVPC Acquisition on May 31, 2019, PBFX owns 100% of the equity interests in TVPC.

Commercial Agreements

PBFX currently derives the majority of its revenue from long-term, fee-based agreements with us, which generally include a minimum volume commitment (“MVC”), as applicable, and are supported by contractual fee escalations for inflation adjustments and certain increases in operating costs. We believe the terms and conditions under these agreements, as well as the Omnibus Agreement and the Services Agreement (each as defined below), each with PBFX, are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services.

Refer to “Note 9 - Related Party Transactions” of our Notes to Consolidated Financial Statements for the year ended December 31, 2019 included elsewhere in this prospectus for further discussion regarding the commercial agreements with PBFX.

Omnibus Agreement

In addition to the commercial agreements described above, PBFX entered into an omnibus agreement, which has been amended and restated in connection with the closing of certain of the Contribution Agreements with PBF GP, PBF LLC and us (as amended, the “Omnibus Agreement”). The Omnibus Agreement addresses the payment of an annual fee for the provision of various general and administrative services and reimbursement of salary and benefit costs for certain PBF Energy employees. The annual fee under the Omnibus Agreement for the year ended December 31, 2019 was $7.7 million, inclusive of obligations under the Omnibus Agreement to reimburse us for certain compensation and benefit costs of employees who devoted more than 50% of their time to PBFX during the year ended December 31, 2019. The annual fee was increased to $8.3 million effective

January 1, 2020, inclusive of estimated obligations under the Omnibus Agreement to reimburse us for certain compensation and benefit costs of employees who devote more than 50% of their time to PBFX for the year ending December 31, 2020.

Services Agreement

Additionally, PBFX entered into an operation and management services and secondment agreement with us and certain of our subsidiaries (as mended, the “Service Agreement”), pursuant to which we provide PBFX with the personnel necessary for PBFX to perform its obligations under its commercial agreements. PBFX reimburses us for the use of such employees and the provision of certain infrastructure-related services to the extent applicable to its operations, including storm water discharge and waste water treatment, steam, potable water, access to certain roads and grounds, sanitary sewer access, electrical power, emergency response, filter press, fuel gas, API solids treatment, fire water and compressed air. For the year ended December 31, 2019, PBFX paid us an annual fee of $8.6 million pursuant to the Services Agreement and is expected to pay us the same annual fee pursuant to the Services Agreement for the year ending December 31, 2020.

The Services Agreement will terminate upon the termination of the Omnibus Agreement, provided that PBFX may terminate any service on 30-days’ notice.

Corporate Offices

We currently lease approximately 58,000 square feet for our principal corporate offices in Parsippany, New Jersey. The lease for our principal corporate offices expires in 2022. Functions performed in the Parsippany office include overall corporate management, refinery and HSE management, planning and strategy, corporate finance, commercial operations, logistics, contract administration, marketing, investor relations, governmental affairs, accounting, tax, treasury, information technology, legal and human resources support functions.

We lease approximately 4,000 square feet for our regional corporate office in Long Beach, California. The lease for our Long Beach office expires in 2021. Functions performed in the Long Beach office include overall regional corporate management, planning and strategy, commercial operations, logistics, contract administration, marketing and governmental affairs.

Employees

As of June 30, 2020, we had approximately 3,932 employees, of which 2,031 are covered by collective bargaining agreements. Our hourly employees are covered by collective bargaining agreements through the United Steel Workers (“USW”), the Independent Oil Workers (“IOW”) and the International Brotherhood of Electrical Workers (“IBEW”). We consider our relations with the represented employees to be satisfactory.

Location	Number of employees	Employees covered by collective bargaining agreements	Collective bargaining agreements	Expiration date
Headquarters	409	—	N/A	N/A
Delaware City refinery	557	376	USW	January 2022
Paulsboro refinery	476	295	IOW	March 2022
Toledo refinery	519	325	USW	February 2022
Chalmette refinery	599	310	USW	January 2022
Torrance refinery	614	307 14	USW IBEW	January 2022 January 2022
Torrance logistics	111	45 4	USW USW	April 2021 January 2022
Martinez refinery	647	329 26	USW IBEW	January 2022 January 2022

Total employees	3,932	2,031

Environmental, Health and Safety Matters

Our refineries, pipelines and related operations are subject to extensive and frequently changing federal, state and local laws and regulations, including, but not limited to, those relating to the discharge of materials into the environment or that otherwise relate to the protection of the environment, waste management and the characteristics and the compositions of fuels. Compliance with existing and anticipated laws and regulations can increase the overall cost of operating the refineries, including remediation, operating costs and capital costs to construct, maintain and upgrade equipment and facilities. Permits are also required under these laws for the operation of our refineries, pipelines and related operations and these permits are subject to revocation, modification and renewal. Compliance with applicable environmental laws, regulations and permits will continue to have an impact on our operations, results of operations and capital requirements. We believe that our current operations are in substantial compliance with existing environmental laws, regulations and permits.

Applicable Federal and State Regulatory Requirements

As is the case with all companies engaged in industries similar to ours, we face potential exposure to future claims and lawsuits involving environmental and safety matters. These matters include soil and water contamination, air pollution, personal injury and property damage allegedly caused by substances which we manufactured, handled, used, released or disposed of.

Current and future environmental regulations are expected to require additional expenditures, including expenditures for investigation and remediation, which may be significant, at our refineries and at our other facilities. To the extent that future expenditures for these purposes are material and can be reasonably determined, these costs are disclosed and accrued.

Our operations are also subject to various laws and regulations relating to occupational health and safety. We maintain safety training and maintenance programs as part of our ongoing efforts to ensure compliance with applicable laws and regulations. Compliance with applicable health and safety laws and regulations has required and continues to require substantial expenditures.

We cannot predict what additional health, safety and environmental legislation or regulations will be enacted or become effective in the future or how existing or future laws or regulations will be administered or interpreted with respect to our operations. Compliance with more stringent laws or regulations or adverse changes in the interpretation of existing requirements or discovery of new information such as unknown contamination could have an adverse effect on the financial position and the results of our operations and could require substantial expenditures for the installation and operation of systems and equipment that we do not currently possess.

Refer to our commitments and contingencies footnotes included in our financial statements for the periods presented included elsewhere in this prospectus, as well as the Legal Proceedings section below, for further discussion.

Legal Proceedings

On December 28, 2016, the Delaware Department of Natural Resources and Environmental Control issued the Coastal Zone Act permit for the ethanol project (the “Ethanol Permit”) to DCR allowing the utilization of existing tanks and existing marine loading equipment at their existing facilities to enable denatured ethanol to be loaded from storage tanks to marine vessels and shipped to offsite facilities. On January 13, 2017, the issuance of the Ethanol Permit was appealed by two environmental groups. On February 27, 2017, the Coastal Zone Industrial Control Board (the “Coastal Zone Board”) held a public hearing and dismissed the appeal, determining that the appellants did not have standing. The appellants filed an appeal of the Coastal Zone Board’s decision with the Delaware Superior Court (the “Superior Court”) on March 30, 2017. On January 19, 2018, the Superior

Court rendered an Opinion regarding the decision of the Coastal Zone Board to dismiss the appeal of the Ethanol Permit for the ethanol project. The judge determined that the record created by the Coastal Zone Board was insufficient for the Superior Court to make a decision, and therefore remanded the case back to the Coastal Zone Board to address the deficiency in the record. Specifically, the Superior Court directed the Coastal Zone Board to address any evidence concerning whether the appellants’ claimed injuries would be affected by the increased quantity of ethanol shipments. On remand, the Coastal Zone Board met on January 28, 2019 and reversed its previous decision on standing ruling that the appellants have standing to appeal the issuance of the Ethanol Permit. The parties to the action filed a joint motion with the Coastal Zone Board, requesting that the Board concur with the parties’ proposal to secure from the Superior Court confirmation that all rights and claims are preserved for any subsequent appeal to the Superior Court, and that the matter then be scheduled for a hearing on the merits before the Coastal Zone Board. The Coastal Zone Board notified the parties in January of 2020 that it concurred with the parties’ proposed course of action. The appellants and DCR subsequently filed a motion with the Superior Court requesting relief consistent with what was described to the Coastal Zone Board. In March of 2020, the Superior Court issued a letter relinquishing jurisdiction over the matter, and concurring with the parties’ proposal to allow the case to proceed to a hearing on the merits before the Coastal Zone Board. The parties must now jointly propose to the Coastal Zone Board a schedule for pre-hearing activity and a merits hearing to resolve the matter. The parties must, therefore, submit to the Coastal Zone Board a joint proposed schedule to govern future proceedings related to the merits hearing to resolve the matter.

On September 11, 2020, DCR received two Citations and Notification of Penalties, with sub-parts, from the Occupational Safety and Health Administration of the U.S. Department of Labor (“OSHA”) related to a combustion incident occurring on March 11, 2020. The citation seeks to impose penalties in the amount of $401,923 related to alleged violations of the Occupation Safety and Health Act of 1970. An informal conference with OSHA is scheduled to occur on October 2, 2020. If unsuccessful, DCR anticipates filing a Notice of Contest with OSHA contesting the citations in its entirety.

In connection with the acquisition of the Torrance refinery and related logistics assets, we assumed certain pre-existing environmental liabilities related to certain environmental remediation obligations to address existing soil and groundwater contamination and monitoring activities, which reflect the estimated cost of the remediation obligations. In addition, in connection with the acquisition of the Torrance refinery and related logistics assets, we purchased a ten year, $100.0 million environmental insurance policy to insure against unknown environmental liabilities. Furthermore, in connection with the acquisition, we assumed responsibility for certain specified environmental matters that occurred prior to our ownership of the refinery and logistics assets, including specified incidents and/or Notices of Violation (“NOV”) issued by regulatory agencies in various years before our ownership, including the Southern California Air Quality Management District (“SCAQMD”) and the Division of Occupational Safety and Health of the State of California (“Cal/OSHA”).

Subsequent to the acquisition, further NOVs were issued by the SCAQMD, Cal/OSHA, the City of Torrance, the City of Torrance Fire Department, and the Los Angeles County Sanitation District related to alleged operational violations, emission discharges and/or flaring incidents at the refinery and the logistics assets both before and after our acquisition. EPA in November 2016 conducted a Risk Management Plan (“RMP”) inspection following the acquisition related to Torrance operations and issued preliminary findings in March 2017 concerning RMP potential operational violations. Since EPA’s issuance of the preliminary findings in March 2017, we have been in substantive discussions to resolve the preliminary findings. Effective January 9, 2020, we and EPA entered into a Consent Agreement and Final Order (“CAFO”), effective as of January 9, 2020, which contains no admission by us for any alleged violations in the CAFO, includes a release from all alleged violations in the CAFO, requires payment of a penalty of $125,000 and the implementation of a supplemental environmental project (“SEP”) of at least $219,000 that must be completed by December 15, 2021. The SEP will consist of configuring the northeast fire water monitor to automatically deploy water upon detection of a release.

EPA and the California Department of Toxic Substances Control (“DTSC”) in December 2016 conducted a Resource Conservation and Recovery Act (“RCRA”) inspection following the acquisition related to Torrance operations and also issued in March 2017 preliminary findings concerning RCRA potential operational violations. On June 14, 2018, the Torrance refinery and DTSC reached settlement regarding the oil bearing materials. Following this settlement, in June 2018, DTSC referred the remaining alleged RCRA violations from EPA’s and DTSC’s December 2016 inspection to the California Attorney General for final resolution. The Torrance refinery and the California Attorney General are in discussions to resolve these alleged remaining RCRA violations.

On May 8, 2020, we received a letter from the SCAQMD proposing to settle a NOV relating to Title V deviations alleged to have occurred in the first half of 2017 for $878,450. We are evaluating the allegations and will be communicating with the SCAQMD regarding the allegations and the settlement offer upon the completion of our review.

As the ultimate outcomes of the matters discussed above are uncertain, we cannot currently estimate the final amount or timing of their resolution but any such amount is not expected to have a material impact on our financial position, results of operations or cash flows, individually or in the aggregate.

On February 17, 2017, in Arnold Goldstein, et al. v. Exxon Mobil Corporation, et al., we and PBF LLC, and our subsidiaries, PBF Western Region LLC and Torrance Refining and the manager of our Torrance refinery along with ExxonMobil were named as defendants in a class action and representative action complaint filed on behalf of Arnold Goldstein, John Covas, Gisela Janette La Bella and others similarly situated. The complaint was filed in the Superior Court of the State of California, County of Los Angeles (the “Court”) and alleges negligence, strict liability, ultra-hazardous activity, a continuing private nuisance, a permanent private nuisance, a continuing public nuisance, a permanent public nuisance and trespass resulting from the February 18, 2015 electrostatic precipitator (“ESP”) explosion at the Torrance refinery which was then owned and operated by ExxonMobil. The operation of the Torrance refinery by the PBF entities subsequent to our acquisition in July 2016 is also referenced in the complaint. To the extent that plaintiffs’ claims relate to the ESP explosion, ExxonMobil has retained responsibility for any liabilities that would arise from the lawsuit pursuant to the agreement relating to the acquisition of the Torrance refinery. On July 2, 2018, the Court granted leave to plaintiffs’ to file a Second Amended Complaint alleging groundwater contamination. With the filing of the Second Amended Complaint, Plaintiffs’ added an additional plaintiff. On March 18, 2019, the class certification hearing was held and the judge took the matter under submission. On April 1, 2019, the judge issued an order denying class certification. On April 15, 2019, Plaintiffs filed a Petition with the Ninth Circuit for Permission to Appeal the Order Denying Motion for Class Certification. The appeal is currently pending with the Ninth Circuit. On May 3, 2019, Plaintiffs filed a Motion with the Central District Court for Leave to File a Renewed Motion for Class Certification. On May 22, 2019, the judge granted Plaintiffs’ motion. We filed our opposition to the motion on July 29, 2019. The Plaintiffs’ motion was heard on September 23, 2019. On October 15, 2019, the judge granted certification to two limited classes of property owners, rejecting two other proposed subclasses based on negligence and on strict liability for ultra-hazardous activities. The certified subclasses relate to trespass claims for ground contamination and nuisance for air emissions. Discovery is ongoing. Trial currently is scheduled to commence on July 27, 2021. We presently believe the outcome will not have a material impact on our financial position, results of operations or cash flows.

On September 18, 2018, in Michelle Kendig and Jim Kendig, et al. v. ExxonMobil Oil Corporation, et al., PBF Energy Limited and Torrance Refining along with ExxonMobil Oil Corporation and ExxonMobil Pipeline Company were named as defendants in a class action and representative action complaint filed on behalf of Michelle Kendig, Jim Kendig and others similarly situated. The complaint was filed in the Superior Court of the State of California, County of Los Angeles and alleges failure to authorize and permit uninterrupted rest and meal periods, failure to furnish accurate wage statements, violation of the Private Attorneys General Act and violation of the California Unfair Business and Competition Law. Plaintiffs seek to recover unspecified economic damages, statutory damages, civil penalties provided by statute, disgorgement of profits, injunctive relief, declaratory relief, interest, attorney’s fees and costs. To the extent that plaintiffs’ claims accrued prior to July 1, 2016, ExxonMobil has retained responsibility for any liabilities that would arise from the lawsuit pursuant to the agreement relating to the acquisition of the Torrance refinery and logistics assets. On October 26, 2018, the matter was removed to the Federal Court, California Central District. A mediation hearing between the parties was held on August 23, 2019. From the mediation hearing, the parties have reached a tentative agreement in principle to settle. On March 17, 2019, plaintiffs filed with the court a Notice of Motion and Motion for Preliminary Approval of Settlement Agreement for the Court’s approval of the proposed settlement pursuant to which Torrance Refining would pay $2.9 million to resolve the matter and receive a full release and discharge from any and all claims and make no admission of any wrongdoing or liability. On May 1, 2020 the court entered an order preliminarily approving the proposed settlement. On August 6, 2020, the settlement of $2.9M was paid to the class claims administrator. On August 17, 2020, the Court granted approval of the final settlement. We presently believe the outcome will not have a material impact on our financial position, results of operations or cash flows.

On September 7, 2018, in Jeprece Roussell, et al. v. PBF Consultants, LLC, et al., the Plaintiff filed an action in the 19th Judicial District Court for the Parish of East Baton Rouge, alleges numerous causes of action, including wrongful death, premises liability, negligence, and gross negligence against PBF Holding, PBFX Operating Company LLC, Chalmette Refining, two individual employees of the Chalmette refinery (the “PBF Defendants”), two entities, PBF Consultants, LLC (“PBF Consultants”) and PBF Investments LLC that are Louisiana companies that are not associated with our companies, as well as Clean Harbors, Inc. and Clean Harbors Environmental Services, Inc. (collectively, “Clean Harbors”), Mr. Roussell’s employer. Mr. Roussell was fatally injured on March 31, 2018 while employed by Clean Harbors and performing clay removal work activities inside a clay treating vessel located at the Chalmette refinery. Plaintiff seeks unspecified compensatory damages for pain and suffering, past and future mental anguish, impairment, past and future economic loss, attorney’s fees and court costs. On September 25, 2018, the PBF Defendants filed an answer in the state court action denying the allegations. On October 10, 2018, the PBF Defendants filed to remove the case to the United States District Court for the Middle District of Louisiana. On November 9, 2018, Plaintiff filed a motion to remand the matter back to state court and the PBF Defendants filed a response on November 30, 2018. On December 21, 2018, Plaintiff filed a motion for leave to file a reply memorandum and the reply memorandum was filed December 27, 2018. On April 15, 2019 the Federal Magistrate Judge filed a Report and Recommendation denying Plaintiff’s motion to remand and dismissing without prejudice the claims against John Sprafka, Wayne LaCombe, PBF Consultants and PBF Investments. On June 24, 2019, the Federal Judge adopted the Magistrate Judge’s Report and Recommendation denying Plaintiff’s motion to remand and dismissing without prejudice the claims against John Sprafka, Wayne LaCombe, PBF Consultants and PBF Investments. On September 18, 2020, the Magistrate Judge granted Plaintiff’s motion to amend in order to add a non-diverse plaintiff and remand to state court. Opposition to the remand is due October 2, 2020. Discovery has been served by the parties. We cannot currently estimate the amount or the timing of the resolution of this matter. The PBF Defendants previously issued a tender of defense and indemnity to Clean Harbors and its insurer pursuant to indemnity obligations contained in the associated services agreement. Clean Harbors has accepted the tender of defense and indemnity, and Clean Harbors’ insurer has accepted the tender of defense and indemnity subject to a reservation of rights. We presently believe the outcome will not have a material impact on our financial position, results of operations or cash flows.

In Varga, Sabrina, et al., v. CRU Railcar Services, LLC, et al., we and other of our entities were named as defendants along with CRU Railcar Services, LLC (“CRU”) in a lawsuit arising from a railcar explosion that occurred while CRU employees were cleaning a railcar owned by us. The initial lawsuit alleged that an employee of CRU was fatally injured as a result of the explosion. On July 5, 2019, a petition for intervention was filed alleging that another CRU employee was fatally injured in the same explosion. On October 7, 2019, a third CRU employee joined the lawsuit alleging severe injuries from the incident. We have issued a tender of defense and indemnity to CRU and its insurer pursuant to indemnity obligations contained in the associated services agreement which have not been accepted at this time. We cannot currently estimate the amount or the timing of the resolution of this matter. We presently believe the outcome will not have a material impact on our financial position, results of operations or cash flows.

We are subject to obligations to purchase RINs. On February 15, 2017, we received notification that EPA records indicated that PBF Holding used potentially invalid RINs that were in fact verified under EPA’s RIN Quality Assurance Program (“QAP”) by an independent auditor as QAP A RINs. Under the regulations use of potentially invalid QAP A RINs provided the user with an affirmative defense from civil penalties provided certain conditions are met. We have asserted the affirmative defense and if accepted by EPA will not be required to replace these RINs and will not be subject to civil penalties under the program. It is reasonably possible that

EPA will not accept our defense and may assess penalties in these matters but any such amount is not expected to have a material impact on our financial position, results of operations or cash flows.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), also known as “Superfund,” imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to be responsible for the release of a “hazardous substance” into the environment. These persons include the current or former owner or operator of the disposal site or sites where the release occurred and companies that disposed of or arranged for the disposal of the hazardous substances. Under CERCLA, such persons may be subject to joint and several liability for investigation and the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. As discussed more fully above, certain of our sites are subject to these laws and we may be held liable for investigation and remediation costs or claims for natural resource damages. It is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances or other pollutants released into the environment. Analogous state laws impose similar responsibilities and liabilities on responsible parties. In our current normal operations, we have generated waste, some of which falls within the statutory definition of a “hazardous substance” and some of which may have been disposed of at sites that may require cleanup under Superfund.

Glossary of Selected Terms

Unless otherwise noted or indicated by context, the following terms used in this prospectus have the following meanings:

“AB 32” refers to the greenhouse gas emission control regulations in the state of California to comply with Assembly Bill 32.

“ASCI” refers to the Argus Sour Crude Index, a pricing index used to approximate market prices for sour, heavy crude oil.

“Bakken” refers to both a crude oil production region generally covering North Dakota, Montana and Western Canada, and the crude oil that is produced in that region.

“barrel” refers to a common unit of measure in the oil industry, which equates to 42 gallons at 1 atmosphere pressure.

“blendstocks” refers to various compounds that are combined with gasoline or diesel from the crude oil refining process to make finished gasoline and diesel; these may include natural gasoline, FCC unit gasoline, ethanol, reformate or butane, among others.

“bpd” refers to an abbreviation for barrels per day.

“CAA” refers to the Clean Air Act.

“CAM Pipeline” or “CAM Connection Pipeline” refers to the Clovelly-Alliance-Meraux pipeline in Louisiana.

“CAPP” refers to the Canadian Association of Petroleum Producers.

“CARB” refers to the California Air Resources Board; gasoline and diesel fuel sold in the state of California are regulated by CARB and require stricter quality and emissions reduction performance than required by other states.

“catalyst” refers to a substance that alters, accelerates, or instigates chemical changes, but is not produced as a product of the refining process.

“coke” refers to a coal-like substance that is produced from heavier crude oil fractions during the refining process.

“complexity” refers to the number, type and capacity of processing units at a refinery, measured by the Nelson Complexity Index, which is often used as a measure of a refinery’s ability to process lower quality crude in an economic manner.

“crack spread” refers to a simplified calculation that measures the difference between the price for light products and crude oil. For example, we reference (a) the 2-1-1 crack spread, which is a general industry standard utilized by our Delaware City, Paulsboro and Chalmette refineries that approximates the per barrel refining margin resulting from processing two barrels of crude oil to produce one barrel of gasoline and one barrel of heating oil or ULSD, and (b) the 4-3-1 crack spread, which is a benchmark utilized by our Toledo and Torrance refineries that approximates the per barrel refining margin resulting from processing four barrels of crude oil to produce three barrels of gasoline and one-half barrel of jet fuel and one-half barrel of ULSD.

“Dated Brent” refers to Brent blend oil, a light, sweet North Sea crude oil, characterized by API gravity of 38° and a sulfur content of approximately 0.4 weight percent that is used as a benchmark for other crude oils.

“distillates” refers primarily to diesel, heating oil, kerosene and jet fuel.

“downstream” refers to the downstream sector of the energy industry generally describing oil refineries, marketing and distribution companies that refine crude oil and sell and distribute refined products. The opposite of the downstream sector is the upstream sector, which refers to exploration and production companies that search for and/or produce crude oil and natural gas underground or through drilling or exploratory wells.

“EPA” refers to the United States Environmental Protection Agency.

“ethanol” refers to a clear, colorless, flammable oxygenated liquid. Ethanol is typically produced chemically from ethylene, or biologically from fermentation of various sugars from carbohydrates found in agricultural crops and cellulosic residues from crops or wood. It is used in the United States as a gasoline octane enhancer and oxygenate.

“feedstocks” refers to crude oil and partially refined petroleum products that are processed and blended into refined products.

“FASB” refers to the Financial Accounting Standards Board which develops GAAP.

“FCC” refers to fluid catalytic cracking.

“FCU” refers to fluid coking unit.

“FERC” refers to the Federal Energy Regulatory Commission.

“GAAP” refers to U.S. generally accepted accounting principles developed by the Financial Accounting Standards Board for nongovernmental entities.

“GHG” refers to greenhouse gas.

“Group I base oils or lubricants” refers to conventionally refined products characterized by sulfur content less than 0.03% with a viscosity index between 80 and 120. Typically, these products are used in a variety of automotive and industrial applications.

“heavy crude oil” refers to a relatively inexpensive crude oil with a low API gravity characterized by high relative density and viscosity. Heavy crude oils require greater levels of processing to produce high value products such as gasoline and diesel.

“IPO” refers to the initial public offering of PBF Energy’s Class A common stock which closed on December 18, 2012.

“J. Aron” refers to J. Aron & Company, a subsidiary of The Goldman Sachs Group, Inc.

“KV” refers to Kilovolts.

“LCM” refers to a GAAP requirement for inventory to be valued at the lower of cost or market.

“light crude oil” refers to a relatively expensive crude oil with a high API gravity characterized by low relative density and viscosity. Light crude oils require lower levels of processing to produce high value products such as gasoline and diesel.

“light products” refers to the group of refined products with lower boiling temperatures, including gasoline and distillates.

“light-heavy differential” refers to the price difference between light crude oil and heavy crude oil.

“LLS” refers to Light Louisiana Sweet benchmark for crude oil reflective of Gulf coast economics for light sweet domestic and foreign crudes.

“LPG” refers to liquefied petroleum gas.

“Maya” refers to Maya crude oil, a heavy, sour crude oil characterized by API gravity of approximately 22° and a sulfur content of approximately 3.3 weight percent that is used as a benchmark for other heavy crude oils.

“MLP” refers to master limited partnership.

“MMbbls” refers to an abbreviation for million barrels.

“MMBTU” refers to million British thermal units.

“MMSCFD” refers to million standard cubic feet per day.

“MOEM Pipeline” refers to a pipeline that originates at a terminal in Empire, Louisiana approximately 30 miles north of the mouth of the Mississippi River. The MOEM Pipeline is 14 inches in diameter, 54 miles long and transports crude from South Louisiana to the Chalmette refinery and transports Heavy Louisiana Sweet (HLS) and South Louisiana Intermediate (SLI) crude.

“MSCG” refers to Morgan Stanley Capital Group Inc.

“MW” refers to Megawatt.

“Nelson Complexity Index” refers to the complexity of an oil refinery as measured by the Nelson Complexity Index, which is calculated on an annual basis by the Oil and Gas Journal. The Nelson Complexity Index assigns a complexity factor to each major piece of refinery equipment based on its complexity and cost in comparison to crude distillation, which is assigned a complexity factor of 1.0. The complexity of each piece of refinery equipment is then calculated by multiplying its complexity factor by its throughput ratio as a percentage of crude distillation capacity. Adding up the complexity values assigned to each piece of equipment, including crude distillation, determines a refinery’s complexity on the Nelson Complexity Index. A refinery with a complexity of 10.0 on the Nelson Complexity Index is considered ten times more complex than crude distillation for the same amount of throughput.

“NYH” refers to the New York Harbor market value of petroleum products.

“NYMEX” refers to the New York Mercantile Exchange.

“NYSE” refers to the New York Stock Exchange.

“PADD” refers to Petroleum Administration for Defense Districts.

“Platts” refers to Platts, a division of The McGraw-Hill Companies.

“PPM” refers to parts per million.

“RINS” refers to renewable fuel credits required for compliance with the Renewable Fuels Standard.

“refined products” refers to petroleum products, such as gasoline, diesel and jet fuel, that are produced by a refinery.

“sour crude oil” refers to a crude oil that is relatively high in sulfur content, requiring additional processing to remove the sulfur. Sour crude oil is typically less expensive than sweet crude oil.

“Saudi Aramco” refers to Saudi Arabian Oil Company.

“SEC” refers to the United States Securities and Exchange Commission.

“Statoil” refers to Statoil Marketing and Trading (US) Inc.

“Sunoco” refers to Sunoco, Inc. (R&M).

“sweet crude oil” refers to a crude oil that is relatively low in sulfur content, requiring less processing to remove the sulfur than sour crude oil. Sweet crude oil is typically more expensive than sour crude oil.

“Syncrude” refers to a blend of Canadian synthetic oil, a light, sweet crude oil, typically characterized by API gravity between 30° and 32° and a sulfur content of approximately 0.1-0.2 weight percent.

“throughput” refers to the volume processed through a unit or refinery.

“turnaround” refers to a periodically required shutdown and comprehensive maintenance event to refurbish and maintain a refinery unit or units that involves the inspection of such units and occurs generally on a periodic cycle.

“ULSD” refers to ultra-low-sulfur diesel.

“Valero” refers to Valero Energy Corporation.

“WCS” refers to Western Canadian Select, a heavy, sour crude oil blend typically characterized by API gravity between 20° and 22° and a sulfur content of approximately 3.5 weight percent that is used as a benchmark for heavy Western Canadian crude oil.

“WTI” refers to West Texas Intermediate crude oil, a light, sweet crude oil, typically characterized by API gravity between 38° and 40° and a sulfur content of approximately 0.3 weight percent that is used as a benchmark for other crude oils.

“WTS” refers to West Texas Sour crude oil, a sour crude oil characterized by API gravity between 30° and 33° and a sulfur content of approximately 1.28 weight percent that is used as a benchmark for other sour crude oils.

“yield” refers to the percentage of refined products that is produced from crude oil and other feedstocks.

MANAGEMENT

The following table sets forth certain information regarding our directors and executive officers. Each director and executive officer will hold office until a successor is elected and qualified or until his earlier death, resignation or removal.

Name	Age (as of June 30, 2020)	Position

Thomas J. Nimbley	68	Chief Executive Officer and Director

Matthew C. Lucey	46	President and Director

Erik Young	43	Senior Vice President, Chief Financial Officer

Paul Davis	58	President, Western Region

Thomas L. O’Connor	47	Senior Vice President, Commercial

Herman Seedorf	69	Senior Vice President of Refining

Trecia M. Canty	50	Senior Vice President, General Counsel and Director

Messrs. Nimbley and Lucey and Ms. Canty serve as the sole directors of PBF Holding and PBF Finance. We believe that each of their experience as executive officers of PBF Holding make them qualified to serve as its directors.

Thomas J. Nimbley has served as our and PBF Energy’s Chief Executive Officer since June 2010 and was Executive Vice President, Chief Operating Officer from March 2010 through June 2010. In his capacity as our Chief Executive Officer, Mr. Nimbley also serves as a director and the Chief Executive Officer of certain of our subsidiaries and our affiliates, including Chairman of the Board of PBF GP. Prior to joining us, Mr. Nimbley served as a Principal for Nimbley Consultants LLC from June 2005 to March 2010, where he provided consulting services and assisted on the acquisition of two refineries. He previously served as Senior Vice President and head of Refining for Phillips Petroleum Company (“Phillips”) and subsequently Senior Vice President and head of Refining for ConocoPhillips (“ConocoPhillips”) domestic refining system (13 locations) following the merger of Phillips and Conoco Inc. Before joining Phillips at the time of its acquisition of Tosco Corporation (“Tosco”) in September 2001, Mr. Nimbley served in various positions with Tosco and its subsidiaries starting in April 1993.

Matthew C. Lucey has served as our and PBF Energy’s President since January 2015 and was our Executive Vice President from April 2014 to December 2014. Mr. Lucey served as our Senior Vice President, Chief Financial Officer from April 2010 to March 2014. Mr. Lucey joined us as Vice President, Finance in April 2008. Mr. Lucey is also a director of certain of PBF Energy’s subsidiaries, including PBF GP. Prior thereto, Mr. Lucey served as a Managing Director of M.E. Zukerman & Co., a New York-based private equity firm specializing in several sectors of the broader energy industry, from 2001 to 2008. Before joining M.E. Zukerman & Co., Mr. Lucey spent six years in the banking industry.

Erik Young has served as our and PBF Energy’s Senior Vice President and Chief Financial Officer since April 2014 after joining us in December 2010 as Director, Strategic Planning where he was responsible for both corporate development and capital markets initiatives. Mr. Young is also a director of certain of PBF Energy’s subsidiaries, including PBF GP. Prior to joining the Company, Mr. Young spent eleven years in corporate finance, strategic planning and mergers and acquisitions roles across a variety of industries. He began his career in investment banking before joining J.F. Lehman & Company, a private equity investment firm, in 2001.

Paul Davis has served as our and PBF Energy’s President, PBF Western Region since September 2017. Mr. Davis joined us in April of 2012 and held various executive roles in our commercial operations, including

Co-Head of Commercial, prior to serving as Senior Vice President, Western Region Commercial Operations from September 2015 to September 2017. Previously, Mr. Davis was responsible for managing the U.S. clean products commercial operations for Hess Energy Trading Company from 2006 to 2012. Prior to that, Mr. Davis was responsible for Premcor’s U.S. Midwest clean products disposition group. Mr. Davis has over 29 years of experience in commercial operations in crude oil and refined products, including 16 years with the ExxonMobil Corporation in various operational and commercial positions, including sourcing refinery feedstocks and crude oil and the disposition of refined petroleum products, as well as optimization roles within refineries.

Thomas L. O’Connor has served as our and PBF Energy Senior Vice President, Commercial since September 2015. Mr. O’Connor joined us and PBF Energy as Senior Vice President in September 2014 with responsibility for business development and growing the business of PBFX, and from January to September 2015, served as Co-Head of commercial activities. Prior to joining us, Mr. O’Connor worked at Morgan Stanley since 2000 in various positions, most recently as a Managing Director and Global Head of Crude Oil Trading and Global Co-Head of Oil Flow Trading. Prior to joining Morgan Stanley, Mr. O’Connor worked for Tosco from 1995 to 2000 in the Atlantic Basin Fuel Oil and Feedstocks group.

Herman Seedorf has served as our and PBF Energy’s Senior Vice President of Refining since May 2014. Mr. Seedorf originally joined us in February of 2011 as the Delaware City Refinery Plant Manager and served as Senior Vice President, Eastern Region Refining, from September 2013 to May 2014. Prior to 2011, Mr. Seedorf served as the refinery manager of the Wood River Refinery in Roxana, Illinois, and also as an officer of the joint venture between ConocoPhillips and Cenovus Energy Inc. Mr. Seedorf’s oversight responsibilities included the development and execution of the multi-billion dollar upgrade project which enabled the expanded processing of Canadian crude oils. He also served as the refinery manager of the Bayway Refinery in Linden, New Jersey for four years during the time period that it was an asset of Tosco. Mr. Seedorf began his career in the petroleum industry with Exxon Corporation in 1980.

Trecia Canty has served as our Senior Vice President, General Counsel and Corporate Secretary since September 2015. In her role, Ms. Canty is responsible for the legal department and outside counsel, which provide a broad range of support for the Company’s business activities, including corporate governance, compliance, litigations and mergers and acquisitions. Previously, Ms. Canty was named Vice President, Senior Deputy General Counsel and Assistant Secretary in October 2014 and led our commercial and finance legal operations since joining us in November 2012. Ms. Canty is also a director of certain of PBF Energy’s subsidiaries. Prior to joining us, Ms. Canty served as Associate General Counsel, Corporate and Assistant Secretary of Southwestern Energy Company, where her responsibilities included finance and mergers and acquisitions, securities and corporate compliance and corporate governance. She also provided legal support to the midstream marketing and logistics businesses. Prior to joining Southwestern Energy Company in 2004, she was an associate with Cleary, Gottlieb, Steen & Hamilton.

Board of Directors Composition

Our board of directors serves at the behest of PBF Energy Inc.’s board of directors, which currently has ten members, nine of whom are independent directors and one of whom is Mr. Nimbley.

Members of the board of directors of PBF Energy Inc. are elected at PBF Energy Inc.’s annual meeting of stockholders to serve for a term of one year or until their successors have been elected and qualified, subject to prior death, resignation, retirement or removal from office. Each election of directors is by plurality vote of the stockholders.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocking relationships. None of the members of the Compensation Committee of PBF Energy has served as an officer or employee of PBF Energy or the Company or had any relationship requiring disclosure by PBF Energy or the Company under Item 404 of the SEC’s Regulation S-K, which addresses related person transactions.

Corporate Governance Principles and Board Matters

PBF Energy, our indirect parent, has adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available at www.pbfenergy.com under the heading “Investors”. Any amendments to the Code of Business Conduct and Ethics or any grant of a waiver from the provisions of the Code of Business Conduct and Ethics requiring disclosure under applicable Securities and Exchange Commission rules will be disclosed on such website.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for the fiscal year ended December 31, 2019 should be read together with the compensation tables and related disclosures about our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs summarized in this discussion.

Background

The Board of Directors of PBF Energy has the ultimate decision-making authority with respect to the compensation of our executive officers. PBF Energy’s compensation program is designed to attract and retain highly qualified executives and to maintain a strong link between pay and the achievement of enterprise-wide goals. PBF Energy emphasizes and rewards teamwork and collaboration among executive officers, which it believes produces growth and performance and optimizes the use of enterprise-wide capabilities for the benefit of its stockholders and its and our other stakeholders.

Named Executive Officers

Our named executive officers for 2019 were the same as PBF Energy’s named executive officers, who were:

•	Thomas J. Nimbley, Chairman of the Board and Chief Executive Officer (“CEO”);

•	C. Erik Young, Senior Vice President, Chief Financial Officer (“CFO”);

•	Matthew C. Lucey, our President (“President”);

•	Thomas O’Connor, our Senior Vice President, Commercial (“SVP-Commercial”); and

•	Paul Davis, our President, Western Region (“President-Western Region”).

Compensation Philosophy

Our compensation arrangements are designed to ensure that our executives are rewarded appropriately for their contributions to our growth and profitability and that the compensation is demonstrably contingent upon and linked to our sustained success. This linkage encourages the commonality of interests between our executives and PBF Energy’s stockholders.

The following are the principal objectives in the design of our executive compensation arrangements:

•	to attract, retain and motivate superior management talent critical to our long-term success with compensation that is competitive within the marketplace;

•	to link executive compensation to the creation and maintenance of long-term equity value;

•	to maintain an appropriate balance among base salary, annual cash incentive payments and long-term equity-based incentive compensation, and other benefits;

•	to promote equity ownership by executives to align their interests with the interests of our equity holders; and

•

to ensure that incentive compensation is linked to the achievement of specific EBITDA objectives, which are established in advance and approved by the Board of Directors of PBF Energy (the “Board”), or the Compensation Committee of PBF Energy (the “Compensation Committee”).

In determining executive compensation, the Compensation Committee does not believe there is a single metric or combination of metrics that fully encapsulate our compensation philosophy. Formulaic compensation would not permit adjustments based on less quantifiable factors such as a disparity between absolute and relative performance levels that can arise from the volatility of our business. Our Company may outperform our peers but still fail to perform well on an absolute basis. Our executives should be rewarded for the performance of the Company on both an absolute and a relative basis.

The Compensation Committee recognizes the importance of utilizing performance metrics that align executive compensation with stockholder interests in the short- and long-term. With respect to short-term performance objectives, the Compensation Committee believes that Adjusted EBITDA, a non-GAAP financial measure discussed further under “Annual Cash Incentive Plan,” is the most appropriate metric to align compensation with stockholder interests. The Compensation Committee believes the achievement of long-term performance objectives is best measured using Total Shareholder Return (TSR), the metric utilized under our performance awards as discussed in “Long-Term Incentive Compensation.”

Peer Group and Benchmarking

While the Compensation Committee believes that compensation should reward performance, the recognition of performance should not be out of line with the competitive market for talent in equivalent roles. In selecting the peer group, the Compensation Committee considered the various peer group selection approaches and determined that two peer groups should be selected. The first peer group, referred to as the “2019 Refining Peer Group” is selected based upon criteria relevant to the Company—the refining industry and a comparable business model. The Compensation Committee considered the total compensation information for equivalent positions or equally ranked executives from a six-company refining industry peer group of PBF Energy’s consisting of:

2019 Refining Peer Group

CVR Energy, Inc.

Delek US Holdings, Inc.

HollyFrontier Corporation

Marathon Petroleum Corporation

Phillips 66

Valero Energy Corporation

The Compensation Committee recognizes that this approach can lead to a different assessment of compensation and performance. Because PBF Energy is a high growth company with a focus on securing and retaining the best talent, the Compensation Committee believed it was important that the 2019 Refining Peer Group not be limited to companies of similar size, particularly since there is a limited number of size-relevant industry peers. Importantly, as it relates to the named executive officers, the 2019 Refining Peer Group reflects companies whose executives have a comparable relative impact as our executives on the company’s specific structure and strategy. The 2019 Refining Peer group also reflects the Committee’s expectation that, in order to compete for purposes of retaining existing executive talent or recruiting new executive talent, the Company’s compensation programs need to be comparable to these larger, more mature companies. The Compensation Committee believes that the compensation programs of these companies reflect the same or similar objectives in terms of performance although these companies may not face the same expectations for growth and may be better positioned to compete for talent. The Committee also considers it appropriate to review market practice information for the 2019 Refining Peer Group, which is relevant despite difference in company size. These companies provide a good indicator of the current range of executive compensation that the Compensation Committee can adjust based upon the data provided for this group taken together with a group of similarly sized companies (in terms of market capitalization and revenue) (the “2019 Secondary Reference Group”):

2019 Secondary Reference Group

CVR Energy, Inc.

Delek US Holdings, Inc.

Eastman Chemical Company

HollyFrontier Corporation

Huntsman Corporation

Marathon Petroleum Corporation

ONEOK, Inc.

Phillips 66

Targa Resources Corp.

The Chemours Company

Valero Energy Corporation

World Fuel Services Corporation

The target total direct compensation of our CEO is determined based upon the refining peer group and then adjusted to the extent the Committee deems necessary to align with the secondary reference group. The Target Total Direct Compensation of our other named executive officers was determined based upon the CEO’s Target Total Direct Compensation and their relative responsibilities and adjusted to the extent the Committee deems necessary to align with the 2019 Refining Peer Group and the Secondary Reference Group. Based upon the data from the 2019 Refining Peer Group and the 2019 Secondary Reference Group, the Compensation Committee decreased the target total direct compensation of the CEO and the other named executive officers as compared with the prior year. Data provided for the peer group included base salary, target bonus/annual incentive, actual bonus/annual incentive, total cash compensation (sum of base salary and target bonus where available) and the value of long-term incentives based on the accounting value at grant for fiscal year 2018. In 2019, the total compensation of our Chief Executive Officer was compared to the CEOs or equivalents of the 2019 Refining peer Group and the 2019 Secondary Reference Group and he received total compensation above the 25th percentile but below the 50th percentile of the 2018 total CEO target compensation for both groups.

Role of the Compensation Committee

Our compensation policies and objectives are established by the Compensation Committee, which comprises solely independent directors. The Board, based on the recommendation of the Compensation Committee, approved our equity incentive plans. The Compensation Committee approved the base salary increases (where applicable), incentive compensation arrangements and eligibility for long-term equity compensation for our named executive officers in 2019 and individual grants of long-term incentive awards to our named executive officers and other employees.

Role of Management

In order to ensure that compensation programs are aligned with appropriate performance goals and strategic direction, management works with the Compensation Committee in the compensation-setting process. Specifically, the CEO will provide to the Compensation Committee his opinion of executive performance, recommend business performance targets and objectives, and recommend salary levels and annual and long-term incentive levels. The Compensation Committee ultimately determines and approves the compensation arrangements for our named executive officers and senior management, the appropriate annual salary, as well as applicable incentive compensation arrangements.

Role of Compensation Consultants

As described under “Compensation Consultant Disclosures,” the Compensation Committee engaged Pay Governance as its independent compensation consultant to, when requested, evaluate our executive compensation programs and provide input with respect to appropriate levels and forms of compensation. The objective of this engagement and any requested evaluation is to ensure that PBF Energy remains competitive and develops and maintains a compensation framework that is appropriate for a public company to attract, retain and motivate senior executives. The Compensation Committee concluded that no conflict of interest exists that would prevent Pay Governance from independently representing the Compensation Committee.

Employment Agreements

We believe that employment agreements with our executives are necessary to attract and retain key talent as they provide a minimum level of stability to our executives in the event of certain terminations and/or the occurrence of a change in control of our business, freeing the executive to focus on our business and shareholder returns rather than personal financial concerns. Our named executive officers are party to employment agreements with PBF Investments LLC, an indirect wholly owned subsidiary of PBF LLC.

Each of our named executive officer’s employment agreement with PBF Investments LLC has the following features:

•	An employment term of one year with automatic one year extensions thereafter, unless either we or the officer provide 30 days’ prior notice of an election not to renew the agreement.

•	Under the agreement, the named executive officer is entitled to receive an annual base salary with any increases at the sole discretion of our Board.

•	The executive is eligible to participate in our annual Cash Incentive Plan.

•	The executive is also eligible for grants of equity based compensation, as discussed above.

•

The executive is entitled to participate in our employee benefit plans in which our employees are eligible to participate, other than any severance plan generally offered to all of our employees, on the same basis as those benefits are generally made available to other senior executives

No Gross-Ups

The termination provisions in the employment agreements are discussed under “—Potential Payments Upon Termination Occurring on December 31, 2019, Including in Connection With a Change In Control” below. In addition, the employment agreement provides for severance in the event an employment agreement is not renewed by us in connection with a Change in Control, and provides, that in the event of a Change in Control, the payments made under the employment agreement will be reduced under certain circumstances in order to avoid any required excise tax under Section 4999 of the Code.

Restrictive Covenants

Each executive is also subject to a covenant not to disclose our confidential information during his employment term and at all times thereafter and covenants not to compete with us and not to solicit our employees during his employment term and for six months following termination of his employment for any reason, subject to certain exceptions.

Compensation Elements and Mix

We believe that compensation for our executive officers should provide a balance between our short- term and long-term financial performance goals. As a result, a significant portion of executive compensation will be “at risk” and is tied to the attainment of previously established financial goals. However, we also believe that it is prudent to provide competitive base salaries and benefits to attract and retain superior talent in order to achieve our strategic objectives.

For 2019, the base elements of our compensation programs remained the same—base salary, annual cash bonus, long-term incentives and benefits. The Compensation Committee uses a mix of compensation elements for our named executive officers, with a significant percentage of total compensation provided in the form of performance-based long-term equity incentives. These long-term equity incentives are intended to strengthen the alignment of the long-term interests of our named executive officers and PBF Energy’s stockholders. In addition, our executive officers receive phantom units from PBF Logistics LP that mirror the performance of PBF Logistics LP common units.

In 2019, the mix of the components of our CEO’s compensation and the average for the other named executive officers, on a percentage basis, was as follows:

2019 CEO Compensation Mix

2019 Other NEO Average Compensation Mix

Annual Base Salary

The following table sets forth the base salaries for our named executive officers as of year-end 2018 and 2019, indicating the percentage increase year over year. Base salary adjustments for named executive officers are typically made on a two-year cycle unless there is a significant change in job responsibilities. The last base salary increase for the named executive officers other than our CEO was in 2018. Our CEO’s last salary increase was in 2016.

In support of our compensation philosophy and objectives and in response to current challenging market conditions, effective April 1, 2020, Mr. Nimbley elected to reduce his base salary by 67% and Messrs. Lucey, Young, O’Connor and Davis elected to reduce their respective base salary by 50%, in each case, as compared to 2019. On September 25, 2020, the Board approved, effective October 1, 2020, (i) a continued temporary reduction of one-third in the base salary of our CEO and (ii) the restoration of the full salaries of the other executives.

Named Executive Officer	2018 Salary(1)	2019 Salary(1)	Percentage Change
Thomas J. Nimbley	1,500,000	1,500,000	0.00%
Chief Executive Officer
C. Erik Young	565,000	565,000	0.00%
Senior Vice President, Chief Financial Officer
Matthew C. Lucey	650,000	650,000	0.00%
President
Thomas O’Connor	537,500	537,500	0.00%
SVP-Commercial
Paul Davis	537,500	537,500	0.00%
President-Western Region

(1)	Reflects annualized rate of pay as of year-end and may differ from amounts in Summary Compensation Table due to salary change occurring within the year.

Base salary is used as a principal means of providing cash compensation for performance of a named executive officer’s essential duties. Base salaries for our named executive officers are determined on an individual basis, reflecting role as designated by title, the level of job responsibility in the organization beyond titular role, contributions towards our strategic goals, past experience and market comparisons and are intended to provide our named executive officers with a stable income. Salaries are reviewed from time to time by the Board of Directors, and all proposed adjustments to the base salaries of our named executive officers are reviewed and approved by the Compensation Committee.

Annual Cash Incentive Plan

Our named executive officers are eligible to participate in our annual cash incentive compensation plan (“CIP”) that is the same plan as is maintained for all non-represented employees.

The sole financial performance metric used for the CIP was:

Performance Metric	Description	Type of Measure
Adjusted EBITDA (a)	As derived from our consolidated financial statements and adjusted for certain items.	Financial (absolute)

(a)

This is a non-GAAP performance metric. It is calculated as earnings before interest and financing costs, interest income, income taxes, depreciation and amortization expense adjusted to exclude certain items.

In 2018, the Compensation Committee approved the Adjusted EBITDA thresholds under the CIP for the period from 2018 – 2020. The Company does not publicly disclose the specific Adjusted EBITDA thresholds since we believe that disclosing such information would provide competitors and other third parties with insights into the Company’s planning process and would therefore cause competitive harm.

While our Compensation Committee believes that discretion under the PBF Energy’s executive compensation program is necessary to address circumstances beyond management’s control such as prevailing operating and market conditions, the Committee actively manages the programs to ensure its actions are aligned with the best interests of the PBF Energy’s stockholders. The Committee exercises its discretion or decides not to exercise such discretion as part of this process.

Our Compensation Committee has a demonstrated track record of aligning the compensation of our executives with the Company’s performance. When our Adjusted EBITDA thresholds are not met, the Compensation Committee has not exercised discretion to award bonuses to our named executive officers. For example, in each of 2013 and 2016, none of the Company’s financial goals under our CIP were achieved and none of our executives received an annual cash bonus.

In 2019, the CIP was designed to align our named executive officers and other members of management’s short-term cash compensation opportunities with our 2019 Adjusted EBITDA goals. For the 2019 Adjusted EBITDA goal for senior executives, the Compensation Committee established a minimum threshold of approximately $600 million, with graduated increases up to a maximum of $1.1 billion. The target Adjusted EBITDA for senior executives was approximately $900 million. The threshold, target and maximum levels of performance for Adjusted EBITDA for senior executives were established evaluating factors such as performance achieved in the prior year(s), anticipated challenges for the applicable period, our business plan and our overall strategy. At the time the performance levels were set for 2019, the threshold levels were viewed as likely achievable, the target levels were viewed as challenging but achievable, and the maximum levels were viewed as extremely difficult to achieve. The Adjusted EBITDA thresholds for employees at various levels under the senior executives were structured such that those employees would receive a bonus at lower Adjusted EBITDA levels than the executives.

Our management uses EBITDA (earnings before interest, income taxes, depreciation and amortization) and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends. We also use EBITDA and Adjusted EBITDA as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our board of directors, creditors, analysts and investors concerning our financial performance. Our outstanding indebtedness for borrowed money and other contractual obligations also include similar measures as a basis for certain covenants under those agreements that may differ from the Adjusted EBITDA definition described below. EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP and our computation of EBITDA and Adjusted EBITDA may vary from others in our industry. In addition, Adjusted EBITDA contains some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the agreements governing the Senior Notes and other credit facilities. EBITDA and Adjusted EBITDA should not be considered as alternatives to operating income or net income (loss) as measures of operating performance. In addition, EBITDA and Adjusted EBITDA are not presented as, and should not be considered, an alternative to cash flows from operations as a measure of liquidity. Adjusted EBITDA is defined as EBITDA before equity-based compensation expense and certain other non-cash items. Adjusted EBITDA also has limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the results as reported under GAAP.

In February 2020, the Committee reviewed the 2019 Adjusted EBITDA calculation, determined that the required performance for a target payout had been met and approved cash bonuses for the named executive officers and other executive management at the target bonus level of 150% of base salary.

We retain the discretion to amend or discontinue the CIP and/or any award granted under the plan in the future, subject to the terms of the employment agreements with our named executive officers, existing awards and the requirements of applicable law.

Long-Term Incentive Compensation

Our named executive officer compensation includes a substantial equity component because we believe superior equity investors’ returns are achieved through a culture that focuses on the Company’s long-term performance. By providing our executives with an equity stake, we are better able to align the interests of our named executive officers and our other equity holders. PBF stock options, performance share units and performance units and PBFX phantom unit awards provide an equity incentive that aligns our named executive officers’ interests with those of PBF Energy’s stockholders.

In setting the long-term incentive target value for the CEO and the other named executive officers, the Committee relies on input from its independent compensation consultant and benchmark research, focusing on the form and amount of similar compensation opportunities in the peer group. The Committee also considers the CEO’s demonstrated performance, and the Company’s size, scope, and complexity relative to the comparison companies.

For the other named executive officers, the Committee sets a long-term incentive target value for each person, referencing incentive opportunities for executives in similar positions at companies in the peer group. The long-term incentive awards represent a pay opportunity. The ultimate realized value of equity-based awards is determined by stock price performance over a three- to ten-year period. The table below sets forth the 2019 target value of long-term incentive awards for our named executive officers:

2019 Target Long-Term Incentive Compensation

	2019 Target Long-Term Incentive Compensation
Position	Target Value of Stock Options	Target Value of PSUs	Target Value of PUs	Target Value of PBFX Phantom Units
CEO	$2,441,989	$1,220,995	$1,220,995	$428,000
President	$990,396	$495,198	$495,198	$321,000
CFO	$877,971	$438,986	$438,986	$267,500
SVP - Commercial	$789,634	$394,817	$394,817	$267,500
President, Western Region	$789,634	$394,817	$394,817	$267,500

Equity Incentive Plan

PBF Energy’s long-term incentive awards are granted under its 2018 Amended and Restated 2017 Equity Incentive Plan (the “Equity Incentive Plan”), which was approved by its stockholders at the 2018 Annual Meeting. The Equity Incentive Plan is the source of new equity-based and cash-based awards. It permits PBF Energy to grant its key employees and others incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code), non-qualified stock options, performance awards, stock appreciation rights, restricted stock, other awards valued in whole or in part by reference to shares of PBF Energy’s Class A Common Stock and performance based awards denominated in shares or cash.

The Compensation Committee administers the Equity Incentive Plan and determines who will receive awards under the Plan, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the Plan.

The total number of shares of Class A Common Stock of PBF Energy which may be issued under the Equity Incentive Plan is 16,200,000, subject to adjustment upon certain events specified thereunder. As of April 6, 2020, 7,771,710 shares of Class A Common Stock of PBF Energy remained available for issuance under the Plan.

We granted the 2019 long-term incentive awards to our named executive officers on October 29, 2019. Due to the nature of long-term incentive awards, the actual long-term compensation value realized by our named executive officers will depend on the price of our underlying stock at the time of settlement. The 2019 long-term incentive awards were based on an intended dollar value of compensation for the named executive officers on the date of grant rather than a specific number of stock options, performance share units or performance units or the hypothetical valuation based on a simulation model. The forms of awards differ as illustrated below with respect to the amount and timing of realized compensation:

Form of LTI Award	Form of Settlement	Type of Compensation Realized	Timing for Compensation Realization
Stock Options	PBF Energy Class A common stock	PBF common stock price appreciation from grant date to exercise date	Vesting ratably over a period of four years from grant date
Performance Share Units	PBF Energy Class A common stock	0 to 200% per unit based on our relative TSR ranking among a group of peer companies	Cliff vesting on the last day of the 3-year performance cycle (i.e., awards granted in 2019 will not vest until December 31, 2021)
Performance Units	Cash	$0.00 to $2.00 per unit based on our relative TSR ranking among a group of peer companies	Cliff vesting on the last day of the 3-year performance cycle (i.e., awards granted in 2019 will not vest until December 31, 2021)
PBFX Phantom Units	PBFX common units	PBFX common unit price appreciation from grant date to vesting date	Vesting ratably over a period of four years from grant date

2019 PBF Long-Term Incentive Awards

Beginning in 2018, for stronger alignment with stockholder interests and to better align the long-term incentive awards with our pay for performance philosophy, the Compensation Committee changed the mix of PBF long-term incentive awards from time-based restricted stock (50 percent) and stock options (50 percent) to stock options (50 percent), performance share units (25 percent), and performance units (25 percent). The performance awards are equally allocated to performance share units that settle in stock and performance units that settle in cash. The primary purpose of our equity grants is to motivate our named executive officers to achieve our long-term business objectives over multiple years and align the named executive officers’ interests with those of our shareholders. We discuss each of our forms of long-term incentive awards in more detail below.

Performance Share Units and Performance Units

The Compensation Committee believes a performance award program serves as a complement to stock options. Our program benchmarks our TSR relative to our industry peer group. This relative evaluation allows for the cyclicality of our business and the impact that commodity prices (e.g., crude oil) have on the industry as a whole. The Compensation Committee believes that TSR is an appropriate metric for our performance award program as it is commonly used by shareholders to measure a company’s performance relative to others within the same industry. It also aligns the compensation of our named executive officers with the value delivered to our shareholders. The design of our performance award program ensures we pay above target compensation only when our TSR is above the median of the peer group.

How We Measure TSR Performance

Under our program, TSR is measured over a 36-month performance cycle, with vesting only occurring at the end of the three year period. Each performance cycle has four equally weighted measurement periods: (1) the first 12 months, (2) the second 12 months, (3) the third 12 months, and (4) the entire 36-month period. The Compensation Committee believes that measuring TSR over four measurement periods in the 36-month performance cycle is appropriate and serves the best interests of our shareholders. By having four equally weighted measurement periods, attaining maximum payout based on TSR may be achieved only by outperforming the peer group for all four measurement periods.

Each peer group member’s TSR is determined by taking the sum of the company’s stock price appreciation or reduction, plus its cumulative cash dividends, for each measurement period and dividing that total by the company’s beginning stock price for that period, as illustrated below:

(Ending Stock Price – Beginning Stock Price) + Cumulative Cash Dividends

Beginning Stock Price

The beginning and ending stock prices used for us and each peer group member in the TSR calculation are the averages of the company’s respective closing stock prices for the 30 days immediately preceding the beginning and ending date of the applicable measurement period. The design also mitigates significant market fluctuations in stock price at the beginning or end of a performance cycle and discourages excessive or inappropriate risk-taking near the end of a performance cycle by limiting the impact on the overall payout of the award.

How We Calculate Payout Percentage – Negative TSR Cap

Our TSR performance is measured for each measurement period, with the related payout percentage determined based on our performance relative to our peer group which is measured by two criteria—our rank within the peer group and our performance relative to the average TSR for the peer group. Payouts under the performance share units and the performance units is determined equally by our rank relative to our peers and our position relative to average peer performance. However, if our TSR is negative for a measurement period, the payout percentage for that measurement period is capped at target (100%) regardless of actual relative TSR performance. We refer to this provision as a “negative TSR cap”. The final payout is the average of our payout based on our rank and our payout based on our performance relative to the average TSR for the peer group. Payout based on our rank is determined as follows:

TSR Performance Rank Payout	TSR Performance Rank Percentage
Ranked Sixth	0%
Ranked Fifth	50%
Ranked Third or Fourth	100%
Ranked Second	150%
Ranked First	200%

Payout with respect to our TSR performance compared to the average TSR of the peer group is determined as the absolute mathematical difference between our TSR performance percentage and the average percentage of TSR of the peer Group on an interpolated basis:

Company TSR Performance	TSR Performance Percentile Payout Percentage
25% or more below the average TSR for the peer group	0%
0% difference between the average TSR for the peer group	100%
25% or more above the average TSR for the peer group	200%

By way of example, for 2019, we ranked fourth in our peer group for a 100% payout and our TSR performance relative to the average TSR for the peer group was a mathematical difference of -14.3%, which resulted in a 42.97% payout for that metric. As a result, the measurement period payout was 71.49%.

2019 Long-Term Incentive Compensation

Position	Performance Share Units	Performance Units	Stock Options	PBFX Phantom Units
CEO	48,299	2,142,096	260,063	20,000
President	19,589	868,768	105,473	15,000
CFO	17,365	770,150	93,501	12,500
SVP - Commercial	15,618	692,661	84,093	12,500
President, Western Region	15,618	692,661	84,093	12,500

Performance Share Units

The number of performance share units granted to the named executive officers was determined based on an intended dollar value based on the Company’s closing stock price on the grant date rather than a specific number of performance share units. These awards settle in Class A common stock of PBF Energy. The number of performance share units granted represents the target number of performance share units and the actual payout will vary from zero percent to 200 percent of that target number upon settlement at the end of the three year performance period. In addition, the performance share units are granted with dividend equivalent rights. This allows our named executive officers to receive dividends on the underlying performance share units if, and to the extent, vested and the underlying performance metrics are met. The final number of shares of Class A common stock of PBF Energy delivered in settlement of the performance share unit award will be the aggregate of the payout for each of the four measurement periods plus the value of accumulated dividend equivalents. The number of performance share units granted to each of our named executive officers can be found in the “Grants of Plan-Based Equity Awards in 2019” table in this proxy statement.

Performance Units

Each performance unit is dollar denominated with a target value of $1.00. The actual payout may vary from $0.00 to $2.00 (zero percent to 200 percent of target). The Compensation Committee also believes that having the maximum payout capped at $2.00 per unit mitigates excessive or inappropriate risk-taking. The final value of the performance unit award will be determined by multiplying the simple average of the payout percentages for the four measurement periods by the number of performance units granted. These awards settle in cash. The number of performance units granted to each of our named executive officers can be found in the “Grants of Plan-Based Equity Awards in 2019” table in this proxy statement.

Stock Options

Stock options provide a direct but variable link between our named executive officers’ long-term compensation and the long-term value shareholders receive by investing in PBF. The Compensation Committee believes stock options are inherently performance based as option holders only realize benefits if the value of our stock increases for all shareholders after the grant date. The exercise price of our stock options is generally equal to the per-share closing price of PBF common stock on the grant date. Stock options vest in equal installments on the first, second, third and fourth anniversary of the date of grant and have a maximum 10-year term during which an named executive officer may exercise the options. Option holders do not have voting rights or receive dividends on the underlying stock. The number of options granted to each of our named executive officers can be found in the “Grants of Plan-Based Equity Awards in 2019” table in this proxy statement.

2019 PBFX Phantom Units

Our named executive officers are eligible to receive awards under the PBF Logistics LP 2014 Long-Term Incentive Plan, or the PBFX LTIP. Grants to our executive officers under the PBFX LTIP are determined by the directors of the general partner of PBF Logistics LP, which administers the PBFX LTIP and are reported to the Compensation Committee. In 2019, our CEO received 20,000 units, our President received 15,000 units and each of our CFO, SVP-Commercial and President Western Region received 12,500 units.

Other Equity Incentives

In addition, as discussed under “Certain Relationships and Related Transactions—Investments in PBF LLC,” prior to PBF Energy’s initial public offering, our named executive officers were provided certain opportunities to purchase PBF LLC Series A Units and warrants to purchase PBF LLC Series A Units, and were granted additional compensatory warrants to purchase PBF LLC Series A Units. Certain of our officers, including our named executive officers, were also issued PBF LLC Series B Units, which are profits interests in PBF LLC. See “Certain Relationships and Related Transactions—Summary of PBF LLC Series B Units.”

Other Benefits

All executive officers, including the named executive officers, are eligible for other benefits including: medical, dental, vision, short-term disability and life insurance. The executives participate in these plans on the same basis, terms and conditions as other administrative employees. In addition, we provide long-term disability insurance coverage on behalf of the named executive officers at an amount equal to 65% of current base salary and have the opportunity to have annual health exams. The named executive officers also participate in our paid time off and holiday program, which provide paid leave during the year at various amounts based upon the executive’s position and length of service.

Impact of Tax and Accounting Principles

The forms of our executive compensation are largely dictated by our capital structure and competition for talented and motivated senior executives, as well as the goal of aligning their interests with those of PBF Energy’s stockholders. We do take tax considerations into account, both to avoid tax disadvantages and to obtain tax advantages, where reasonably possible and consistent with our compensation goals (tax advantages for our executives benefit us by reducing the overall compensation we must pay to provide the same after-tax income to our executives), including the application of Sections 280G and 409A of the Code. Section 162(m) of the Code (as amended by the Tax Cut and Jobs Act of 2017) (“Section 162(m)”) imposes a $1,000,000 cap on federal income tax deductions for compensation paid to “covered persons” under Section 162(m) during any fiscal year. For taxable years prior to December 31, 2017, certain “performance-based” compensation was excluded from the limit on deductibility. This exemption has since been repealed and now any compensation paid to a “covered employee” in excess of $1,000,000 will not be deductible unless it qualifies for certain transition relief. While the Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the Compensation Committee considers the tax treatment of compensation pursuant to Section 162(m) and other applicable rules in determining the amounts of compensation for our named executive officers. In addition, the Compensation Committee reviews the impact of our compensation programs against other considerations, including stockholder alignment, market competiveness, accounting impact, effectiveness and perceived value to the executives. Because the Compensation Committee believes that many different factors influence a well-rounded, comprehensive and effective executive compensation program, some portion of the compensation we provide to our executive officers is likely not deductible under Section 162(m) or otherwise.

Pension and Other Retirement Benefits

Defined Contribution Plan. Our defined contribution plan covers all employees, including our named executive officers. Employees are eligible to participate as of the first day of the month following 30 days of service. Participants can make basic contributions up to 50 percent of their annual salary subject to Internal Revenue Service limits. We match participants’ contributions at the rate of 200 percent of the first 3 percent of each participant’s total basic contribution based on the participant’s total annual salary. Employee contributions and our matching contributions to the defined contribution plan are fully vested immediately. Participants may receive distributions from their defined contribution plan accounts any time after they cease service with us.

PBF Energy Pension Plan. We sponsor a qualified defined benefit plan for all employees, including our named executive officers, with a policy to fund pension liabilities in accordance with the limits imposed by the Employee Retirement Income Security Act of 1974, or ERISA, and Federal income tax laws. Annual contributions are made to an individual employee’s pension account based on their age and length of service with us and eligible pensionable earnings, up to certain limits imposed by Federal and state income tax laws. Employees become eligible to participate in the defined benefit plan as of the first day of the month after their first 30 days of employment and an employee’s interest in their plan account vests after three years of employment, with the exception of certain circumstances.

PBF Energy Restoration Plan. We sponsor a non-qualified plan for non-represented employees, including our named executive officers. Contributions, which are made at our discretion, are made to an individual employee’s pension restoration account based on their total cash compensation over a defined period of time. Employees become eligible to participate in the non-qualified plan as of the first day of the month after their first 30 days of employment. Previously, with the exception of certain circumstances, an employee’s interest in their plan account vested after one year of employment, however, in 2010, the vesting period was increased to three years. All of our named executive officers’ interests in their plan accounts are vested. Upon the attainment of age 65, an employee’s pension restoration account vests immediately and is non-forfeitable.

COMPENSATION-RELATED POLICIES

Clawback Policies

All awards (and/or any amount received with respect to such awards) under our equity incentive plans are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law, stock exchange listing requirements, or any recoupment policy of PBF Energy. In addition, the Compensation Committee may, in its sole discretion, specify in an award agreement that the grantee’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but shall not be limited to, termination of employment or services for cause, termination of the grantee’s provision of services to PBF Energy or any of its subsidiaries, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the grantee, or restatement of the PBF Energy’s financial statements to reflect adverse results from those previously released financial statements as a consequence of errors, omissions, fraud, or misconduct. All stock options and performance awards granted under our Amended and Restated 2017 Equity Incentive Plan are subject to restrictive covenants, the breach of which will result in the forfeiture of the awards. These restrictive covenants include requirements relating to non-competition for employees who are at a vice president level or higher, non-solicitation, non-disparagement and confidentiality. These provisions apply following an employee’s termination or other separation.

Stock Ownership Guidelines

Our Board, the Compensation Committee, and our executive officers recognize that ownership of PBF Energy’s Class A Common Stock is an effective means by which to align the interests of our directors and executive officers with those of PBF Energy’s stockholders. We have long emphasized the importance of stock ownership among our executive officers and directors. Our stock ownership and retention guidelines for our officers, as approved by the Compensation Committee are as follows:

Executive Stock Ownership Guidelines. Stock ownership guidelines for our officers are as follows:

Officer Position	Value of Shares Owned
Chief Executive Officer	5x Base Salary
President	3x Base Salary
Executive Vice Presidents	2x Base Salary
Senior Vice Presidents	1x Base Salary

Our officers are expected to meet the applicable guideline within five years and are expected to continuously own sufficient shares to meet the guideline once attained. Until such time as the officer reaches his or her share ownership guideline, the officer will be required to hold 50% of the shares of Class A Common Stock of PBF Energy received upon vesting, the lapse of restrictions and upon exercise of stock options, net of any shares utilized to pay for the exercise price and tax withholding. All of our named executive officers have met the requirements of the stock ownership guidelines. The full text of PBF Energy’s stock ownership and retention guidelines is available on our website at www.pbfenergy.com under the “Corporate Governance” tab in the “Investor Relations” section.

2019 SUMMARY COMPENSATION TABLE

This Summary Compensation Table summarizes the total compensation paid or earned by each of our named executive officers.

Named Executive Officer	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Options Awards ($)(3)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Thomas J. Nimbley	2019	1,500,000	2,250,000	2,869,994	2,441,992	889,892	197,563	10,149,441
Chief Executive Officer	2018	1,500,000	4,000,000	5,195,347	4,310,908	542,637	212,613	15,761,505
	2017	1,500,000	2,460,000	2,713,600	1,502,000	568,788	174,450	8,918,838
C. Erik Young	2019	565,000	847,500	1,145,473	877,974	291,711	143,128	3,870,786
Senior Vice President,	2018	531,667	1,595,001	2,207,491	1,760,118	171,545	164,084	6,429,906
Chief Financial Officer	2017	525,000	861,000	1,767,675	826,100	197,995	142,375	4,320,145
Matthew C. Lucey	2019	650,000	975,000	1,311,408	990,391	360,532	157,594	4,444,925
President	2018	608,333	1,824,999	2,478,627	1,959,060	213,731	171,619	7,256,369
	2017	600,000	984,000	1,891,850	901,200	318,368	154,475	4,849,893
Thomas O’Connor	2019	537,500	806,250	1,057,140	789,633	278,126	140,316	3,608,965
SVP-Commercial	2018	506,250	1,518,750	2,064,992	1,632,070	181,783	152,528	6,056,373
	2017	500,000	820,000	1,696,000	751,000	151,789	139,150	4,057,939
Paul Davis	2019	537,500	806,250	1,057,140	789,633	306,669	100,566	3,597,758
President Western Region	2018	506,250	1,518,750	2,064,992	1,632,070	178,494	108,022	6,008,578
	2017	500,000	820,000	979,250	751,000	153,494	72,813	3,276,557

(1)

The amounts set forth in this column represent the grant date value of shares of restricted Class A Common Stock and phantom units of PBF Logistics LP which are subject to vesting in four equal installments beginning on the first anniversary of the date of grant. For 2019, the Stock Awards column also includes the October 2019 grant date fair value of performance share units, which will be settled in Class A Common Stock and performance units, which will be settled in cash. The value realized by the officers upon the actual vesting of these awards may or may not be equal to this determined value, as these awards are subject to market conditions and have been valued based on an assessment of the market conditions as of the grant date. The performance share units and performance units will vest on December 31, 2021. The amounts have been determined pursuant to FASB ASC Topic 718, as applicable, based on the assumptions set forth in Note 17 to the PBF Energy consolidated financial statements for the year ended December 31, 2019.

(2)

The maximum value of the performance share units upon vesting, excluding dividend equivalents, assuming the highest level of performance is achieved, as of December 31, 2019, in equivalent dollars, would be as follows: for Mr. Nimbley, $3,030,279; for Mr. Young, $1,089,480; for Mr. Lucey, $1,229,014; and for Messrs. O’Connor and Davis, $979,873. The maximum value of the performance units upon vesting, assuming the highest level of performance is achieved, would be as follows: for Mr. Nimbley, $4,284,192; for Mr. Young, $1,540,300; for Mr. Lucey, $1,737,536; and for Messrs. O’Connor and Davis, $1,385,322.

(3)

The amounts set forth in this column represent the grant date fair value of options for the purchase of Class A Common Stock. The grant date fair value was calculated pursuant to FASB ASC Topic 718 based on the assumptions set forth in Note 17 to the PBF Energy consolidated financial statements for the year ended December 31, 2019.

(4)

The amounts set forth in this column represent the aggregate change during the year in the actuarial present value of accumulated benefits under the PBF Energy Pension Plan and the PBF Energy Restoration Plan.

(5)

The amounts set forth in this column consist of company matching contributions to our 401(k) Plan, voluntary medical exam benefit and dividends on PBF restricted stock and distribution equivalent rights on PBFX phantom units.

Grants of Plan-Based Equity Awards in 2019

The following table provides information regarding the grants of plan-based equity awards to each of our named executive officers for the fiscal year ended December 31, 2019.

		Estimated future payouts under cash-based equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Thomas J. Nimbley	April 29, 2019							20,000			428,000
	October 29, 2019	—	2,142,096	4,284,192							1,220,995
	October 29, 2019				—	48,299	96,598				1,220,999
	October 29, 2019								260,063	32.71	2,441,992
C. Erik Young	April 29, 2019							12,500			267,500
	October 29, 2019	—	770,150	1,540,300							438,986
	October 29, 2019				—	17,365	34,730				438,987
	October 29, 2019								93,501	32.71	877,974
Matthew C. Lucey	April 29, 2019							15,000			321,000
	October 29, 2019	—	868,768	1,737,536							495,198
	October 29, 2019				—	19,589	39,178				495,210
	October 29, 2019								105,473	32.71	990,391
Thomas O’Connor	April 29, 2019							12,500			267,500
	October 29, 2019	—	692,661	1,385,322							394,817
	October 29, 2019				—	15,618	31,236				394,823
	October 29, 2019								84,093	32.71	789,633
Paul Davis	April 29, 2019							12,500			267,500
	October 29, 2019	—	692,661	1,385,322							394,817
	October 29, 2019				—	15,618	31,236				394,823
	October 29, 2019								84,093	32.71	789,633

(1)

The amounts set forth in these columns represent the performance units granted to the named executive officers under the Amended and Restated 2017 Equity Incentive Plan. The payout of the performance units is contingent on our achievement of relative TSR against a defined performance peer group over the performance cycle. Actual payouts will vary based on relative TSR, from a threshold vesting of none of the units, to a target vesting of 100% of the units, to a maximum vesting of 200% of the units at the date of grant. The performance units have a target value of $1.00 per unit and, if earned upon vesting, are settled in cash.

(2)

The amounts set forth in these columns represent the performance share units granted to the named executive officers under the Amended and Restated 2017 Equity Incentive Plan. The payout of the performance share units is contingent on our achievement of relative TSR against a defined performance peer group over the performance cycle. Actual payouts will vary based on relative TSR, from a threshold vesting of none of the units, to a target vesting of 100% of the units, to a maximum vesting of 200% of the units at the date of grant. The performance share units are denominated as an equivalent of one share of our common stock and, if earned upon vesting, are settled in our Class A Common Stock of PBF Energy.

(3)	The amounts set forth in this column represent the phantom units of PBF Logistics LP granted to the named executive officers under the PBFX LTIP.
(4)	The amounts set forth in this column represent options to purchase Class A Common Stock of PBF Energy granted to the named executive officers under the Amended and Restated 2017 Equity Incentive Plan.
(5)

The amounts set forth in this column represent the total grant date fair value of the phantom units of PBF Logistics LP, options to purchase Class A Common Stock, performance share units and performance units for each of the named executive officers, calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2019. For a narrative discussion of the equity awards, see “Equity Incentive Compensation” above.

	Option Awards (1)					Equity Awards (2)
						Restricted Stock / Phantom Units			Performance Share Units and Performance Units
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Thomas J. Nimbley	50,000	—		$26.00	12/12/2022	20,000	(8)	627,400	53,025	(10)	1,315,454
	100,000	—		$38.70	2/19/2023	3,750	(7)	102,825	48,299	(11)	1,083,173
	100,000	—		$26.08	10/29/2023	10,000	(7)	256,800	2,155,456	(12)	1,704,588
	50,000	—		$24.43	10/29/2024	40,000	(9)	1,362,800	2,142,096	(13)	1,531,384
	250,000	—		$30.89	10/27/2025	15,000	(7)	356,775
	150,000	50,000	(3)	$21.38	10/25/2026	20,000	(7)	435,900
	100,000	100,000	(4)	$28.67	10/30/2027
	92,035	276,104	(5)	$40.65	10/30/2028
	—	260,063	(6)	$32.71	10/29/2029

C. Erik Young	2,000	—		$10.00	3/1/2021	13,125	(8)	411,731	21,650	(10)	537,097
	25,000	—		$12.55	6/29/2022	3,125	(7)	85,687	17,365	(11)	389,435
	20,000	—		$26.00	12/12/2022	6,250	(7)	160,500	880,062	(12)	695,975
	20,000	—		$24.75	2/11/2024	26,250	(9)	894,338	770,150	(13)	550,580
	50,000	—		$24.43	10/29/2024	9,375	(7)	222,984
	120,000	—		$30.89	10/27/2025	12,500	(7)	272,438
	82,500	27,500	(3)	$21.38	10/25/2026
	55,000	55,000	(4)	$28.67	10/30/2027
	37,577	112,732	(5)	$40.65	10/30/2028
	—	93,501	(6)	$32.71	10/29/2029

Matthew C. Lucey	40,000	—		$26.00	12/12/2022	13,750	(8)	431,338	24,097	(10)	597,803
	50,000	—		$24.75	2/11/2024	3,750	(7)	102,825	19,589	(11)	439,311
	50,000	—		$24.43	10/29/2024	7,500	(7)	192,600	979,530	(12)	774,637
	120,000	—		$30.89	10/27/2025	27,500	(9)	936,925	868,768	(13)	621,082
	90,000	30,000	(3)	$21.38	10/25/2026	11,250	(7)	267,581
	60,000	60,000	(4)	$28.67	10/30/2027	15,000	(7)	326,925
	41,825	125,473	(5)	$40.65	10/30/2028
	—	105,473	(6)	$32.71	10/29/2029

	Option Awards (1)					Equity Awards (2)
						Restricted Stock / Phantom Units			Performance Share Units and Performance Units
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Thomas O’Connor	50,000	—		$27.39	9/4/2024	12,500	(8)	392,125	20,075	(10)	498,024
	50,000	—		$24.43	10/29/2024	3,125	(7)	85,687	15,618	(11)	350,256
	120,000	—		$30.89	10/27/2025	6,250	(7)	160,500	816,035	(12)	645,341
	75,000	25,000	(3)	$21.38	10/25/2026	25,000	(9)	851,750	692,661	(13)	495,183
	50,000	50,000	(4)	$28.67	10/30/2027	9,375	(7)	222,984
	34,844	104,530	(5)	$40.65	10/30/2028	12,500	(7)	272,438
	—	84,093	(6)	$32.71	10/29/2029

Paul Davis	25,000	—		$12.55	6/29/2022	5,000	(8)	156,850	20,075	(10)	498,024
	30,000	—		$26.00	12/12/2022	3,125	(7)	85,687	15,618	(11)	350,256
	50,000	—		$26.08	10/29/2023	6,250	(7)	160,500	816,035	(12)	645,341
	50,000	—		$24.43	10/29/2024	12,500	(9)	392,125	692,661	(13)	495,183
	100,000	—		$30.89	10/27/2025	9,375	(7)	222,984
	56,250	18,75	(3)	$21.38	10/25/2026	12,500	(7)	272,438
	50,000	50,000	(4)	$28.67	10/30/2027
	34,844	104,53	(5)	$40.65	10/30/2028
	—	84,093	(6)	$32.71	10/29/2029

(1)

The awards described in this column represent compensatory warrants and options to purchase PBF LLC Series A Units and options to purchase Class A Common Stock of PBF Energy as described in “Compensation Discussion & Analysis.”

(2)

The awards described in this column represent restricted Class A Common Stock of PBF Energy and phantom units of PBF Logistics LP. The value is based on the closing price of $31.37 per share of Class A Common Stock of PBF Energy on December 31, 2019 and the closing price of $20.25 per phantom unit which was the NYSE closing price of PBF Logistics LP common units on December 31, 2019.

(3)	Represents options to purchase Class A Common Stock of PBF Energy, which vest on October 25, 2020.
(4)	Represents options to purchase Class A Common Stock of PBF Energy, which vest in two equal annual installments beginning on October 30, 2020.
(5)	Represents options to purchase Class A Common Stock of PBF Energy, which vest in three equal annual installments beginning on October 30, 2020.
(6)	Represents options to purchase Class A Common Stock of PBF Energy, which vest in four equal annual installments beginning on October 29, 2020.
(7)	This amount represents phantom units of PBF Logistics LP granted under the PBFX LTIP.
(8)	This amount represents restricted shares of Class A Common Stock of PBF Energy granted under the Amended and Restated 2012 Equity Incentive Plan.
(9)	This amount represents restricted shares of Class A Common Stock of PBF Energy granted under the 2017 Equity Incentive Plan.
(10)

This amount represents the number of outstanding share-based performance share units granted in 2018, which have a performance period of January 1, 2018 to December 31, 2020. The 2019 estimated payouts are determined by TSR, as defined in the award agreement as of December 31, 2019. Market Value shown reflects actual amounts earned for the year ended December 31, 2018 and a 71.49% payout using the December 31, 2019 closing stock price of $31.37 for the remaining vesting periods.

(11)

This amount represents the number of outstanding share-based performance share units granted in 2019, which have a performance period of January 1, 2019 to December 31, 2021. The 2019 estimated payouts are determined by TSR, as defined in the award agreement as of December 31, 2019. Market Value shown reflects a 71.49% payout using the December 31, 2019 closing stock price of $31.37.

(12)

This amount represents the number of outstanding performance units granted in 2018, which have a performance period of January 1, 2018 to December 31, 2020. The 2019 estimated payouts are determined by TSR, as defined in the award agreement as of December 31, 2019. Market Value shown reflects actual amounts earned for the year ended December 31, 2018 and a 71.49% payout using a target value of $1.00 per unit payable in cash at the end of the performance period for the remaining vesting periods.

(13)

This amount represents the number of outstanding performance units granted in 2019, which have a performance period of January 1, 2019 to December 31, 2021. The 2019 estimated payouts are determined by TSR, as defined in the award agreement as of December 31, 2019. Market Value shown reflects a 71.49% payout using a target value of $1.00 per unit payable in cash at the end of the performance period.

Option Exercises and Stock Vested in 2019

The following table provides information regarding the amounts received by our named executive officers upon exercise of options or similar instruments or the vesting of stock or similar instruments during the fiscal year ended December 31, 2019. The table also includes information regarding the vesting of phantom units received by our named executive officers from PBF Logistics LP.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Exercise (#)		Value Realized on Vesting ($)
Thomas Nimbley	—	—	15,000	(1)	481,950	(1)
			20,000	(2)	642,600	(2)
			20,000	(3)	691,000	(3)
			3,750	(4)	107,119	(4)
			3,750	(5)	101,419	(5)
			5,000	(6)	125,675	(6)
			5,000	(7)	116,200	(7)

C. Erik Young	—	—	10,000	(1)	321,300	(1)
			13,125	(2)	421,706	(2)
			13,125	(3)	453,469	(3)
			3,125	(4)	89,266	(4)
			3,125	(5)	84,516	(5)
			3,125	(6)	78,547	(6)
			3,125	(7)	72,625	(7)

Matthew Lucey	—	—	10,000	(1)	321,300	(1)
			13,750	(2)	441,788	(2)
			13,750	(3)	475,063	(3)
			3,750	(4)	107,119	(4)
			3,750	(5)	101,419	(5)
			3,750	(6)	94,257	(6)
			3,750	(7)	87,151	(7)

Thomas O’Connor	—	—	10,000	(1)	321,300	(1)
			12,500	(2)	401,625	(2)
			12,500	(3)	431,875	(3)
			3,125	(8)	89,266	(8)
			3,125	(5)	84,516	(5)
			3,125	(6)	78,547	(6)
			3,125	(7)	72,625	(7)

Paul Davis	—	—	5,000	(2)	160,650	(2)
			6,250	(3)	215,938	(3)
			3,125	(4)	89,266	(4)
			3,125	(5)	84,516	(5)
			3,125	(6)	78,547	(6)
			3,125	(7)	72,625	(7)

(1)

These awards represent restricted shares of Class A Common Stock of PBF Energy. The value is calculated based on the closing price of $32.13 per share of Class A Common Stock of PBF Energy on the date of vesting.

(2)

These awards represent restricted shares of Class A Common Stock of PBF Energy. The value is calculated based on the closing price of $32.13 per share of Class A Common Stock of PBF Energy on the date of vesting.

(3)

These awards represent restricted shares of Class A Common Stock of PBF Energy. The value is calculated based on the closing price of $32.15 per share of Class A Common Stock of PBF Energy on the date of vesting plus accrued dividend payments.

(4)

These awards represent phantom units that were granted under the PBFX LTIP. The PBFX LTIP is a plan of PBF Logistics LP that is administered by its Board. The value is calculated based on the closing price of $21.42 per common unit of PBF Logistics LP on the date of vesting plus dividend equivalent right payments.

(5)

These awards represent phantom units that were granted under the PBFX LTIP. The value is calculated based on the closing price of $21.42 per common unit of PBF Logistics LP on the date of vesting plus dividend equivalent right payments.

(6)

These awards represent phantom units that were granted under the PBFX LTIP. The value is calculated based on the closing price of $21.25 per common unit of PBF Logistics LP on the date of vesting plus dividend equivalent right payments.

(7)

These awards represent phantom units that were granted under the PBFX LTIP. The value is calculated based on the closing price of $21.25 per common unit of PBF Logistics LP on the date of vesting plus dividend equivalent right payments.

Pension Benefits

The following table provides information regarding our named executive officers’ participation in our pension plans as of and for the fiscal year ended December 31, 2019.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Thomas Nimbley	PBF Energy Pension Plan	9	331,294	—
	PBF Energy Restoration Plan	9	3,829,274	—
C. Erik Young	PBF Energy Pension Plan	9	232,879	—
	PBF Energy Restoration Plan	9	895,248	—
Matthew Lucey	PBF Energy Pension Plan	11	321,839	—
	PBF Energy Restoration Plan	11	1,684,792	—
Thomas O’Connor	PBF Energy Pension Plan	6	139,007	—
	PBF Energy Restoration Plan	6	706,909	—
Paul Davis	PBF Energy Pension Plan	7	244,022	—
	PBF Energy Restoration Plan	7	911,739	—

The PBF Energy Pension Plan is a funded, tax-qualified, non-contributory defined benefit plan covering all employees. The PBF Energy Restoration Plan is a non-qualified defined benefit plan designed to supplement the pension benefits for employees that have earnings above the IRS benefit plan compensation limits. The Pension Plan and the Restoration Plan are structured as cash balance plans wherein each participant’s account is credited monthly with an interest credit and annually with a pay credit. Changes in the value of these plans’ investments do not directly impact the benefit amounts promised to each participant under the plans.

At the end of each plan year, the Pension Plan provides for an annual pay credit equal to between 7% and 21% of pensionable earnings below the Social Security Wage Base and a pay credit of 14% on pensionable earnings above the Social Security Wage Base but below the Internal Revenue Service benefit plan compensation limit. The Restoration Plan provides for an annual pay credit equal to 14% on pensionable earnings in excess of Internal Revenue Service benefit plan compensation limits. In addition, on a monthly basis, the plans provide for an interest credit utilizing the prior year’s October 30-year Treasury Constant Maturity rate. For 2019, the interest crediting rate was 3.34%. Normal retirement age under the plans is attained at age 65.

Potential Payments upon Termination Occurring on December 31, 2019, Including in Connection with a Change in Control

The table below provides our best estimate of the amounts that would be payable (including the value of certain benefits) to each of our named executive officers had a termination hypothetically occurred on December 31, 2019 under various scenarios, including a termination of employment associated with a Change in Control. The table does not include payments or benefits under arrangements available on the same basis generally to all other eligible employees of PBF Energy. The potential payments were determined under the terms of each named executive officer’s employment agreement in effect on December 31, 2019, and in accordance with our plans and arrangements in effect on December 31, 2019. We also retain the discretion to provide additional payments or benefits to any of our named executive officers upon any termination of employment or Change in Control. The estimates below exclude the value of any Accrued Rights, as described in footnote 1 below, as any such amounts have been assumed to have been paid current at the time of the termination event. Under the terms of a named executive officer’s employment agreement, if applicable, the executive is precluded under certain circumstances from competing with us for a period of six months post-termination, and must enter into a release of claims in order to receive the severance described below.

Named Executive Officer	Termination (a) for Cause, (b) without Good Reason or (c) due to nonrenewal by the executive ($)(1)	Termination (other than in connection with a Change in Control), (a) without Cause (other than by reason of death or disability) by us, (b) for Good Reason or (c) due to nonrenewal by us ($)(2)	Termination in connection with a Change in Control ($)(3)	Death or Disability ($)(4)
Thomas J. Nimbley
Cash severance payment	—	2,250,000	4,485,000	750,000
Cash bonus (5)	—	—	—	1,950,000
Continuation of health benefits (6)	—	21,848	42,483	—
Accelerated equity (7)	—	10,618,586	11,388,086	11,388,086

C. Erik Young
Cash severance payment	—	847,500	1,689,350	282,500
Cash bonus (5)	—	—	—	734,500
Continuation of health benefits (6)	—	31,353	60,964	—
Accelerated equity (7)	—	4,921,791	5,345,016	5,345,016

Matthew C. Lucey
Cash severance payment	—	975,000	1,943,500	325,000
Cash bonus (5)	—	—	—	845,000
Continuation of health benefits (6)	—	32,074	62,366	—
Accelerated equity (7)	—	5,476,922	5,938,622	5,938,622

Thomas O’Connor
Cash severance payment	—	806,250	1,607,125	268,750
Cash bonus	—	—	—	698,750
Continuation of health benefits (6)	—	32,074	62,366	—
Accelerated equity (7)	—	4,613,870	4,998,620	4,998,620

Named Executive Officer	Termination (a) for Cause, (b) without Good Reason or (c) due to nonrenewal by the executive ($)(1)	Termination (other than in connection with a Change in Control), (a) without Cause (other than by reason of death or disability) by us, (b) for Good Reason or (c) due to nonrenewal by us ($)(2)	Termination in connection with a Change in Control ($)(3)	Death or Disability ($)(4)
Paul Davis
Cash severance payment	—	806,250	1,607,125	268,750
Cash bonus (5)	—	—	—	698,750
Continuation of health benefits (6)	—	31,353	60,964	—
Accelerated equity (7)	—	3,952,720	4,275,032	4,275,032

(1)

Termination for Cause, without Good Reason or due to non-renewal by the executive. In the event the executive is terminated by us for Cause, the executive terminates his employment without Good Reason or the executive does not renew his employment with us at the end of his current term, the executive will be entitled to: (1) receive accrued, but unpaid salary through the date of termination; (2) receive any earned, but unpaid portion of the previous year’s cash bonus; (3) receive unreimbursed business expenses; (4) receive applicable benefits; and (5) except in the event of a termination for Cause, exercise any vested options or similar awards in accordance with the terms of the long-term incentive plan, or collectively, the “Accrued Rights”.

“Good Reason” as defined in the employment agreements means, without the executive’s consent (A) the failure of the Company to pay or cause to be paid the executive’s base salary or cash bonus, if any, when due, (B) any adverse, substantial and sustained diminution in the executive’s authority or responsibilities by the company from those described in the employment agreement, (C) the company requiring a change in the location for performance of the executive’s employment responsibilities to a location more than 50 miles from the company’s office (not including ordinary travel during the regular course of employment) or (D) any other action or inaction that constitutes a material breach by the company of the employment agreement; provided, that the events described in clauses (A), (B), (C) and (D) shall constitute “Good Reason” only if the company fails to cure such event within 20 days after receipt from the executive of written notice of the event which constitutes “Good Reason”; provided, further, that “Good Reason” shall cease to exist for an event described in clauses (A), (B), (C) and (D) on the 90th day following the later of its occurrence or the executive’s knowledge thereof, unless the executive has given the company written notice thereof prior to such date.

“Cause” as defined in the employment agreements includes the following: (A) the executive’s continued willful failure to substantially perform his duties (other than as a result of a disability) for a period of 30 days following written notice by the company to the executive of such failure, (B) the executive’s conviction of, or plea of nolo contendere to a crime constituting a misdemeanor involving moral turpitude or a felony, (C) the executive’s willful malfeasance or willful misconduct in connection with the executive’s duties under the employment agreement, including fraud or dishonesty against the company, or any of its affiliates, or any act or omission which is materially injurious to the financial condition or business reputation of the company, or any of its affiliates, other than an act or omission that was committed or omitted by the executive in the good faith belief that it was in the best interest of the company, (D) a breach of the executive’s representations and warranties in such employment agreement, or (E) the executive’s breach of the non-competition, non-solicitation, non-disparagement or non-disclosure provisions of the employment agreement.

(2)

Termination (other than in connection with a Change in Control as described below), without Cause (other than by reason of death or disability) by us, for Good Reason or due to non-renewal by us. In the event the executive is terminated during the term of employment (other than in connection with a Change in Control as described in footnote (3) below), without Cause (other than by reason of death or disability) by us, for Good Reason or due to non-renewal by us, the executive will be entitled to: (1) the Accrued Rights; (2) a cash lump sum payment equal to 1.5 times base salary; and (3) the continuation of certain health benefits for 18 months; and (4) accelerated vesting of certain equity awards as stipulated in the applicable long-term incentive plan.

(3)

Termination in connection with a Change in Control. In the event the executive is terminated by us without Cause (other than by reason of death or disability), resigns with Good Reason or we elect not to renew the executive’s employment term, in each case six months prior to or within one year subsequent to the consummation of a Change in Control, the executive will be entitled to: (1) the Accrued Rights; (2) a cash lump sum payment equal to 2.99 times the executive’s salary in effect on the date of termination; (3) immediate vesting and exercisability of outstanding options or other grants under the long-term incentive plans; and (4) the continuation of certain health benefits for two years and 11 months. A “Change In Control” as defined in the employment agreements means:

•

any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (other than one or more of the Excluded Entities (as defined below)) is or becomes the “beneficial owner” (as defined in rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors (including by way of merger, consolidation or otherwise);

•

the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any “person” or “group” (other than one or more of the Excluded Entities);

•

a merger, consolidation or reorganization (other than (x) with or into, as applicable, any of the Excluded Entities or (y) in which of PBF Energy’s stockholders, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization);

•	our complete liquidation or dissolution; or

•

other than as expressly provided for in the stockholders’ agreement with Blackstone and First Reserve, during any period of two consecutive years, individuals who at the beginning of such period constituted our Board (together with any new directors whose election by such board or whose nomination for election was approved by a vote of a majority of our directors then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) (the “Incumbent Board”) cease for any reason to constitute a majority of the Board then in the office; provided that, any director appointed or elected to the Board to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an individual of the Incumbent Board

For purposes of the definition of Change In Control, “Excluded Entity” means any of the following: (A) Blackstone; (B) First Reserve; (C) us and any entities of which a majority of the voting power of its voting equity securities and equity interests is owned directly or indirectly by us; and (D) any employee benefit plan (or trust forming a party thereof) sponsored or maintained by any of the foregoing.

(4)

Death or Disability. In the event of death or disability, the named executive officer’s estate or the executive, as applicable, will be entitled to receive: (1) the Accrued Rights; (2) a pro rata portion of the executive’s target annual cash bonus for the year in which such death or disability occurs; and (3) a cash lump sum payment equal to the greater of (A) one-half of the executive’s annual salary as in effect on the date of termination or (B) one-half of the aggregate amount of the executive’s salary that the executive would have received had the full term of employment occurred under the employment agreement. The amounts shown in this column as the cash severance payment represent one-half of the executive’s annual salary as of December 31, 2019. The actual amount payable upon death or disability could vary.

(5)	These amounts are equal to the named executive officer’s target annual cash bonus for 2019.

(6)	The continued health benefits cost is based on the cost for such benefits as of December 31, 2019.

(7)

In connection with a termination without Cause by us or for Good Reason by the executive or due to non-renewal by us, these amounts reflect (i) the value of the accelerated vesting of the phantom units granted under the PBFX LTIP, (ii) the accelerated vesting of restricted stock awards and (iii) the accelerated vesting of the performance share units and performance units at a payout percentage of 100% for each payout period. In the event of retirement, the named executive would be entitled to accelerated vesting for their performance share units and performance units on a pro-rata basis as determined and certified by the Compensation Committee of the Board. In connection with a termination in connection with (a) a Change in Control or (b) in the event of Death or Disability or (c) by the executive or due to non-renewal by us, these amounts reflect (i) the intrinsic value of the accelerated vesting and exercisability of their options to purchase Class A Common Stock and the accelerated vesting of the phantom units granted under the PBFX LTIP, (ii) the accelerated vesting of restricted stock awards and (iii) the accelerated vesting of the performance share units and performance units at a payout percentage of 100% for each payout period.

Risk Assessment of Compensation Programs

Total compensation for our employees that are not represented by a union (“non-represented employees”) is structured similarly to that for our named executive officers and consists of cash compensation in the form of a base salary and eligibility for an annual bonus under our Annual Cash Incentive Plan (as described below); and retirement, health and welfare benefits. Certain non-represented employees, like our named executive officers, are eligible for equity incentive compensation under our Amended and Restated 2017 Equity Incentive Plan at the discretion of the Board as described below.

We believe that our incentive compensation programs effectively balance risk and reward. When assessing risk, we consider base salary, the mix of award opportunities (i.e., short- vs. long-term), performance targets and metrics, the target-setting process, and the administration and governance associated with the plans. For our named executive officers and other senior management, equity incentive compensation is designed to be a substantial part of their total compensation while the compensation for most of our employees is weighted towards salary and annual cash incentives. Our non-represented employees participate in an annual program pursuant to which awards are given based upon the achievement of specific performance objectives of the Company under our Annual Cash Incentive Plan and individual performance as assessed by management.

Since the proportion of total compensation that is at risk (i.e., that will vary based on Company performance) increases as the scope and level of the employee’s decision-making responsibilities increase, our incentive compensation programs may encourage management level employees to take certain risks. However, the Board of Directors takes that fact into consideration and aligns employee interests with those of PBF Energy’s stockholders through the use of equity incentives that are intended to focus management on achieving strong annual results while also pursuing significant multi-year growth. The performance goals set by the Board of Directors are designed to be aggressive and challenging but also achievable. We actively monitor our compensation policies and practices to determine whether our risk management objectives are being met through the incentives we provide to our employees.

Features of our compensation programs that we believe mitigate excessive risk taking include:

•	determination of incentive awards based on different indicators of performance, thus diversifying the risk associated with a common indicator of performance;

•	multi-year vesting periods for equity incentive awards, which encourage focus on sustained growth and earnings;

•	capping payouts under both our Annual Cash Incentive Plan and our long-term performance awards; and

•	maintaining meaningful share ownership requirements, orienting management toward long-term performance.

Compensation Consultant Disclosures

The Compensation Committee retained Pay Governance LLC (“Pay Governance”) as independent compensation consultants in 2019. In its role as advisors to the Compensation Committee, Pay Governance was retained directly by the Committee, which, in its sole discretion, has the authority to select, retain, and terminate its relationship with the firm. Pay Governance did not provide other consulting services to PBF or to any senior executives of PBF in 2019. The Compensation Committee concluded that no conflict of interest exists that would prevent Pay Governance from independently representing the Compensation Committee.

During 2019, the consultant’s executive compensation consulting services included:

•	reviewing the competitive positioning of the Company’s outside director pay program;

•	reviewing the compensation peer group used for benchmarking the Company’s executive pay levels;

•	conducting screening to determine a potential secondary reference set of companies in relevant industries and of appropriate scope;

•	collecting information on how PBF’s current peers set target pay relative to the market;

•	reviewing the competitive positioning of the Company’s executive pay levels; and

•	reviewing management prepared materials provided to the Compensation Committee.

Directors who are also our employees receive no separate compensation for service on our Board of Directors or committees thereof. Our remaining non-employee directors are entitled to receive director fees as determined by the Compensation Committee. We reimbursed all of our directors for customary expenses incurred in connection with attending meetings of our Board of Directors and committees thereof.

During 2019, the non-employee directors (Messrs. Abraham, Budd, Edwards, Kosnik, Lavinia, Hantke and Ogden and Ms. Lubel) received an annual cash retainer, payable quarterly, which increased from $120,000 per year to $130,000 per year effective May 23, 2019. Upon re-election at the 2019 Annual Meeting in May, each director also received an additional $165,000 equity award consisting of shares of Class A Common Stock, fully vested from the date of grant but subject to restrictions on transfer and sale that will lapse with respect to one-third of the shares each year over a period of three years starting on the first anniversary of the date of grant, subject to waiver under certain circumstances. Mr. Kosnik received an additional annual retainer for his role as chairman of the Audit Committee and a fee for his role as Lead Director, which fees increased from $20,000 to $25,000 and $25,000 to $30,000, respectively, effective as of the 2019 Annual Meeting. Each of Messrs. Abraham, Edwards and Budd received an additional retainer for their roles as chairman of the Compensation Committee, Health, Safety and Environment Committee and the Nominating and Corporate Governance Committee, respectively, which increased from $15,000 to $20,000 effective as of the 2019 Annual Meeting. Ms. Davis joined the Board effective January 1, 2020 and received no fees in 2019.

In support of our compensation philosophy and objectives and in response to current challenging market conditions, in conjunction with the reduction of the salaries of our executives, senior management and certain employees, the Board of Directors elected to reduce their annual cash compensation by 50% effective as of April 1, 2020.

The following table summarizes all compensation for non-employee directors received for services rendered during the fiscal year ended December 31, 2019.

Name	Fees earned or Paid in Cash ($)*	Stock Awards ($)(1)	Total ($)
Spencer Abraham	150,390	165,024	315,414
Wayne Budd	147,650	165,024	312,674
S. Eugene Edwards	152,678	165,024	317,702
William Hantke	128,835	165,024	293,859
Edward Kosnik	181,416	165,024	346,440
Robert Lavinia	135,034	165,024	300,058
Kimberly Lubel	133,051	165,024	298,075
George Ogden	137,574	165,024	302,598

*	Includes expense reimbursements.

(1)

The amounts set forth in this column represent the grant date fair value of Class A Common Stock, fully vested from the date of grant but subject to restrictions on transfer and sale that will lapse with respect to one-third of the shares each year over a period of three years starting on the first anniversary of the date of grant, subject to waiver under certain circumstances.

Non-Employee Director Stock Ownership Guidelines

Non-employee directors are expected to acquire and hold during their service shares of our Class A Common Stock equal in value to at least three times the annual cash retainer paid to our directors. Directors have five years from their initial election to the Board to meet the target stock ownership guideline, and they are expected to continuously own sufficient shares to meet the guideline once attained.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Each of the related party transactions described below was negotiated on an arm’s length basis. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us.

Investments in PBF LLC

Certain of the named executive officers and certain other employees were provided with the opportunity prior to PBF Energy’s IPO to purchase PBF LLC Series A Units and non-compensatory warrants to purchase PBF LLC Series A Units. The number of units and warrants offered for purchase were based upon the individual’s position and other relevant factors, and approved by the board of directors of PBF LLC. The table below sets forth the number of PBF LLC Series A Units and non-compensatory warrants to purchase PBF LLC Series A Units purchased and the price paid therefore directly or indirectly by our named executive officers since the beginning of fiscal year 2008 (without taking into account any PBF LLC Series A Units acquired at the time of PBF Energy’s initial public offering upon exercise of the non-compensatory warrants).

Name	Aggregate Purchase Prices ($)	Series A Units (#)	Non-Compensatory Warrants for the Purchase of Series A Units (1)(2)(#)
Thomas Nimbley Chief Executive Officer	2,250,000	225,000	300,000	(3)
Matthew Lucey President	135,000	13,500	17,319	(4)
C. Erik Young Senior Vice President, Chief Financial Officer	25,000	2,500	3,000	(5)

(1)	Each non-compensatory warrant for the purchase of PBF LLC Series A Units has an exercise price of $10.00 per unit and is immediately exercisable for a ten-year period.
(2)

In connection with the purchase of PBF LLC Series A Units and warrants, compensatory warrants for the purchase of Series A Units were also granted to each of these persons. See “Executive Compensation—Outstanding Equity Awards at 2019 Fiscal Year-End.”

(3)

In connection with PBF Energy’s IPO in 2012, Mr. Nimbley exercised all of his non-compensatory warrants to purchase an additional 300,000 PBF LLC Series A Units for cash at the $10.00 exercise price for an aggregate purchase price of $3,000,000.

(4)

In connection with PBF Energy’s IPO in 2012, Mr. Lucey exercised all of his non-compensatory warrants to purchase an additional 17,319 PBF LLC Series A Units for cash at the $10.00 exercise price for an aggregate purchase price of $173,190.

(5)

In connection with PBF Energy’s IPO in 2012, Mr. Young exercised all of his non-compensatory warrants to purchase an additional 3,000 PBF LLC Series A Units for cash at the $10.00 exercise price for an aggregate purchase price of $30,000.

IPO Related Agreements

In connection with PBF Energy’s IPO, PBF Energy, our indirect parent, entered into various agreements governing the relationship among PBF Energy, PBF LLC, Blackstone, First Reserve, certain of the then executive officers and certain of our directors and the other pre-IPO owners of PBF LLC. The following is a description of the material terms of these agreements, which description is qualified in its entirety by reference to the full text of the agreements which are filed with the SEC as exhibits to our periodic reports.

PBF LLC Amended and Restated Limited Liability Company Agreement

In connection with PBF Energy’s initial public offering, the limited liability company agreement of PBF LLC was amended and restated. The amended and restated limited liability company agreement established the

PBF LLC Series C Units, which are held solely by PBF Energy and described further below, and provides that PBF Energy is the sole managing member of PBF LLC. Accordingly, PBF Energy controls all of the business and affairs of PBF LLC and its operating subsidiaries.

At December 31, 2019, PBF Energy owned 119,826,202 Series C Units and the remaining pre-IPO owners of PBF LLC owned 1,215,317 PBF LLC Series A Units. In addition, there are 1,000,000 PBF LLC Series B Units issued and outstanding, all of which are held by certain of PBF Energy’s officers and former officers. The PBF LLC Series B Units are profits interests that entitle the holders to participate in the profits of PBF LLC after the date of issuance. At December 31, 2019, certain of the pre-IPO owners of PBF LLC and other employees held options and warrants to purchase an additional 223,432 PBF LLC Series A Units at a weighted average exercise price of $10.83 per unit, all of which were vested and exercisable.

Under the amended and restated limited liability company agreement of PBF LLC, the PBF LLC Series A Units are held solely by the pre-IPO owners of PBF LLC (and their permitted transferees) and the PBF LLC Series C Units are held solely by PBF Energy and rank on parity with the PBF LLC Series A Units as to distribution rights, voting rights and rights upon liquidation, dissolution or winding up. PBF Energy, as the managing member, has the right to determine the timing and amount of any distributions to be made to holders of PBF LLC Series A Units and PBF LLC Series C Units (other than tax distributions, as described below). Profits and losses of PBF LLC are allocated, and all distributions generally made, pro rata to the holders of PBF LLC Series A Units (subject, under certain circumstances described below, to the rights of the holders of PBF LLC Series B Units) and PBF LLC Series C Units. In addition, any PBF LLC Series A Units acquired by PBF Energy from the pre-IPO owners of PBF LLC, in accordance with the exchange agreement, are automatically, and without any further action, reclassified as PBF LLC Series C Units in connection with such acquisition.

The holders of limited liability company interests in PBF LLC, including PBF Energy, generally have to include for purposes of calculating their U.S. federal, state and local income taxes their share of any taxable income of PBF LLC. Taxable income of PBF LLC generally is allocated to the holders of units (including PBF Energy) pro rata in accordance with their respective share of the net profits and net losses of PBF LLC. In general, PBF LLC is required to make periodic tax distributions to the members of PBF LLC, including PBF Energy, pro rata in accordance with their respective percentage interests for such period (as determined under the amended and restated limited liability company agreement of PBF LLC), subject to available cash and applicable law and contractual restrictions (including pursuant to our debt instruments) and based on certain assumptions. Generally, these tax distributions will be an amount equal to PBF Energy’s estimate of the taxable income of PBF LLC for the year multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses). If, with respect to any given calendar year, the aggregate periodic tax distributions were less than the actual taxable income of PBF LLC multiplied by the assumed tax rate, PBF LLC will make a “true up” tax distribution, no later than March 15 of the following year, equal to such difference, subject to the available cash and borrowings of PBF LLC. The amended and restated limited liability company agreement of PBF LLC also provides that substantially all expenses incurred by or attributable to PBF Energy and PBF Energy’s management of PBF LLC other than PBF Energy’s obligations under the tax receivable agreement, PBF Energy’s income tax expenses and payments on indebtedness incurred by PBF Energy are paid by PBF LLC.

Summary of PBF LLC Series B Units

The PBF LLC Series B Units are profits interests held by certain of our current and former officers that had no taxable value at the date of issuance, have no voting rights and are designed to increase in value only after PBF Energy’s former sponsors achieve certain levels of return on their investment in PBF LLC Series A Units. Under the amended and restated limited liability company agreement of PBF LLC, distributions initially are made to the holders of PBF LLC Series A Units and PBF LLC Series C Units in proportion to the number of units owned by them. Once the sponsors receive a full return of their aggregate amount invested with respect to their PBF LLC Series A Units, distributions and other payments made on account of the PBF LLC Series A Units held by PBF Energy’s former sponsors then will be shared by PBF Energy’s former sponsors with the holders of PBF LLC Series B Units. Accordingly, the amounts paid to the holders of PBF LLC Series B Units will reduce only the amounts otherwise payable on account of the PBF LLC Series A Units held by PBF Energy’s former sponsors, and will not reduce or otherwise impact any amounts payable to us (as the holder of PBF LLC Series C Units), the holders of PBF Energy’s Class A Common Stock or any other holder of PBF LLC Series A Units. However, PBF Energy’s consolidated statements of operations and comprehensive income (loss) reflect non-cash charges for compensation related to the PBF LLC Series B Units. As of April 6, 2020, there are 1,000,000 fully vested PBF LLC Series B Units issued and outstanding, which are held as follows: Thomas Nimbley—160,000 (16%); Matthew Lucey—60,000 (6%) and other current and former officers—780,000 (78%). All distributions to the holders of PBF LLC Series B Units will be made pro rata in accordance with their percentage interest. The amended and restated limited liability company agreement of PBF LLC provides that no holder of PBF LLC Series B Units was entitled to receive any distributions made by PBF LLC (other than certain tax distributions) until each of PBF Energy’s former sponsors holding PBF LLC Series A Units received the aggregate amount invested for such PBF LLC Series A Units.

All amounts received, directly or indirectly, by PBF Energy’s former sponsors and the holders of PBF LLC Series B Units (and each of their successors and permitted transferees) in connection with their holding of units, including amounts received upon the sale of, or as a result of the ownership of, shares of Class A Common Stock following an exchange of units pursuant to the exchange agreement, upon a transfer of units by PBF Energy’s former sponsors to an unrelated third party or upon an in-kind distribution to their limited partners, pursuant to the tax receivable agreement or as a result of any assignment or transfer of any rights or entitlements thereunder, or otherwise as a result of such holder’s ownership of PBF LLC Series A Units are treated as being distributed, and treated as a distribution, for purposes of determining the amounts payable to the holders of PBF LLC Series B Units. Any payments required to be made to the holders of PBF LLC Series B Units by PBF Energy’s former sponsors shall be made in cash. Payments made to any of PBF Energy’s former sponsors pursuant to the tax receivable agreement are taken into account for purposes of satisfying the applicable sharing thresholds of the holders of PBF LLC Series B Units under the amended and restated limited liability company agreement of PBF LLC. All distributions under the amended and restated limited liability company agreement are treated as being distributed in a single distribution. Accordingly, if multiple distributions are made, the holders of PBF LLC Series B Units are entitled to share in the distributions at the highest then applicable sharing percentage, and if such holders have received prior distributions at a lower sharing percentage, such holders are entitled to a priority catch-up distribution at the applicable higher sharing percentage before any further amounts are distributed to such holders of PBF LLC Series A Units. Any amounts received by holders of PBF LLC Series B Units as tax distributions made by PBF LLC are treated as an advance on and shall reduce further distributions to which such holder otherwise would be entitled to under the agreement. If the employment of a holder of PBF LLC Series B Units is terminated by us for any reason other than due to death, disability or retirement, PBF Energy’s former sponsors have the right to purchase for cash all or part of the holder’s PBF LLC Series B Units for the fair market value of such units as of the purchase date. In addition, upon the death or disability of a holder of PBF LLC Series B Units, the holder (or his representatives) has the right to sell to PBF Energy’s former sponsors, and PBF Energy’s former sponsors are required to purchase (pro rata), all of the holder’s PBF LLC Series B Units for the fair market value of such units as of the purchase date, with the purchase price payable, at the election of the purchaser, in cash or by delivery of PBF LLC Series A Units held by the purchaser.

Exchange Agreement

As of June 12, 2013, each of Blackstone and First Reserve received the full return of its aggregate amount invested for its PBF LLC Series A Units. Since January 1, 2019, no payments under PBF Energy’s tax receivable agreement were received by the holders of PBF LLC Series B Units (in their capacity as such). In addition, the holders of PBF LLC Series B Units are entitled to certain payments in the future under the tax receivable agreement arising as a result of the prior exchanges by Blackstone and First Reserve.

Pursuant to an exchange agreement, the pre-IPO owners of PBF LLC (and certain permitted assignees thereof and holders who acquire PBF LLC Series A Units upon the exercise of certain warrants) may from time to time (subject to the terms of the exchange agreement), cause PBF LLC to exchange their PBF LLC Series A Units for shares of PBF Energy’s Class A Common Stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications, and further subject to the rights of the holders of PBF LLC Series B Units to share in a portion of the profits realized by PBF Energy’s former sponsors upon the sale of the shares of PBF Energy’s Class A Common Stock received by them upon such exchange. The exchange agreement also provides that, subject to certain exceptions, holders do not have the right to cause PBF LLC to exchange PBF LLC Series A Units if we determine that such exchange would be prohibited by law or regulation or would violate other agreements to which it may be subject, and that it may impose on exchange rights additional restrictions that PBF Energy determines to be necessary or advisable so that PBF LLC is not treated as a “publicly traded partnership” for United States federal income tax purposes. As a holder exchanges PBF LLC Series A Units, PBF Energy’s interest in PBF LLC will be correspondingly increased.

Registration Rights Agreement

Pursuant to an amended and restated registration rights agreement with each of the pre-IPO owners of PBF LLC, PBF Energy has granted them and their affiliates and permitted transferees the right, under certain circumstances and subject to certain restrictions, to require PBF Energy to register under the Securities Act shares of PBF Energy’s Class A Common Stock delivered in exchange for PBF LLC Series A Units or otherwise beneficially owned by them. Under the registration rights agreement, PBF Energy also agreed at PBF Energy’s s expense to make available a shelf registration statement to register the exchange by the remaining pre-IPO owners of PBF LLC of PBF LLC Series A Units for shares of PBF Energy’s Class A Common Stock and the resale by them of shares of Class A Common Stock into the market from time to time. In addition, each of the pre-IPO owners of PBF LLC will have the ability to exercise certain piggyback registration rights in respect of shares of PBF Energy’s Class A Common Stock held by them in connection with registered offerings requested by other registration rights holders or initiated by PBF Energy. PBF Energy currently has an effective shelf registration statement that initially covered the resale of up to 6,310,055 shares of PBF Energy’s Class A Common Stock issued or issuable to holders of Series A LLC Units, which shares may be sold from time to time in the public markets.

Tax Receivable Agreement

The holders of PBF LLC Series A Units may from time to time (subject to the terms of the exchange agreement) cause PBF LLC to exchange their remaining PBF LLC Series A Units for shares of PBF Energy’s Class A Common Stock on a one-for-one basis. PBF LLC (and each of its subsidiaries classified as a partnership for federal income tax purposes) has in effect an election under Section 754 of the Code effective for each taxable year in which an exchange of PBF LLC Series A Units for shares of PBF Energy’s Class A Common Stock occurs. The purchase of PBF LLC Series A Units and exchanges of PBF LLC Series A Units for shares of Class A Common Stock have resulted, and are expected to result, with respect to PBF Energy in increases, that otherwise would not have been available, in the tax basis of the assets of PBF LLC. These increases in tax basis have reduced the amount of tax that PBF Energy would have otherwise been required to pay, and may reduce such tax in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets.

PBF Energy entered into a tax receivable agreement with the holders of PBF LLC Series A Units and PBF LLC Series B Units (and certain permitted assignees thereof and holders who acquire PBF LLC Series A Units upon the exercise of certain warrants) that provides for the payment from time to time by PBF Energy to such persons of 85% of the amount of the benefits, if any, that PBF Energy is deemed to realize as a result of these increases in tax basis and (ii) certain other tax benefits related to PBF Energy entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. These payment obligations are obligations of PBF Energy and not of PBF LLC or any of its subsidiaries.

For purposes of the tax receivable agreement, subject to certain exceptions noted below, the benefit deemed realized by PBF Energy generally is computed by comparing the actual income tax liability of PBF Energy (calculated with certain assumptions) to the amount of such taxes that PBF Energy would have been required to pay had there been no increase to the tax basis of the assets of PBF LLC as a result of the purchase or exchanges of PBF LLC Series A Units and had PBF Energy not derived any tax benefits in respect of payments made under the tax receivable agreement. The term of the tax receivable agreement continues until all such tax benefits have been utilized or expired, unless (i) certain changes of control occur as described below, (ii) PBF Energy exercises its right to terminate the tax receivable agreement for an amount based on the agreed payments remaining to be made under the agreement or (iii) PBF Energy breaches any of its material obligations under the tax receivable agreement in which case all obligations will generally be accelerated and due as if PBF Energy had exercised its right to terminate the agreement. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

•

the timing of any subsequent exchanges of PBF LLC Series A Units – for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of PBF LLC at the time of each exchange;

•

the price of shares of PBF Energy’s Class A Common Stock at the time of the exchange – the increase in any tax deductions, as well as the tax basis increase in other assets, of PBF LLC is affected by the price of shares of PBF Energy’s Class A Common Stock at the time of the exchange;

•	the extent to which such exchanges are taxable – if an exchange is not taxable for any reason, increased deductions will not be available; and

•	the amount and timing of PBF Energy’s income – PBF Energy generally will be required to pay 85% of the deemed benefits as and when deemed realized.

The amount and timing of PBF Energy’s taxable income, which will affect the amount and timing of the realization of tax benefits that are subject to the tax receivable agreement, depend on numerous factors. If PBF Energy does not have taxable income, PBF Energy generally is not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

PBF Energy expects that the payments that it may make under the tax receivable agreement will be substantial. As of June 30, 2020, PBF Energy has recognized a liability for the tax receivable agreement of $385.1 million reflecting its estimate of the undiscounted amounts that it expects to pay under the agreement due to exchanges that occurred prior to that date, and to range over the next five years from approximately $30.0 million to $65.0 million per year and decline thereafter. Future payments under the agreement by PBF Energy in respect of subsequent exchanges would be in addition to these amounts and are expected to be substantial. The foregoing numbers are merely estimates—the actual payments could differ materially. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding tax receivable agreement payments. There may be a material negative effect on PBF Energy’s liquidity if, as a result of timing discrepancies or otherwise, (a) the payments under the tax receivable agreement exceed the actual benefits PBF Energy realizes in respect of the tax attributes subject to the tax receivable agreement and/or (b) distributions to PBF Energy by PBF LLC are not sufficient to permit PBF Energy to make payments under the tax receivable agreement after PBF Energy has paid its taxes and other obligations. In this regard, the tax receivable agreement gives PBF Energy some flexibility to defer certain payment obligations that are in excess of its then available cash, but the period of any such deferral under the tax receivable agreement may not exceed two years. Such deferred payments would accrue interest at a rate of LIBOR plus 150 basis points. The payments under the tax receivable agreement are not conditioned upon any persons continued ownership of PBF Energy.

In certain instances, as described in the following paragraph, payments under the tax receivable agreement may be accelerated and/or significantly exceed the actual benefits realized in respect of the tax attributes subject to the tax receivable agreement.

The tax receivable agreement provides that upon certain changes of control, or if, at any time, PBF Energy elects an early termination of the tax receivable agreement (or defaults in its obligations thereunder), PBF Energy’s (or its successor’s) obligations with respect to exchanged or acquired PBF LLC Series A Units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that (i) PBF Energy would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement and (ii) that the subsidiaries of PBF LLC will sell certain nonamortizable assets (and realize certain related tax benefits) no later than a specified date. Moreover, in each of these instances, PBF Energy would be required to make an immediate payment equal to the present value (at a discount rate equal to LIBOR plus 100 basis points) of the anticipated future tax benefits (based on the foregoing assumptions). Accordingly, payments under the tax receivable agreement may be made years in advance of the actual realization, if any, of the anticipated future tax benefits and may be significantly greater than the actual benefits PBF Energy realizes in respect of the tax attributes subject to the tax receivable agreement. Assuming that the market value of a share of Class A Common Stock of PBF Energy were to be equal to $10.24, the closing price on June 30, 2020, and that LIBOR were to be 1.85%, PBF Energy estimates that the aggregate amount of these accelerated payments would have been approximately $331.0 million if triggered on such date. In these situations, PBF Energy’s obligations under the tax receivable agreement could have a substantial negative impact on its liquidity and there is no assurance that it will be able to finance these obligations.

Moreover, payments under the tax receivable agreement will be based on tax reporting positions determined in accordance with the tax receivable agreement. PBF Energy will not be reimbursed for any payments previously made under the tax receivable agreement if the Internal Revenue Service subsequently disallows part or all of the tax benefits that gave rise to such prior payments. As a result, in certain circumstances, payments could be made under the tax receivable agreement that are significantly in excess of the benefits that PBF Energy actually realizes in respect of (i) the increases in tax basis resulting from its purchases or exchanges of PBF LLC Series A Units and (ii) certain other tax benefits related to its entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement.

Decisions made by the pre-IPO owners of PBF LLC in the course of running PBF Energy’s business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments required to be made under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase the tax liability of the pre-IPO owners of PBF LLC without giving rise to any obligations to make payments under the tax receivable agreement.

Payments are generally due under the tax receivable agreement within a specified period of time following the filing of PBF Energy’s tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 50 basis points from the due date (without extensions) of such tax return. However, PBF Energy may defer payments under the tax receivable agreement to the extent it does not have available cash to satisfy its payment obligations under the tax receivable agreement as described above.

As described above, payment obligations to the holders of PBF LLC Series A Units and PBF LLC Series B Units under the tax receivable agreement are obligations of PBF Energy and not obligations of PBF LLC, PBF Holding or any other subsidiary. However, because PBF Energy is a holding company with no operations of its own, its ability to make payments under the tax receivable agreement is dependent on its subsidiaries’ ability to make future distributions. For example, specific provisions in the indenture governing the senior secured notes issued by PBF Holding are expected to permit PBF Holding to make distributions that include amounts sufficient to allow PBF Energy to make on-going payments under the tax receivable agreement and to make an accelerated payment in the event of a change of control (however, the indenture permits a distribution on account of such a change of control only so long as PBF Holding offers to purchase all of the notes outstanding at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon). PBF Energy expects to obtain funding for its on-going payments under the tax receivable agreement by causing PBF Holding to make cash distributions to PBF LLC under the relevant provisions of the indenture, and PBF LLC will, in turn, distribute such amounts, generally as tax distributions, on a pro rata basis to its owners. If PBF Energy’s share of the distributions received through these specific provisions of the indenture is insufficient to satisfy its obligations under the tax receivable agreement, it may cause PBF LLC, which in turn will cause PBF Holding, to make distributions in accordance with other provisions of the indenture in order to satisfy such obligations. PBF LLC is also required to include in taxable income PBF LLC’s allocable share of PBF Logistics LP’s taxable income and gains (such share to be determined pursuant to the partnership agreement of PBF Logistics LP), regardless of the amount of cash distributions received by PBF LLC from PBF Logistics, and such taxable income and gains will flow-through to PBF Energy to the extent of its allocable share of the taxable income and gains of PBF LLC. As a result, at certain times, including during the subordination period for the PBF Logistics LP subordinated units, the amount of cash otherwise ultimately available to PBF Energy on account of its indirect interest in PBF Logistics may not be sufficient for PBF Energy to pay the amount of taxes it will owe on account of its indirect interests in PBF Logistics. Based on our estimates of PBF Energy’s obligations under the tax receivable agreement as described above, the amount of distributions on account of PBF Energy’s obligations under the tax receivable agreement are expected to be substantial.

Relationship with PBF Logistics LP

On May 14, 2014, PBFX completed its initial public offering. As of April 6, 2020, PBF LLC held a 48.2% limited partner interest (consisting of 29,953,631 common units) in PBFX, with the remaining 51.8% limited partner interest held by the public unit holders. PBF LLC also indirectly owns a non-economic general partner interest in PBFX through its wholly-owned subsidiary, PBF GP, the general partner of PBFX. PBF Energy, through its ownership of PBF LLC, consolidates the financial results of PBF Logistics LP and its subsidiaries and records a noncontrolling interest in its consolidated financial statements representing the economic interest of the unit holders of PBFX other than PBF LLC. PBFX’s revenues are generated from agreements it has with PBF and its subsidiaries for services rendered to our refining business. PBFX generates a limited amount of third party revenue and therefore intersegment related revenues are eliminated in consolidation by PBF Energy.

Statement of Policy Regarding Transactions with Related Persons

All related person transactions will be approved by PBF Energy’s Board, which has adopted a written policy that applies to transactions with related persons. For purposes of the policy, related person transactions include transactions, arrangements or relationships involving amounts greater than $120,000 in the aggregate in which we are a participant and a related person has a direct or indirect material interest. Related persons are deemed to include directors, director nominees, executive officers, owners of more than five percent of PBF Energy’s common stock, or an immediate family member of the preceding group. The policy provides that PBF Energy’s Audit Committee will be responsible for the review and approval or ratification of all related-person transactions.

PBF Energy’s Audit Committee will review the material facts of all related person transactions that require the committee’s approval and either approve or disapprove of the entry into the related person transaction, subject to certain exceptions described below. The policy prohibits any of PBF Energy’s directors from participating in any discussion or approval of a related person transaction for which such director is a related person, except that such director is required to provide all material information concerning the interested transaction to the committee. As part of its review and approval of a related person transaction, PBF Energy’s Audit Committee will consider whether the transaction is made on terms no less favorable than terms that would be generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related-person’s interest in the transaction and any other matters the committee deems appropriate.

PBF Energy’s related person transactions policy does not apply to: (1) employment of executive officers if the compensation is disclosed in PBF Energy’s proxy statement or approved by the Compensation Committee; (2) director compensation that is disclosed in PBF Energy’s proxy statement; (3) pro rata payments arising solely from the ownership of PBF Energy’s equity securities; (4) certain indebtedness arising from ordinary course transactions or with owners of more than five percent of PBF Energy’s common stock; (5) transactions where the rates or charges are determined by competitive bids; (6) certain charitable contributions; (7) regulated transactions; and (8) certain financial services.

OUR PRINCIPAL MEMBERS

The direct and indirect ownership of PBF Holding Company LLC as of the date of this prospectus is as follows:

•	100% of the membership interests of PBF Holding are owned by PBF LLC; and

•	PBF Energy, the sole managing member of PBF LLC, owns an equity interest representing approximately 99.2% of the outstanding economic interests in PBF LLC.

The stockholders of PBF Energy may be deemed to beneficially own an interest in our membership interests by virtue of their beneficial ownership of shares of Class A common stock of PBF Energy. PBF Energy reports separately on the beneficial ownership of its officers, directors and significant stockholders.

PBF Finance has 100 shares of common stock outstanding, all of which are held by PBF Holding.

DESCRIPTION OF CERTAIN MATERIAL INDEBTEDNESS

The following is a summary of the material provisions of our material indebtedness. This summary may not contain all of the information which may be important to you and is subject to, and qualified in its entirety by reference to, the actual text of the underlying documents.

Revolving Credit Facility

On May 2, 2018, PBF Holding and certain of its wholly-owned subsidiaries, as borrowers or subsidiary guarantors, replaced the existing asset-based revolving credit agreement dated as of August 15, 2014 with a new asset-based revolving credit agreement (the “Revolving Credit Facility”). The Revolving Credit Facility has a maximum commitment of $3.4 billion, a maturity date of May 2023 and redefines certain components of the Borrowing Base, as defined in the agreement governing the Revolving Credit Facility (as amended, the “Revolving Credit Agreement”), to make more funding available for working capital needs and other general corporate purposes. An accordion feature allows for commitments of up to $3.5 billion. Borrowings under the Revolving Credit Facility bear interest at the Alternative Base Rate plus the Applicable Margin or at the Adjusted LIBOR plus the Applicable Margin (all as defined in the Revolving Credit Agreement). The Applicable Margin ranges from 0.25% to 1.00% for Alternative Base Rate Loans and from 1.25% to 2.00% for Adjusted LIBOR Loans, in each case depending on the Company’s corporate credit rating. In addition, the LC Participation Fee ranges from 1.00% to 1.75% depending on the Company’s corporate credit rating and the Fronting Fee is capped at 0.25%.

On February 18, 2020, in connection with its entry into a $300.0 million uncommitted receivables purchase facility (the “Receivables Facility”), the Company amended the Revolving Credit Agreement and entered into a related intercreditor agreement to allow it to sell certain Eligible Receivables (as defined in the Revolving Credit Agreement) derived from the sale of refined product over truck racks. Under the Receivables Facility, the Company sells such receivables to a bank subject to bank approval and certain conditions. The sales of receivables under the Receivables Facility are absolute and irrevocable but subject to certain repurchase obligations under certain circumstances.

On May 7, 2020, the Company further amended the Revolving Credit Facility, to increase its ability to incur certain secured debt from an amount equal to 10% of its total assets to 20% of its total assets.

The Revolving Credit Agreement contains customary covenants and restrictions on the activities of PBF Holding and its subsidiaries, including, but not limited to, limitations on incurring additional indebtedness, liens, negative pledges, guarantees, investments, loans, asset sales, mergers and acquisitions, prepayment of other debt, distributions, dividends and the repurchase of capital stock, transactions with affiliates and the ability of PBF Holding to change the nature of its business or its fiscal year; all as defined in the Revolving Credit Agreement.

In addition, the Revolving Credit Agreement has a financial covenant which requires that if at any time Excess Availability, as defined in the Revolving Credit Agreement, is less than the greater of (i) 10% of the lesser of the then existing Borrowing Base and the then aggregate Revolving Commitments of the Lenders (the “Financial Covenant Testing Amount”), and (ii) $100.0 million, and until such time as Excess Availability is greater than the Financial Covenant Testing Amount and $100.0 million for a period of 12 or more consecutive days, PBF Holding will not permit the Consolidated Fixed Charge Coverage Ratio, as defined in the Revolving Credit Agreement and determined as of the last day of the most recently completed quarter, to be less than 1 to 1.

PBF Holding’s obligations under the Revolving Credit Facility are (a) guaranteed by each of its domestic operating subsidiaries that are not Excluded Subsidiaries (as defined in the Revolving Credit Agreement) and (b) secured by a lien on (i) PBF LLC’s equity interest in PBF Holding and (ii) certain assets of PBF Holding and the subsidiary guarantors, including all deposit accounts (other than zero balance accounts, cash collateral accounts, trust accounts and/or payroll accounts, all of which are excluded from the definition of collateral), all accounts receivable, all hydrocarbon inventory (other than the J. Aron Products owned by J. Aron pursuant to the Inventory Intermediation Agreements) and to the extent evidencing, governing, securing or otherwise related to the foregoing, all general intangibles, chattel paper, instruments, documents, letter of credit rights and supporting obligations; and all products and proceeds of the foregoing.

The outstanding borrowings under the Revolving Credit Facility as of June 30, 2020 were $600.0 million. There were no outstanding borrowings under the Revolving Credit Facility as of December 31, 2019. Issued letters of credit were $143.7 million and $221.4 million, as of June 30, 2020 and December 31, 2019, respectively.

2025 Senior Secured Notes

On May 13, 2020, PBF Holding entered into an indenture among the Issuers, the Guarantors, and Wilmington Trust, National Association, as Trustee, Paying Agent, Registrar, Transfer Agent, Authenticating Agent and Notes Collateral Agent, under which the Issuers issued $1.0 billion in aggregate principal amount of 9.25% senior secured notes due 2025 (the “2025 Senior Secured Notes”). The Issuers received net proceeds of approximately $984.8 million from the offering after deducting the initial purchasers’ discount and estimated offering expenses.

The 2025 Senior Secured Notes are guaranteed on a senior secured basis by the majority of PBF Holding’s subsidiaries. The 2025 Senior Secured Notes and guarantees are senior obligations and secured, subject to certain exceptions and permitted liens, on a first-priority basis, by substantially all of PBF Holding’s and the guarantors’ present and future assets (other than assets securing PBF Holding’s Revolving Credit Facility), which may also constitute collateral securing certain hedging obligations and any existing or future indebtedness that is permitted to be secured on a pari passu basis with the 2025 Senior Secured Notes. The 2025 Senior Secured Notes and guarantees are senior secured obligations and rank equal in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness, including PBF Holding’s Revolving Credit Facility, the 2028 Senior Notes and the 2025 Senior Notes. The 2025 Senior Secured Notes and guarantees rank effectively senior to all of the Issuers’ and the Guarantors’ existing and future indebtedness that is not secured by the collateral (including the Revolving Credit Facility, the 2028 Senior Notes and the 2025 Senior Notes), subject to permitted liens on such collateral and certain other exceptions, and senior in right of payment to the Issuers’ and the Guarantors’ existing and future indebtedness that is expressly subordinated in right of payment thereto. The 2025 Senior Secured Notes and the guarantees are effectively subordinated to any of the Issuers’ and the Guarantors’ existing or future secured indebtedness that is secured by liens on assets owned by the Company that do not constitute part of the collateral securing the 2025 Senior Secured Notes and the guarantees (including the assets securing the Revolving Credit Facility) to the extent of the value of the collateral securing such indebtedness. The 2025 Senior Secured Notes and the guarantees are structurally subordinated to any existing or future indebtedness and other obligations of the Issuers’ non-guarantor subsidiaries. In addition, the 2025 Senior Secured Notes contain customary terms, events of default and covenants for an issuer of non-investment grade debt securities. These covenants include limitations on the incurrence of additional indebtedness, equity issuances, and payments. Many of these covenants will cease to apply or will be modified if the 2025 Senior Secured Notes are rated investment grade.

At any time prior to May 15, 2022, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2025 Senior Secured Notes in an amount not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 109.250% of the principal amount of the 2025 Senior Secured Notes, plus any accrued and unpaid interest through the date of redemption. On or after May 15, 2022, the Issuers may redeem all or part of the 2025 Senior Secured Notes, in each case at the redemption prices described in the indenture, together with any accrued and unpaid interest through the date of redemption. In addition, prior to May 15, 2022, the Issuers may redeem all or part of the 2025 Senior Secured Notes at a “make-whole” redemption price described in the indenture, together with any accrued and unpaid interest to the date of redemption.

In addition, the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the 2025 Senior Secured Notes in an amount not to exceed the net cash proceeds of any loan received pursuant to a Regulatory Debt Facility (as defined in the indenture) at a redemption price (expressed as a percentage of principal amount thereof) of 104.625%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, provided, however, that at least 65% of the original aggregate principal amount of 2025 Senior Secured Notes originally issued under the indenture remains outstanding after the occurrence of each such redemption.

2025 Senior Notes

On May 30, 2017, PBF Holding entered into an Indenture (the “Indenture”) among PBF Holding and PBF Finance (the “Issuers”), the guarantors named therein (collectively the “Guarantors”) and Wilmington Trust, National Association, as Trustee, under which the Issuers issued $725.0 million in aggregate principal amount of 7.25% senior notes due 2025 (the “2025 Senior Notes”). The Issuers received net proceeds of approximately $711.6 million from the offering after deducting the initial purchasers’ discount and offering expenses, all of which was used to fund the cash tender offer (the “Tender Offer”) for any and all of its outstanding 2020 Senior Secured Notes, to pay the related redemption price and accrued and unpaid interest for any 2020 Senior Secured Notes which remained outstanding after the completion of the Tender Offer, and for general corporate purposes. The difference between the carrying value of the 2020 Senior Secured Notes on the date they were reacquired and the amount for which they were reacquired was classified as debt extinguishment costs in the Consolidated Statements of Operations.

The 2025 Senior Notes are guaranteed by substantially all of PBF Holding’s subsidiaries. The 2025 Senior Notes and guarantees are senior unsecured obligations which rank equal in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness, including the Revolving Credit Facility and 2025 Senior Secured Notes. The 2025 Senior Notes and the guarantees rank senior in right of payment to the Issuers’ and the Guarantors’ existing and future indebtedness that is expressly subordinated in right of payment thereto. The 2025 Senior Notes and the guarantees are effectively subordinated to any of the Issuers’ and the Guarantors’ existing or future secured indebtedness (including the Revolving Credit Facility and the 2025 Senior Secured Notes) to the extent of the value of the collateral securing such indebtedness. The 2025 Senior Notes and the guarantees are structurally subordinated to any existing or future indebtedness and other obligations of the Issuers’ non-guarantor subsidiaries.

PBF Holding has optional redemption rights to repurchase all or a portion of the 2025 Senior Notes at varying prices which are no less than 100% of the principal amount plus accrued and unpaid interest. The holders of the 2025 Senior Notes have repurchase options exercisable only upon a change in control, certain asset sale transactions, or in event of a default as defined in the Indenture. In addition, the 2025 Senior Notes contain customary terms, events of default and covenants for an issuer of non-investment grade debt securities that limit certain types of additional debt, equity issuances, and payments. Many of these covenants will cease to apply or will be modified if the 2025 Senior Notes are rated investment grade.

PBF Rail Term Loan

On December 22, 2016, PBF Rail Logistics Company LLC (“PBF Rail”) entered into a $35.0 million term loan (the “PBF Rail Term Loan”) with a bank previously party to the Rail Facility. The PBF Rail Term Loan amortizes monthly over its five year term and bears interest at a rate equal to one month LIBOR plus the margin as defined in the agreement governing the PBF Rail Term Loan (the “Rail Credit Agreement”). As security for the PBF Rail Term Loan, PBF Rail pledged, among other things: (i) certain Eligible Railcars; (ii) the Debt Service Reserve Account (as defined in the Rail Credit Agreement); and (iii) PBF Holding’s membership interest in PBF Rail. Additionally, the Rail Credit Agreement contains customary terms, events of default and covenants for transactions of this nature. PBF Rail may at any time repay the PBF Rail Term Loan without penalty in the event that railcars securing the loan are sold, scrapped or otherwise removed from the collateral pool.

The outstanding balances under the PBF Rail Term Loan were $11.0 million and $14.5 million as of June 30, 2020 and December 31, 2019, respectively.

DESCRIPTION OF NOTES

General

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, (i) the terms “Company,” “we,” “our” or “us” refer only to PBF Holding Company LLC and not to any of its Subsidiaries, (ii) the term “Finance Co.” refers only to PBF Finance Corporation, and its successors in interest, and (iii) the term “Issuers” refers only to the Company and Finance Co. and not to any of their Subsidiaries.

The Issuers issued $1.0 billion in aggregate principal amount of 6.00% senior notes due February 15, 2028 (the “Notes”). The outstanding unregistered old notes were, and upon exchange the new notes will be, issued pursuant to an indenture (the “Indenture”) dated January 24, 2020 between the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as paying agent (the “Paying Agent”), registrar (the “Registrar”), transfer agent (the “Transfer Agent”) and authenticating agent. All of the Notes (including the old notes and the new notes) are the same class. Except as set forth herein, the terms of the Notes are substantially identical and include those stated in the Indenture as it relates to the Notes and those made part of the Indenture by reference to the Trust Indenture Act. The term “Notes” refers to the outstanding unregistered old notes and upon exchange, the new notes.

The following description is a summary of certain provisions of the Indenture, the Notes and the Guarantees. It does not purport to be complete and is qualified in its entirety by reference to the provisions of those documents, including the definitions therein of certain terms used below. We urge you to read each of these documents because they, and not this description, define your rights as holders of the Notes.

As of the date of the Indenture, certain of our Subsidiaries are Unrestricted Subsidiaries. Under certain circumstances, we will be able to designate certain additional current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture and will not guarantee the Notes.

The Notes

The Notes are:

•	general unsecured senior obligations of the Issuers;

•	pari passu in right of payment to all of the Issuers’ existing and future Senior Indebtedness (including the Senior Credit Facilities and the Existing Notes);

•

effectively junior to all existing and future secured Indebtedness of the Issuers (including the Senior Credit Facilities) and other secured obligations to the extent of the value of the assets securing such Indebtedness and other obligations;

•	structurally subordinated to all Indebtedness and other liabilities of the Issuers’ Subsidiaries that do not guarantee the Notes, including obligations under the Rail Facility;

•	senior in right of payment to any existing and future Subordinated Indebtedness of the Issuers; and

•	guaranteed on an unsecured basis by the Guarantors.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, guarantee, jointly and severally irrevocably and unconditionally, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under the Indenture, and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by having executed the Indenture.

Each of our Restricted Subsidiaries guarantee the Notes. Each of the Guarantees of the Notes are a general unsecured senior obligation of each Guarantor and rank pari passu in right of payment with all existing and future Senior Indebtedness of each such entity (including its guarantee of the Senior Credit Facilities and the Existing Notes), are effectively junior to all existing and future secured Indebtedness and other secured obligations of such entity to the extent of the value of the assets securing such Indebtedness and other obligations and rank senior in right of payment to any existing and future Subordinated Indebtedness of each such entity. The Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuers or the Guarantors that do not guarantee the Notes, including obligations under the Rail Facility.

Certain of the Company’s Subsidiaries do not guarantee the Notes and, in the future, it is possible that such Subsidiaries will continue to not guarantee the Notes and not all of the Company’s other Subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuers or the Guarantors.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent its Guarantee from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to this Offering—Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the Notes.”

Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1)    (a) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor, in each case, to a Person that is not the Issuers or a Guarantor if such sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b)    the release or discharge of the guarantee by such Guarantor of all its Indebtedness under the Senior Credit Facilities and the Existing Notes or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c)    the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture;

(d)    the exercise by the Issuers of their legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuers’ obligations under the Indenture in accordance with the terms of the Indenture; or

(e)    upon the liquidation or dissolution of such Guarantor, provided that no Default or Event of Default has occurred and is continuing; and

(2)    the Issuers delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Holding Company Structure

The Company is a holding company for its Subsidiaries. Accordingly, the Company is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. Finance Co. is a Wholly-Owned Subsidiary of the Company that was created to be a co-issuer of the Notes and the Existing Notes. Finance Co. does not own, and is not expected to own, any significant assets.

Ranking

The payment of the principal of, premium, if any, and interest on, the Notes and the payment of any Guarantee will rank pari passu in right of payment to all existing and future Senior Indebtedness of the Issuers or the relevant Guarantor, as the case may be, including the obligations of the Issuers and such Guarantor under the Senior Credit Facilities and the Existing Notes. However, the Notes and the Guarantees are effectively subordinated to all of the Issuers’ and the Guarantors’ existing and future secured Indebtedness (including borrowings under the Senior Credit Facilities and other secured obligations) to the extent of the value of the assets securing such Indebtedness and obligations, and structurally subordinated to any existing or future Indebtedness (including the Rail Facility) of each Subsidiary of the Issuers or any Guarantor that does not guarantee the Notes, including any Unrestricted Subsidiaries.

As of June 30, 2020, we and the guarantors would had total Indebtedness (excluding $143.7 million in respect of outstanding letters of credit) of $3,368.1 million (which excludes debt issuance costs), of which $1,600.0 million (excluding $143.7 million in respect of outstanding letters of credit) is secured, and an additional $1,451.4 million of excess availability under the Senior Credit Facilities which includes the Company’s cash balance at June 30, 2020 on an as adjusted basis that would be structurally senior to the Notes and Guarantees. Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuers and the Restricted Subsidiaries may incur, under certain circumstances the amount of such additional Indebtedness could be substantial and, in any case, such Indebtedness may be senior and/or secured Indebtedness (including Senior Indebtedness). See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Paying Agent and Registrar for the Notes

The Issuers maintain one or more paying agents for the Notes. The initial paying agent for the Notes is Deutsche Bank Trust Company Americas.

We also maintain a registrar and a transfer agent. The registrar and transfer agent for the Notes is Deutsche Bank Trust Company Americas. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and the transfer agent will facilitate transfer of Notes.

The Issuers may change the paying agents, the registrars or the transfer agents without prior notice to the Holders. We or any of our Subsidiaries may act as a paying agent, registrar or transfer agent.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar or the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase with a Change of Control Offer or an Asset Sale Offer. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder of a Note will be treated as the owner of such Note for all purposes.

Principal, Maturity and Interest

The Issuers issued $1.0 billion aggregate principal amount of Notes. The Notes will mature on February 15, 2028. Subject to compliance with the covenant described below under the caption “Certain Covenants— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuers may issue additional Notes under the Indenture from time to time (“Additional Notes”). The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Notes” include any Additional Notes that are actually issued.

Notes will be issued in denominations of $2,000 and integral multiples of $1,000.

Interest on the Notes accrues at the rate of 6.00% per annum. Interest on the Notes is payable semiannually in arrears on February 15 and August 15, commencing on August 15, 2020. The Issuers will make each interest payment to the Holders of record of the Notes on the immediately preceding February 1 and August 1. Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, premium, if any, and interest on, the Notes is payable at the Paying Agent’s office maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.

Mandatory Redemption

The Notes are not subject to mandatory redemption or sinking fund payments. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.”

Optional Redemption

Except as set forth below, the Issuers are not entitled to redeem the Notes at their option prior to February 15, 2023.

At any time prior to February 15, 2023, the Issuers may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or otherwise delivered to the registered address of each Holder of Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after February 15, 2023, the Issuers may redeem the Notes, in whole or in part, upon notice as described under the heading “Repurchase at the Option of Holders—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on February 15 in the years indicated below:

Year	Redemption Price
2023	103.000%
2024	101.500%
2025 and thereafter	100.000%

The Issuers may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the Indenture.

In addition, until February 15, 2023, the Issuers may, at their option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 106.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with an amount equal to the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption. Any such redemption will be required to occur on or prior to 120 days after our receipt of the net cash proceeds of such Equity Offering and upon not less than 30 nor more than 60 days’ notice mailed to each Holder of Notes to be redeemed at such Holder’s address appearing in our security register, in principal amounts of $2,000 or an integral multiple of $1,000.

Any notice of redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent.

The Registrar shall select the Notes to be redeemed in the manner described under “Repurchase at the Option of Holders—Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Indenture provides that if a Change of Control occurs resulting in a Ratings Decline, unless the Issuers have previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuers will make an offer to purchase all of the outstanding Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee and the Registrar, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with a copy to the Trustee and the Registrar, with the following information:

(1)    that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2)    the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)    that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)    that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)    that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes, or a specified portion thereof, and its election to have such Notes purchased;

(7)    that if the Issuers are redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000 or an integral multiple of $1,000 thereafter;

(8)    if such notice is mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9)    such other instructions, as determined by the Issuers, as are consistent with the covenant described hereunder, that a Holder must follow.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuers will, to the extent permitted by law, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and (3) deliver, or cause to be delivered, to the Registrar for cancellation the Notes so accepted together with an Officer’s Certificate to the Registrar stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

The Senior Credit Facilities provide, and future Credit Facilities or other agreements relating to Indebtedness to which the Issuers become a party may provide, that certain change of control events (without requiring a Ratings Decline) with respect to the Issuers would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities or any such future Indebtedness, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities or such future Indebtedness. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities or such future Indebtedness, such default could result in amounts outstanding under our Senior Credit Facilities or such future Indebtedness being declared due and payable and cause a Receivables Facility to be wound-down.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required purchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature was a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness and liens on assets are contained in the covenants described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuers will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) in connection with or in contemplation of any Change of Control, it has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the change of control payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

If holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a change of control offer and the Issuer purchases all of the Notes held by such holders, we will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the change of control offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of the Notes redeemed plus accrued and unpaid interest, if any, thereon to the date of redemption, subject to the right of the holders of record on relevant record dates to receive interest due on an interest payment date.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuers to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuers’ obligations to make an offer to purchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, an Asset Sale, unless:

(1)    the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company as of the date of contractually agreeing to such Asset Sale, including as to the value of all non-cash consideration) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)    except in the case of a Permitted Asset Swap, at least 75% of the aggregate consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale and all other Asset Sales since November 24, 2015, on a cumulative basis, is in the form of (A) cash or Cash Equivalents or (B) properties and capital assets to be used by the Company or any Restricted Subsidiary in the business, or Capital Stock of a Person engaged in a Similar Business which becomes a Restricted Subsidiary of the Company, or any combination thereof; provided that the amount of:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or increase had taken place on the date of such balance sheet, as determined by the Company) of the Company or such Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or liabilities to the extent owed to the Company or any Restricted Subsidiary of the Company, that are assumed by the transferee of any such assets and for which the Company or such Restricted Subsidiary has been validly released from further liability,

(b) any securities, notes or other similar obligations, other than as set forth above in subclause (B) of this paragraph (2), received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value determined by the Company, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $200.0 million and 2.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 365 days (540 days in the case of an Event of Loss) after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale, at its option:

(1) to repay:

(a) Obligations under the Senior Credit Facilities, and to correspondingly reduce commitments with respect thereto to the extent required under the Senior Credit Facilities; or

(b) Obligations under Senior Indebtedness that are secured by a Lien, which Lien is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto; or

(c) Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto to the extent required by the terms thereof), provided that to the extent the Issuers reduce Obligations under Senior Indebtedness other than the Notes, the Issuers shall reduce their Obligations under the Notes on a pro rata basis as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or offer to purchase Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(d) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary; or

(2) to make (a) an Investment in any one or more businesses, provided that if such business is not a Restricted Subsidiary, such Investment is in the form of the acquisition of Capital Stock and results in the Company or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) an Investment in properties, (c) capital expenditures or (d) acquisitions of other assets, that, in each of clauses (a), (b), (c) and (d), are used or useful in a Similar Business or to replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuers will be required to make an offer to all Holders of the Notes and, if required or permitted or such earlier date if the Issuers so elect by the terms of any other Indebtedness that is pari passu with the Notes or any Guarantee (“Pari Passu Indebtedness”), to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $50.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee and the Paying Agent. The Issuers may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 365 days or with respect to Excess Proceeds of $50.0 million or less.

To the extent that the aggregate principal amount of Notes and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Registrar shall select the Notes to be purchased and the representatives for the holders of such other Pari Passu Indebtedness shall select such other Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes and such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, will be governed by the provisions of the Indenture described under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” and not by the provisions of the Asset Sale covenant.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuers redeem less than all of the Notes issued by them at any time, the Registrar will select the Notes to be redeemed on a pro rata basis to the extent practicable or, if a pro rata basis is not practicable for any reason, by lot or such other similar method in accordance with the procedures of the DTC. No Notes of $2,000 or less can be redeemed in part.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid or otherwise delivered, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuers will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, subject to the satisfaction of any conditions to an optional redemption. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Termination of Certain Covenants when Notes Rated Investment Grade

Set forth below are summaries of certain covenants contained in the Indenture. If on any date (the “Suspension Date”) following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Termination Event”) the covenants specifically listed under the following captions in this “Description of Notes” section of this prospectus are not applicable to the Notes (collectively, the “Terminated Covenants”):

(1) “Repurchase at the Option of Holders—Asset Sales”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “—Transactions with Affiliates”; and

(6) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.”

If and while the Company and its Restricted Subsidiaries are not subject to the Terminated Covenants, the Holders of Notes will be entitled to substantially less covenant protection.

Notwithstanding the foregoing, after a Covenant Termination Event (a) to the extent a Permitted Lien refers to one or more Terminated Covenant, such covenant or definition will be interpreted as though such applicable Terminated Covenant(s) continued to be applicable following the Covenant Termination Event (but solely for purposes of the “—Liens covenant and the “Permitted Liens” definition) and (b) no Subsidiaries may be designated as Unrestricted Subsidiaries after the Covenant Termination Event.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(A) declare or pay any dividend or make any payment or distribution on account of the Company’s, or any of its Restricted Subsidiaries’, Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(1) dividends, payments or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or

(2) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(B) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation;

(C) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(1) Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(D) make any Restricted Investment

(all such payments and other actions set forth in clauses (A) through (D) above (other than any exception thereto contained in clauses (A) through (D)) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuers could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Original Notes Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9), (14) (to the extent not deducted in calculating Consolidated Net Income), (17), (18) and (19) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period) beginning January 1, 2012 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such aggregate Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Company since the Original Notes Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Company (including Treasury Capital Stock (as defined below)), excluding cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Company, any direct or indirect parent company of the Company and the Company’s Subsidiaries after the Original Notes Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Company, Equity Interests of the Company’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property contributed to the capital of the Company following the Original Notes Issue Date other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) contributions from a Restricted Subsidiary and (iii) any Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Issuers or any Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case after the Original Notes Issue Date; or

(ii) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution or dividend from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) after the Original Notes Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Original Notes Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (which, if the fair market value of such Investment shall exceed $100.0 million, shall be set forth in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

As of June 30, 2020, the Company has approximately $1,994.5 million of Restricted Payment Capacity pursuant to the foregoing clause (3). The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Company or any Equity Interests of any direct or indirect parent company of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company or any direct or indirect parent company of the Company to the extent contributed to the Company (in each case, other than any Disqualified Stock and any Excluded Contributions) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends or distributions on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends or distributions per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or a Guarantor, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $60.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $80.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Original Notes Issue Date, to the extent the cash proceeds from the sale of such Equity Interests are not Excluded Contributions and have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary after the Original Notes Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from members of management of the Company, any of the Company’s direct or indirect parent companies or any of the Company’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or any class or series of Preferred Stock of a Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Original Notes Issue Date;

(b) the declaration and payment of dividends or distributions to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Original Notes Issue Date, provided that the amount of dividends or distributions paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends or distributions on Refunding Capital Stock that is Preferred Stock in excess of the dividends or distributions declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends or distributions on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of $50.0 million and an amount equal to 2.0% of Total Assets at the time of making of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends or distributions on the Company’s common stock (or the payment of dividends or distributions to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), of up to 6.0% per annum of the net cash proceeds received by or contributed to the Company in or from any public offering, other than public offerings with respect to the common stock of the Company or any of its direct or indirect parent companies registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed the greater of $200.0 million and 2.0% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) [reserved];

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all Notes validly tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends or distributions by the Company or any of its Subsidiaries to, or the making of loans to, any direct or indirect parent entity, in amounts sufficient for any direct or indirect parent entity, in each case without duplication:

(a) to pay franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) to make Tax Distributions;

(c) to make Public Parent Distributions;

(d) to pay customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(e) to pay general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries; or

(f) to pay fees and expenses other than to Affiliates of the Company related to any unsuccessful equity or debt offering of such parent entity;

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(17) other Restricted Payments in an aggregate amount not to exceed $300.0 million solely to the extent that (a) the Consolidated Total Debt Ratio on the last day of each of the two consecutive most recently completed fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is no greater than 2.0 to 1.0 and (b) after giving pro forma effect to such Restricted Payment the Consolidated Total Debt Ratio for the most recently completed fiscal quarter for which internal financial statements are available would be no greater than 2.0 to 1.0;

(18) so long as the common stock of the Company or any of its parents remains listed on a national securities exchange or quoted on the Nasdaq Stock Market, other Restricted Payments not to exceed in any calendar year $100.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $200.0 million in any calendar year); and

(19) payments in respect of Tax Receivable Agreement Payments;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11), (16), (17), (18) and (19), no Default shall have occurred and be continuing or would occur as a consequence thereof.

For the purposes of determining compliance with this “Restricted Payments” covenant, in the event that a Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (19) and/or one or more of the exceptions contained in the definition of “Permitted Investments,” or is permitted pursuant to the first paragraph of this covenant, the Company will be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or Investment (or portion thereof) among such clauses (1) through (19) and such first paragraph and/or one or more of the exceptions contained in the definition of “Permitted Investments,” in any manner that complies with this covenant.

Certain of the Company’s Subsidiaries are Unrestricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10), (11) or (17) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted

Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture and will not guarantee the Notes.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Company or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to the greater of (a) $3,400.0 million and (b) the Borrowing Base;

(2) the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) or Exchange Notes (other than any Additional Notes);

(3) Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2) after giving effect to the use of proceeds set forth in this prospectus);

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Company or any of its Restricted Subsidiaries, in each case, for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, as at the date of such incurrence (including all Refinancing Indebtedness incurred to refinance any other Indebtedness, Disqualified Stock and/or Preferred Stock incurred pursuant to this clause (4)) not to exceed the greater of $200.0 million and 2.0% of Total Assets at the time incurred; provided, however, that such Indebtedness exists at the date of such purchase or other transaction or is incurred within 270 days thereafter;

(5) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of

Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(7)    Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not Finance Co. or a Guarantor is expressly subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(8)    Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; provided that if a Guarantor or Finance Co. incurs such Indebtedness owing to a Restricted Subsidiary that is neither Finance Co. or a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Notes, in the case of Finance Co., or the Guarantee of the Notes, in the case of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(9)    shares of Preferred Stock of the Company or a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause;

(10)    Hedging Obligations (i) other than Hedging Obligations covered by clause (ii) below, in each case to the extent that they are intended to be economically appropriate to the reduction of risks in the conduct and management of the Company’s and its Restricted Subsidiaries’ business and (ii) related to interest rates so long as the notional principal amount of such Hedging Obligations at the time incurred does not exceed the aggregate principal amount of the Indebtedness to which such Hedging Obligations relate at such time, and unrealized losses or charges in respect of any such Hedging Obligations permitted under this clause (10);

(11)    obligations in respect of workers’ compensation claims, self-insurance obligations, performance, bid, appeal and surety bonds and completion guarantees or other similar bonds or obligations incurred or provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(12)    (a) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary equal to 100% of (i) the net cash proceeds received by the Company since immediately after the Issue Date from (x) the issue or sale of Equity Interests of the Company or (y) cash contributed to the capital of the Company or (ii) in the case of issuances of Equity Interests of the Company as consideration for the acquisition of assets or other property, the fair market value of such assets or other property so acquired by the Company since immediately after the Issue Date (in each case, other than proceeds of an Excluded Contribution or from the issue or sale of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined, in the case of clause (i) above, in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to such clauses or pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof) and, in the case of clause (ii) above, as determined by the Company in its reasonable judgment, and

(b)    Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding including any Refinancing Indebtedness in respect thereof exceed the greater of $400.0 million and 4.0% of Total Assets at the time incurred or issued (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13)    Refinancing Indebtedness incurred in respect of any Indebtedness incurred as permitted under the first paragraph of this covenant and clauses (2), (3) and (12)(a) above, this clause (13) and clause (14) below;

(14)    Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided, that after giving effect to such acquisition or merger, either (a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or (b) the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition or merger;

(15)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16)    Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17)    (a) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b)    any guarantee by a Restricted Subsidiary of Indebtedness of the Company; provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18)    Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(19)    Indebtedness issued by the Company or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments”;

(20)    Indebtedness of Foreign Subsidiaries of the Company incurred in an amount, not to exceed, at any one time outstanding and together with any other Indebtedness incurred under this clause (20) the sum of (1) 90% of the book value of accounts of the Foreign Subsidiaries with respect to investment grade obligors plus (2) 85% of the book value of accounts of the Foreign Subsidiaries with respect to non-investment grade obligors; (3) 80% of the cost of hydrocarbon inventory of the Foreign Subsidiaries plus (4) 100% of cash and Cash Equivalents in deposit accounts of the Foreign Subsidiaries subject to a control agreement (it being understood that any Indebtedness incurred pursuant to this clause (20) shall cease to be deemed incurred or outstanding for purposes of this clause (20) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (20));

(21)    customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(22)    Indebtedness owed to banks and other financial institutions incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Restricted Subsidiaries;

(23)    [Reserved];

(24)    Limited Recourse Purchase Money Indebtedness and any Refinancing Indebtedness in respect thereof;

(25)    to the extent constituting Indebtedness, obligations under any crude oil or other feedstock supply agreements, natural gas supply agreements, hydrogen supply agreements, any off-take agreements relating to Intermediate Products or refined products, including the J. Aron Inventory Intermediation Agreements, or any similar type of supply or offtake agreement on (i) the then prevailing market terms or (ii) terms substantially similar to such agreements or not materially more disadvantageous to the Holders, taken as a whole, compared to the terms of such agreements in effect on the Issue Date, taken as a whole, and including Refinancing Indebtedness in respect thereof;

(26)    Indebtedness incurred in connection with Environmental and Necessary Capex in an amount not to exceed the greater of $200.0 million and 4.0% of Total Assets (at the time incurred) at any time outstanding in the aggregate;

(27)    earn-out obligations owed to Equilon Enterprises LLC pursuant to the Martinez Acquisition Agreement; and

(28)    to the extent constituting Indebtedness, Indebtedness in respect of letters of credit issued (x) in connection with the purchase of crude oil or feedstock (including for the purchase of Saudi Oil) in the ordinary course of business and/or (y) pursuant to one or more letters of credit in connection with the purchase of foreign crude oil or feedstock.

For purposes of determining compliance with this covenant:

(1)    in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (28) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided, that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

(2)    at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends or distributions, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends or distributions in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuers will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is expressly subordinated or junior in right of payment to any other Indebtedness of the Issuers or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuers or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Issuers will not, and the Company will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuers or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1)    in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)    in all other cases, the Notes or the Guarantees are equally and ratably secured;

except that the foregoing shall not apply to (a) Liens on the assets securing the Credit Facilities (on the Issue Date after giving effect to the issuance of the Notes and use of proceeds therefrom), securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (including, after a Covenant Termination Event, Indebtedness of the type and in the amounts specified under such clause), and (b) Liens securing Indebtedness in an aggregate principal amount such that, at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 1.50 to 1.0.

Merger, Consolidation or Sale of All or Substantially All Assets

The Company

The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)    the Company is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the Company or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided, that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2)    the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under the Notes pursuant to supplemental indentures, in the form attached to the Indenture;

(3)    immediately after such transaction, no Default exists;

(4)    immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a)    the Company or the Successor Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(b)    the Fixed Charge Coverage Ratio for the Company (or, if applicable, the Successor Company) and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(5)    each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the third succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6)    the Company (or, if applicable, the Successor Company) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for the Company, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1)    any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Company, and

(2)    the Company may merge with an Affiliate of the Company, as the case may be, solely for the purpose of incorporating or reincorporating the Company in any state of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

The Guarantors

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Company will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)    (a) such Guarantor is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b)    the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or in the form attached to the Indenture;

(c)    immediately after such transaction, no Default exists; and

(d)    the Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2)    other than after a Covenant Termination Event, the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or either Issuer, (ii) merge with an Affiliate of the Company solely for the purpose of incorporating or reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuers and its Restricted Subsidiaries is not increased thereby, or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

Finance Co.

Finance Co. may not, directly or indirectly, consolidate or merge with or into or wind up into (whether or not Finance Co. is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of Finance Co.’s properties or assets, in one or more related transactions, to any Person unless:

(a)    concurrently therewith, a corporate Wholly Owned Restricted Subsidiary of the Company organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (which may be the continuing Person as a result of such transaction) expressly assumes all the obligations of Finance Co. under the Notes, pursuant to supplemental indentures in the form attached to the Indenture; or

(b)    after giving effect thereto, at least one obligor on the Notes shall be a corporation organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof;

(c)    immediately after such transaction, no Default or Event of Default will have occurred and be continuing; and

(d)    Finance Co. shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $50.0 million, unless:

(1)    such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2)    the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $150.0 million, a resolution adopted by the majority of the board of directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1)    transactions between or among the Company or any of its Restricted Subsidiaries, or an entity that becomes a Restricted Subsidiary as a result of such transaction, and any merger, consolidation or amalgamation of the Company and any Parent Entity; provided that such merger, consolidation or amalgamation of the Company is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

(2)    Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and in the definition of “Permitted Investments”;

(3)    [reserved];

(4)    the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, current or former officers, directors, employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5)    transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6)    any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such

(7)    amendment is not disadvantageous, in the good faith judgment of the Company, in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(8)    the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(9)    transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(a)    the issuance or sale of Equity Interests (other than Disqualified Stock) of the Company to any director, officer, employee or consultant (or their respective estates, trusts, investment funds, investment vehicles or immediate family members) of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries, or

(b)    any contribution to the equity capital of the Company;

(10)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(11)    [reserved];

(12)    transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company, directly or indirectly, owns Equity Interests in, or controls, such Person;

(13)    corporate sharing arrangements with MLP Subsidiaries with respect to general overhead and other administrative matters;

(14)    any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; provided that such transaction was not entered into in contemplation of such acquisition, merger or consolidation; and

(15)    payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, equity incentive plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Company in good faith.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)    (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b)    pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)    make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)    sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions (in each case) will not apply to encumbrances or restrictions existing under or by reason of:

(a)    contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities, the Existing Notes, any Hedge Agreements, and any related documentation;

(b)    the Indenture and the Notes and the Guarantees;

(c)    purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d)    applicable law or any applicable rule, regulation or order;

(e)    any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets so assumed;

(f)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g)    Secured Indebtedness or any Permitted Liens otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)    other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j)    customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(k)    customary provisions contained in leases, licenses or similar agreements, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business;

(l)    any crude oil or other feedstock supply agreements, natural gas supply agreements, any offtake agreements relating to Intermediate Products or refined products or any similar agreements or arrangements, including the J. Aron Inventory Intermediation Agreements, in each case, that impose restrictions of the nature described in clause (3) above on the property so acquired or disposed;

(m)    restrictions created in connection with any Receivables Facility that, in the good faith determination of the Company, are necessary or advisable to effect such Receivables Facility; and

(n)    any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (m) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Company will not permit any of its Wholly Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor, Finance Co. or a Foreign Subsidiary, to guarantee the payment of (x) prior to a Covenant Termination Event, any Indebtedness or (y) after a Covenant Termination Event, the Existing Notes of the Issuers or any other Guarantor unless:

(1)    such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that prior to a Covenant Termination Event with respect to a guarantee of Indebtedness of the Company or any Guarantor:

(a)    if the Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b)    if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2)    such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Limitations on Activities of Finance Co.

Finance Co. may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Equity Interests to the Company or any Wholly-Owned Restricted Subsidiary of the Company, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes and any other Indebtedness that is permitted to be incurred by the Company under the covenant described under “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that the net proceeds of such Indebtedness are not retained by Finance Co, and (3) activities incidental thereto. Accordingly, you should not expect the Finance Co. to participate in servicing the principal and interest obligations on the Notes. Neither the Company nor any Restricted Subsidiary shall engage in any transactions with Finance Co in violation of the first sentence of this paragraph. At any time when the Company or a Successor Company is a corporation, Finance Co. may consolidate or merge with or into the Company or any Restricted Subsidiary.

Reports and Other Information

The Indenture provides that for so long as any Notes are outstanding, unless the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and otherwise complies with such reporting requirements, the Company must provide without cost in electronic format to the Trustee and the Holders:

(1)    within 45 days of the end of any fiscal quarter (other than any fiscal quarter end that coincides with the end of a fiscal year), all quarterly and, within 90 days of the end of any fiscal year, annual financial statements (including footnote disclosure) that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, as applicable, if the Company were required to file these Forms, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)    within 15 Business Days (or such longer time if permitted under Form 8-K) after the occurrence of an event required to be therein reported, all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file these reports to the extent such reports relate to the occurrence of any event which would require an 8-K to be filed (except to the extent the Company reasonably and in good faith determines that such an event is not material in any respect to the Holders of the Notes) pursuant to the following Items set forth in the instruction to Form 8-K: (i) Item 1.01 Entry into a Material Definitive Agreement; (ii) Item 1.02 Termination of a Material Definitive Agreement; (iii) Item 1.03 Bankruptcy or Receivership, (iv) Item 2.01 Completion of Acquisition or Disposition, (v) Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement, (vi) Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement, (vii) Item 2.05 Costs Associated with Exit or Disposal Activities, (viii) Item 2.06 Material Impairment, (ix) Item 4.01 Change in Certifying Accountant, (x) Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review, (xi) Item 5.01 Change in Control, (xii) Item 5.02 (a), (b), (c)(1) and (d)(1)-(3) Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers (it being understood that executive compensation matters need not be disclosed) and (xiii) Item 9.01 (a) and (b) Financial Statements and Exhibits (it being understood that exhibits need not otherwise be disclosed or provided);

provided, however, that (A) reports provided pursuant to clauses (1) and (2) shall not be required to comply with (i) Sections 302 (Corporate Responsibility for Financial Reports) or 404 (Management Assessment of Internal Controls) of the Sarbanes-Oxley Act of 2002, and Items 307 (Disclosure Controls and Procedures), 308 (Internal Control Over Financial Reporting) and 402 (Executive Compensation) of Regulation S-K; or (ii) Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-U.S. GAAP financial measures contained therein, (B) reports and information provided pursuant to clauses (1) and (2) shall not be required to be accompanied by any exhibits other than financial statements of businesses acquired or credit agreements, notes or other material debt instruments, and (C) the contents of any reports provided pursuant to clauses (1) and (2) shall be limited in scope to the type of disclosure set forth in the offering memorandum.

The Company will deliver with each report referred to in clause (1) above, a schedule eliminating Unrestricted Subsidiaries and reconciling the same to the financial statements in such report.

The Company and the Guarantors also agreed that, for so long as any Notes remain outstanding, the Company will furnish to the Holders of the Notes and upon their request, to prospective investors and securities analysts, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Company will:

(1)    hold a quarterly conference call to discuss the information contained in the annual and quarterly reports required under clause (1) of the first paragraph of this covenant (the “Financial Reports”) not later than ten business days from the time the Company furnishes such reports to the Trustee;

(2)    no fewer than three business days prior to the date of the conference call required to be held in accordance with clause (1) above, issue a press release to the appropriate U.S. wire services announcing the time and date of such conference call and directing the beneficial owners of, and prospective investors in, the Notes and securities analysts with respect to debt securities and associated with a nationally recognized financial institution (“Securities Analysts”) to contact an individual at the Company (for whom contact information shall be provided in such press release) to obtain the Financial Reports and information on how to access such conference call; and

(3)    (A) (x) maintain a private website to which beneficial owners of, and prospective investors in, the Notes and Securities Analysts are given access promptly after the request of the Company and to which the reports required by this covenant are posted along with, as applicable, details on the time and date of the conference call required by clause (1) of this paragraph and information on how to access that conference call and (y) distribute via electronic mail such reports and conference call details to beneficial owners of, and prospective investors in, the Notes and Securities Analysts who request to receive such distributions or (B) file such reports electronically with the SEC through its Electronic Data Gathering, Analysis and Retrieval System (or any successor system).

In the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the Indenture permits the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

Events of Default

The Indenture provides that each of the following is an “Event of Default”:

(1)    default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)    default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)    failure by either Issuer or any Restricted Subsidiary for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of outstanding Notes to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control” or “—Repurchase at the Option of Holders—Asset Sales”;

(4)    failure by either Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) through (3) above) contained in the Indenture or the Notes;

(5)    default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a)    such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b)    the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding;

(6)    failure by any Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $100.0 million (other than any judgments covered by indemnities from indemnitors with corporate Investment Grade Ratings or covered, directly or indirectly, by insurance policies issued by reputable and creditworthy insurance companies as determined in good faith by the Company, in each case so long as such indemnitor or insurance company has been provided notice of the judgment and has not in writing disputed responsibility therefor or disclaimed coverage) which judgments are not paid, discharged or stayed for a period of more than 60 days after such judgments have become final and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7)    certain events of bankruptcy or insolvency with respect to any Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

(8)    the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If an Event of Default (other than of a type specified in clause (7) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% of the principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee (with a copy to the Paying Agent) may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration and its consequences with respect to the Notes, provided such rescission would not conflict with any judgment of a court of competent jurisdiction. In the event of any Event of Default specified in clause (5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1)    the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)    holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)    the default that is the basis for such Event of Default has been cured.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)    such Holder has previously given the Trustee (with a copy to the Paying Agent) notice that an Event of Default is continuing;

(2)    Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3)    Holders of the Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)    the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)    Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default, unless such Default has been cured before the end of such five Business Day period.

No Personal Liability of Directors, Officers, Employees and Stockholders

None of the Issuers’ directors, officers, employees, incorporators or stockholders or any of our Restricted Subsidiaries, as such, will have any liability for any of the Issuers’ obligations under the Notes, the Guarantees, the Indenture, or of any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuers and the Guarantors under the Indenture, the Notes and the Guarantees, as the case may be, will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuers may, at their option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuers and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1)    the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2)    the Issuers’ obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)    the rights, powers, trusts, duties and immunities of the Trustee, the Paying Agent, the Registrar and the Transfer Agent, and the Issuers’ obligations in connection therewith;

(4)    the Legal Defeasance provisions of the Indenture; and

(5)    the optional redemption provisions of the Indenture to the extent that Legal Defeasance is to be effected together with a redemption.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”)

and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuers) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)    the Issuers must irrevocably deposit with the Paying Agent, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuers must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)    in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee (with a copy to the Paying Agent) an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)    in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee (with a copy to the Paying Agent) an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)    no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, any of the Issuers or any Guarantor is a party or by which any of the Issuers or any Guarantor is bound (other than that resulting, with respect to any Indebtedness being defeased, from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens in connection therewith);

(6)    the Issuers shall have delivered to the Trustee (with a copy to the Paying Agent) an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, including, that no intervening bankruptcy of the Issuers between the date of deposit and the 91st day following the deposit and assuming that no holder is an “insider” of the Issuers under the applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7)    the Issuers shall have delivered to the Trustee (with a copy to the Paying Agent) an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(8)    the Issuers shall have delivered to the Trustee (with a copy to the Paying Agent) an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1)    all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, have been delivered to the Registrar for cancellation; or

(2)    (a) all Notes not theretofore delivered to the Registrar for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Registrar for the giving of notice of redemption by the Registrar in the name, and at the expense, of the Issuers and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Paying Agent as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Registrar for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)    no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c)    the Issuers have paid or caused to be paid all sums payable by them under the Indenture and not provided for by the deposit required by clause 2(b) above; and

(d)    the Issuers have delivered irrevocable instructions to the Paying Agent to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee (with a copy to the Paying Agent) stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuers or their Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1)    reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)    reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3)    reduce the rate of or change the time for payment of interest on any Note;

(4)    waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5)    make any Note payable in money other than that stated therein;

(6)    make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7)    make any change in these amendment and waiver provisions;

(8)    impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9)    make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10)    except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuers, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee (upon the Trustee’s receipt of an Officer’s Certificate and an Opinion of Counsel acceptable to it) may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:

(1)    to cure any ambiguity, omission, mistake, defect or inconsistency; provided such cure does not adversely affect any Note Holder;

(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)    to comply with the covenant relating to mergers, consolidations and sales of assets;

(4)    to provide for the assumption of the Issuers’ or any Guarantor’s obligations to the Holders;

(5)    to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6)    to add covenants for the benefit of the Holders or to surrender any right or power conferred upon any Issuer or any Guarantor;

(7)    to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8)    to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9)    to add a Guarantor under the Indenture;

(10)    to mortgage, pledge, hypothecate or grant any Lien for the benefit of the Holders of the Notes, as security for the payment and performance of all or any portion of the Obligations under the Notes, in any property or assets;

(11)    to release a Guarantor from its Guarantee when permitted or required by the Indenture;

(12)    to conform the text of the Indenture, the Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or Notes; or

(13)    to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

The Trustee

The Indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of any Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Issuers or any Affiliate; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict within 90 days, or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For the avoidance of doubt, members of the Company’s board of directors or management shall be deemed Affiliates of the Company.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)    1.0% of the principal amount of such Note; and

(2)    the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at February 15, 2023 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through February 15, 2023 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Aramco” means Saudi Arabian Oil Company, a company with limited liability (organized under the laws of the Kingdom of Saudi Arabia).

“Asset Sale” means:

(1)    the sale, conveyance, lease, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2)    the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions;

in each case, other than:

(1)    any disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out equipment in the ordinary course of business or otherwise unsuitable or unnecessary for use in the Company’s or its Subsidiaries’ business or any disposition of inventory or goods (or other assets) no longer used in the ordinary course of business, or any disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates;

(2)    the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(3)    the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments” or any Permitted Investment;

(4)    any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $150.0 million;

(5)    any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company;

(6)    to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(7)    the lease, assignment or sub-lease of any real or personal property in the ordinary course of business or any lease of real property in connection with development of a hydrogen facility;

(8)    any issuance or disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(9)    Events of Loss, but solely with respect to the requirements under clauses (1) and (2) of the first paragraph described under “Repurchase at the Option of Holders—Asset Sales,” or the granting of Liens not prohibited by the Indenture;

(10)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(11)    the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(12)    the disposition of any property or assets after the Issue Date in connection with any financing transaction, including Sale and Leaseback Transactions, asset securitizations and/or synthetic leases not prohibited by the Indenture;

(13)    (i) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis, or (ii) the abandonment of intellectual property rights in the ordinary course of business, which are no longer useful to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, as determined in good faith by the Company;

(14)    any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(15)    (i) any sale of hydrocarbons or other products (including crude oil, Intermediate Products and refined products) by the Company or its Restricted Subsidiaries, in each case in the ordinary course of business, and (ii) any trade or exchange by the Company or any Restricted Subsidiary of any hydrocarbons or other products (including crude oil, Intermediate Products and refined products) for similar products owned or held by another Person in the ordinary course of business; provided that the fair market value of the properties traded or exchanged by the Company or any Restricted Subsidiary is reasonably equivalent, in the aggregate for any transaction or series of related transactions, to the fair market value of the properties to be received by the Company or Restricted Subsidiary (as determined in good faith by the Company or, in the case of a trade or exchange by a Restricted Subsidiary, that Restricted Subsidiary);

(16)    sales of precious metal owned by the Company or any of its Restricted Subsidiaries in the ordinary course of business or in connection with any financing transaction in the form of a Sale and Leaseback Transaction;

(17)    unwinding of any Hedging Obligations of the type permitted under clause (10) of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(18)    disposition of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(19)    Permitted MLP Dispositions; and

(20)    the sale and transfer of certain assets of Delaware City constituting the gasifier unit and related assets.

“Asset Sale Offer” has the meaning set forth under “Repurchase at the Option of Holders—Asset Sales.”

“board of directors” means with respect to a corporation, the board of directors of the corporation, and with respect to any other Person, the board or committee of such Person, or board of directors of the general partner or general manager of such Person serving a similar function.

“Borrowing Base” means, with respect to borrowings under the Senior Credit Facilities and any amendment to and/or modification or replacement of the foregoing in the form of an asset-based credit facility, in each case with lenders that include commercial banks regulated by the U.S. Office of the Comptroller of the Currency, the maximum amount determined or re-determined by the lenders thereunder as the aggregate lending value to be ascribed to the assets of the Company and its Restricted Subsidiaries against which such lenders are prepared to provide loans, letters of credit or other Indebtedness to the credit parties, using customary practices and standards for determining asset-based borrowing base loans and which are generally applied to borrowers in Similar Businesses by commercial lenders, as determined on such other occasions as may be required or provided for therein.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)    in the case of a corporation, corporate stock;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Captive Insurance Subsidiary” means any Subsidiary of the Company that is an authorized insurer under the laws of its jurisdiction of organization.

“Cash Equivalents” means:

(1)    United States dollars;

(2)    euro, or any national currency of any participating member state of the EMU; and local currencies held by the Company and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3)    securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5)    repurchase obligations for underlying securities of the types described in clauses (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)    commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof and Indebtedness or Preferred Stock issued by a Person with a rating of “A” or higher by S&P or “A2” or higher by Moody’s with maturities of 24 months or less from the date of acquisition thereof;

(7)    marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8)    investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9)    marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition thereof;

(10)    Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition thereof;

(11)    Investments with average maturities of 24 months or less from the date of acquisition thereof in money market funds rated AAA-(or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(12)    securities issued or directly and fully guaranteed by the sovereign nation or any agency thereof (provided that the full faith and credit of such sovereign nation is pledged in support thereof) in which the Company or any of its Restricted Subsidiaries is organized or is conducting business having maturities of not more than one year from the date of acquisition thereof; and

(13)    investments of the type and maturity described above of foreign obligors, which investments or obligors satisfy the requirements and have ratings described in such clauses and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction and not for speculative purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)    the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or Persons; or

(2)    the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Company;

provided, however, that a transaction in which the Company becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if (a) the shareholders of the Company immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the Company, immediately following the consummation of such transaction and (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Company.

“CIS Dispositions” means any sale, lease, conveyance or other disposition of properties or assets by the Company or any of its Restricted Subsidiaries to any Captive Insurance Subsidiary.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions and fees and expenses of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than or greater than par, as applicable, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) the accretion or any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (u) penalties and interest relating to taxes, (v) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (w) any expensing of bridge, commitment and other financing fees, (x) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility, (y) any accretion or accrued interest of discounted liabilities) and (z) the interest component of hydrogen supply agreements at Delaware City; plus

(2)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)    interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1)    any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to acquisitions to the extent incurred on or prior to the Issue Date), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2)    the cumulative effect of a change in accounting principles or as a result of the adoption or modification of accounting principles during such period shall be excluded,

(3)    any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4)    any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5)    the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6)    solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided, that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7)    effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8)    any after-tax effect of income (loss) from the early extinguishment of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded,

(9)    any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets or investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10)    any non-cash compensation charge or expense, including any such charge arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, shall be excluded,

(11)    any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12)    accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of any acquisitions consummated prior to the Issue Date in accordance with GAAP shall be excluded, and

(13)    the amount of Tax Distributions and Public Parent Distributions dividended or distributed shall reduce Consolidated Net Income to the extent not already reducing such Net Income.

In addition, to the extent not already included in the Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from (i) business interruption insurance (so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent denied by the applicable carrier in writing within 180 days or not so reimbursed within 365 days)) and (ii) reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants— Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) of the first paragraph thereof.

“Consolidated Secured Debt Ratio” means as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Company’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (but excluding, (i) for the avoidance of doubt, all obligations relating to Receivables Facilities and (ii) payment obligations relating to hydrogen supply agreements at Delaware City) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.

“Consolidated Total Debt Ratio” means as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Company’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)    to advance or supply funds

(a)    for the purchase or payment of any such primary obligation, or

(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, factoring programs, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Delaware City” means Delaware City Refining Company LLC, a Delaware limited liability company.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated

Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Company or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1)    increased (without duplication) by the following:

(a)    provision for taxes based on income or profits or capital gains, including, without limitation, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(b)    Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(t) through (z) thereof to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c)    Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d)    any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof or an amendment, modification or waiver thereto) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e)    the amount of any restructuring charges, integration costs or other business optimization expenses or reserves deducted (and not added back) in such period in computing Consolidated Net

Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

(f)    any other non-cash charges (including any write-offs or write downs, any non-cash change in market value of inventory or inventory repurchase obligations or any non-cash deferral of gross profit on finished product sales) reducing Consolidated Net Income for such period (provided, that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g)    the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h)    [reserved];

(i)    the amount of net cost savings projected by the Company in good faith to be realized as a result of specified actions taken or initiated during or prior to such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided, that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions have been or are taken no later than 24 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $50.0 million (prior to giving effect to such addbacks) for any four consecutive quarter period (which adjustments may be incremental to pro forma cost savings adjustments made pursuant to the definition of “Fixed Charge Coverage Ratio”); plus

(j)    the amount of loss or discount on sale of Receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility to the extent deducted (and not added back) in such period in computing Consolidated Net Income; plus

(k)    any net loss from disposed or discontinued operations to the extent deducted (and not added back) in such period in computing Consolidated Net Income; plus

(l)    the amount of expenses, charges or losses with respect to liability or casualty events to the extent deducted (and not added back) in such period in computing Consolidated Net Income and to the extent (i) covered by insurance and actually reimbursed (other than proceeds received from business interruption insurance to the extent already included in the Consolidated Net Income of such Person) or (ii) so long as a determination has been made in good faith by the Company that a reasonable basis exists that such amount shall in fact be reimbursed by an insurer that has a rating of at least “A” or higher by S&P or “A2” or higher by Moody’s to the extent it is (x) not denied by the applicable carrier (without any right of appeal thereof) within 180 days (with a deduction in the applicable future period for any amount so added back to the extent denied within such 180 days) and (y) in fact reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days); plus

(m)    any costs or expenses incurred by the Company or a Restricted Subsidiary to the extent deducted (and not added back) in such period in computing Consolidated Net Income pursuant to any management equity plan or equity incentive plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”;

(2)    decreased by (without duplication) (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and (b) any net income from disposed or discontinued operations;

(3)    increased or decreased by (without duplication):

(a)    any unrealized net loss or gain included in Consolidated Net Income resulting in such period from Hedging Obligations and the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging; plus or minus, as applicable, and

(b)    any net loss or gain resulting in such period from currency translation losses or gains related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk and revaluations of intercompany balances);

(4)    increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of Financial Accounting Standards Codification No. 460—Guarantees; and

(5)    increased or decreased by (without duplication) any change in fair value of any catalyst lease obligations.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Environmental and Necessary Capex” means capital expenditures to the extent deemed reasonably necessary, as determined by the Company, in good faith and pursuant to prudent judgment, that are required by applicable law (including to comply with environmental laws or permits) or are undertaken for environmental, health and safety reasons.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock (or equivalent equity interests) or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1)    public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2)    issuances to any Subsidiary of the Company; and

(3)    any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Event of Loss” means, with respect to any property or asset of the Company or any Restricted Subsidiary, (a) any damage to such property or asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss or (b) the confiscation, condemnation or requisition of title to such property or asset by any government or instrumentality or agency thereof. An “Event of Loss” shall be deemed to occur as of the date of the insurance settlement, confiscation, condemnation or requisition of title, as applicable.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from

(1)    contributions to its common equity capital, and

(2)    the sale (other than to a Subsidiary of the Company or to any management equity plan or stock incentive plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case after the Issue Date and designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“Existing Notes” means the $725.0 million aggregate principal amount of 7.25% Senior Notes due 2025 of the Issuers.

“Existing Notes Indenture” means the indenture, dated May 30, 2017, (as amended or supplemented from time to time), governing the Existing Notes.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Company in good faith; provided that if the fair market value is equal to or exceeds $25.0 million, such determination shall be made by the board of directors of the Company in good faith.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include (1) any adjustments calculated in accordance with Regulation S-X under the Securities Act, (2) any adjustments calculated to give effect to any Pro Forma Cost Savings and/or (3) any adjustments used in connection with the calculation of “Adjusted EBITDA” as set forth under the caption “Summary—Summary Historical Consolidated Financial and Other Data—EBITDA, EBITDA Excluding Special Items and Adjusted EBITDA” in the offering memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)    Consolidated Interest Expense of such Person for such period;

(2)    all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3)    all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Government Securities” means securities that are:

(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by each Guarantor of the Issuers’ Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that guarantees the Notes in accordance with the terms of the Indenture and its successors and assigns, until released from its obligations under its Guarantee in accordance with the terms of the Indenture.

“Hedge Agreements” means:

(1)    interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging, mitigating or swapping interest rate risk either generally or under specific contingencies;

(2)    foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging, mitigating or swapping foreign currency exchange rate risk either generally or under specific contingencies;

(3)    commodity swap agreements, commodity cap agreements or commodity collar agreements designed for the purpose of fixing, hedging, mitigating or swapping commodity risk either generally or under specific contingencies;

(4)    any swap, cap, collar, floor, put, call, option, future, other derivative, spot purchase or sale, forward purchase or sale, supply or off-take, transportation agreement, storage agreement or other commercial or trading agreement in or involving crude oil, natural gas, ethanol, biofuels or electricity any feedstock, blendstock, intermediate product, finished product, refined product or other hydrocarbons product, or any other energy, weather or emissions related commodity (including any crack spread), or any prices or price indexes relating to any of the foregoing commodities, or any economic index or measure of economic risk or value, or other benchmark against which payments or deliveries are to be made (including any combination of such transactions), in each case that is designed for the purpose of fixing, hedging, mitigating or swapping risk relating to such commodities either generally or under specific contingencies; and

(5)    any other hedging agreement or other arrangement, in each case that is designed to provide protection against fluctuations in the price of crude oil, gasoline, other refined products or natural gas or any adverse change in the creditworthiness of any counterparty.

“Hedging Obligations” means any and all Indebtedness, debts, liabilities and other obligations, howsoever arising, of the Company and/or any Guarantor to the counterparties under the Hedge Agreements of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, under the Hedge Agreements and all other obligations owed by the Company and the Guarantors to the counterparties under the Hedge Agreements, including any guarantee obligations in respect thereof.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1)    any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)    in respect of borrowed money;

(b)    evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)    representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an accrued expense or trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid 30 days after becoming due and payable; or

(d)    representing the net amount due under any Hedging Obligations;

in each case in this clause (1), if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)    to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)    to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, but only to the extent of the lesser of (x) the fair market value of the assets subject to such Lien and (y) the amount of such Indebtedness;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations; (b) obligations under or in respect of (i) the J. Aron Inventory Intermediation Agreements or (ii) Receivables Facilities; (c) deferred or prepaid revenues; (d) non-compete or consulting obligations incurred in connection with any acquisition; (e) reserves for deferred income taxes; (f) obligations with respect to prepayments received in the ordinary course of business under operating agreements, development agreements, offtake agreements or similar arrangements and (g) any obligations in respect of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto to the extent of cash and cash equivalents set aside therefor.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Intermediate Products” means hydrocarbons intermediate products and blendstocks.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB-(or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)    debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(3)    investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)    corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers or suppliers, endorsements of negotiable instruments and documents, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business, and any Hedging Obligations), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1)    “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)    the Company’s “Investment” in such Subsidiary at the time of such redesignation; less

(b)    the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or a Restricted Subsidiary in respect of such Investment.

“Issue Date” means January 24, 2020, the date of original issuance of the Notes under the Indenture.

“Issuers” has the meaning set forth in the first paragraph under “General.”

“J. Aron Inventory Intermediation Agreements” means each of those certain (i) Second Amended and Restated Inventory Intermediation Agreement dated as of August 29, 2019 between J. Aron & Company and PBF Holding Company LLC and Paulsboro Refining Company LLC, and (ii) Second Amended and Restated Inventory Intermediation Agreement dated as of August 29, 2019 between J. Aron & Company and PBF Holding Company LLC and Delaware City Refining Company LLC, as each such agreement may be replaced, superseded, amended (including as to changes of counterparty), modified or supplemented from time to time.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Recourse Purchase Money Indebtedness” means Indebtedness (including Capitalized Lease Obligations) of the Company or any of our Restricted Subsidiaries (a) that is incurred to finance the purchase, construction, design, engineering procurement or management, or capital improvement of any capital assets prior to or no later than 90 days of such purchase or commencement of construction or capital improvement, (b) that has an aggregate principal amount not in excess of 100% of the purchase, construction or capital improvement cost, (c) where the lenders or holders of such Indebtedness have no recourse to the Company or any of the Restricted Subsidiaries except to the capital assets, construction or capital improvement (provided that the Company may provide unsecured guarantees at any time outstanding of up to the greater of $250.0 million and an amount equal to 4.0% of Total Assets (at the time incurred) aggregate principal amount of such Indebtedness of the Restricted Subsidiaries), and (d) that is not used to purchase a Person or assets in connection with the purchase of a Person.

“Martinez Acquisition Agreement” means that certain Sale and Purchase Agreement, dated June 11, 2019 by and between PBF Holding Company LLC and Equilon Enterprises LLC d/b/a Shell Oil Products US.

“MLP” means a master limited partnership.

“MLP GP” means (i) the general partner of a MLP and (ii) any direct or indirect Subsidiary of the Company that controls or otherwise owns an interest in the general partner of an MLP.

“MLP Subsidiary” means a Subsidiary of the Company that (i) is a MLP or a MLP GP, and (ii) each Subsidiary of the foregoing.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or distributions.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, including all Hedging Obligations payable under the documentation governing any Indebtedness, including any Hedge Agreements.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of any Issuer.

“Officer’s Certificate” means a certificate signed on behalf of any Issuer by an Officer of any Issuer or on behalf of a Guarantor by an Officer of such Guarantor, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of each of the Issuers, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

“Original Notes Issue Date” means February 9, 2012.

“Paulsboro” means Paulsboro Refining Company LLC (f/k/a Valero Refining Company—New Jersey, a Delaware corporation), a Delaware limited liability company.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

“Permitted CIS Dispositions” means any CIS Disposition so long as the aggregate fair market value of all such assets that are the subject of CIS Dispositions does not exceed $40.0 million.

“Permitted Investments” means:

(1)    any Investment in the Company or any of its Restricted Subsidiaries;

(2)    any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3)    any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged (directly or through entities that will be Restricted Subsidiaries) in a Similar Business if as a result of such Investment:

(a)    such Person becomes a Restricted Subsidiary; or

(b)    such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)    any Investment in securities or other assets, including earnouts, not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)    any Investment existing on the Issue Date;

(6)    any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a)    in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuers of such other Investment or accounts receivable; or

(b)    as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)    Hedging Obligations permitted under clause (10) of the covenant described in “Certain Covenants— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8)    any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 4.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9)    Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants—Limitation on Restricted Payments”;

(10)    guarantees of Indebtedness permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)    any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants— Transactions with Affiliates” (except transactions described in clauses (2), (5) and (8) of such paragraph);

(12)    Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13)    additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of $100.0 million and 4.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not the Company or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Company or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be the Company or a Restricted Subsidiary;

(14)    Investments relating to a Receivables Subsidiary that, in the good faith determination of the Company are necessary or advisable to effect any Receivables Facility or any repurchase in connection therewith;

(15)    advances to, or guarantees of Indebtedness of, employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

(16)    loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent company thereof;

(17)    advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(18)    any Investment in a Captive Insurance Subsidiary; provided that any such Investment results from a Permitted CIS Disposition; and

(19)    any Investment in a MLP Subsidiary; provided that any such Investment results from a Permitted MLP Disposition.

“Permitted Liens” means, with respect to any Person:

(1)    pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)    inchoate Liens and Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmens’ and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)    Liens for taxes, assessments or other governmental charges or levies not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)    Liens in favor of Issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)    minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, environmental regulation, entitlement or other land use, or other restrictions or limitations as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)    Liens securing Indebtedness permitted to be incurred pursuant to clauses (4), (12), (20), (24) and (28) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness permitted to be incurred pursuant to clause (20) extend only to assets of Foreign Subsidiaries and (b) Liens securing Indebtedness permitted to be incurred pursuant to clauses (24) and (28) extend only to the assets so financed or purchased (and customary ancillary assets);

(7)    Liens existing on the Issue Date;

(8)    Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property or assets owned by the Company or any of its Restricted Subsidiaries;

(9)    Liens on property or other assets at the time the Company or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(10)    Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)    Liens securing Hedging Obligations permitted under clause (10) of the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(12)    Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)    leases, subleases, licenses or sublicenses (including of intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business, consignment of goods or the J. Aron Inventory Intermediation Agreements or similar intermediation agreements;

(15)    Liens in favor of any Issuer or any Guarantor;

(16)    Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business to the Company’s clients;

(17)    Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (27), (28) and (29) of this definition; provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (27), (28) and (29) of this definition at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums related to such refinancing, refunding, extension, renewal or replacement;

(19)    deposits made in the ordinary course of business to secure liability to insurance carriers;

(20)    Liens arising out of judgments, attachments or awards for the payment of money not constituting an Event of Default under clause (6) under the caption “Events of Default” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(24)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(26)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(27)    Liens on crude oil, Intermediate Products and refined products under any crude oil or other feedstock supply agreements, and assets under natural gas supply agreements, offtake agreements or similar agreements or arrangements of the type described in clause (25) of the second paragraph under “Certain

Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (whether or not the obligations under such agreements or arrangements constitute Indebtedness) including Liens (a) [reserved], (b) [reserved] and (c) in favor of J. Aron pursuant to the J. Aron Inventory Intermediation Agreements;

(28)    Liens on assets constituting Environmental and Necessary Capex securing Indebtedness permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above;

(29)    Liens to secure Indebtedness having an aggregate principal amount which, when added together with all other Indebtedness secured by Liens incurred pursuant to this clause (29) and then outstanding, does not exceed the greater of $200.0 million and 4.0% of Total Assets at such time.

For purposes of this definition and subclauses (a) and (b) under “Certain Covenants—Liens,” the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted MLP Dispositions” means any sale, lease, conveyance or other disposition of any properties or assets by the Company or any of its Restricted Subsidiaries, or the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of the Equity Interests in any of its Restricted Subsidiaries, on the one hand, to a MLP Subsidiary, on the other hand, in exchange for cash (with the items described in clauses 2(a) and (b) under “Repurchase at the Option of Holders—Asset Sales” to be cash), Cash Equivalents or Equity Interests in such MLP (including general partner units necessary to maintain the general partner’s interest), or any combination thereof, provided at the time of such disposition, and after giving effect to such disposition and the receipt of consideration therefore, the Consolidated Total Debt Ratio is less than 2.75 to 1.0.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or distributions or upon liquidation, dissolution, or winding up.

“Pro Forma Cost Savings” means, without duplication, with respect to any period, the reductions in costs and other operating improvements or synergies that are implemented, committed to be implemented, the commencement of implementation of which has begun or are reasonably expected to be implemented in good faith with respect to a pro forma event within twelve months of the date of such pro forma event and that are supportable and quantifiable, as if all such reductions in costs and other operating improvements or synergies had been effected as of the beginning of such period, decreased by any non-one-time incremental expenses incurred or to be incurred during such four-quarter period in order to achieve such reduction in costs. Pro Forma Cost Savings described in the preceding sentence shall be accompanied by an Officer’s Certificate delivered to the Trustee that outlines the specific actions taken or to be taken and the net cost reductions and other operating improvements or synergies achieved or to be achieved from each such action and certifies that such cost reductions and other operating improvements or synergies meet the criteria set forth in the preceding sentence.

“Public Parent” means PBF Energy Inc., a Delaware corporation, or any of its successors.

“Public Parent Distributions” means, with respect to any period following the Qualified IPO Date, an amount equal to the portion of the actual income (or similar) tax liability of the parent entity (referred to in the definition of Qualified IPO Date) for such period that is attributable to such parent entity’s allocable share of the taxable income of the Company and, without duplication, its Subsidiaries that are partnerships or disregarded entities for U.S. federal income tax purposes, reduced by (and without duplication of) such parent entity’s allocable share of any Tax Distributions for such period.

“Qualified IPO Date” shall mean December 12, 2012.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuers in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by any Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Rail Facility” means the Credit Facility under the Loan Agreement dated as of December 22, 2016 among PBF Rail Logistics LLC, as Borrower, DVB Bank SE, as administrative agent and the various other parties from time to time party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Ratings Decline” means the occurrence of the following on, or within 60 days after, the date of the public notice of the occurrence of a Change of Control or of the intention by us or any third party to effect a Change of Control (which period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Ratings Agencies if such period exceeds 60 days): (1) in the event that the Notes have an Investment Grade Rating by both Ratings Agencies, the Notes cease to have an Investment Grade Rating by one Rating Agency, (2) in the event that the Notes have an Investment Grade Rating by one Ratings Agency, the Notes cease to have an Investment Grade Rating by such Rating Agency, or (3) in the event that the Notes do not have an Investment Grade Rating, the rating of the Notes by at least one of the two Ratings Agencies (or, if there are less than three Rating Agencies rating the Notes, the rating of each Rating Agency) decreases by one or more gradations (including gradations within ratings categories as well as between rating categories) or is withdrawn.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Refinancing Indebtedness” means any Indebtedness, Disqualified Stock or Preferred Stock that is incurred to refund or refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced, replaced, renewed, extended or defeased,

(2)    to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(3)    shall not include (i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Guarantor (other than Finance Co.) that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company, Finance Co. or of a Guarantor; and (ii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuers or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided, further, that subclause (a) will not apply to any refunding or refinancing of any Secured Indebtedness.

“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes dated as of the Issue Date, among the Issuers, the Guarantors and the Representative.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” means BofA Securities, Inc., acting on behalf of the several initial purchasers of the Notes.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, at any time, any direct or indirect Subsidiary of such Person (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Saudi Oil” means the crude oil purchased by the Company or any of its Subsidiaries from Aramco and/or its Affiliates pursuant to the Saudi Oil Sales Agreements.

“Saudi Oil Sales Agreement” means that certain Crude Oil Sales Agreement, effective as of January 1, 2011, by and among the Company, Aramco and Statoil Marketing & Trading (US) Inc. (or its successors or assigns or any of its or their affiliates) (“Statoil”), and any other crude oil sales agreements by and among the Company, Aramco and/or Statoil that may be entered into for “spot” cargoes, as each such agreement may be replaced, superseded, amended (including as to changes of counterparty), modified or supplemented from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Credit Facility under the Senior Secured Revolving Credit Agreement, dated as of May 2, 2018, among PBF Holding Company LLC, Delaware City Refining Company LLC, Paulsboro Refining Company LLC, Toledo Refining Company LLC, Chalmette Refining, L.L.C. and Torrance Refining Company LLC as borrowers, Bank of America, N.A., as Administrative Agent, Collateral Agent, and as Swingline Lender, and the various other parties from time to time party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Senior Indebtedness” means:

(1)    all Indebtedness of any Issuer or any Guarantor outstanding under the Senior Credit Facilities and the Existing Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of any Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of any Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2)    all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided, that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3)    any other Indebtedness of any Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4)    all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided, however, that Senior Indebtedness shall not include:

(a)    any obligation of such Person to the Issuers or any of their Subsidiaries;

(b)    any liability for federal, state, local or other taxes owed or owing by such Person;

(c)    any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d)    any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e)    that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Subordinated Indebtedness” means, with respect to the Notes,

(1)    any Indebtedness of any Issuer which is by its terms subordinated in right of payment to the Notes, and

(2)    any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee by such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1)    any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)    any partnership, joint venture, limited liability company or similar entity of which

(x)    more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)    such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax Distributions” means (i) for any taxable period for which the Company is a disregarded entity (other than a disregarded entity wholly-owned directly or indirectly by a corporation and described in clause (ii)) or a partnership for U.S. federal income tax purposes, distributions (which may be paid in installments to satisfy estimated tax liabilities) equal to the product of (a) the taxable income of the Company and (without duplication) its Subsidiaries that are disregarded entities or partnerships for such taxable period (calculated solely for such purposes as if the Company were a partnership for U.S. federal income tax purposes), reduced by the taxable loss of the Company and (without duplication) its Subsidiaries that are disregarded entities or partnerships for any prior period ending after the Issue Date (to the extent such loss was not previously taken into account in determining the amount of Tax Distributions pursuant to this definition) to the extent such loss is of a character that would permit such loss to be deducted against the current taxable period’s income (such taxable income and/ or loss determined, for the avoidance of doubt, without taking into account any adjustments that would have been made under Sections 734 or 743 of the Code if the Company were a partnership for U.S. federal income tax purposes), and (b) the highest combined federal, state and local income tax rate applicable to any direct or indirect equity owner of the Company in respect of the Company’s or (without duplication) Subsidiary’s taxable income for such taxable period (taking into account the type of income involved (i.e., capital gain, qualifying dividend income, etc.)); and (ii) with respect to any taxable period for which the Company or any of its Subsidiaries is a member of a consolidated, combined or similar income, franchise or other tax group (for federal income tax purposes or for purposes of any state or local income, franchise or other tax) of which PBF Energy Company LLC or its direct or indirect parent is the common parent (a “Tax Group”), or for which the Company is a partnership or disregarded entity that is wholly owned (directly or indirectly) by a corporate parent (a “Corporate Parent”), distributions (which may be paid in installments to satisfy estimated tax liabilities) to pay the portion of the Tax Group’s or Corporate Parent’s consolidated, combined or similar income, franchise or other tax liability attributable to the Company and/or its Subsidiaries, in an amount not to exceed the income, or any state or local franchise or other, tax liability, as applicable, that would have been payable by the Company and/or such Subsidiaries if such entities were taxable on a stand-alone basis (reduced by any such income or state and/or local franchise or other taxes paid or to be paid directly by the Company or its Subsidiaries). The distribution amount permitted under clause (ii) shall be increased (or decreased) to the extent necessary to cause the distributions pursuant to clause (ii) to be consistent with the provision in clause (i) that there should not be taken into account any adjustments that would have been made under Sections 734 or 743 of the Code if the Company were a partnership for U.S. federal income tax purposes.

“Tax Receivable Agreement” means the tax receivable agreement entered into by the Public Parent on the Qualified IPO Date pursuant to which the Public Parent agreed to make payments in respect of certain incremental income tax savings realized (or deemed realized) by the Public Parent as a result of implementing its initial public offering through the use of an “Up-C” structure.

“Tax Receivable Agreement Payments” means upon the consummation of any change of control, if the Issuers have offered to purchase all Notes outstanding at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the date of purchase (either pursuant to the covenant described under “Repurchase at the Option of Holders—Change of Control” or otherwise so long as conducted in a manner consistent therewith), the payments contemplated by Section 4.01(c) of the Tax Receivable Agreement.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Company or such other Person as may be expressly stated.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date the applicable notice of redemption is given (or, if such Statistical Release is no longer published (or the relevant information no longer published therein), any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 15, 2023; provided, however, that if the period from the Redemption Date to February 15, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Unrestricted Subsidiary” means:

(1)    each MLP Subsidiary;

(2)    each Captive Insurance Subsidiary;

(3)    any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

(4)    any Subsidiary of an Unrestricted Subsidiary.

As of the date of this prospectus, PBF Rail Logistics Company LLC, PBF Transportation Company LLC, MOEM Pipeline LLC, Collins Pipeline Company, T&M Terminal Company, Torrance Basin Pipeline Company LLC, Torrance Pipeline Company LLC, PBF Energy Limited, Martinez Refining Company LLC, Martinez Pipeline Company LLC and Martinez Terminaling Company LLC are Unrestricted Subsidiaries.

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1)    any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Company;

(2)    such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments”; and

(3)    each of:

(a)    the Subsidiary to be so designated; and

(b)    its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1)    the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

(2)    the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by any Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Company or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)    the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)    the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Book-Entry; Delivery and Form

Global Notes

In exchange for the old notes that were issued in book-entry form and are represented by global certificates held for the account of DTC, new notes will be issued in the form of one or more fully registered notes in global form, without interest coupons. Each global note will be deposited with the trustee, as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC.

The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the issuers that, pursuant to procedures established by it:

(1)    upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2)    ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and Special Interest, if any, and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the issuers and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the issuers, the trustee nor any agent of the issuers or the trustee has or will have any responsibility or liability for:

(1)    any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)    any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the issuers that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the issuers. Neither the issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the issuers nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)    DTC (a) notifies the issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the issuers fail to appoint a successor depositary within 90 days;

(2)    the issuers, at their option, notify the trustee in writing that they elect to cause the issuance of the Certificated Notes; or

(3)    there has occurred and is continuing an Event of Default with respect to the notes and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may be exchanged for beneficial interests in any Global Note.

Same Day Settlement and Payment

The issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The issuers will make all payments of principal, interest including Special Interest, if any, and premium, if any, and with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material federal income tax considerations relevant to the exchange of old notes for new notes pursuant to the exchange offer, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, regulations, rulings and judicial decisions as of the date hereof. These authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. We have not sought and will not seek any rulings from the IRS with respect to the statements made and the conclusions reached in the following discussion, and accordingly, there can be no assurance that the IRS will not successfully challenge the tax consequences described below.

This discussion only applies to holders that are beneficial owners of old notes that purchased old notes in the initial offering at their original “issue price” (the first price at which a substantial amount of the notes is sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) for cash and that hold such old notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the tax considerations that may be relevant to subsequent purchasers of old notes or new notes. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances or status, and it does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, traders in securities that elect mark-to-market tax treatment, Subchapter S corporations, grantor trusts, partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (or investors therein), real estate investment trusts, regulated investment companies, corporations treated as “personal holding companies,” United States expatriates, persons liable for the alternative minimum tax, “controlled foreign corporations,” “passive foreign investment companies”, persons whose functional currency is not the United States dollar, or persons who hold the old notes as part of a hedge, “straddle,” conversion or other risk reduction transaction or integrated transaction or similar transaction). This discussion does not address any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the income tax. In addition, this discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds old notes, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding old notes should consult their tax advisors regarding the tax consequences to them of the partnership exchanging old notes for new notes in the exchange offer.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE EXCHANGE OF OLD NOTES FOR NEW NOTES IN THE EXCHANGE OFFER. YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF EXCHANGING OLD NOTES FOR NEW NOTES IN THE EXCHANGE OFFER AS WELL AS THE APPLICATION OF ANY NON-INCOME TAX LAWS OR ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE, GIFT OR ALTERNATIVE MINIMUM TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. Accordingly, you will not recognize gain or loss for United States federal income tax purposes upon receipt of a new note pursuant to the exchange offer, your holding period in the new note will include your holding period in the corresponding old note exchanged therefor, and your tax basis in the new note will be the same as your tax basis in the corresponding old note immediately before the exchange.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes (and the exchange of old notes for new notes) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General fiduciary matters

ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA and ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of plans subject to Title I of ERISA or Section 4975 of the Code (collectively referred to herein as “ERISA Plans”) and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes (or the exchange of old notes for new notes) of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Each Plan should consider the fact that none of the issuer or co-issuer or any of their respective affiliates (the “Transaction Parties”) will act as a fiduciary to any Plan with respect to the decision to acquire or hold the notes or the exchange of old notes for new notes and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to such decision. The decision to acquire or hold notes (including an exchange of old notes for new notes) must be made by each prospective Plan on an arm’s length basis.

Governmental plans (as defined under Section 3(32) of ERISA), certain church plans (as defined under Section 3(33) of ERISA) and non-U.S. plans (as described under Section 4(b)(4) of ERISA) are not subject to the prohibited transaction provisions of ERISA and the Code. Such plans may, however, be subject to Similar Laws which may affect their investment in the notes. Any fiduciary of such a governmental plan, church plan or non-U.S. plan considering an investment in the notes should determine the need for, and the availability, if necessary, of any exemptive relief under any applicable Similar Law.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest”, within the meaning of ERISA, or “disqualified persons”, within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of notes (including the exchange of old notes for new notes) by an ERISA Plan with respect to which the issuer, the underwriters, the subsidiary guarantors or any of their respective affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that, depending on the identity of the Plan fiduciary making the decision to acquire or hold the notes, may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. However, there can be no assurance that all of the conditions of any such exemptions will be satisfied with respect to any particular transaction involving the notes.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding (and the exchange of old notes for new notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note (or any interest therein) (including an exchange of old notes for new notes), each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes (or any interest therein) constitutes assets of any Plan or (ii) if the assets used by such purchaser or transferee to acquire or hold the notes (or any interest therein) constitutes assets of any Plan, the purchase and holding of the notes (or any interest therein) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of Section 406 of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the new notes (and exchange of the new notes).

The purchase and holding (or the exchange of old notes for new notes) to a Plan is in no respect a representation by the issuer or co-issuer that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

Purchasers of the new notes have the exclusive responsibility for ensuring that their purchase and holding of the new notes complies with the fiduciary provisions of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or Similar Laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                , 2020, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letters of transmittal state that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the new notes and the related guarantees offered in this exchange offer will be passed upon for us by Paul Hastings LLP, New York, New York.

EXPERTS

The consolidated financial statements of PBF Holding Company LLC and subsidiaries as of December 31, 2019 and for each of the three years in the period ended December 31, 2019, included in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Martinez Refinery and Logistics Assets as of December 31, 2019 and for the year then ended included in this prospectus have been audited by RSM US LLP, an independent auditor, as stated in their report thereon, and included in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and the guarantors have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the new notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, the guarantors and the new notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made. We have historically filed annual, quarterly and current reports and other information with the SEC. The registration statement, such reports and other information can be accessed electronically by means of the SEC’s website at http://www.sec.gov, and at our website at http://www.pbfenergy.com. Information on or accessible through our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless we specifically so designate and file with the SEC.

So long as we are subject to the periodic reporting requirements of the Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the notes. We have agreed that, even if we are not required under the Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 or 15(d) of the Exchange Act.

Consolidated Financial Statements of PBF Holding Company LLC and Subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To PBF Energy Inc., the Managing Member of PBF Holding Company LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of PBF Holding Company LLC and subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows, for each of the three years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 2 to the financial statements, effective January 1, 2019, the Company adopted FASB Accounting Standards Update 2016-02, Leases (Topic 842), using the modified retrospective approach. Consistent with management’s disclosure in Note 2, the adoption of ASC 842 has a material effect on the financial statements and financial statement disclosures. As of the date of implementation on January 1, 2019, the impact of the adoption of ASC 842 resulted in the recognition of a right of use asset and lease payable obligation on the Company’s consolidated balance sheet of approximately $853.9 million, of which $604.4 million is attributable to leases with affiliates. As the right of use asset and the lease payable obligation were the same upon adoption of ASC 842, there was no cumulative effect on the Company’s retained earnings.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

March 6, 2020

We have served as the Company’s auditor since 2011.

PBF HOLDING COMPANY LLC

CONSOLIDATED BALANCE SHEETS

(in millions)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$763.1	$561.7
Accounts receivable	826.6	710.7
Accounts receivable - affiliate	6.5	12.0
Inventories	2,122.2	1,864.1
Prepaid and other current assets	48.0	52.5

Total current assets	3,766.4	3,201.0
Property, plant and equipment, net	3,168.6	2,971.2
Investment in equity method investee	—	169.5
Operating lease right of use assets - third party	306.1	—
Operating lease right of use assets - affiliate	650.3	—
Deferred charges and other assets, net	954.2	871.8

Total assets	$8,845.6	$7,213.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$591.2	$483.8
Accounts payable - affiliate	48.1	49.5
Accrued expenses	1,791.4	1,579.0
Current operating lease liabilities - third party	72.0	—
Current operating lease liabilities - affiliate	79.2	—
Current debt	—	2.4
Deferred revenue	17.0	17.1

Total current liabilities	2,598.9	2,131.8
Long-term debt	1,262.8	1,258.0
Deferred tax liabilities	31.4	40.4
Long-term operating lease liabilities - third party	232.9	—
Long-term operating lease liabilities - affiliate	571.1	—
Other long-term liabilities	251.3	253.5

Total liabilities	4,948.4	3,683.7
Commitments and contingencies (Note 10)
Equity:
PBF Holding Company LLC equity
Member’s equity	2,739.1	2,652.5
Retained earnings	1,156.9	890.3
Accumulated other comprehensive loss	(9.7)	(23.9)

Total PBF Holding Company LLC equity	3,886.3	3,518.9
Noncontrolling interest	10.9	10.9

Total equity	3,897.2	3,529.8

Total liabilities and equity	$8,845.6	$7,213.5

See notes to consolidated financial statements.

PBF HOLDING COMPANY LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

	Year Ended December 31,
	2019	2018	2017
Revenues	$24,468.9	$27,164.0	$21,772.4
Cost and expenses:
Cost of products and other	21,667.7	24,744.6	19,095.8
Operating expenses (excluding depreciation and amortization expense as reflected below)	1,684.3	1,654.8	1,626.4
Depreciation and amortization expense	386.7	329.7	254.3

Cost of sales	23,738.7	26,729.1	20,976.5
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	258.7	253.8	197.9
Depreciation and amortization expense	10.8	10.6	13.0
Equity income in investee	(7.9)	(17.8)	(14.6)
(Gain) loss on sale of assets	(29.9)	(43.1)	1.5

Total cost and expenses	23,970.4	26,932.6	21,174.3

Income from operations	498.5	231.4	598.1
Other income (expense):
Interest expense, net	(108.7)	(127.1)	(122.6)
Change in fair value of catalyst obligations	(9.7)	5.6	(2.2)
Debt extinguishment costs	—	—	(25.5)
Other non-service components of net periodic benefit cost	(0.2)	1.1	(1.4)

Income before income taxes	379.9	111.0	446.4
Income tax (benefit) expense	(8.3)	8.0	(10.8)

Net income	388.2	103.0	457.2
Less: net income attributable to noncontrolling interests	—	0.1	0.1

Net income attributable to PBF Holding Company LLC	$388.2	$102.9	$457.1

See notes to consolidated financial statements.

PBF HOLDING COMPANY LLC

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in millions)

	Year Ended December 31,
	2019	2018	2017
Net income	$388.2	$103.0	$457.2
Other comprehensive income (loss):
Unrealized gain (loss) on available for sale securities	0.4	(0.1)	—
Net gain (loss) on pension and other post-retirement benefits	13.8	3.1	(1.0)

Total other comprehensive income (loss)	14.2	3.0	(1.0)

Comprehensive income	402.4	106.0	456.2
Less: comprehensive income attributable to noncontrolling interests	—	0.1	0.1

Comprehensive income attributable to PBF Holding Company LLC	$402.4	$105.9	$456.1

See notes to consolidated financial statements.

PBF HOLDING COMPANY LLC

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(in millions)

	Member’s Equity	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Noncontrolling Interest	Total Equity

Balance, January 1, 2017	$2,155.8	$(25.9)	$446.5	$12.5	$2,588.9
Member distributions	—	—	(61.2)	—	(61.2)
Capital contributions from PBF LLC	183.3	—	—	—	183.3
Stock based compensation	21.5	—	—	—	21.5
Net income	—	—	457.1	0.1	457.2
Other comprehensive loss	—	(1.0)	—	—	(1.0)
Other	(0.9)	—	(2.0)	(1.8)	(4.7)

Balance, December 31, 2017	2,359.7	(26.9)	840.4	10.8	3,184.0
Member distributions	—	—	(52.6)	—	(52.6)
Capital contributions from PBF LLC	287.0	—	—	—	287.0
Distribution of assets to PBF LLC	(13.7)	—	—	—	(13.7)
Stock based compensation	19.7	—	—	—	19.7
Net income	—	—	102.9	0.1	103.0
Other comprehensive income	—	3.0	—	—	3.0
Other	(0.2)	—	(0.4)	—	(0.6)

Balance, December 31, 2018	2,652.5	(23.9)	890.3	10.9	3,529.8
Member distributions	—	—	(121.6)	—	(121.6)
Capital contributions from PBF LLC	228.5	—	—	—	228.5
Distribution of assets to PBF LLC	(0.3)	—	—	—	(0.3)
Distribution of TVPC investment	(168.8)	—	—	—	(168.8)
Stock based compensation	27.2	—	—	—	27.2
Net income	—	—	388.2	—	388.2
Other comprehensive income	—	14.2	—	—	14.2

Balance, December 31, 2019	$2,739.1	$(9.7)	$1,156.9	$10.9	$3,897.2

See notes to consolidated financial statements.

PBF HOLDING COMPANY LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended December 31,
	2019	2018	2017
Cash flows from operating activities:
Net income	$388.2	$103.0	$457.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	404.4	346.7	274.7
Stock-based compensation	30.5	20.2	21.5
Change in fair value of catalyst obligations	9.7	(5.6)	2.2
Deferred income taxes	(8.8)	7.2	(12.5)
Non-cash change in inventory repurchase obligations	25.4	(31.8)	13.8
Non-cash lower of cost or market inventory adjustment	(250.2)	351.3	(295.5)
Debt extinguishment costs	—	—	25.5
Pension and other post-retirement benefit costs	44.8	47.4	42.2
Income from equity method investee	(7.9)	(17.8)	(14.6)
Distributions from equity method investee	7.9	17.8	20.2
(Gain) loss on sale of assets	(29.9)	(43.1)	1.5
Changes in operating assets and liabilities:
Accounts receivable	(115.9)	240.4	(335.2)
Due to/from affiliates	12.6	(3.5)	3.2
Inventories	(8.0)	(1.5)	(54.7)
Prepaid and other current assets	4.4	(2.9)	(9.2)
Accounts payable	132.0	(110.7)	34.5
Accrued expenses	209.5	(233.0)	353.1
Deferred revenue	(0.2)	9.6	(4.8)
Other assets and liabilities	(58.9)	1.3	(52.0)

Net cash provided by operating activities	$789.6	$695.0	$471.1
Cash flows from investing activities:
Expenditures for property, plant and equipment	(373.1)	(277.3)	(232.6)
Expenditures for deferred turnaround costs	(299.3)	(266.0)	(379.1)
Expenditures for other assets	(44.7)	(17.0)	(31.2)
Proceeds from sale of assets	36.3	48.3	—
Equity method investment - return of capital	0.6	2.4	1.3

Net cash used in investing activities	$(680.2)	$(509.6)	$(641.6)

See notes to consolidated financial statements.

PBF HOLDING COMPANY LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(in millions)

	Year Ended December 31,
	2019	2018	2017
Cash flows from financing activities:
Contributions from PBF LLC	$228.5	$287.0	$97.0
Distributions to members	(121.6)	(52.6)	(61.2)
Distributions to T&M and Collins shareholders	—	—	(1.8)
Payment received for affiliate note receivable	—	—	11.6
Proceeds from 2025 Senior Notes	—	—	725.0
Cash paid to extinguish 2020 Senior Secured Notes	—	—	(690.2)
Proceeds from revolver borrowings	1,350.0	—	490.0
Repayments of revolver borrowings	(1,350.0)	(350.0)	(490.0)
Repayments of PBF Rail Term Loan	(7.0)	(6.8)	(6.6)
Repayments of note payable	—	(5.6)	(1.2)
Settlements of catalyst obligations	(6.5)	(9.1)	10.8
Deferred financing costs and other	(1.4)	(12.8)	(13.4)

Net cash provided by (used in) financing activities	$92.0	$(149.9)	$70.0
Net increase (decrease) in cash and cash equivalents	201.4	35.5	(100.5)
Cash and cash equivalents, beginning of period	561.7	526.2	626.7

Cash and cash equivalents, end of period	$763.1	$561.7	$526.2

Supplemental cash flow disclosures
Non-cash activities:
Accrued and unpaid capital expenditures	$36.0	$89.5	$25.4
Assets acquired under operating leases	1,168.0	—	—
Assets acquired under finance leases	26.3	—	—
Distribution of assets to PBF Energy Company LLC	169.1	13.7	25.5
Conversion of affiliate notes payable to capital contribution	—	—	86.3
Note payable issued for purchase of property, plant and equipment	—	—	6.8
Cash paid during the year for:
Interest (net of capitalized interest of $17.6, $9.3 and $5.9 in 2019, 2018 and 2017, respectively)	$107.0	$124.4	$131.4
Income taxes	1.2	0.6	—

See notes to consolidated financial statements.

PBF HOLDING COMPANY LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

Description of the Business

PBF Holding Company LLC (“PBF Holding” or the “Company”), a Delaware limited liability company, together with its consolidated subsidiaries, owns and operates oil refineries and related facilities in North America. PBF Holding is a wholly-owned subsidiary of PBF Energy Company LLC (“PBF LLC”). PBF Energy Inc. (“PBF Energy”) is the sole managing member of, and owner of an equity interest representing approximately 99.0% of the outstanding economic interest in PBF LLC as of December 31, 2019. PBF Investments LLC (“PBF Investments”), Toledo Refining Company LLC (“Toledo Refining” or “TRC”), Paulsboro Refining Company LLC (“Paulsboro Refining” or “PRC”), Delaware City Refining Company LLC (“Delaware City Refining” or “DCR”), Chalmette Refining, L.L.C. (“Chalmette Refining”), PBF Energy Western Region LLC (“PBF Western Region”), Torrance Refining Company LLC (“Torrance Refining”) and Torrance Logistics Company LLC are PBF LLC’s principal operating subsidiaries and are all wholly-owned subsidiaries of PBF Holding. Collectively, PBF Holding and its consolidated subsidiaries are referred to hereinafter as the “Company”.

On May 14, 2014, PBF Logistics LP (“PBFX”), a Delaware master limited partnership, completed its initial public offering (the “PBFX Offering”). PBF Logistics GP LLC (“PBF GP”) serves as the general partner of PBFX. PBF GP is wholly-owned by PBF LLC. In connection with the PBFX Offering, PBF Holding contributed to PBFX the assets and liabilities of certain crude oil terminaling assets. In a series of additional transactions subsequent to the PBFX Offering, PBF Holding distributed certain additional assets to PBF LLC, which in turn contributed those assets to PBFX (as described in “Note 9 - Related Party Transactions”).

Substantially all of the Company’s operations are in the United States. As of December 31, 2019, the Company’s oil refineries are all engaged in the refining of crude oil and other feedstocks into petroleum products, and have been aggregated to form one reportable segment. To generate earnings and cash flows from operations, the Company is primarily dependent upon processing crude oil and selling refined petroleum products at margins sufficient to cover fixed and variable costs and other expenses. Crude oil and refined petroleum products are commodities; and factors that are largely out of the Company’s control can cause prices to vary over time. The resulting potential margin volatility can have a material effect on the Company’s financial position, earnings and cash flows.

Basis of Presentation

The unaudited condensed consolidated financial information furnished herein reflects all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, considered necessary for a fair presentation of the financial position and the results of operations and cash flows of the Company for the periods presented. All intercompany accounts and transactions have been eliminated in consolidation. These unaudited Condensed Consolidated Financial Statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. These interim Condensed Consolidated Financial Statements should be read in conjunction with the PBF Holding and PBF Finance financial statements included in this prospectus. The results of operations for the three and six months ended June 30, 2020 are not necessarily indicative of the results to be expected for the full year.

Reclassification

As of June 30, 2020, Financing lease right of use assets - third party, previously included in Deferred charges and other assets, net, in the Condensed Consolidated Balance Sheets, are reflected within Lease right of use assets - third party, which is inclusive of all third party lease right of use assets. Financing lease liabilities - third party, previously included in Other long-term liabilities, in the Condensed Consolidated Balance Sheet, is presented as a separate line item in the Condensed Consolidated Financial Statements. The amounts related to such balance sheet accounts have also been reclassified in their respective footnotes for prior periods to conform to the 2020 presentation.

Interim Impairment Assessment

The global crisis resulting from the spread of the recent novel coronavirus (“COVID-19”) pandemic continues to have a substantial impact on the economy and overall consumer demand for energy and hydrocarbon products. As a result of the enduring throughput reductions across the Company’s refineries and continued decrease in demand for the Company’s products during the quarter, the Company determined an impairment triggering event had occurred. As such, the Company performed an interim impairment assessment on certain long-lived assets as of June 30, 2020. As a result of the interim impairment test, the Company concluded that the carrying values of its long-lived assets were not impaired when comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets over their remaining estimated useful life.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Presentation

These Consolidated Financial Statements include the accounts of PBF Holding and its consolidated subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

In 2019, the Company has changed its presentation from thousands to millions, as applicable, and as a result, any necessary rounding adjustments have been made to prior year disclosed amounts.

Cost Classifications

Cost of products and other consists of the cost of crude oil, other feedstocks, blendstocks and purchased refined products and the related in-bound freight and transportation costs.

Operating expenses (excluding depreciation and amortization) consists of direct costs of labor, maintenance and services, utilities, property taxes, environmental compliance costs and other direct operating costs incurred in connection with our refining operations. Such expenses exclude depreciation related to refining and logistics assets that are integral to the refinery production process, which is presented separately as Depreciation and amortization expense as a component of Cost of sales on the Company’s Consolidated Statements of Operations.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the related disclosures. Actual results could differ from those estimates.

Business Combinations

We use the acquisition method of accounting for the recognition of assets acquired and liabilities assumed in business combinations at their estimated fair values as of the date of acquisition. Any excess consideration transferred over the estimated fair values of the identifiable net assets acquired is recorded as goodwill. Significant judgment is required in estimating the fair value of assets acquired. As a result, in the case of significant acquisitions, we obtain the assistance of third-party valuation specialists in estimating fair values of tangible and intangible assets based on available historical information and on expectations and assumptions about the future, considering the perspective of marketplace participants. While management believes those expectations and assumptions are reasonable, they are inherently uncertain. Unanticipated market or macroeconomic events and circumstances may occur, which could affect the accuracy or validity of the estimates and assumptions.

Certain of the Company’s acquisitions may include earn-out provisions or other forms of contingent consideration. As of the acquisition date, the Company records contingent consideration, as applicable, at the estimated fair value of expected future payments associated with the earn-out. Any changes to the recorded fair value of contingent consideration, subsequent to the measurement period, will be recognized as earnings in the period in which it occurs.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The carrying amount of the cash equivalents approximates fair value due to the short-term maturity of those instruments.

Concentrations of Credit Risk

For the years ended December 31, 2019, 2018 and 2017 no single customer amounted to greater than or equal to 10% of the Company’s revenues.

No single customer accounted for 10% or more of our total trade accounts receivable as of December 31, 2019 or December 31, 2018.

Revenue, Deferred Revenue and Accounts Receivable

Prior to January 1, 2018, the Company recognized revenue from customers when all of the following criteria were met: (i) persuasive evidence of an exchange arrangement existed, (ii) delivery had occurred or services had been rendered, (iii) the buyer’s price was fixed or determinable and (iv) collectability was reasonably assured. Amounts billed in advance of the period in which the service was rendered or product delivered were recorded as deferred revenue. Effective January 1, 2018, the Company adopted ASC 606, as defined below under “Recently Adopted Accounting Guidance”. As a result, the Company has changed its accounting policy for the recognition of revenue from contracts with customers. Revenues are recognized when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Refer to “Note 15 - Revenues” for further discussion of the Company’s revenue recognition policy, including deferred revenues and the practical expedients elected as part of the transition to ASC 606.

During 2019, PBF Holding and its subsidiaries, DCR and PRC, entered into amendments to the existing inventory intermediation agreements (as amended in the first quarter of 2019 and amended and restated in the third quarter of 2019, the “Inventory Intermediation Agreements”) with J. Aron & Company, a subsidiary of The Goldman Sachs Group, Inc. (“J. Aron”), pursuant to which certain terms of the existing inventory intermediation agreements were amended, including, among other things, the maturity date. On March 29, 2019 the Inventory

Intermediation Agreement by and among J. Aron, PBF Holding and DCR was amended to add the PBFX assets acquired from Crown Point International, LLC in October 2018 (the “East Coast Storage Assets”) as a location and crude oil as a new product type to be included in the J. Aron Products (as defined in “Note 3 - Inventories”) sold to J. Aron by DCR. On August 29, 2019 the Inventory Intermediation Agreement by and among J. Aron, PBF Holding and PRC was extended to December 31, 2021, which term may be further extended by mutual consent of the parties to December 31, 2022 and the Inventory Intermediation Agreement by and among J. Aron, PBF Holding and DCR was extended to June 30, 2021, which term may be further extended by mutual consent of the parties to June 30, 2022.

Pursuant to each Inventory Intermediation Agreement, J. Aron continues to purchase and hold title to the J. Aron Products produced by the Paulsboro and Delaware City refineries (the “East Coast Refineries”), respectively, and delivered into the Company’s J. Aron Storage Tanks (as defined in “Note 3 - Inventories”). Furthermore, J. Aron agrees to sell the J. Aron Products back to the East Coast Refineries as the J. Aron Products are discharged out of its J. Aron Storage Tanks. These purchases and sales are settled monthly at the daily market prices related to those J. Aron Products. These transactions are considered to be made in contemplation of each other and, accordingly, do not result in the recognition of a sale when title passes from the East Coast Refineries to J. Aron. Additionally, J. Aron has the right to store the J. Aron Products purchased in J. Aron Storage Tanks under the Inventory Intermediation Agreements and will retain these storage rights for the term of the agreements. PBF Holding continues to market and sell the J. Aron Products independently to third parties.

Accounts receivable are carried at invoiced amounts. An allowance for doubtful accounts is established, if required, to report such amounts at their estimated net realizable value. In estimating probable losses, management reviews accounts that are past due and determines if there are any known disputes. There was no allowance for doubtful accounts at December 31, 2019 and 2018.

Excise taxes on sales of refined products that are collected from customers and remitted to various governmental agencies are reported on a net basis.

Inventories

Inventories are carried at the lower of cost or market. The cost of crude oil, feedstocks, blendstocks and refined products are determined under the last-in first-out (“LIFO”) method using the dollar value LIFO method with increments valued based on average purchase prices during the year. The cost of supplies and other inventories is determined principally on the weighted average cost method.

Property, Plant and Equipment

Property, plant and equipment additions are recorded at cost. The Company capitalizes costs associated with the preliminary, pre-acquisition and development/construction stages of a major construction project. The Company capitalizes the interest cost associated with major construction projects based on the effective interest rate of total borrowings. The Company also capitalizes costs incurred in the acquisition and development of software for internal use, including the costs of software, materials, consultants and payroll-related costs for employees incurred in the application development stage.

Depreciation is computed using the straight-line method over the following estimated useful lives:

Process units and equipment	5-25 years
Pipeline and equipment	5-25 years
Buildings	25 years
Computers, furniture and fixtures	3-7 years
Leasehold improvements	20 years
Railcars	50 years

Maintenance and repairs are charged to operating expenses as they are incurred. Improvements and betterments, which extend the lives of the assets, are capitalized.

Deferred Charges and Other Assets, Net

Deferred charges and other assets include refinery turnaround costs, catalyst, precious metal catalysts, linefill, deferred financing costs and intangible assets. Refinery turnaround costs, which are incurred in connection with planned major maintenance activities, are capitalized when incurred and amortized on a straight-line basis over the period of time estimated to lapse until the next turnaround occurs. The amortization period generally ranges from 3 to 6 years; however, based upon the specific facts and circumstances, different periods of deferral occur.

Precious metal catalysts, linefill and certain other intangibles are considered indefinite-lived assets as they are not expected to deteriorate in their prescribed functions. Such assets are assessed for impairment in connection with the Company’s review of its long-lived assets as indicators of impairment develop.

Deferred financing costs are capitalized when incurred and amortized over the life of the loan (generally 1 to 8 years).

Intangible assets with finite lives primarily consist of emission credits and permits and are amortized over their estimated useful lives (generally 1 to 10 years).

Long-Lived Assets and Definite-Lived Intangibles

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. Impairment is evaluated by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their ultimate disposition. If such analysis indicates that the carrying value of the long-lived assets is not considered to be recoverable, the carrying value is reduced to the fair value.

Impairment assessments inherently involve judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions. Although management utilizes assumptions that it believes are reasonable, future events and changing market conditions may impact management’s assumptions, which could produce different results.

Investments in Equity Method Investments

For equity investments that are not required to be consolidated under the variable or voting interest model, the Company evaluates the level of influence it is able to exercise over an entity’s operations to determine whether to use the equity method of accounting. The Company’s judgment regarding the level of control over an equity method investment includes considering key factors such as its ownership interest, participation in policy-making and other significant decisions and material intercompany transactions. Amounts recognized for equity method investments are included in equity method investments in the consolidated balance sheet and adjusted for the Company’s share of the net earnings and losses of the investee and cash distributions, which are included in the consolidated statements of operations and the consolidated statements of cash flows. Amounts recognized for earnings in excess of distributions of the Company’s equity method investments are included in the operating section of the consolidated statements of cash flows. The Company evaluates its equity method investments for impairment whenever events or changes in circumstances indicate that the carrying amounts of such investments may be impaired. A loss is recorded in earnings in the current period to write down the carrying value of the investment to fair value if a decline in the value of an equity method investment is determined to be other than temporary.

Asset Retirement Obligations

The Company records an asset retirement obligation at fair value for the estimated cost to retire a tangible long-lived asset at the time the Company incurs that liability, which is generally when the asset is purchased, constructed, or leased. The Company records the liability when it has a legal or contractual obligation to incur costs to retire the asset and when a reasonable estimate of the fair value of the liability can be made. If a reasonable estimate cannot be made at the time the liability is incurred, the Company will record the liability when sufficient information is available to estimate the liability’s fair value. Certain of the Company’s asset retirement obligations are based on its legal obligation to perform remedial activity at its refinery sites when it permanently ceases operations of the long-lived assets. The Company therefore considers the settlement date of these obligations to be indeterminable. Accordingly, the Company cannot calculate an associated asset retirement liability for these obligations at this time. The Company will measure and recognize the fair value of these asset retirement obligations when the settlement date is determinable.

Environmental Matters

Liabilities for future remediation costs are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated. Other than for assessments, the timing and magnitude of these accruals generally are based on the completion of investigations or other studies or a commitment to a formal plan of action. Environmental liabilities are based on best estimates of probable future costs using currently available technology and applying current regulations, as well as the Company’s own internal environmental policies. The measurement of environmental remediation liabilities may be discounted to reflect the time value of money if the aggregate amount and timing of cash payments of the liabilities are fixed or reliably determinable. The actual settlement of the Company’s liability for environmental matters could materially differ from its estimates due to a number of uncertainties such as the extent of contamination, changes in environmental laws and regulations, potential improvements in remediation technologies and the participation of other responsible parties.

Stock-Based Compensation

Stock-based compensation includes the accounting effect of options to purchase PBF Energy Class A common stock granted by PBF Energy to certain PBF Holding employees, Series A warrants issued or granted by PBF LLC to employees in connection with their acquisition of PBF LLC Series A units, options to acquire Series A units of PBF LLC granted by PBF LLC to certain employees, Series B units of PBF LLC that were granted to certain members of management and restricted PBF LLC Series A Units and restricted PBF Energy Class A common stock granted to certain directors and officers. The estimated fair value of the options to purchase PBF Energy Class A common stock and the PBF LLC Series A warrants and options, is based on the Black-Scholes option pricing model and the fair value of the PBF LLC Series B units is estimated based on a Monte Carlo simulation model. The estimated fair value is amortized as stock-based compensation expense on a straight-line method over the vesting period and included in General and administrative expense with forfeitures recognized in the period they occur.

Beginning in 2018, PBF Energy granted performance share awards and performance unit awards to certain key employees. Both types of awards have a three-year performance cycle and the payout for each, which ranges from 0% to 200%, is based on the relative ranking of the total shareholder return (“TSR”) of PBF Energy’s common stock as compared to the TSR of a selected group of industry peer companies over an average of four measurement periods. The performance share and performance unit awards are each measured at fair value based on Monte Carlo simulation models. The performance share awards will be settled in PBF Energy Class A common stock and are accounted for as equity awards and the performance unit awards will be settled in cash and are accounted for as liability awards.

Income Taxes

As PBF Holding is a limited liability company treated as a “flow-through” entity for income tax purposes, there is no benefit or expense for federal or state income tax in the accompanying financial statements apart from the income taxes attributable to two subsidiaries acquired in connection with the acquisition of Chalmette Refining and the Company’s wholly-owned Canadian subsidiary, PBF Energy Limited (“PBF Ltd.”). These subsidiaries are treated as C-corporations for tax purposes.

The State tax returns for all years since 2016 are subject to examination by the respective tax authorities.

Pension and Other Post-Retirement Benefits

The Company recognizes an asset for the overfunded status or a liability for the underfunded status of its pension and post-retirement benefit plans. The funded status is recorded within Other long-term liabilities or assets. Changes in the plans’ funded status are recognized in other comprehensive income in the period the change occurs.

Fair Value Measurement

A fair value hierarchy (Level 1, Level 2, or Level 3) is used to categorize fair value amounts based on the quality of inputs used to measure fair value. Accordingly, fair values derived from Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities. Fair values derived from Level 2 inputs are based on quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are either directly or indirectly observable for the asset or liability. Level 3 inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

The Company uses appropriate valuation techniques based on the available inputs to measure the fair values of its applicable assets and liabilities. When available, the Company measures fair value using Level 1 inputs because they generally provide the most reliable evidence of fair value. In some valuations, the inputs may fall into different levels in the hierarchy. In these cases, the asset or liability level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurements.

Financial Instruments

The estimated fair value of financial instruments has been determined based on the Company’s assessment of available market information and appropriate valuation methodologies. The Company’s non-derivative financial instruments that are included in current assets and current liabilities are recorded at cost in the Consolidated Balance Sheets. The estimated fair value of these financial instruments approximates their carrying value due to their short-term nature. Derivative instruments are recorded at fair value in the Consolidated Balance Sheets.

The Company’s commodity contracts are measured and recorded at fair value using Level 1 inputs based on quoted prices in an active market, Level 2 inputs based on quoted market prices for similar instruments, or Level 3 inputs based on third-party sources and other available market based data. The Company’s catalyst obligations and derivatives related to the Company’s crude oil and feedstocks and refined product purchase obligations are measured and recorded at fair value using Level 2 inputs on a recurring basis, based on observable market prices for similar instruments.

Derivative Instruments

The Company is exposed to market risk, primarily related to changes in commodity prices for the crude oil and feedstocks used in the refining process as well as the prices of the refined products sold and the risk associated with the price of credits needed to comply with various governmental and regulatory environmental compliance programs. The accounting treatment for commodity and environmental compliance contracts depends on the intended use of the particular contract and on whether or not the contract meets the definition of a derivative.

All derivative instruments, not designated as normal purchases or sales, are recorded in the Consolidated Balance Sheets as either assets or liabilities measured at their fair values. Changes in the fair value of derivative instruments that either are not designated or do not qualify for hedge accounting treatment or normal purchase or normal sale accounting are recognized currently in earnings. Contracts qualifying for the normal purchase and sales exemption are accounted for upon settlement. Cash flows related to derivative instruments that are not designated or do not qualify for hedge accounting treatment are included in operating activities.

The Company designates certain derivative instruments as fair value hedges of a particular risk associated with a recognized asset or liability. At the inception of the hedge designation, the Company documents the relationship between the hedging instrument and the hedged item, as well as its risk management objective and strategy for undertaking various hedge transactions. Derivative gains and losses related to these fair value hedges, including hedge ineffectiveness, are recorded in cost of sales along with the change in fair value of the hedged asset or liability attributable to the hedged risk. Cash flows related to derivative instruments that are designated as fair value hedges are included in operating activities.

Economic hedges are hedges not designated as fair value or cash flow hedges for accounting purposes that are used to (i) manage price volatility in certain refinery feedstock and refined product inventories, and (ii) manage price volatility in certain forecasted refinery feedstock purchases and refined product sales. These instruments are recorded at fair value and changes in the fair value of the derivative instruments are recognized currently in cost of sales.

Derivative accounting is complex and requires management judgment in the following respects: identification of derivatives and embedded derivatives, determination of the fair value of derivatives, documentation of hedge relationships, assessment and measurement of hedge ineffectiveness and election and designation of the normal purchases and sales exception. All of these judgments, depending upon their timing and effect, can have a significant impact on the Company’s earnings.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Topic 842)”, (Accounting Standards Codification “ASC” 842) to increase the transparency and comparability of leases. ASC 842 supersedes the lease accounting guidance in ASC 840 - “Leases”. ASC 842 requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. The Company elected to utilize the “package” of three expedients, as defined in ASC 842, which retains the lease classification and initial direct costs for any leases that existed prior to adoption of the standard. The Company also has elected to not evaluate land easements that existed as of, or expired before, adoption of the new standard. The Company’s Consolidated Financial Statements for the periods prior to the adoption of ASC 842 are not adjusted and are reported in accordance with the Company’s historical accounting policy. As of the date of implementation on January 1, 2019, the impact of the adoption of ASC 842 resulted in the recognition of a right of use asset and lease payable obligation on the Company’s Consolidated Balance Sheets of approximately $853.9 million, of which $604.4 million is attributable to leases with affiliates. As the right of use asset and the lease payable obligation were the same upon adoption of ASC 842, there was no cumulative effect on the Company’s retained earnings. See “Note 11 - Leases” for further details.

In August 2017, the FASB issued ASU No. 2017-12, “Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities” (“ASU 2017-12”). The amendments in ASU 2017-12 more closely align the results of cash flow and fair value hedge accounting with risk management activities in the consolidated financial statements. The amendments expand the ability to hedge nonfinancial and financial risk components, reduce complexity in fair value hedges of interest rate risk, eliminate the requirement to separately measure and report hedge ineffectiveness, and eases certain hedge effectiveness assessment requirements. The guidance in ASU 2017-12 also provided transition relief to make it easier for entities to apply certain amendments to existing hedges (including fair value hedges) where the hedge documentation needs to be modified. The presentation and disclosure requirements of ASU 2017-12 were applied prospectively. The Company adopted the amendments in this ASU effective January 1, 2019, which did not have a material impact on its Consolidated Financial Statements and related disclosures.

In June 2018, the FASB issued ASU No. 2018-07, “Compensation - Stock Compensation (Topic 718): Targeted Improvements to Non-employee Share-Based Payment Accounting” (“ASU 2018-07”). ASU 2018-07 expands the scope of Topic 718, Compensation-Stock Compensation, to include share-based payment transactions for acquiring goods and services from non-employees. As a result, non-employee share-based transactions will be measured by estimating the fair value of the equity instruments at the grant date, taking into consideration the probability of satisfying performance conditions. In addition, ASU 2018-07 also clarifies that any share-based payment awards issued to customers should be evaluated under ASC 606, Revenues from Contracts with Customers, (“ASC 606”). The Company adopted the amendments in this ASU effective January 1, 2019, which did not have a material impact on its Consolidated Financial Statements and related disclosures.

In August 2018, the FASB issued ASU 2018-15, “Intangibles-Goodwill and Other-Internal-Use Software” (Subtopic 350-40) (“ASU 2018-15”). This guidance addresses a customer’s accounting for implementation costs incurred in a cloud computing arrangement that is a service contract. ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in such arrangements with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. This guidance is effective for fiscal years beginning after December 15, 2019 and for interim periods within those fiscal years, with early adoption permitted. This guidance should be applied on either a retrospective or prospective basis. The Company has elected to early adopt this guidance in the second quarter of 2019 on a prospective basis. The Company’s adoption of ASU 2018-15 did not have a material impact on its Consolidated Financial Statements and related disclosures.

Recently Issued Accounting Pronouncements

In August 2018, the FASB issued ASU No. 2018-14, “Compensation - Retirement Benefits - Defined Benefit Plans - General (Subtopic 715-20)”, to improve the effectiveness of benefit plan disclosures in the notes to financial statements by facilitating clear communication of the information required by GAAP that is most important to users of each entity’s financial statements. The amendments in this ASU modify the disclosure requirements for employers that sponsor defined benefit pension or other postretirement plans. Additionally, the amendments in this ASU remove disclosures that no longer are considered cost beneficial, clarify the specific requirements of disclosures, and add disclosure requirements identified as relevant. The amendments in this ASU are effective for fiscal years ending after December 15, 2020, for public business entities and early adoption is permitted for all entities.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments-Credit Losses” (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This guidance amends the guidance on measuring credit losses on financial assets held at amortized cost. ASU 2016-13 requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company has adopted ASU 2016-13 effective January 1, 2020. The impact of adoption will require additional disclosures commencing with the Company’s March 31, 2020 quarterly report on Form 10-Q, however, there is no anticipated impact on the Company’s Consolidated Financial Statements.

3.	INVENTORIES

Inventories consisted of the following:

December 31, 2019
(in millions)	Titled Inventory	Inventory Intermediation Agreements	Total
Crude oil and feedstocks	$1,071.4	$2.7	$1,074.1
Refined products and blendstocks	976.0	352.9	1,328.9
Warehouse stock and other	120.8	—	120.8

	$2,168.2	$355.6	$2,523.8
Lower of cost or market adjustment	(324.8)	(76.8)	(401.6)

Total inventories	$1,843.4	$278.8	$2,122.2

December 31, 2018
(in millions)	Titled Inventory	Inventory Intermediation Agreements	Total
Crude oil and feedstocks	$1,044.8	$—	$1,044.8
Refined products and blendstocks	1,026.9	334.8	1,361.7
Warehouse stock and other	109.4	—	109.4

	$2,181.1	$334.8	$2,515.9
Lower of cost or market adjustment	(557.2)	(94.6)	(651.8)

Total inventories	$1,623.9	$240.2	$1,864.1

Inventory under the Inventory Intermediation Agreements includes crude oil, intermediate and certain finished products (the “J. Aron Products”) purchased or produced by the East Coast Refineries and sold to counterparties in connection with the Inventory Intermediation Agreements with J. Aron. This inventory is held in the Company’s storage tanks at the Delaware City and Paulsboro refineries and at PBFX’s East Coast Storage Assets, (collectively the “J. Aron Storage Tanks”).

During the year ended December 31, 2019, the Company recorded an adjustment to value its inventories to the lower of cost or market which increased income from operations by $250.2 million, reflecting the net change in the lower of cost or market (“LCM”) inventory reserve from $651.8 million at December 31, 2018 to $401.6 million at December 31, 2019. During the year ended December 31, 2018, the Company recorded an adjustment to value its inventories to the lower of cost or market which decreased income from operations by $351.3 million, reflecting the net change in the LCM inventory reserve from $300.5 million at December 31, 2017 to $651.8 million at December 31, 2018.

An actual valuation of inventories valued under the LIFO method is made at the end of each year based on inventory levels and costs at that time. We recorded a charge related to a LIFO layer decrement of $4.9 million and $21.9 million during the years ended December 31, 2019 and December 31, 2018, respectively.

4.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consisted of the following:

(in millions)	December 31, 2019	December 31, 2018
Land	$244.6	$249.0
Processing units, pipelines and equipment	3,282.2	2,934.5
Buildings and leasehold improvements	48.0	47.9
Computers, furniture and fixtures	134.9	121.2
Construction in progress	304.0	320.1

	4,013.7	3,672.7
Less - Accumulated depreciation	(845.1)	(701.5)

Total property, plant and equipment, net	$3,168.6	$2,971.2

Depreciation expense for the years ended December 31, 2019, 2018 and 2017 was $140.7 million, $133.1 million and $123.3 million, respectively. The Company capitalized $17.6 million and $9.3 million in interest during 2019 and 2018, respectively, in connection with construction in progress.

Torrance Land Sale

On August 1, 2019 and August 7, 2018, the Company closed on third-party sales of parcels of real property acquired as part of the Torrance refinery, but not part of the refinery itself. The sales resulted in a gain of approximately $33.1 million and $43.8 million in the third quarter of 2019 and 2018, respectively, included within (Gain) loss on sale of assets in the Consolidated Statements of Operations.

5.	DEFERRED CHARGES AND OTHER ASSETS, NET

Deferred charges and other assets, net consisted of the following:

(in millions)	December 31, 2019	December 31, 2018
Deferred turnaround costs, net	$722.7	$673.1
Catalyst, net	132.7	124.3
Environmental credits	37.8	37.8
Finance lease assets	24.2	—
Linefill	19.5	19.5
Pension plan assets	10.3	9.7
Intangible assets, net	0.5	0.5
Other	6.5	6.9

Total deferred charges and other assets, net	$954.2	$871.8

Catalyst, net includes $74.5 million and $73.1 million of indefinitely-lived precious metal catalysts as of December 31, 2019 and December 31, 2018, respectively.

The Company recorded amortization expense related to deferred turnaround costs, catalyst and intangible assets of $256.8 million, $207.2 million and $144.0 million for the years ended December 31, 2019, 2018 and 2017, respectively.

Intangible assets, net primarily consists of permits and emission credits. Our net balance as of December 31, 2019 and December 31, 2018 is shown below.

(in millions)	December 31, 2019	December 31, 2018
Intangible assets - gross	$4.0	$4.0
Accumulated amortization	(3.5)	(3.5)

Intangible assets - net	$0.5	$0.5

6.	ACCRUED EXPENSES

Accrued expenses consisted of the following:

(in millions)	December 31, 2019	December 31, 2018
Inventory-related accruals	$1,103.2	$846.3
Inventory intermediation agreements	278.1	249.4
Excise and sales tax payable	98.4	149.4
Accrued transportation costs	88.7	53.6
Accrued salaries and benefits	77.4	89.3
Accrued utilities	40.1	49.8
Accrued capital expenditures	31.0	59.9
Renewable energy credit and emissions obligations	17.7	27.1
Accrued refinery maintenance and support costs	16.9	19.0
Environmental liabilities	12.3	6.5
Accrued interest	6.8	6.8
Current finance lease liabilities	6.5	—
Customer deposits	1.8	5.6
Other	12.5	16.3

Total accrued expenses	$1,791.4	$1,579.0

The Company has the obligation to repurchase the J. Aron Products that are held in its J. Aron Storage Tanks in accordance with the Inventory Intermediation Agreements with J. Aron. As of December 31, 2019 and December 31, 2018, a liability is recognized for the Inventory Intermediation Agreements and is recorded at market price for the J. Aron owned inventory held in its J. Aron Storage Tanks under the Inventory Intermediation Agreements, with any change in the market price being recorded in Cost of products and other.

The Company is subject to obligations to purchase Renewable Identification Numbers (“RINs”) required to comply with the Renewable Fuels Standard. The Company’s overall RINs obligation is based on a percentage of domestic shipments of on-road fuels as established by Environmental Protection Agency (“EPA”). To the degree the Company is unable to blend the required amount of biofuels to satisfy its RINs obligation, RINs must be purchased on the open market to avoid penalties and fines. The Company records its RINs obligation on a net basis in Accrued expenses when its RINs liability is greater than the amount of RINs earned and purchased in a given period and in Prepaid and other current assets when the amount of RINs earned and purchased is greater than the RINs liability. In addition, the Company is subject to obligations to comply with federal and state legislative and regulatory measures, including regulations in the state of California pursuant to Assembly Bill 32 (“AB32”), to address environmental compliance and greenhouse gas and other emissions. These requirements include incremental costs to operate and maintain our facilities as well as to implement and manage new emission controls and programs. Renewable energy credit and emissions obligations fluctuate with the volume of applicable product sales and timing of credit purchases.

7.	CREDIT FACILITIES AND DEBT

Long-term debt outstanding consisted of the following:

(in millions)	December 31, 2019	December 31, 2018
2025 Senior Notes	$725.0	$725.0
2023 Senior Notes	500.0	500.0
PBF Rail Term Loan	14.5	21.6
Catalyst financing arrangements	47.6	44.3
Revolving Credit Facility	—	—

	1,287.1	1,290.9
Less - Current debt	—	(2.4)
Unamortized deferred financing costs	(24.3)	(30.5)

Long-term debt	$1,262.8	$1,258.0

Revolving Credit Facility

On May 2, 2018, PBF Holding and certain of its wholly-owned subsidiaries, as borrowers or subsidiary guarantors, replaced the existing asset-based revolving credit agreement dated as of August 15, 2014 with a new asset-based revolving credit agreement (the “Revolving Credit Facility”). The Revolving Credit Facility has a maximum commitment of $3.4 billion, a maturity date of May 2023 and redefines certain components of the Borrowing Base, as defined in the agreement governing the Revolving Credit Facility (the “Revolving Credit Agreement”), to make more funding available for working capital needs and other general corporate purposes. An accordion feature allows for commitments of up to $3.5 billion. Borrowings under the Revolving Credit Facility bear interest at the Alternative Base Rate plus the Applicable Margin or at the Adjusted LIBOR plus the Applicable Margin (all as defined in the Revolving Credit Agreement). The Applicable Margin ranges from 0.25% to 1.00% for Alternative Base Rate Loans and from 1.25% to 2.00% for Adjusted LIBOR Loans, in each case depending on the Company’s corporate credit rating. In addition, the LC Participation Fee ranges from 1.00% to 1.75% depending on the Company’s corporate credit rating and the Fronting Fee is capped at 0.25%.

The Revolving Credit Agreement contains customary covenants and restrictions on the activities of PBF Holding and its subsidiaries, including, but not limited to, limitations on incurring additional indebtedness, liens, negative pledges, guarantees, investments, loans, asset sales, mergers and acquisitions, prepayment of other debt, distributions, dividends and the repurchase of capital stock, transactions with affiliates and the ability of PBF Holding to change the nature of its business or its fiscal year; all as defined in the Revolving Credit Agreement.

In addition, the Revolving Credit Agreement has a financial covenant which requires that if at any time Excess Availability, as defined in the Revolving Credit Agreement, is less than the greater of (i) 10% of the lesser of the then existing Borrowing Base and the then aggregate Revolving Commitments of the Lenders (the “Financial Covenant Testing Amount”), and (ii) $100.0 million, and until such time as Excess Availability is greater than the Financial Covenant Testing Amount and $100.0 million for a period of 12 or more consecutive days, PBF Holding will not permit the Consolidated Fixed Charge Coverage Ratio, as defined in the Revolving Credit Agreement and determined as of the last day of the most recently completed quarter, to be less than 1 to 1.

PBF Holding’s obligations under the Revolving Credit Facility are (a) guaranteed by each of its domestic operating subsidiaries that are not Excluded Subsidiaries (as defined in the Revolving Credit Agreement) and (b) secured by a lien on (i) PBF LLC’s equity interest in PBF Holding and (ii) certain assets of PBF Holding and the subsidiary guarantors, including all deposit accounts (other than zero balance accounts, cash collateral accounts, trust accounts and/or payroll accounts, all of which are excluded from the definition of collateral), all accounts receivable, all hydrocarbon inventory (other than the J. Aron Products owned by J. Aron pursuant to the

Inventory Intermediation Agreements) and to the extent evidencing, governing, securing or otherwise related to the foregoing, all general intangibles, chattel paper, instruments, documents, letter of credit rights and supporting obligations; and all products and proceeds of the foregoing.

There were no outstanding borrowings under the Revolving Credit Facility as of December 31, 2019 and December 31, 2018. Issued letters of credit were $221.4 million and $400.7 million, as of December 31, 2019 and December 31, 2018, respectively.

Senior Notes

On February 9, 2012, PBF Holding and PBF Holding’s wholly-owned subsidiary, PBF Finance Corporation (“PBF Finance”), completed the offering of $675.5 million aggregate principal amount of 8.25% Senior Secured Notes due 2020 (the “2020 Senior Secured Notes”).

On November 24, 2015, PBF Holding and PBF Holding’s wholly-owned subsidiary, PBF Finance completed an offering of $500.0 million in aggregate principal amount of 7.00% Senior Secured Notes due 2023 (the “2023 Senior Notes”, and together with the 2020 Senior Secured Notes, the “Senior Secured Notes”). The net proceeds from this offering were approximately $490.0 million after deducting the initial purchasers’ discount and offering expenses.

The Senior Secured Notes were secured on a first-priority basis by substantially all of the present and future assets of PBF Holding and its subsidiaries (other than assets securing the Revolving Credit Facility). Payment of the Senior Secured Notes is jointly and severally guaranteed by substantially all of PBF Holding’s subsidiaries. PBF Holding has optional redemption rights to repurchase all or a portion of the Senior Secured Notes at varying prices no less than 100% of the principal amounts of the notes plus accrued and unpaid interest. The holders of the Senior Secured Notes have repurchase options exercisable only upon a change in control, certain asset sale transactions, or in event of a default as defined in the indenture agreement.

In addition, the Senior Secured Notes contain customary terms, events of default and covenants for an issuer of non-investment grade debt securities including limitations on PBF Holding’s and its restricted subsidiaries’ ability to, among other things; (1) incur additional indebtedness or issue certain preferred stock; (2) make equity distributions; (3) pay dividends on or repurchase capital stock or make other restricted payments; (4) enter into transactions with affiliates; (5) create liens; (6) engage in mergers and consolidations or otherwise sell all or substantially all of its assets; (7) designate subsidiaries as unrestricted subsidiaries; (8) make certain investments; and (9) limit the ability of restricted subsidiaries to make payments to PBF Holding.

At all times after (a) a covenant suspension event (which requires that the Senior Secured Notes have investment grade ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC), or (b) a Collateral Fall-Away Event, as defined in the indenture, the Senior Secured Notes will become unsecured.

On May 30, 2017, PBF Holding entered into an Indenture (the “Indenture”) among PBF Holding and PBF Finance (the “Issuers”), the guarantors named therein (collectively the “Guarantors”) and Wilmington Trust, National Association, as Trustee, under which the Issuers issued $725.0 million in aggregate principal amount of 7.25% senior notes due 2025 (the “2025 Senior Notes”). The Issuers received net proceeds of approximately $711.6 million from the offering after deducting the initial purchasers’ discount and offering expenses, all of which was used to fund the cash tender offer (the “Tender Offer”) for any and all of its outstanding 2020 Senior Secured Notes, to pay the related redemption price and accrued and unpaid interest for any 2020 Senior Secured Notes which remained outstanding after the completion of the Tender Offer, and for general corporate purposes. The difference between the carrying value of the 2020 Senior Secured Notes on the date they were reacquired and the amount for which they were reacquired has been classified as debt extinguishment costs in the Consolidated Statements of Operations.

The 2025 Senior Notes are guaranteed by substantially all of PBF Holding’s subsidiaries. The 2025 Senior Notes and guarantees are senior unsecured obligations which rank equal in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness, including the Revolving Credit Facility and 2023 Senior Notes. The 2025 Senior Notes and the guarantees rank senior in right of payment to the Issuers’ and the Guarantors’ existing and future indebtedness that is expressly subordinated in right of payment thereto. The 2025 Senior Notes and the guarantees are effectively subordinated to any of the Issuers’ and the Guarantors’ existing or future secured indebtedness (including the Revolving Credit Facility) to the extent of the value of the collateral securing such indebtedness. The 2025 Senior Notes and the guarantees are structurally subordinated to any existing or future indebtedness and other obligations of the Issuers’ non-guarantor subsidiaries.

PBF Holding has optional redemption rights to repurchase all or a portion of the 2025 Senior Notes at varying prices which are no less than 100% of the principal amount plus accrued and unpaid interest. The holders of the 2025 Senior Notes have repurchase options exercisable only upon a change in control, certain asset sale transactions, or in event of a default as defined in the Indenture. In addition, the 2025 Senior Notes contain customary terms, events of default and covenants for an issuer of non-investment grade debt securities that limit certain types of additional debt, equity issuances, and payments. Many of these covenants will cease to apply or will be modified if the 2025 Senior Notes are rated investment grade.

Upon the satisfaction and discharge of the 2020 Senior Secured Notes in connection with the closing of the Tender Offer and the redemption described above, a Collateral Fall-Away Event under the indenture governing the 2023 Senior Notes occurred on May 30, 2017, and the 2023 Senior Notes became unsecured and certain covenants were modified, as provided for in the indenture governing the 2023 Senior Notes and related documents.

The 2025 Senior Notes and the 2023 Senior Notes are collectively referred to as the “Senior Notes”.

As disclosed in “Note 19 - Subsequent Events”, on January 24, 2020, PBF Holding issued $1.0 billion in aggregate principal amount of 6.00% senior unsecured notes due 2028 (the “2028 Senior Notes”). The proceeds from this notes issuance were used in part to subsequently redeem the outstanding 2023 Senior Notes.

PBF Rail Term Loan

On December 22, 2016, PBF Rail Logistics Company LLC (“PBF Rail”) entered into a $35.0 million term loan (the “PBF Rail Term Loan”) with a bank previously party to the Rail Facility. The PBF Rail Term Loan amortizes monthly over its five year term and bears interest at a rate equal to one month LIBOR plus the margin as defined in the agreement governing the PBF Rail Term Loan (the “Rail Credit Agreement”). As security for the PBF Rail Term Loan, PBF Rail pledged, among other things: (i) certain Eligible Railcars; (ii) the Debt Service Reserve Account (as defined in the Rail Credit Agreement); and (iii) PBF Holding’s membership interest in PBF Rail. Additionally, the Rail Credit Agreement contains customary terms, events of default and covenants for transactions of this nature. PBF Rail may at any time repay the PBF Rail Term Loan without penalty in the event that railcars securing the loan are sold, scrapped or otherwise removed from the collateral pool.

The outstanding balances under the PBF Rail Term Loan were $14.5 million and $21.6 million as of December 31, 2019 and December 31, 2018, respectively.

Precious Metal Catalyst Financing Arrangements

Certain subsidiaries of the Company have entered into agreements whereby such subsidiary sold a portion of its precious metal catalysts to a major commercial bank and then borrowed back the precious metal catalysts under financing arrangements. The volume of the precious metal catalysts and the interest rate are fixed over the term of each financing arrangement. At maturity, the Company must repurchase the precious metal catalysts in question at its then fair market value. The Company believes that there is a substantial market for precious metal catalysts and that it will be able to release such catalysts at maturity. The Company treated these transactions as financing arrangements, and the related payments are recorded as interest expense over the agreements’ terms. The Company has elected the fair value option for accounting for its catalyst repurchase obligations as the Company’s liability is directly impacted by the change in value of the underlying catalysts. The fair value of these repurchase obligations as reflected in the fair value of long-term debt outstanding table below is measured using Level 2 inputs.

Details of the catalyst financing arrangements at each of the Company’s refineries as of December 31, 2019 are included in the following table:

	Annual interest rate	Expiration date
Paulsboro catalyst financing arrangement	1.47%	December 2022
Delaware City catalyst financing arrangement	1.35%	October 2020	(1)
Toledo catalyst financing arrangement	1.75%	June 2020	(1)
Chalmette catalyst financing arrangements	2.10%	October 2021
	1.80%	November 2022
Torrance catalyst financing arrangement	1.78%	July 2022

(1)

These catalyst financing arrangements are included in Long-term debt as of December 31, 2019 as the Company has the ability and intent to finance this debt through availability under other credit facilities if the catalyst financing arrangements are not renewed at maturity.

In total, aggregate annual catalyst financing fees were approximately $0.7 million and $1.0 million as of December 31, 2019 and 2018, respectively.

Debt Maturities

Debt maturing in the next five years and thereafter is as follows (in millions):

Year Ending December 31,
2020	$21.4
2021	19.8
2022	20.9
2023	500.0
2024	—
Thereafter	725.0

$1,287.1

8.	OTHER LONG-TERM LIABILITIES

Other long-term liabilities consisted of the following:

(in millions)	December 31, 2019	December 31, 2018
Environmental liabilities	$119.9	$135.1
Defined benefit pension plan liabilities	73.8	75.0
Long-term finance lease liabilities	18.4	—
Early railcar return liability	17.6	23.3
Post-retirement medical plan liabilities	17.5	19.3
Other	4.1	0.8

Total other long-term liabilities	$251.3	$253.5

9.	RELATED PARTY TRANSACTIONS

Transactions and Agreements with PBFX

PBF Holding entered into agreements with PBFX that establish fees for certain general and administrative services, and operational and maintenance services provided by the Company to PBFX. In addition, the Company executed terminal, pipeline and storage services agreements with PBFX under which PBFX provides commercial transportation, terminaling, storage and pipeline services to the Company. These agreements with PBFX include:

Contribution Agreements

Immediately prior to the closing of certain contribution agreements, which PBF LLC entered into with PBFX (as defined in the table below, and collectively referred to as the “Contribution Agreements”), PBF Holding contributed certain assets to PBF LLC. PBF LLC in turn contributed those assets to PBFX pursuant to the Contribution Agreements. Certain proceeds received by PBF LLC from PBFX in accordance with the Contribution Agreements were subsequently contributed by PBF LLC to PBF Holding. The Contribution Agreements include the following:

Contribution Agreement	Effective Date	Assets Contributed	Total Consideration
Contribution Agreement I	5/8/2014	DCR Rail Terminal and the Toledo Truck Terminal	74,053 PBFX common units and 15,886,553 PBFX subordinated units

Contribution Agreement II	9/16/2014	DCR West Rack	$135.0 million in cash and $15.0 million through the issuance of 589,536 PBFX common units

Contribution Agreement III	12/2/2014	Toledo Storage Facility	$135.0 million in cash and $15.0 million through the issuance of 620,935 PBFX common units

Contribution Agreement IV	5/5/2015	DCR Products Pipeline and DCR Truck Rack	$112.5 million in cash and $30.5 million through the issuance of 1,288,420 PBFX common units

Contribution Agreement V	8/31/2016	Torrance Valley Pipeline (50% equity interest in TVPC)	$175.0 million in cash

Contribution Agreement VI	2/15/2017	Paulsboro Natural Gas Pipeline	$11.6 million affiliate promissory note (a)

Contribution Agreements VII-X	7/16/2018	Development Assets (b)	$31.6 million through the issuance of 1,494,134 PBFX common units

Contribution Agreement XI	4/24/2019	Remaining 50% equity interest in TVPC (c)	$200.0 million in cash

(a)

As a result of the completion of the interstate natural gas pipeline that serves the Paulsboro refinery (the “Paulsboro Natural Gas Pipeline”) in the fourth quarter of 2017, PBF Holding received full payment for the affiliate promissory note due from PBFX.

(b)

On July 16, 2018, PBFX entered into four contribution agreements with PBF LLC pursuant to which the Company contributed to PBF LLC certain of its subsidiaries (the “Development Assets Contribution Agreements”). Pursuant to the Development Asset Contribution Agreements, the Company contributed all of the issued and outstanding limited liability company interests of: Toledo Rail Logistics Company LLC, whose assets consist of a loading and unloading rail facility located at the Toledo refinery (the “Toledo Rail Products Facility”); Chalmette Logistics Company LLC, whose assets consist of a truck loading rack facility (the “Chalmette Truck Rack”) and a rail yard facility (the “Chalmette Rosin Yard”), both of which are located at the Chalmette refinery; Paulsboro Terminaling Company LLC, whose assets consist of a lube oil terminal facility located at the Paulsboro refinery (the “Paulsboro Lube Oil Terminal”); and DCR Storage and Loading Company LLC, whose assets consist of an ethanol storage facility located at the Delaware City refinery (collectively with the Toledo Rail Products Facility, the Chalmette Truck Rack, the Chalmette Rosin Yard, and the Paulsboro Lube Oil Terminal, the “Development Assets”) to PBF LLC. PBFX Operating Company LP, PBFX’s wholly-owned subsidiary, in turn acquired the limited liability company interests in the Development Assets from PBF LLC in connection with the Development Assets Contribution Agreements effective as of July 31, 2018.

(c)

On April 24, 2019, PBFX entered into a contribution agreement with PBF LLC, pursuant to which the Company contributed to PBF LLC, which in turn contributed to PBFX, all of the issued and outstanding limited liability company interests of TVP Holding Company LLC (“TVP Holding”) for total consideration of $200.0 million (the “TVPC Acquisition”). Prior to the TVPC Acquisition, TVP Holding (then a subsidiary of PBF Holding) owned a 50% equity interest in Torrance Valley Pipeline Company LLC (“TVPC”). Subsequent to the closing of the TVPC Acquisition on May 31, 2019, PBFX owns 100% of the equity interest in TVPC.

Commercial Agreements with PBFX

PBF Holding has entered into long-term, fee-based commercial agreements with PBFX relating to assets associated with the Contribution Agreements described above, the majority of which include a minimum volume commitment (“MVC”) and are supported by contractual fee escalations for inflation adjustments and certain increases in operating costs. Under these agreements, PBFX provides various pipeline, rail and truck terminaling and storage services to PBF Holding and PBF Holding has committed to provide PBFX with minimum fees based on minimum monthly throughput volumes. PBF Holding believes the terms and conditions under these agreements, as well as the Omnibus Agreement (as defined below) and the Services Agreement (as defined below) each with PBFX, are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services.

These commercial agreements (as defined in the table below) with PBFX include:

Service Agreements	Initiation Date	Initial Term	Renewals (a)	MVC	Force Majeure
Transportation and Terminaling
Amended and Restated Rail Agreements (b)	5/8/2014	7 years, 8 months	N/A	125,000 bpd	PBF Holding or PBFX can declare
Toledo Truck Unloading & Terminaling Services Agreement (c)	5/8/2014	7 years, 8 months	2 x 5	5,500 bpd
Toledo Storage Facility Storage and Terminaling Services Agreement- Terminaling Facility (c)	12/12/2014	10 years	2 x 5	4,400 bpd
Delaware Pipeline Services Agreement	5/15/2015	10 years, 8 months	2 x 5	50,000 bpd
Delaware Pipeline Services Agreement- Magellan Connection	11/1/2016	2 years, 5 months	See note (d)	See note (d)

Service Agreements	Initiation Date	Initial Term	Renewals (a)	MVC	Force Majeure
Delaware City Truck Loading Services Agreement- Gasoline	5/15/2015	10 years, 8 months	2 x 5	30,000 bpd
Delaware City Truck Loading Services Agreement- LPGs	5/15/2015	10 years, 8 months	2 x 5	5,000 bpd
East Coast Terminals Terminaling Services Agreements (e)	5/1/2016	Various (f)	Evergreen	15,000 bpd (g)
East Coast Terminals Tank Lease Agreements	5/1/2016	Various (f)	Evergreen	350,000 barrels (h)
Torrance Valley Pipeline Transportation Services Agreement- North Pipeline (c)	8/31/2016	10 years	2 x 5	50,000 bpd
Torrance Valley Pipeline Transportation Services Agreement- South Pipeline (c)	8/31/2016	10 years	2 x 5	75,000 bpd (i)
Torrance Valley Pipeline Transportation Services Agreement- Midway Storage Tank (c)	8/31/2016	10 years	2 x 5	55,000 barrels (h)
Torrance Valley Pipeline Transportation Services Agreement- Emidio Storage Tank (c)	8/31/2016	10 years	2 x 5	900,000 barrels per month
Torrance Valley Pipeline Transportation Services Agreement- Belridge Storage Tank (c)	8/31/2016	10 years	2 x 5	770,000 barrels per month
Paulsboro Natural Gas Pipeline Services Agreement (c) (j)	8/4/2017	15 years	Evergreen	60,000 dekatherms per day
Knoxville Terminals Agreement- Terminaling Services	4/16/2018	5 years	Evergreen	Various (k)
Knoxville Terminals Agreement- Tank Lease (c)	4/16/2018	5 years	Evergreen	115,334 barrels (h)
Toledo Rail Loading Agreement (c)	7/31/2018	7 years, 5 months	2 x 5	Various (l)
Chalmette Terminal Throughput Agreement	7/31/2018	1 year	Evergreen	N/A
Chalmette Rail Unloading Agreement	7/31/2018	7 years, 5 months	2 x 5	7,600 bpd
DSL Ethanol Throughput Agreement (c)	7/31/2018	7 years, 5 months	2 x 5	5,000 bpd
Delaware City Terminaling Services Agreement (m)	1/1/2022	4 years	2 x 5	95,000 bpd
Storage
Toledo Storage Facility Storage and Terminaling Services Agreement- Storage Facility (c)	12/12/2014	10 years	2 x 5	3,849,271 barrels (h)	PBF Holding or PBFX can declare
Chalmette Storage Agreement (c)	See note (n)	10 years	2 x 5	625,000 barrels (h)
East Coast Storage Assets Terminal Storage Agreement	1/1/2019	8 years	Evergreen	2,953,725 barrels (h)

(a)	PBF Holding has the option to extend the agreements for up to two additional five-year terms, as applicable.

(b)

The Amended and Restated Rail Agreements, as amended and effective as of January 1, 2018, include the Amended and Restated Delaware City Rail Terminaling Services Agreement and the Amended and Restated Delaware West Ladder Rack Terminaling Services Agreement, each between Delaware City Terminaling Company LLC (“DCTC”) and PBF Holding, with the service fees thereunder being adjusted, including the addition of an ancillary fee paid by PBF Holding on an actual cost basis. In determining payments due under the Amended and Restated Rail Agreements, excess volumes throughput under the agreements shall apply against required payments in respect to the minimum throughput commitments on a quarterly basis and, to the extent not previously applied, on an annual basis against the MVCs. Effective January 1, 2019, the existing Amended and Restated Rail Agreements were further amended for the inclusion of services through certain rail infrastructure at the East Coast Storage Assets.

(c)	These commercial agreements with PBFX are considered leases.
(d)

In connection with the inclusion of an additional destination at the Magellan connection under the Delaware Pipeline Services Agreement, PBF Holding and Delaware Pipeline Company LLC agreed to a two-year, five-month MVC (the “Magellan MVC”) under the Delaware Pipeline Services Agreement. The Magellan MVC expired on March 31, 2019, subsequent to which PBFX has been billing actual throughput on the Magellan connection.

(e)

Subsequent to the PBFX acquisition of the Toledo, Ohio refined products terminal assets (the “Toledo Products Terminal”), the Toledo Products Terminal was added to the East Coast Terminals Terminaling Services Agreements.

(f)	The East Coast Terminals related party agreements include varying initial term lengths, ranging from one to five years.
(g)

The East Coast Terminals Terminaling Service Agreements have no MVCs and are billed based on actual volumes throughput, other than a terminaling services agreement between PBFX’s East Coast Terminals’ Paulsboro, New Jersey location and PBF Holding’s Paulsboro refinery with a 15,000 bpd MVC.

(h)

Reflects the overall capacity as stipulated by the storage agreement. The storage MVC is subject to the effective operating capacity of each tank, which can be impacted by routine tank maintenance and other factors. PBF Holding’s available shell capacity may be subject to change as agreed to by PBF Holding and PBFX.

(i)

In connection with the TVPC Acquisition on May 31, 2019, the Torrance Valley Pipeline Transportation Services Agreement- South Pipeline was amended and restated to increase the MVC from 70,000 bpd to 75,000 bpd.

(j)

In August 2017, the Paulsboro Natural Gas Pipeline commenced service. Concurrent with the commencement of operations, a new services agreement was entered into between Paulsboro Natural Gas Pipeline Company LLC and PRC regarding the Paulsboro Natural Gas Pipeline.

(k)

The minimum throughput revenue commitment for the Knoxville Terminals Agreement- Terminaling Services is $0.9 million for year one, $1.8 million for year two and $2.7 million for year three and thereafter.

(l)

Under the Toledo Rail Loading Agreement, PBF Holding has minimum throughput commitments for (i) 30 railcars per day of products and (ii) 11.5 railcars per day of premium products. The Toledo Rail Loading Agreement also specifies a maximum throughput rate of 50 railcars per day.

(m)

The Delaware City Terminaling Services Agreement between DCTC and PBF Holding will commence in 2022 subsequent to the expiration of the Amended and Restated Rail Agreements and includes additional services to be provided by PBFX as operator of other rail facilities owned by PBF Holding’s subsidiaries.

(n)	The Chalmette Storage Services Agreement was entered into on February 15, 2017 and commenced on November 1, 2017.

Omnibus Agreement

In addition to the commercial agreements described above, PBF Holding entered into an omnibus agreement with PBFX, PBF GP and PBF LLC, which has been amended and restated in connection with certain of the Contribution Agreements with PBFX, PBF GP and PBF LLC (as amended, the “Omnibus Agreement”) for the provision of executive management services and support for accounting and finance, legal, human resources, information technology, environmental, health and safety, and other administrative functions, as well as (i) PBF LLC’s agreement not to compete with PBFX under certain circumstances, subject to certain exceptions, (ii) PBFX’s right of first offer for ten years to acquire certain logistics assets retained by PBF Energy following the PBFX Offering, including certain logistics assets that PBF LLC or its subsidiaries may construct or acquire in the future, subject to certain exceptions, and (iii) a license to use the PBF Logistics trademark and name.

The annual fee under the Omnibus Agreement for the year ended December 31, 2019 was $7.7 million, inclusive of obligations under the Omnibus Agreement to reimburse PBF Holding for certain compensation and benefit costs of employees who devote more than 50% of their time to PBFX for the year ending December 31, 2019. The annual fee was increased to $8.3 million effective as of January 1, 2020, inclusive of estimated obligations under the Omnibus Agreement to reimburse PBF Holding for certain compensation and benefit costs of employees who devote more than 50% of their time to PBFX for the year ending December 31, 2020.

Services Agreement

Additionally, PBF Holding and certain of its subsidiaries entered into an operation and management services and secondment agreement with PBFX (as amended, the “Services Agreement”), pursuant to which PBF Holding and its subsidiaries provide PBFX with the personnel necessary for PBFX to perform its obligations under the commercial agreements. PBFX reimburses PBF Holding for the use of such employees and the provision of certain infrastructure-related services to the extent applicable to its operations, including storm water discharge and waste water treatment, steam, potable water, access to certain roads and grounds, sanitary sewer access, electrical power, emergency response, filter press, fuel gas, API solids treatment, fire water and compressed air. For the year ended December 31, 2019, PBFX paid an annual fee of $8.6 million to PBF Holding pursuant to the Services Agreement and is expected to pay the same annual fee to PBF Holding pursuant to the Services Agreement for the year ending December 31, 2020.

The Services Agreement will terminate upon the termination of the Omnibus Agreement, provided that PBFX may terminate any service on 30-days’ notice.

Summary of Transactions with PBFX

A summary of our affiliate transactions with PBFX is as follows:

	Year Ended December 31,
(in millions)	2019	2018	2017
Reimbursements under affiliate agreements:
Services Agreement	$8.6	$7.5	$6.6
Omnibus Agreement	7.7	7.5	6.9
Total expenses under affiliate agreements	300.9	259.4	240.7

Total reimbursements under the Omnibus Agreement are included in General and administrative expenses and reimbursements under the Services Agreement and expenses under affiliate agreements are included in Cost of products and other in the Company’s statements of operations.

Financial Sponsors

As of December 31, 2013 PBF Energy’s financial sponsors had received the full return of their aggregate amount invested in PBF LLC Series A Units. As a result, pursuant to the amended and restated limited liability company agreement of PBF LLC, the holders of PBF LLC Series B Units are entitled to an interest in the amounts received by the investment funds associated with the initial investors in PBF LLC in excess of their original investment in the form of PBF LLC distributions and from the shares of PBF Energy Class A Common

Stock issuable to such investment funds (for their own account and on behalf of the holders of PBF LLC Series B Units) upon an exchange, and the proceeds from the sale of such shares. Such proceeds received by the investment funds associated with the initial investors in PBF LLC are distributed to the holders of the PBF LLC Series B Units in accordance with the distribution percentages specified in the PBF LLC amended and restated limited liability company agreement. There were no distributions to PBF LLC Series B unitholders for the years ending December 31, 2019 and 2018.

10.	COMMITMENTS AND CONTINGENCIES

Other Commitments

In addition to commitments related to lease obligations accounted for in accordance with ASC 842 and disclosed in “Note 11 - Leases”, the Company is party to third party agreements which provide for the treatment of wastewater and the supply of hydrogen and steam for certain of its refineries as well as minimum volume commitments under certain affiliate agreements with PBFX.

Fixed and determinable obligations related to the above agreements are as follows (in millions):

Year Ending December 31,
2020	$144.2
2021	137.2
2022	109.2
2023	106.7
2024	105.7
Thereafter	242.8

Total obligations	$845.8

Employment Agreements

The Company has entered into various employment agreements with members of executive management and certain other key personnel that include automatic annual renewals, unless canceled. Under some of the agreements, certain of the executives would receive a lump sum payment of between 1.50 to 2.99 times their base salary and continuation of certain employee benefits for the same period upon termination by the Company “Without Cause”, or by the employee “For Good Reason”, or upon a “Change in Control”, as defined in the agreements. Upon death or disability, certain of the Company’s executives, or their estates, would receive a lump sum payment of at least one half of their base salary.

Environmental Matters

The Company’s refineries, pipelines and related operations are subject to extensive and frequently changing federal, state and local laws and regulations, including, but not limited to, those relating to the discharge of materials into the environment or that otherwise relate to the protection of the environment, waste management and the characteristics and the compositions of fuels. Compliance with existing and anticipated laws and regulations can increase the overall cost of operating the refineries, including remediation, operating costs and capital costs to construct, maintain and upgrade equipment and facilities.

These laws and permits raise potential exposure to future claims and lawsuits involving environmental and safety matters which could include soil and water contamination, air pollution, personal injury and property damage allegedly caused by substances which the Company manufactured, handled, used, released or disposed of, transported, or that relate to pre-existing conditions for which the Company has assumed responsibility. The Company believes that its current operations are in substantial compliance with existing environmental and safety requirements. However, there have been and will continue to be ongoing discussions about environmental and safety matters between the Company and federal and state authorities, including notices of violations, citations and other enforcement actions, some of which have resulted or may result in changes to operating procedures and in capital expenditures. While it is often difficult to quantify future environmental or safety related expenditures, the Company anticipates that continuing capital investments and changes in operating procedures will be required for the foreseeable future to comply with existing and new requirements, as well as evolving interpretations and more strict enforcement of existing laws and regulations.

In connection with the acquisition of the Torrance refinery and related logistics assets, the Company assumed certain pre-existing environmental liabilities totaling $121.3 million as of December 31, 2019 ($130.8 million as of December 31, 2018), related to certain environmental remediation obligations to address existing soil and groundwater contamination and monitoring activities and other clean-up activities, which reflects the current estimated cost of the remediation obligations. The current portion of the environmental liability is recorded in Accrued expenses and the non-current portion is recorded in Other long-term liabilities. The Company expects to make aggregate payments for this liability of $57.4 million over the next five years.

The environmental liability reflected in the Company’s Consolidated Balance Sheets was $132.2 million and $141.6 million at December 31, 2019 and December 31, 2018, respectively, of which $119.9 million and $135.1 million, respectively, were classified as Other long-term liabilities. These liabilities include remediation and monitoring costs expected to be incurred over an extended period of time. Estimated liabilities could increase in the future when the results of ongoing investigations become known, are considered probable and can be reasonably estimated.

Applicable Federal and State Regulatory Requirements

The Company’s operations and many of the products it manufactures are subject to certain specific requirements of the Clean Air Act (the “CAA”) and related state and local regulations. The CAA contains provisions that require capital expenditures for the installation of certain air pollution control devices at the Company’s refineries. Subsequent rule making authorized by the CAA or similar laws or new agency interpretations of existing rules, may necessitate additional expenditures in future years.

In 2010, New York State adopted a Low-Sulfur Heating Oil mandate that, beginning July 1, 2012, requires all heating oil sold in New York State to contain no more than 15 parts per million (“PPM”) sulfur. Since July 1, 2012, other states in the Northeast market began requiring heating oil sold in their state to contain no more than 15 PPM sulfur. Currently, all of the Northeastern states and Washington DC have adopted sulfur controls on heating oil. Most of the Northeastern states require heating oil with 15 PPM or less sulfur. The mandate and other requirements are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

EPA issued the final Tier 3 Gasoline standards on March 3, 2014 under the CAA. This final rule establishes more stringent vehicle emission standards and further reduces the sulfur content of gasoline starting in January 2017. The new standard is set at 10 PPM sulfur in gasoline on an annual average basis starting January 1, 2017, with a credit trading program to provide compliance flexibility. EPA responded to industry comments on the proposed rule and maintained the per gallon sulfur cap on gasoline at the existing 80 PPM cap. The refineries are complying with these new requirements as planned, either directly or using flexibility provided by sulfur credits generated or purchased in advance as an economic optimization. The standards set by the new rule are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

The Company is required to comply with the Renewable Fuel Standard (“RFS”) implemented by EPA, which sets annual quotas for the quantity of renewable fuels (such as ethanol) that must be blended into motor fuels consumed in the United States. In July 2018, EPA issued proposed amendments to RFS program regulations that would establish annual percentage standards for cellulosic biofuel, biomass-based diesel, advanced biofuel, and renewable fuels that would apply to all gasoline and diesel produced in the U.S. or imported in the year 2019. In addition, the separate proposal includes a proposed biomass-based diesel applicable volume for 2020. It is likely that RIN production will continue to be lower than needed forcing obligated parties, such as the Company, to purchase cellulosic waiver credits or purchase excess RINs from suppliers on the open market.

In addition, on November 26, 2018 EPA finalized revisions to an existing air regulation concerning Maximum Achievable Control Technologies for Petroleum Refineries. The regulation requires additional continuous monitoring systems for eligible process safety valves relieving to atmosphere, minimum flare gas heat (Btu) content, and delayed coke drum vent controls to be installed by January 30, 2019. In addition, a program for ambient fence line monitoring for benzene was implemented prior to the deadline of January 30, 2018. The regulation does not have a material impact on our financial position, results of operations or cash flows.

EPA published a Final Rule to the Clean Water Act Section 316(b) in August 2014 regarding cooling water intake structures, which includes requirements for petroleum refineries. The purpose of this rule is to prevent fish from being trapped against cooling water intake screens (impingement) and to prevent fish from being drawn through cooling water systems (entrainment). Facilities will be required to implement best technology available as soon as possible, but state agencies have the discretion to establish implementation time lines. The Company has evaluated, and continues to evaluate, the impact of this regulation, and at this time does not expect this regulation to materially impact the Company’s financial position, results of operations or cash flows.

The Company is subject to greenhouse gas emission control regulations in the state of California pursuant to AB32. AB32 imposes a statewide cap on greenhouse gas emissions, including emissions from transportation fuels, with the aim of returning the state to 1990 emission levels by 2020. AB32 is implemented through two market mechanisms including the Low Carbon Fuel Standard and Cap and Trade, which was extended for an additional ten years to 2030 in July 2017. The Company is responsible for the AB32 obligations related to the Torrance refinery beginning on July 1, 2016 and must purchase emission credits to comply with these obligations. Additionally, in September 2016, the state of California enacted Senate Bill 32 (“SB32”) which further reduces greenhouse gas emissions targets to 40 percent below 1990 levels by 2030.

The Company recovers the majority of these costs from its customers, and does not expect these obligations to materially impact the Company’s financial position, results of operations, or cash flows. To the degree there are unfavorable changes to AB32 or SB32 regulations or the Company is unable to recover such compliance costs from customers, these regulations could have a material adverse effect on our financial position, results of operations and cash flows.

The Company is subject to obligations to purchase RINs. On February 15, 2017, the Company received a notification that EPA records indicated that PBF Holding used potentially invalid RINs that were in fact verified under EPA’s RIN Quality Assurance Program (“QAP”) by an independent auditor as QAP A RINs. Under the regulations, use of potentially invalid QAP A RINs provided the user with an affirmative defense from civil penalties provided certain conditions are met. The Company has asserted the affirmative defense and if accepted by EPA will not be required to replace these RINs and will not be subject to civil penalties under the program. It is reasonably possible that EPA will not accept the Company’s defense and may assess penalties in these matters but any such amount is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

As of January 1, 2011, the Company is required to comply with EPA’s Control of Hazardous Air Pollutants From Mobile Sources, or MSAT2, regulations on gasoline that impose reductions in the benzene content of its produced gasoline. The Company purchases benzene credits to meet these requirements when necessary. The Company may implement capital projects to reduce the amount of benzene credits that the Company needs to purchase. In additions, the renewable fuel standards mandate the blending of prescribed percentages of renewable fuels (e.g., ethanol and biofuels) into the Company’s produced gasoline and diesel. These requirements, other requirements of the CAA and other presently existing or future environmental regulations may cause the Company to make substantial capital expenditures as well as the purchase of credits at significant cost, to enable its refineries to produce products that meet applicable requirements.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), also known as “Superfund,” imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to be responsible for the release of a “hazardous substance” into the environment. These persons include the current or former owner or operator of the disposal site or sites where the release occurred and companies that disposed of or arranged for the disposal of the hazardous substances. Under CERCLA, such persons may be subject to joint and several liability for investigation and the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. As discussed more fully above, certain of the Company’s sites are subject to these laws and the Company may be held liable for investigation and remediation costs or claims for natural resource damages. It is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances or other pollutants released into the environment. Analogous state laws impose similar responsibilities and liabilities on responsible parties. In the Company’s current normal operations, it has generated waste, some of which falls within the statutory definition of a “hazardous substance” and some of which may have been disposed of at sites that may require cleanup under Superfund.

The Company is also currently subject to certain other existing environmental claims and proceedings. The Company believes that there is only a remote possibility that future costs related to any of these other known contingent liability exposures would have a material impact on its financial position, results of operations or cash flows.

Tax Receivable Agreement

PBF Energy (the Company’s indirect parent) entered into a tax receivable agreement with the PBF LLC Series A and PBF LLC Series B unitholders (the “Tax Receivable Agreement”) that provides for the payment by PBF Energy to such persons of an amount equal to 85% of the amount of the benefits, if any, that PBF Energy is deemed to realize as a result of (i) increases in tax basis, as described below, and (ii) certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. For purposes of the Tax Receivable Agreement, the benefits deemed realized by PBF Energy will be computed by comparing the actual income tax liability of PBF Energy (calculated with certain assumptions) to the amount of such taxes that PBF Energy would have been required to pay had there been no increase to the tax basis of the assets of PBF LLC as a result of purchases or exchanges of PBF LLC Series A Units for shares of PBF Energy Class A common stock and had PBF Energy not entered into the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless: (i) PBF Energy exercises its right to terminate the Tax Receivable Agreement, (ii) PBF Energy breaches any of its material obligations under the Tax Receivable Agreement or (iii) certain changes of control occur, in which case all obligations under the Tax Receivable Agreement will generally be accelerated and due as calculated under certain assumptions.

The payment obligations under the Tax Receivable Agreement are obligations of PBF Energy and not of PBF LLC or PBF Holding. In general, PBF Energy expects to obtain funding for these annual payments from PBF LLC, primarily through tax distributions, which PBF LLC makes on a pro-rata basis to its owners. Such owners include PBF Energy, which holds a 99.0% interest in PBF LLC as of both December 31, 2019 and December 31, 2018.

PBF LLC generally obtains funding to pay its tax distributions by causing PBF Holding to distribute cash to PBF LLC and from distributions it receives from PBFX.

As a result of the reduction of the corporate federal tax rate to 21% as part of the Tax Cuts and Jobs Act (“TCJA”), PBF Energy’s liability associated with the Tax Receivable Agreement was reduced.

11.	LEASES

The Company leases office space, office equipment, refinery facilities and equipment, railcars and other logistics assets primarily under non-cancelable operating leases, with terms typically ranging from one to twenty years, subject to certain renewal options as applicable. The Company considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of lease liabilities and right-of-use assets. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term. Interest expense for finance leases is incurred based on the carrying value of the lease liability. Leases with an initial term of 12 months or less are not recorded on the balance sheet.

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company must discount lease payments based on an estimate of its incremental borrowing rate.

The Company does not separate lease and nonlease components of contracts for any of its asset classes. There are no material residual value guarantees associated with any of the Company’s leases. There are no significant restrictions or covenants included in the Company’s lease agreements other than those that are customary in such arrangements. Certain of the Company’s leases, primarily for the Company’s commercial and logistics asset classes, include provisions for variable payments. These variable payments are typically determined based on a measure of throughput or actual days the asset is operated during the contract term or another measure of usage and are not included in the initial measurement of lease liabilities and right-of-use assets.

Lease Position as of December 31, 2019

The table below presents the lease related assets and liabilities recorded on the Company’s Consolidated Balance Sheets as of December 31, 2019:

(in millions)	Classification on the Balance Sheet	December 31, 2019
Assets
Operating lease assets - third party	Operating lease right of use assets - third party	$306.1
Operating lease assets - affiliate	Operating lease right of use assets - affiliate	650.3
Finance lease assets	Deferred charges and other assets, net	24.2

Total lease right of use assets		$980.6

Liabilities
Current liabilities:
Operating lease liabilities - third party	Current operating lease liabilities - third party	$72.0
Operating lease liabilities - affiliate	Current operating lease liabilities - affiliate	79.2
Finance lease liabilities - third party	Accrued expenses	6.5
Noncurrent liabilities:
Operating lease liabilities - third party	Long-term operating lease liabilities - third party	232.9
Operating lease liabilities - affiliate	Long-term operating lease liabilities - affiliate	571.1
Finance lease liabilities - third party	Other long-term liabilities	18.4

Total lease liabilities		$980.1

Lease Costs

The table below presents certain information related to costs for the Company’s leases for the year ended December 31, 2019:

Lease Costs (in millions)	Year Ended December 31, 2019
Components of total lease costs:
Finance lease costs
Amortization of lease right of use assets	$2.0
Interest on lease liabilities	0.8
Operating lease costs	239.6
Short-term lease costs	89.2
Variable lease costs	31.6

Total lease costs	$363.2

There were no net gains or losses on any sale-leaseback transactions for the year ended December 31, 2019.

Other Information

The table below presents supplemental cash flow information related to leases for the year ended December 31, 2019 (in millions):

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$241.1
Operating cash flows for finance leases	0.8
Financing cash flows for finance leases	1.4
Supplemental non-cash amounts of lease liabilities arising from obtaining right-of-use assets	340.2

Lease Term and Discount Rate

The table below presents certain information related to the weighted average remaining lease term and weighted average discount rate for the Company’s leases as of December 31, 2019:

Weighted average remaining lease term - operating leases	8.8 years
Weighted average remaining lease term - finance leases	6.1 years
Weighted average discount rate - operating leases	7.95%
Weighted average discount rate - finance leases	5.98%

Undiscounted Cash Flows

The table below reconciles the fixed component of the undiscounted cash flows for each of the periods presented to the lease liabilities recorded on the Consolidated Balance Sheets as of December 31, 2019:

Amounts due in the year ended December 31, (in millions)	Finance Leases	Operating Leases
2020	$7.8	$222.4
2021	7.8	188.3
2022	2.0	168.9
2023	2.0	159.2
2024	2.0	159.6
Thereafter	8.8	449.9

Total minimum lease payments	30.4	1,348.3
Less: effect of discounting	5.5	393.1

Present value of future minimum lease payments	24.9	955.2
Less: current obligations under leases	6.5	151.2

Long-term lease obligations	$18.4	$804.0

As of December 31, 2019, the Company has entered into certain leases that have not yet commenced. Such leases include a 15-year lease for hydrogen supply, with future lease payments estimated to total approximately $212.6 million, expected to commence in the second quarter of 2020. No other such pending leases, either individually or in the aggregate, are material. There are no material lease arrangements in which the Company is the lessor.

In the normal course of business, the Company enters into certain affiliate lease arrangements with PBFX for the use of certain storage, terminaling and pipeline assets. The Company believes the terms and conditions under these leases are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services. The terms for these affiliate leases generally range from seven to fifteen years. The Company uses the same methodology for discounting the lease payments on affiliate leases as it does for third party leases as described above. For the year ended December 31, 2019, the Company incurred operating lease costs, related to affiliate operating leases, of $130.0 million. As of December 31, 2019, the Company had recorded right-of-use assets, short-term lease obligations and long-term lease obligations of $650.3 million, $79.2 million and $571.1 million, respectively, associated with these affiliate operating leases.

12.	EQUITY STRUCTURE

PBF Holding has no common stock outstanding. As of December 31, 2019, 100% of the membership interests of PBF Holding were owned by PBF LLC, and PBF Finance had 100 shares of common stock outstanding, all of which were held by PBF Holding. The following sections represent the equity structure of the Company’s indirect and direct parents, PBF Energy and PBF LLC, respectively.

PBF Energy Capital Structure

PBF Energy Class A Common Stock

Holders of Class A common stock are entitled to receive dividends when and if declared by the Board of Directors of PBF Energy out of funds legally available therefore, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. Upon PBF Energy’s dissolution or liquidation or the sale of all or substantially all of the assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of Class A common stock will be entitled to receive pro rata remaining assets available for distribution. Holders of shares of Class A common stock do not have preemptive, subscription, redemption or conversion rights.

PBF Energy Class B Common Stock

Holders of shares of Class B common stock are entitled, without regard to the number of shares of Class B common stock held by such holder, to one vote for each PBF LLC Series A Unit beneficially owned by such holder. Accordingly, the members of PBF LLC other than PBF Energy collectively have a number of votes in PBF Energy that is equal to the aggregate number of PBF LLC Series A Units that they hold.

Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters presented to stockholders for their vote or approval, except as otherwise required by applicable law.

Holders of Class B common stock do not have any right to receive dividends or to receive a distribution upon a liquidation or winding up of PBF Energy.

PBF Energy Preferred Stock

Authorized preferred stock may be issued in one or more series, with designations, powers and preferences as shall be designated by the Board of Directors.

PBF LLC Capital Structure

PBF LLC Series A Units

The allocation of profits and losses and distributions to PBF LLC Series A unitholders is governed by the limited liability company agreement of PBF LLC. These allocations are made on a pro rata basis with PBF LLC Series C Units. PBF LLC Series A unitholders do not have voting rights.

PBF LLC Series B Units

The PBF LLC Series B Units are intended to be “profit interests” within the meaning of Revenue Procedures 93-27 and 2001-43 of the Internal Revenue Service and have a stated value of zero at issuance. The PBF LLC Series B Units are held by certain of the Company’s current and former officers, have no voting rights and are designed to increase in value only after the Company’s financial sponsors achieve certain levels of return on their investment in PBF LLC Series A Units. Accordingly, the amounts paid to the holders of PBF LLC Series B Units, if any, will reduce only the amounts otherwise payable to the PBF LLC Series A Units held by the Company’s financial sponsors, and will not reduce or otherwise impact any amounts payable to PBF Energy (the holder of PBF LLC Series C Units), the holders of PBF Energy’s Class A common stock or any other holder of PBF LLC Series A Units. The maximum number of PBF LLC Series B Units authorized to be issued is 1,000,000.

PBF LLC Series C Units

The PBF LLC Series C Units rank on a parity with the PBF LLC Series A Units as to distribution rights, voting rights and rights upon liquidation, winding up or dissolution. PBF LLC Series C Units are held solely by PBF Energy.

Noncontrolling Interest

Subsequent to the Chalmette Acquisition, PBF Holding recorded noncontrolling interests in two subsidiaries of Chalmette Refining. PBF Holding, through Chalmette Refining, owns an 80% ownership interest in both Collins Pipeline Company (“Collins”) and T&M Terminal Company (“T&M”). In both of the years ended December 31, 2019 and 2018 the Company recorded earnings attributable to the noncontrolling interest in these subsidiaries of less than $0.2 million.

13.	STOCK-BASED COMPENSATION

Stock-based compensation expense included in general and administrative expenses consisted of the following:

	Years Ended December 31,
(in millions)	2019	2018	2017
PBF Energy options	$15.8	$11.5	$9.4
PBF Energy restricted shares	6.5	7.5	12.1
PBF Energy performance awards	8.2	1.2	—

	$30.5	$20.2	$21.5

PBF Energy options

PBF Energy grants stock options which represent the right to purchase share of PBF Energy’s common stock at its fair market value, which is the closing price of PBF Energy’s common stock on the date of grant. Stock options have a maximum term of ten years from the date they are granted, and vest over a requisite service period of four years subject to acceleration in certain circumstances. The Company uses the Black-Scholes option-pricing model to estimate the fair value of stock options granted, which requires the input of subjective assumptions.

The Black-Scholes option-pricing model values used to value stock option awards granted were determined based on the following weighted average assumptions:

	December 31, 2019	December 31, 2018	December 31, 2017
Expected life (in years)	6.25	6.25	6.25
Expected volatility	38.6%	35.8%	39.5%
Dividend yield	3.54%	3.49%	4.58%
Risk-free rate of return	2.16%	2.82%	2.09%
Exercise price	$34.11	$35.25	$26.52

The following table summarizes activity for PBF Energy options for the years ended December 31, 2019, 2018 and 2017.

	Number of PBF Energy Class A Common Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Stock-based awards, outstanding at January 1, 2017	5,970,625	$27.37	8.02
Granted	1,638,075	26.52	10.00
Exercised	(462,500)	25.65	—
Forfeited	(263,425)	27.71	—

Outstanding at December 31, 2017	6,882,775	$27.27	7.82
Granted	2,500,742	35.25	10.00
Exercised	(884,878)	27.57	—
Forfeited	(141,981)	33.49	—

Outstanding at December 31, 2018	8,356,658	$29.60	7.48
Granted	1,899,909	34.11	10.00
Exercised	(49,656)	24.23	—
Forfeited	(132,995)	31.65	—

Outstanding at December 31, 2019	10,073,916	$30.47	7.17

Exercisable and vested at December 31, 2019	5,345,051	$28.37	5.94
Exercisable and vested at December 31, 2018	3,531,066	$27.39	6.27
Exercisable and vested at December 31, 2017	2,958,875	$27.58	6.77
Expected to vest at December 31, 2019	10,073,916	$30.47	7.17

The total estimated fair value of PBF Energy options granted in 2019 and 2018 was $17.9 million and $23.9 million and the weighted average per unit fair value was $9.43 and $9.55. The total intrinsic value of stock options outstanding and exercisable at December 31, 2019, was $27.0 million and $20.0 million, respectively. The total intrinsic value of stock options outstanding and exercisable at December 31, 2018, was $36.5 million and $19.4 million, respectively. The total intrinsic value of stock options exercised during the years ended December 31, 2019 and 2018 was $0.3 million and $12.4 million, respectively.

Unrecognized compensation expense related to PBF Energy options at December 31, 2019 was $34.5 million, which will be recognized from 2020 through 2023.

Restricted Stock Awards

The Company grants restricted stock to employees and non-employee directors. In general, restricted stock granted to our employees vest over a requisite services period of four years, subject to acceleration in certain circumstances. Restricted stock recipients who received grants subsequent to May 2017 have the right to vote such stock; however, dividends are accrued and will be paid upon vesting. Restricted stock units granted to non-employee directors are considered to vest immediately at the time of the grant for accounting purposes, as they are non-forfeitable, but are issued in equal annual installments on each of the first three anniversaries of the grant date. The non-vested shares are not transferable and are held by our transfer agent. The fair values of restricted stock are equal to the market price of our common stock on the grant date.

The following table summarizes activity for PBF Energy Restricted Stock:

	Number of PBF Energy Restricted Class A Common Stock	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2017	521,369	$24.89
Granted	762,425	25.86
Vested	(172,978)	24.99
Forfeited	(15,100)	24.18

Nonvested at December 31, 2017	1,095,716	$25.56
Granted	58,830	47.24
Vested	(345,073)	26.13
Forfeited	(15,519)	24.18

Nonvested at December 31, 2018	793,954	$26.88
Granted	58,324	28.20
Vested	(356,204)	26.68
Forfeited	(3,849)	24.18

Nonvested at December 31, 2019	492,225	$27.21

Unrecognized compensation expense related to PBF Energy Restricted Class A common stock at December 31, 2019 was $5.3 million, which will be recognized from 2020 through 2023.

Performance Awards

The Company grants performance share awards, which are paid in stock, and performance share unit awards, which are paid in cash, (collectively, the “performance awards”) to certain key employees. Performance awards granted to employees are based on a three-year performance period (the “performance cycle”). The performance awards will vest on the last day of the performance cycle, subject to forfeiture or acceleration under certain circumstances set forth in the award agreement. The number of performance awards that will ultimately vest is based on the Company’s total shareholder return over the performance period. The number of shares ultimately issued or cash paid under these awards can range from zero to 200% of target award amounts.

Performance Share Unit Awards

The performance share awards are accounted for as equity awards, for which the fair value was determined on the grant date by application of a Monte Carlo valuation model.

The grant date fair value was calculated using a Monte Carlo valuation model with the following assumptions:

	December 31, 2019	December 31, 2018
Expected life (in years)	2.17 - 2.88	2.17
Expected volatility	37.19% - 41.70%	39.04%
Dividend yield	3.40% - 3.67%	2.95%
Risk-free rate of return	1.66% - 2.51%	2.89%
Weighted average fair value per PSU	$27.99	$50.23

The following table summarizes activity for PBF Energy performance share awards:

	Number of PBF Energy PSUs	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2018	—	$—
Granted	179,072	50.23
Forfeited	—	—

Nonvested at December 31, 2018	179,072	$50.23
Granted	181,725	27.99
Forfeited	—	—

Nonvested at December 31, 2019	360,797	$39.03

The risk-free interest rate for the remaining performance period as of the grant date is based on a linear interpolation of published yields of traded U.S. Treasury Interest-Only STRIP Bonds. The dividend yield assumption is based on the annualized most recent quarterly dividend divided by the stock price on the grant date. The assumption for the expected volatility of the Company’s stock price reflects the average of PBF Energy’s common stock historical and implied volatility.

As of December 31, 2019, unrecognized compensation cost related to performance share unit awards was $8.5 million, which is expected to be recognized over a weighted average period of two years.

Performance Unit awards

The performance unit awards are dollar denominated with a target value of $1.00, with actual payout of up to $2.00 per unit (or 200 percent of target). The performance unit awards are settled in cash based on the payout amount determined at the end of the performance cycle. The Company accounts for the performance unit awards as liability awards which the Company recorded at fair market value on the date of grant. Subsequently, the performance unit awards will be marked-to-market at the end of each fiscal quarter by application of a Monte Carlo simulation model.

The following table summarizes activity for PBF Energy performance unit awards:

Number of PBF Energy Performance Units (in equivalent $’s)
Nonvested at January 1, 2018	—
Granted	7,279,188
Forfeited	—

Nonvested at December 31, 2018	7,279,188
Granted	7,751,658
Forfeited	—

Nonvested at December 31, 2019	15,030,846

As of December 31, 2019, unrecognized compensation cost related to performance unit awards was $8.2 million, which is expected to be recognized over a weighted average period of two years.

14.	EMPLOYEE BENEFIT PLANS

Defined Contribution Plan

The Company’s defined contribution plan covers all employees. Employees are eligible to participate as of the first day of the month following 30 days of service. Participants can make basic contributions up to 50 percent of their annual salary subject to Internal Revenue Service limits. The Company matches participants’ contributions at the rate of 200 percent of the first 3 percent of each participant’s total basic contribution based on the participant’s total annual salary. The Company’s contribution to the qualified defined contribution plans was $27.5 million, $26.3 million and $23.3 million for the years ended December 31, 2019, 2018 and 2017, respectively.

Defined Benefit and Post-Retirement Medical Plans

The Company sponsors a noncontributory defined benefit pension plan (the “Qualified Plan”) with a policy to fund pension liabilities in accordance with the limits imposed by the Employee Retirement Income Security Act of 1974 and Federal income tax laws. In addition, the Company sponsors a supplemental pension plan covering certain employees, which provides incremental payments that would have been payable from the Company’s principal pension plan, were it not for limitations imposed by income tax regulations (the “Supplemental Plan”). The funded status is measured as the difference between plan assets at fair value and the projected benefit obligation which is to be recognized in the Consolidated Balance Sheets. The plan assets and benefit obligations are measured as of the Consolidated Balance Sheet date.

The non-union Delaware City employees and all Paulsboro, Toledo, Chalmette and Torrance employees became eligible to participate in the Company’s defined benefit plans as of the respective acquisition dates. The union Delaware City employees became eligible to participate in the Company’s defined benefit plans upon commencement of normal operations. The Company did not assume any of the employees’ pension liability accrued prior to the respective acquisitions.

The Company formed the Post-Retirement Medical Plan on December 31, 2010 to provide health care coverage continuation from date of retirement to age 65 for qualifying employees associated with the Paulsboro acquisition. The Company credited the qualifying employees with their prior service under Valero Energy Corporation which resulted in the recognition of a liability for the projected benefit obligation. The Post-Retirement Medical Plan was amended during 2013 to include all corporate employees, amended in 2014 to include Delaware City and Toledo employees, amended in 2015 to include Chalmette employees and amended in 2016 to include Torrance employees.

The changes in the benefit obligation, the changes in fair value of plan assets, and the funded status of the Company’s Pension and Post-Retirement Medical Plans as of and for the years ended December 31, 2019 and 2018 were as follows:

	Pension Plans		Post-Retirement Medical Plan
(in millions)	2019	2018	2019	2018
Change in benefit obligation:
Benefit obligation at beginning of year	$218.4	$185.2	$19.3	$21.6
Service cost	43.6	47.4	1.0	1.1
Interest cost	8.3	5.8	0.7	0.7
Benefit payments	(9.0)	(7.2)	(1.3)	(0.7)
Actuarial loss (gain)	9.9	(12.8)	(2.2)	(3.4)

Projected benefit obligation at end of year	$271.2	$218.4	$17.5	$19.3

	Pension Plans		Post-Retirement Medical Plan
(in millions)	2019	2018	2019	2018
Change in plan assets:
Fair value of plan assets at beginning of year	$143.4	$121.7	$—	$—
Actual return on plan assets	29.0	(6.2)	—	—
Benefits paid	(9.0)	(7.2)	(1.3)	(0.7)
Employer contributions	34.0	35.1	1.3	0.7

Fair value of plan assets at end of year	$197.4	$143.4	$—	$—

Reconciliation of funded status:
Fair value of plan assets at end of year	$197.4	$143.4	$—	$—
Less benefit obligations at end of year	271.2	218.4	17.5	19.3

Funded status at end of year	$(73.8)	$(75.0)	$(17.5)	$(19.3)

The accumulated benefit obligations for the Company’s Pension Plans exceed the fair value of the assets of those plans at December 31, 2019 and 2018. The accumulated benefit obligation for the defined benefit plans approximated $228.0 million and $184.5 million at December 31, 2019 and 2018, respectively.

Benefit payments, which reflect expected future services, that the Company expects to pay are as follows for the years ended December 31:

(in millions)	Pension Benefits	Post-Retirement Medical Plan
2020	$14.7	$1.4
2021	17.3	1.5
2022	21.0	1.5
2023	19.3	1.5
2024	21.8	1.4
Years 2025-2029	143.8	7.3

The Company’s funding policy for its defined benefit plans is to contribute amounts sufficient to meet legal funding requirements, plus any additional amounts that may be appropriate considering the funded status of the plans, tax consequences, the cash flow generated by the Company and other factors. The Company plans to contribute approximately $34.8 million to the Company’s Pension Plans during 2020.

The components of net periodic benefit cost were as follows for the years ended December 31, 2019, 2018 and 2017:

	Pension Benefits			Post-Retirement Medical Plan
(in millions)	2019	2018	2017	2019	2018	2017
Components of net periodic benefit cost:
Service cost	$43.6	$47.4	$40.6	$1.0	$1.1	$1.2
Interest cost	8.3	5.8	4.3	0.7	0.7	0.8
Expected return on plan assets	(9.6)	(8.5)	(5.8)	—	—	—
Settlement loss recognized	—	—	1.0	—	—	—
Amortization of prior service cost and actuarial loss	0.3	0.2	0.5	0.5	0.7	0.6

Net periodic benefit cost	$42.6	$44.9	$40.6	$2.2	$2.5	$2.6

Lump sum payments made by the Supplemental Plan to employees retiring in 2019 and 2018 did not exceed the Plan’s total service and interest costs expected for those years. Lump sum payments made by the Supplemental Plan to employees retiring in 2017 exceeded the Plan’s total service and interest costs expected for 2017. Settlement losses are required to be recorded when lump sum payments exceed total service and interest costs. As a result, the 2017 pension expense included a settlement expense related to our cumulative lump sum payments made during the year ended December 31, 2017.

The pre-tax amounts recognized in other comprehensive income (loss) for the years ended December 31, 2019, 2018 and 2017 were as follows:

	Pension Benefits			Post-Retirement Medical Plan
(in millions)	2019	2018	2017	2019	2018	2017
Prior service costs	$—	$—	$0.5	$—	$—	$—
Net actuarial (gain) loss	(10.7)	1.9	5.0	(2.3)	(3.4)	(2.5)
Amortization of losses and prior service cost	(0.3)	(0.8)	(1.4)	(0.5)	(0.7)	(0.6)

Total changes in other comprehensive (income) loss	$(11.0)	$1.1	$4.1	$(2.8)	$(4.1)	$(3.1)

The pre-tax amounts in accumulated other comprehensive income (loss) as of December 31, 2019 and 2018 that have not yet been recognized as components of net periodic costs were as follows:

	Pension Benefits		Post-Retirement Medical Plan
(in millions)	2019	2018	2019	2018
Prior service costs	$(0.7)	$(0.8)	$(4.0)	$(4.7)
Net actuarial (loss) gain	(14.5)	(24.1)	6.1	4.0

Total	$(15.2)	$(24.9)	$2.1	$(0.7)

The following pre-tax amounts included in accumulated other comprehensive income (loss) as of December 31, 2019 are expected to be recognized as components of net periodic benefit cost during the year ended December 31, 2020:

(in millions)	Pension Benefits	Post-Retirement Medical Plan
Amortization of prior service costs	$—	$(0.7)
Amortization of net actuarial (loss) gain	(0.2)	0.3

Total	$(0.2)	$(0.4)

The weighted average assumptions used to determine the benefit obligations as of December 31, 2019 and 2018 were as follows:

	Qualified Plan		Supplemental Plan		Post-Retirement Medical Plan
	2019	2018	2019	2018	2019	2018
Discount rate - benefit obligations	3.21%	4.22%	3.09%	4.17%	2.88%	3.99%
Rate of compensation increase	4.28%	4.55%	4.50%	5.00%	—	—

The weighted average assumptions used to determine the net periodic benefit costs for the years ended December 31, 2019, 2018 and 2017 were as follows:

	Qualified Plan			Supplemental Plan			Post-Retirement Medical Plan
	2019	2018	2017	2019	2018	2017	2019	2018	2017
Discount rates:
Effective rate for service cost	4.24%	3.62%	4.15%	4.19%	3.58%	4.17%	4.21%	3.59%	4.10%
Effective rate for interest cost	3.92%	3.21%	3.38%	3.83%	3.15%	3.20%	3.69%	2.97%	3.11%
Effective rate for interest on service cost	4.00%	3.32%	3.59%	3.90%	3.24%	3.63%	4.09%	3.46%	3.84%
Expected long-term rate of return on plan assets	6.00%	6.25%	6.50%	N/A	N/A	N/A	N/A	N/A	N/A
Rate of compensation increase	4.55%	4.53%	4.81%	5.00%	5.00%	5.50%	N/A	N/A	N/A

The assumed health care cost trend rates as of December 31, 2019 and 2018 were as follows:

	Post-Retirement Medical Plan
	2019	2018
Health care cost trend rate assumed for next year	5.7%	5.8%
Rate to which the cost trend rate was assumed to decline (the ultimate trend rate)	4.5%	4.5%
Year that the rate reaches the ultimate trend rate	2038	2038

Assumed health care cost trend rates have a significant effect on the amounts reported for retiree health care plans. A one percentage-point change in assumed health care cost trend rates would have the following effects on the medical post-retirement benefits:

(in millions)	1% Increase	1% Decrease
Effect on total service and interest cost components	$—	$—
Effect on accumulated post-retirement benefit obligation	0.2	(0.2)

The table below presents the fair values of the assets of the Company’s Qualified Plan as of December 31, 2019 and 2018 by level of fair value hierarchy. Assets categorized in Level 2 of the hierarchy consist of collective trusts and are measured at fair value based on the closing net asset value (“NAV”) as determined by the fund manager and reported daily. As noted above, the Company’s post-retirement medical plan is funded on a pay-as-you-go basis and has no assets.

	Fair Value Measurements Using NAV as Practical Expedient (Level 2)
	December 31,
(in millions)	2019	2018
Equities:
Domestic equities	$47.8	$34.8
Developed international equities	29.5	19.2
Global low volatility equities	16.9	11.4
Emerging market equities	14.9	10.3
Fixed-income	74.9	59.7
Real Estate	8.3	7.9
Cash and cash equivalents	5.1	0.1

Total	$197.4	$143.4

The Company’s investment strategy for its Qualified Plan is to achieve a reasonable return on assets that supports the plan’s interest credit rating, subject to a moderate level of portfolio risk that provides liquidity. Consistent with these financial objectives as of December 31, 2019, the plan’s target allocations for plan assets are 54% invested in equity securities, 40% fixed income investments and 6% in real estate. Equity securities include international stocks and a blend of U.S. growth and value stocks of various sizes of capitalization. Fixed income securities include bonds and notes issued by the U.S. government and its agencies, corporate bonds, and mortgage-backed securities. The aggregate asset allocation is reviewed on an annual basis.

The overall expected long-term rate of return on plan assets for the Qualified Plan is based on the Company’s view of long-term expectations and asset mix.

15.	REVENUES

Adoption of ASC 606, “Revenue from Contracts with Customers”

Prior to January 1, 2018, the Company recognized revenue from customers when all of the following criteria were met: (i) persuasive evidence of an exchange arrangement existed, (ii) delivery had occurred or services had been rendered, (iii) the buyer’s price was fixed or determinable and (iv) collectability was reasonably assured. Amounts billed in advance of the period in which the service was rendered or product delivered were recorded as deferred revenue.

Effective January 1, 2018, the Company adopted ASC 606. As a result, the Company has changed its accounting policy for the recognition of revenue from contracts with customers as detailed below.

The Company adopted ASC 606 using the modified retrospective method, which has been applied for the years ended December 31, 2019 and 2018. The Company has applied ASC 606 only to those contracts that were not complete as of January 1, 2018. As such, the financial information for prior periods has not been adjusted and continues to be reported under ASC 605 “Revenue Recognition”. The Company did not record a cumulative effect adjustment upon initially applying ASC 606 as there was not a significant impact upon adoption; however, the details of significant qualitative and quantitative disclosure changes upon implementing ASC 606 are detailed below.

Revenue Recognition

Revenues are recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The following table provides information relating to the Company’s revenues from external customers for each product or group of similar products for the periods presented:

	Year Ended December 31,
(in millions)	2019	2018	2017
Gasoline and distillates	$21,278.4	$23,032.6	$18,316.1
Asphalt and blackoils	1,426.4	1,592.9	1,162.3
Feedstocks and other	806.9	1,374.2	1,218.4
Chemicals	682.3	842.8	770.5
Lubricants	274.9	321.5	305.1

Total Revenues	$24,468.9	$27,164.0	$21,772.4

The majority of the Company’s revenues are generated from the sale of refined petroleum products. These revenues are largely based on the current spot (market) prices of the products sold, which represent consideration specifically allocable to the products being sold on a given day, and the Company recognizes those revenues upon delivery and transfer of title to the products to our customers. The time at which delivery and transfer of title occurs is the point when the Company’s control of the products is transferred to the Company’s customers and when its performance obligation to its customers is fulfilled. Delivery and transfer of title are specifically agreed to between the Company and customers within the contracts. The Company also has contracts which contain fixed pricing, tiered pricing, minimum volume features with makeup periods, or other factors that have not materially been affected by ASC 606.

Deferred Revenues

The Company records deferred revenues when cash payments are received or are due in advance of performance, including amounts which are refundable. Deferred revenue was $17.0 million and $17.1 million as of December 31, 2019 and December 31, 2018, respectively. Fluctuations in the deferred revenue balance are primarily driven by the timing and extent of cash payments received or due in advance of satisfying the Company’s performance obligations.

The Company’s payment terms vary by type and location of customers and the products offered. The period between invoicing and when payment is due is not significant (i.e. generally within two months). For certain products or services and customer types, the Company requires payment before the products or services are delivered to the customer.

Significant Judgment and Practical Expedients

For performance obligations related to sales of products, the Company has determined that customers are able to direct the use of, and obtain substantially all of the benefits from, the products at the point in time that the products are delivered. The Company has determined that the transfer of control upon delivery to the customer’s requested destination accurately depicts the transfer of goods. Upon the delivery of the products and transfer of control, the Company generally has the present right to payment and the customers bear the risks and rewards of ownership of the products. The Company has elected the practical expedient to not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which the Company recognizes revenue at the amount to which it has the right to invoice for services performed.

16.	INCOME TAXES

PBF Holding is a limited liability company treated as a “flow-through” entity for income tax purposes. Accordingly, there is generally no benefit or expense for federal or state income tax in the PBF Holding financial statements apart from the income tax attributable to two subsidiaries acquired in connection with the acquisition of Chalmette Refining and PBF Ltd. that are treated as C-Corporations for income tax purposes.

The reported income tax (benefit) expense in the PBF Holding Consolidated Statements of Operations consists of the following:

(in millions)	December 31, 2019	December 31, 2018	December 31, 2017
Current income tax expense	$0.5	$0.8	$1.7
Deferred income tax (benefit) expense	(8.8)	7.2	(12.5)

Total income tax (benefit) expense	$(8.3)	$8.0	$(10.8)

A summary of the components of PBF Holding’s deferred tax assets and deferred tax liabilities consists of the following:

(in millions)	December 31, 2019	December 31, 2018
Deferred tax assets
Net operating loss carry forwards	$1.8	$—
Other	0.4	1.1

Total deferred tax assets	2.2	1.1
Valuation allowances	—	—

Total deferred tax assets, net	2.2	1.1

Deferred tax liabilities
Property, plant and equipment	17.3	15.8
Inventory	16.3	25.7

Total deferred tax liabilities	33.6	41.5

Net deferred tax liability	$(31.4)	$(40.4)

Tax Cuts and Jobs Act

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the TCJA. The TCJA makes broad and complex changes to the U.S. tax code, including, but not limited to, (1) reducing the U.S. federal corporate tax rate from 35 percent to 21 percent; (2) requiring companies to pay a one-time transition tax on certain unrepatriated earnings of foreign subsidiaries; (3) generally eliminating U.S. federal income taxes on dividends from foreign subsidiaries; (4) requiring a current inclusion in U.S. federal taxable income of certain earnings of controlled foreign corporations; (5) eliminating the corporate alternative minimum tax (“AMT”) and changing how existing AMT credits can be realized; (6) creating the base erosion anti-abuse tax, a new minimum tax; (7) creating a new limitation on deductible interest expense; and (8) changing rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017.

In connection with the enactment of the TCJA, PBF Energy recognized the measurement of the tax effects related to the TCJA noting that the recognized amounts pertaining to the PBF Holding subsidiaries noted above were not material.

17.	FAIR VALUE MEASUREMENTS

The tables below present information about the Company’s financial assets and liabilities measured and recorded at fair value on a recurring basis and indicate the fair value hierarchy of the inputs utilized to determine the fair values as of December 31, 2019 and 2018.

The Company has elected to offset the fair value amounts recognized for multiple derivative contracts executed with the same counterparty; however, fair value amounts by hierarchy level are presented on a gross basis in the tables below. The Company has posted cash margin with various counterparties to support hedging and trading activities. The cash margin posted is required by counterparties as collateral deposits and cannot be offset against the fair value of open contracts except in the event of default. The Company has no derivative contracts that are subject to master netting arrangements that are reflected gross on the Consolidated Balance Sheets.

	As of December 31, 2019
	Fair Value Hierarchy
(in millions)	Level 1	Level 2	Level 3	Total Gross Fair Value	Effect of Counter- party Netting	Net Carrying Value on Balance Sheet
Assets:
Money market funds	$97.9	$—	$—	$97.9	N/A	$97.9
Commodity contracts	32.5	1.5	—	34.0	(33.8)	0.2
Liabilities:
Commodity contracts	32.8	1.0	—	33.8	(33.8)	—
Catalyst obligations	—	47.6	—	47.6	—	47.6
Derivatives included with inventory intermediation agreement obligations	—	1.3	—	1.3	—	1.3

	As of December 31, 2018
	Fair Value Hierarchy
(in millions)	Level 1	Level 2	Level 3	Total Gross Fair Value	Effect of Counter- party Netting	Net Carrying Value on Balance Sheet
Assets:
Money market funds	$2.8	$—	$—	$2.8	N/A	$2.8
Commodity contracts	1.2	8.9	—	10.1	(2.9)	7.2
Derivatives included with inventory intermediation agreement obligations	—	24.1	—	24.1	—	24.1
Liabilities:
Commodity contracts	2.7	0.2	—	2.9	(2.9)	—
Catalyst obligations	—	44.3	—	44.3	—	44.3

The valuation methods used to measure financial instruments at fair value are as follows:

•	Money market funds categorized in Level 1 of the fair value hierarchy are measured at fair value based on quoted market prices and included within Cash and cash equivalents.

•

The commodity contracts categorized in Level 1 of the fair value hierarchy are measured at fair value based on quoted prices in an active market. The commodity contracts categorized in Level 2 of the fair value hierarchy are measured at fair value using a market approach based upon future commodity prices for similar instruments quoted in active markets.

•

The derivatives included with inventory intermediation agreement obligations and the catalyst obligations are categorized in Level 2 of the fair value hierarchy and are measured at fair value using a market approach based upon commodity prices for similar instruments quoted in active markets.

Non-qualified pension plan assets are measured at fair value using a market approach based on published net asset values of mutual funds as a practical expedient. As of December 31, 2019 and 2018, $10.3 million and $9.7 million, respectively, were included within Deferred charges and other assets, net for these non-qualified pension plan assets.

There were no transfers between levels during the years ended December 31, 2019 and 2018, respectively.

Fair value of debt

The table below summarizes the fair value and carrying value of debt as of December 31, 2019 and 2018.

	December 31, 2019		December 31, 2018
(in millions)	Carrying value	Fair value	Carrying value	Fair value
2025 Senior Notes (a)	$725.0	$776.5	$725.0	$688.4
2023 Senior Notes (a) (d)	500.0	519.7	500.0	479.4
PBF Rail Term Loan (b)	14.5	14.5	21.6	21.6
Catalyst financing arrangements (c)	47.6	47.6	44.3	44.3

	1,287.1	1,358.3	1,290.9	1,233.7
Less - Current debt (c)	—	—	(2.4)	(2.4)
Less - Unamortized deferred financing costs	(24.3)	n/a	(30.5)	n/a

Long-term debt	$1,262.8	$1,358.3	$1,258.0	$1,231.3

(a)

The estimated fair value, categorized as a Level 2 measurement, was calculated based on the present value of future expected payments utilizing implied current market interest rates based on quoted prices of the Senior Notes.

(b)	The estimated fair value approximates carrying value, categorized as a Level 2 measurement, as these borrowings bear interest based upon short-term floating market interest rates.
(c)

Catalyst financing arrangements are valued using a market approach based upon commodity prices for similar instruments quoted in active markets and are categorized as a Level 2 measurement. The Company has elected the fair value option for accounting for its catalyst repurchase obligations as the Company’s liability is directly impacted by the change in fair value of the underlying catalyst.

(d)	As disclosed in “Note 7 - Credit Facilities and Debt”, these notes became unsecured following the Collateral Fall-Away Event on May 30, 2017.

18.	DERIVATIVES

The Company uses derivative instruments to mitigate certain exposures to commodity price risk. The Company entered into the Inventory Intermediation Agreements that contain purchase obligations for certain volumes of crude oil, intermediates and refined products. The purchase obligations related to crude oil, intermediates and refined products under these agreements are derivative instruments that have been designated as fair value hedges in order to hedge the commodity price volatility of certain refinery inventory. The fair value of these purchase obligation derivatives is based on market prices of the underlying crude oil, intermediates and refined products. The level of activity for these derivatives is based on the level of operating inventories.

As of December 31, 2019, there were 27,580 barrels of crude oil and feedstocks (no barrels at December 31, 2018) outstanding under these derivative instruments designated as fair value hedges. As of December 31, 2019, there were 3,430,635 barrels of intermediates and refined products (3,350,166 barrels at December 31, 2018) outstanding under these derivative instruments designated as fair value hedges. These volumes represent the notional value of the contract.

The Company also enters into economic hedges primarily consisting of commodity derivative contracts that are not designated as hedges and are used to manage price volatility in certain crude oil and feedstock inventories as well as crude oil, feedstock, and refined product sales or purchases. The objective in entering into economic hedges is consistent with the objectives discussed above for fair value hedges. As of December 31, 2019, there were 5,511,000 barrels of crude oil and 5,788,000 barrels of refined products (5,801,000 and 1,609,000, respectively, as of December 31, 2018), outstanding under short and long term commodity derivative contracts not designated as hedges representing the notional value of the contracts.

The Company also uses derivative instruments to mitigate the risk associated with the price of credits needed to comply with various governmental and regulatory environmental compliance programs. For such contracts that represent derivatives the Company elects the normal purchase normal sale exception under ASC 815, Derivatives and Hedging, and therefore does not record them at fair value.

The following tables provide information about the fair values of these derivative instruments as of December 31, 2019 and December 31, 2018 and the line items in the Consolidated Balance Sheets in which the fair values are reflected.

Description	Balance Sheet Location	Fair Value Asset/(Liability)
		(in millions)
Derivatives designated as hedging instruments:
December 31, 2019:
Derivatives included with the inventory intermediation agreement obligations	Accrued expenses	$(1.3)
December 31, 2018:
Derivatives included with the inventory intermediation agreement obligations	Accrued expenses	$24.1
Derivatives not designated as hedging instruments:
December 31, 2019:
Commodity contracts	Accounts receivable	$0.2
December 31, 2018:
Commodity contracts	Accounts receivable	$7.2

The following table provides information about the gains or losses recognized in income on these derivative instruments and the line items in the Consolidated Statements of Operations in which such gains and losses are reflected.

Description	Location of Gain or (Loss) Recognized in Income on Derivatives	Gain or (Loss) Recognized in Income on Derivatives
		(in millions)
Derivatives designated as hedging instruments:
For the year ended December 31, 2019:
Derivatives included with the inventory intermediation agreement obligations	Cost of products and other	$(25.4)
For the year ended December 31, 2018:
Derivatives included with the inventory intermediation agreement obligations	Cost of products and other	$31.8
For the year ended December 31, 2017:
Derivatives included with the inventory intermediation agreement obligations	Cost of products and other	$(13.8)
Derivatives not designated as hedging instruments:
For the year ended December 31, 2019:
Commodity contracts	Cost of products and other	$36.5
For the year ended December 31, 2018:
Commodity contracts	Cost of products and other	$(123.8)
For the year ended December 31, 2017:
Commodity contracts	Cost of products and other	$(85.4)

Description	Location of Gain or (Loss) Recognized in Income on Derivatives	Gain or (Loss) Recognized in Income on Derivatives
		(in millions)
Hedged items designated in fair value hedges:
For the year ended December 31, 2019:
Crude oil, intermediate and refined product inventory	Cost of products and other	$25.4
For the year ended December 31, 2018:
Intermediate and refined product inventory	Cost of products and other	$(31.8)
For the year ended December 31, 2017:
Intermediate and refined product inventory	Cost of products and other	$13.8

The Company had no ineffectiveness related to the fair value hedges as of December 31, 2019, 2018 and 2017.

19.	SUBSEQUENT EVENTS

2028 Senior Notes Offering

On January 24, 2020, PBF Holding issued $1.0 billion in aggregate principal amount of 6.00% senior unsecured notes due 2028 for net proceeds of $989.0 million after deducting the initial purchasers’ discount and estimated offering expenses. The proceeds from this notes issuance were used in part to pay the related redemption price and accrued and unpaid interest on the 2023 Senior Notes, to pay a portion of the cash consideration for the Martinez Acquisition, and for general corporate purposes.

Martinez Acquisition

On February 1, 2020, the Company completed its acquisition of the Martinez refinery and related logistics assets (collectively, the “Martinez Acquisition”) from Equilon Enterprises LLC d/b/a Shell Oil Products US (the “Seller”). The Martinez refinery, located in Martinez, California, is a high-conversion, dual-coking facility that is strategically positioned in Northern California and provides for operating and commercial synergies with the Torrance refinery located in Southern California.

In addition to refining assets, the Martinez Acquisition includes a number of onsite logistics assets, including a deep-water marine facility, product distribution terminals and refinery crude and product storage facilities.

The purchase price for the Martinez Acquisition was $960.0 million plus approximately $230.0 million for estimated hydrocarbon inventory, which is subject to final valuation. In addition, PBF Holding also has an obligation to make certain post-closing payments to the Seller if certain conditions are met including earn-out payments based on certain earnings thresholds of the Martinez refinery (as set forth in the Sale and Purchase Agreement), for a period of up to four years following the closing. The transaction was financed through a combination of cash on hand, including proceeds from the 2028 Senior Notes offering and borrowings under our Revolving Credit Facility.

Redemption of 2023 Senior Notes

On February 14, 2020, the Company exercised its rights under the indenture governing the 2023 Senior Notes to redeem all of the outstanding 2023 Senior Notes at a price of 103.5% of the aggregate principal amount thereof plus accrued and unpaid interest. The aggregate redemption price for all 2023 Senior Notes approximated $517.5 million plus accrued and unpaid interest.

Receivables Purchase Agreement

On February 18, 2020, in connection with the entry into a $300.0 million uncommitted receivables purchase facility (the “Receivables Facility”), the Company amended the Revolving Credit Facility and entered into a related intercreditor agreement to allow the Company to sell certain eligible receivables. Under the Receivables Facility, the Company will sell receivables to a third-party buyer subject to their approval and subject to certain conditions. The sales of receivables under the Receivables Facility are absolute and irrevocable but subject to certain repurchase obligations under certain circumstances.

Dividend Declared

On February 13, 2020, PBF Energy, PBF Holding’s indirect parent, announced a dividend of $0.30 per share on outstanding PBF Energy Class A common stock. The dividend is payable on March 17, 2020 to PBF Energy Class A common stockholders of record as of February 25, 2020.

20.	CONSOLIDATING FINANCIAL STATEMENTS OF PBF HOLDING

As of December 31, 2019, PBF Services Company, Delaware City Refining, PBF Power Marketing LLC, Paulsboro Refining, Toledo Refining, Chalmette Refining, PBF Western Region, Torrance Refining, Torrance Logistics Company LLC, PBF International Inc. and PBF Investments were 100% owned subsidiaries of PBF Holding and served as guarantors of the obligations under the Senior Notes. These guarantees are full and unconditional and joint and several. For purposes of the following footnote, PBF Holding is referred to as “Issuer”. The indentures dated November 24, 2015 and May 30, 2017, among PBF Holding, PBF Finance, the guarantors party thereto and Wilmington Trust, National Association, governs subsidiaries designated as “Guarantor Subsidiaries”. PBF Ltd, PBF Transportation Company LLC, PBF Rail Logistics Company LLC, MOEM Pipeline LLC, Collins, T&M, Torrance Basin Pipeline Company LLC and Torrance Pipeline Company LLC are consolidated subsidiaries of the Company that are not guarantors of the Senior Notes. Additionally, during the period owned (see “Note 9 - Related Party Transactions”), the Company’s 50% equity investment in TVPC, held by TVP Holding was included in the Company’s Non-Guarantor financial position and results of operations and cash flows as TVP Holding was not a guarantor of the Senior Notes.

The Senior Notes were co-issued by PBF Finance. For purposes of the following footnote, PBF Finance is referred to as “Co-Issuer.” The Co-Issuer has no independent assets or operations.

The following supplemental combining and consolidating financial information reflects the Issuer’s separate accounts, the combined accounts of the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries, the combining and consolidating adjustments and eliminations and the Issuer’s consolidated accounts for the dates and periods indicated. For purposes of the following combining and consolidating information, the Issuer’s investment in its subsidiaries and the Guarantor subsidiaries’ investments in their subsidiaries are accounted for under the equity method of accounting.

As disclosed in “Note 19 - Subsequent Events”, on January 24, 2020, PBF Holding issued the 2028 Senior Notes and used a portion of the net proceeds from the offering to fully redeem all of the outstanding 2023 Senior Notes on February 14, 2020.

CONSOLIDATING BALANCE SHEETS

	December 31, 2019
(in millions)	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
ASSETS
Current assets:
Cash and cash equivalents	$734.0	$6.0	$23.1	$—	$763.1
Accounts receivable	788.1	6.6	31.9	—	826.6
Accounts receivable - affiliate	2.6	3.0	0.9	—	6.5
Inventories	1,913.3	—	208.9	—	2,122.2
Prepaid and other current assets	18.7	27.3	2.0	—	48.0
Due from related parties	39,148.7	26,857.6	12,295.9	(78,302.2)	—

Total current assets	42,605.4	26,900.5	12,562.7	(78,302.2)	3,766.4
Property, plant and equipment, net	15.8	2,916.2	236.6	—	3,168.6
Investment in subsidiaries	—	227.2	—	(227.2)	—
Operating lease right of use assets - third party	150.1	155.9	0.1	—	306.1
Operating lease right of use assets - affiliate	586.5	63.8	—	—	650.3
Deferred charges and other assets, net	27.0	927.2	—	—	954.2

Total assets	$43,384.8	$31,190.8	$12,799.4	$(78,529.4)	$8,845.6

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$438.7	$134.0	$18.5	$—	$591.2
Accounts payable - affiliate	46.3	1.5	0.3	—	48.1
Accrued expenses	1,462.1	114.0	215.3	—	1,791.4
Current operating lease liabilities - third party	63.3	8.7	—	—	72.0
Current operating lease liabilities - affiliate	76.4	2.8	—	—	79.2
Deferred revenue	15.3	1.7	—	—	17.0
Due to related parties	31,996.2	33,994.6	12,311.4	(78,302.2)	—

Total current liabilities	34,098.3	34,257.3	12,545.5	(78,302.2)	2,598.9
Long-term debt	1,200.8	47.6	14.4	—	1,262.8
Deferred tax liabilities	—	—	31.4	—	31.4
Long-term operating lease liabilities - third party	85.6	147.3	—	—	232.9
Long-term operating lease liabilities - affiliate	510.2	60.9	—	—	571.1
Other long-term liabilities	55.9	192.3	3.1	—	251.3
Investment in subsidiaries	3,536.8	—	—	(3,536.8)	—

Total liabilities	39,487.6	34,705.4	12,594.4	(81,839.0)	4,948.4
Commitments and contingencies
Equity:
PBF Holding Company LLC equity
Member’s equity	2,739.1	1,595.2	141.0	(1,736.2)	2,739.1
Retained earnings	1,156.9	(5,123.9)	64.0	5,059.9	1,156.9
Accumulated other comprehensive income (loss)	(9.7)	3.2	—	(3.2)	(9.7)

Total PBF Holding Company LLC equity	3,886.3	(3,525.5)	205.0	3,320.5	3,886.3
Noncontrolling interest	10.9	10.9	—	(10.9)	10.9

Total equity	3,897.2	(3,514.6)	205.0	3,309.6	3,897.2

Total liabilities and equity	$43,384.8	$31,190.8	$12,799.4	$(78,529.4)	$8,845.6

CONSOLIDATING BALANCE SHEETS

	December 31, 2018
(in millions)	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
ASSETS
Current assets:
Cash and cash equivalents	$526.0	$9.1	$26.6	$—	$561.7
Accounts receivable	690.1	7.2	13.4	—	710.7
Accounts receivable - affiliate	1.8	9.5	0.7	—	12.0
Inventories	1,685.4	—	178.7	—	1,864.1
Prepaid and other current assets	20.7	30.0	1.8	—	52.5
Due from related parties	33,793.1	25,057.3	9,534.2	(68,384.6)	—

Total current assets	36,717.1	25,113.1	9,755.4	(68,384.6)	3,201.0
Property, plant and equipment, net	17.3	2,722.7	231.2	—	2,971.2
Investment in subsidiaries	—	421.4	—	(421.4)	—
Investment in equity method investee	—	—	169.5	—	169.5
Deferred charges and other assets, net	16.0	855.8	—	—	871.8

Total assets	$36,750.4	$29,113.0	$10,156.1	$(68,806.0)	$7,213.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$278.2	$189.7	$15.9	$—	$483.8
Accounts payable - affiliate	34.2	14.8	0.5	—	49.5
Accrued expenses	1,364.0	156.1	58.9	—	1,579.0
Current debt	—	2.4	—	—	2.4
Deferred revenue	15.6	1.5	—	—	17.1
Due to related parties	28,340.7	30,433.4	9,610.5	(68,384.6)	—

Total current liabilities	30,032.7	30,797.9	9,685.8	(68,384.6)	2,131.8
Long-term debt	1,194.7	42.0	21.3	—	1,258.0
Deferred tax liabilities	—	—	40.4	—	40.4
Other long-term liabilities	54.9	194.5	4.1	—	253.5
Investment in subsidiaries	1,938.3	—	—	(1,938.3)	—

Total liabilities	33,220.6	31,034.4	9,751.6	(70,322.9)	3,683.7
Commitments and contingencies
Equity:
PBF Holding Company LLC equity
Member’s equity	2,652.5	1,737.2	323.7	(2,060.9)	2,652.5
Retained earnings	890.3	(3,662.0)	80.8	3,581.2	890.3
Accumulated other comprehensive loss	(23.9)	(7.5)	—	7.5	(23.9)

Total PBF Holding Company LLC equity	3,518.9	(1,932.3)	404.5	1,527.8	3,518.9
Noncontrolling interest	10.9	10.9	—	(10.9)	10.9

Total equity	3,529.8	(1,921.4)	404.5	1,516.9	3,529.8

Total liabilities and equity	$36,750.4	$29,113.0	$10,156.1	$(68,806.0)	$7,213.5

CONSOLIDATING STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31, 2019
(in millions)	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Revenues	$24,276.8	$1,763.3	$3,049.2	$(4,620.4)	$24,468.9
Cost and expenses:
Cost of products and other	22,090.6	1,153.7	3,043.8	(4,620.4)	21,667.7
Operating expenses (excluding depreciation and amortization expense as reflected below)	—	1,652.8	31.5	—	1,684.3
Depreciation and amortization expense	—	378.9	7.8	—	386.7

Cost of sales	22,090.6	3,185.4	3,083.1	(4,620.4)	23,738.7
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	224.3	36.1	(1.7)	—	258.7
Depreciation and amortization expense	10.8	—	—	—	10.8
Equity income in investee	—	—	(7.9)	—	(7.9)
Gain on sale of assets	—	(29.9)	—	—	(29.9)

Total cost and expenses	22,325.7	3,191.6	3,073.5	(4,620.4)	23,970.4

Income (loss) from operations	1,951.1	(1,428.3)	(24.3)	—	498.5
Other income (expense):
Equity in earnings (loss) of subsidiaries	(1,456.6)	(16.8)	—	1,473.4	—
Interest expense, net	(105.5)	(2.4)	(0.8)	—	(108.7)
Change in fair value of catalyst obligations	—	(9.7)	—	—	(9.7)
Other non-service components of net periodic benefit cost	(0.8)	0.6	—	—	(0.2)

Income (loss) before income taxes	388.2	(1,456.6)	(25.1)	1,473.4	379.9
Income tax benefit	—	—	(8.3)	—	(8.3)

Net income (loss)	388.2	(1,456.6)	(16.8)	1,473.4	388.2
Less: net income attributable to noncontrolling interests	—	—	—	—	—

Net income (loss) attributable to PBF Holding Company LLC	$388.2	$(1,456.6)	$(16.8)	$1,473.4	$388.2

Comprehensive income (loss) attributable to PBF Holding Company LLC	$391.6	$(1,445.8)	$(16.8)	$1,473.4	$402.4

CONSOLIDATING STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31, 2018
(in millions)	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Revenues	$26,935.1	$1,532.4	$2,961.1	$(4,264.6)	$27,164.0
Cost and expenses:
Cost of products and other	25,170.9	940.2	2,898.1	(4,264.6)	24,744.6
Operating expenses (excluding depreciation and amortization expense as reflected below)	0.1	1,623.6	31.1	—	1,654.8
Depreciation and amortization expense	—	322.0	7.7	—	329.7

Cost of sales	25,171.0	2,885.8	2,936.9	(4,264.6)	26,729.1
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	222.9	26.7	4.2	—	253.8
Depreciation and amortization expense	10.6	—	—	—	10.6
Equity income in investee	—	—	(17.8)	—	(17.8)
Gain on sale of asset	—	(43.1)	—	—	(43.1)

Total cost and expenses	25,404.5	2,869.4	2,923.3	(4,264.6)	26,932.6

Income (loss) from operations	1,530.6	(1,337.0)	37.8	—	231.4
Other income (expense)
Equity in earnings (loss) of subsidiaries	(1,302.9)	28.7	—	1,274.2	—
Interest expense, net	(124.3)	(1.7)	(1.1)	—	(127.1)
Change in fair value of catalyst obligations	—	5.6	—	—	5.6
Other non-service components of net periodic benefit cost	(0.4)	1.5	—	—	1.1

Income (loss) before income taxes	103.0	(1,302.9)	36.7	1,274.2	111.0
Income tax expense	—	—	8.0	—	8.0

Net income (loss)	103.0	(1,302.9)	28.7	1,274.2	103.0
Less: net income attributable to noncontrolling interests	0.1	0.1	—	(0.1)	0.1

Net income (loss) attributable to PBF Holding Company LLC	$102.9	$(1,303.0)	$28.7	$1,274.3	$102.9

Comprehensive income (loss) attributable to PBF Holding Company LLC	$105.9	$(1,303.0)	$28.7	$1,274.3	$105.9

CONSOLIDATING STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31, 2017
(in millions)	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Revenues	$21,489.7	$1,488.7	$2,376.6	$(3,582.6)	$21,772.4
Cost and expenses
Cost of products and other	19,354.4	962.9	2,361.1	(3,582.6)	19,095.8
Operating expenses (excluding depreciation and amortization expense as reflected below)	—	1,594.9	31.5	—	1,626.4
Depreciation and amortization expense	—	246.7	7.6	—	254.3

Cost of sales	19,354.4	2,804.5	2,400.2	(3,582.6)	20,976.5
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	170.1	28.3	(0.5)	—	197.9
Depreciation and amortization expense	13.0	—	—	—	13.0
Equity income in investee	—	—	(14.6)	—	(14.6)
Loss on sale of assets	—	1.5	—	—	1.5

Total cost and expenses	19,537.5	2,834.3	2,385.1	(3,582.6)	21,174.3

Income (loss) from operations	1,952.2	(1,345.6)	(8.5)	—	598.1
Other income (expense):
Equity in earnings (loss) of subsidiaries	(1,349.2)	1.3	—	1,347.9	—
Change in fair value of catalyst obligations	—	(2.2)	—	—	(2.2)
Debt extinguishment costs	(25.5)	—	—	—	(25.5)
Interest expense, net	(120.1)	(1.5)	(1.0)	—	(122.6)
Other non-service components of net periodic benefit cost	(0.2)	(1.2)	—	—	(1.4)

Income (loss) before income taxes	457.2	(1,349.2)	(9.5)	1,347.9	446.4
Income tax benefit	—	—	(10.8)	—	(10.8)

Net income (loss)	457.2	(1,349.2)	1.3	1,347.9	457.2
Less: net income attributable to noncontrolling interests	0.1	0.1	—	(0.1)	0.1

Net income (loss) attributable to PBF Holding Company LLC	$457.1	$(1,349.3)	$1.3	$1,348.0	$457.1

Comprehensive income (loss) attributable to PBF Holding Company LLC	$456.1	$(1,349.3)	$1.3	$1,348.0	$456.1

CONSOLIDATING STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2019
(in millions)	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from operating activities:
Net income (loss)	$388.2	$(1,456.6)	$(16.8)	$1,473.4	$388.2
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17.0	379.5	7.9	—	404.4
Stock-based compensation	1.2	29.3	—	—	30.5
Change in fair value of catalyst obligations	—	9.7	—	—	9.7
Deferred income taxes	—	—	(8.8)	—	(8.8)
Non-cash change in inventory repurchase obligations	25.4	—	—	—	25.4
Non-cash lower of cost or market inventory adjustment	(250.2)	—	—	—	(250.2)
Pension and other post-retirement benefit costs	9.2	35.6	—	—	44.8
Income from equity method investee	—	—	(7.9)	—	(7.9)
Distributions from equity method investee	—	—	7.9	—	7.9
Gain on sale of assets	—	(29.9)	—	—	(29.9)
Equity in earnings of subsidiaries	1,456.6	16.8	—	(1,473.4)	—
Changes in operating assets and liabilities:
Accounts receivable	(98.0)	0.6	(18.5)	—	(115.9)
Due to/from affiliates	(1,661.7)	1,735.4	(61.1)	—	12.6
Inventories	22.2	—	(30.2)	—	(8.0)
Prepaid and other current assets	2.0	2.6	(0.2)	—	4.4
Accounts payable	160.5	(31.1)	2.6	—	132.0
Accrued expenses	45.9	7.4	156.2	—	209.5
Deferred revenue	(0.3)	0.1	—	—	(0.2)
Other assets and liabilities	(13.3)	(36.0)	(9.6)	—	(58.9)

Net cash provided by operating activities	$104.7	$663.4	$21.5	$—	$789.6
Cash flows from investing activities:
Expenditures for property, plant and equipment	(8.3)	(351.8)	(13.0)	—	(373.1)
Expenditures for deferred turnaround costs	—	(299.3)	—	—	(299.3)
Expenditures for other assets	—	(44.7)	—	—	(44.7)
Proceeds from sale of assets	—	36.3	—	—	36.3
Equity method investment - return of capital	—	—	0.6	—	0.6
Investment in subsidiaries	5.6	—	—	(5.6)	—
Due to/from affiliates	(5.7)	—	—	5.7	—

Net cash used in investing activities	$(8.4)	$(659.5)	$(12.4)	$0.1	$(680.2)
Cash flows from financing activities:
Contributions from PBF LLC	$228.5	$—	$—	$—	$228.5
Distributions to members	(116.3)	(5.3)	—	—	(121.6)
Distribution to parent	—	—	(5.6)	5.6	—
Proceeds from revolver borrowings	1,350.0	—	—	—	1,350.0
Repayments of revolver borrowings	(1,350.0)	—	—	—	(1,350.0)
Repayments of PBF Rail Term Loan	—	—	(7.0)	—	(7.0)
Settlements of catalyst obligations	—	(6.5)	—	—	(6.5)
Due to/from affiliates	—	5.7	—	(5.7)	—
Deferred financing costs and other	(0.5)	(0.9)	—	—	(1.4)

Net cash provided by (used in) financing activities	$111.7	$(7.0)	$(12.6)	$(0.1)	$92.0
Net increase (decrease) in cash and cash equivalents	208.0	(3.1)	(3.5)	—	201.4
Cash and cash equivalents, beginning of period	526.0	9.1	26.6	—	561.7

Cash and cash equivalents, end of period	$734.0	$6.0	$23.1	$—	$763.1

CONSOLIDATING STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2018
(in millions)	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from operating activities:
Net income (loss)	$103.0	$(1,302.9)	$28.7	$1,274.2	$103.0
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16.9	322.0	7.8	—	346.7
Stock-based compensation	0.2	20.0	—	—	20.2
Change in fair value of catalyst obligations	—	(5.6)	—	—	(5.6)
Deferred income taxes	—	—	7.2	—	7.2
Non-cash change in inventory repurchase obligations	(31.8)	—	—	—	(31.8)
Non-cash lower of cost or market inventory adjustment	351.3	—	—	—	351.3
Pension and other post-retirement benefit costs	7.8	39.6	—	—	47.4
Equity in earnings (loss) of subsidiaries	1,302.9	(28.7)	—	(1,274.2)	—
Income from equity method investee	—	—	(17.8)	—	(17.8)
Distributions from equity method investee	—	—	17.8	—	17.8
Gain on sale of assets	—	(43.1)	—	—	(43.1)
Changes in operating assets and liabilities:
Accounts receivable	213.1	0.4	26.9	—	240.4
Due to/from affiliates	(1,608.5)	1,483.8	121.2	—	(3.5)
Inventories	(54.2)	—	52.7	—	(1.5)
Prepaid and other current assets	(0.1)	(2.9)	0.1	—	(2.9)
Accounts payable	(135.6)	31.0	(6.1)	—	(110.7)
Accrued expenses	(43.2)	20.6	(210.4)	—	(233.0)
Deferred revenue	9.5	0.1	—	—	9.6
Other assets and liabilities	32.6	(10.2)	(21.1)	—	1.3

Net cash provided by operating activities	$163.9	$524.1	$7.0	$—	$695.0
Cash flows from investing activities:
Expenditures for property, plant and equipment	(6.2)	(268.9)	(2.2)	—	(277.3)
Expenditures for deferred turnaround costs	—	(266.0)	—	—	(266.0)
Expenditures for other assets	—	(17.0)	—	—	(17.0)
Proceeds from sale of assets	—	48.3	—	—	48.3
Equity method investment - return of capital	—	—	2.4	—	2.4

Net cash (used in) provided by investing activities	$(6.2)	$(503.6)	$0.2	$—	$(509.6)
Cash flows from financing activities:
Contributions from PBF LLC	287.0	—	—	—	287.0
Distributions to members	(42.5)	(10.1)	—	—	(52.6)
Repayments of revolver borrowings	(350.0)	—	—	—	(350.0)
Repayments of PBF Rail Term Loan	—	—	(6.8)	—	(6.8)
Repayments of note payable	—	(5.6)	—	—	(5.6)
Settlements of catalyst obligations	—	(9.1)	—	—	(9.1)
Deferred financing costs and other	(12.8)	—	—	—	(12.8)

Net cash used in financing activities	(118.3)	(24.8)	(6.8)	—	(149.9)
Net increase (decrease) in cash and cash equivalents	39.4	(4.3)	0.4	—	35.5
Cash and cash equivalents, beginning of period	486.6	13.4	26.2	—	526.2

Cash and cash equivalents, end of period	$526.0	$9.1	$26.6	$—	$561.7

CONSOLIDATING STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2017
(in millions)	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from operating activities:
Net income (loss)	$457.2	$(1,349.2)	$1.3	$1,347.9	$457.2
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	20.0	247.0	7.7	—	274.7
Stock-based compensation	—	21.5	—	—	21.5
Change in fair value of catalyst obligations	—	2.2	—	—	2.2
Deferred income taxes	—	—	(12.5)	—	(12.5)
Non-cash change in inventory repurchase obligations	13.8	—	—	—	13.8
Non-cash lower of cost or market inventory adjustment	(295.5)	—	—	—	(295.5)
Debt extinguishment costs	25.5	—	—	—	25.5
Distribution received from subsidiaries	—	7.2	—	(7.2)	—
Pension and other post-retirement benefit costs	6.6	35.6	—	—	42.2
Income from equity method investee	—	—	(14.6)	—	(14.6)
Distributions from equity method investee	—	—	20.2	—	20.2
Loss on sale of assets	—	1.5	—	—	1.5
Equity in earnings (loss) of subsidiaries	1,349.2	(1.3)	—	(1,347.9)	—
Changes in operating assets and liabilities:
Accounts receivable	(304.1)	0.4	(31.5)	—	(335.2)
Due to/from affiliates	(1,696.1)	1,709.8	(10.5)	—	3.2
Inventories	(6.7)	—	(48.0)	—	(54.7)
Prepaid and other current assets	6.9	(14.4)	(1.7)	—	(9.2)
Accounts payable	53.5	(28.1)	7.6	1.5	34.5
Accrued expenses	288.4	(38.0)	102.7	—	353.1
Deferred revenue	(4.8)	—	—	—	(4.8)
Other assets and liabilities	(11.8)	(19.1)	(21.1)	—	(52.0)

Net cash (used in) provided by operating activities	$(97.9)	$575.1	$(0.4)	$(5.7)	$471.1
Cash flows from investing activities:
Expenditures for property, plant and equipment	(1.9)	(230.2)	(0.5)	—	(232.6)
Expenditures for deferred turnaround costs	—	(379.1)	—	—	(379.1)
Expenditures for other assets	—	(31.2)	—	—	(31.2)
Equity method investment - return of capital	—	—	1.3	—	1.3
Due to/from affiliates	(0.9)	—	—	0.9	—

Net cash (used in) provided by investing activities	$(2.8)	$(640.5)	$0.8	$0.9	$(641.6)
Cash flows from financing activities:
Contributions from PBF LLC	97.0	—	—	—	97.0
Distributions to members	(61.2)	—	—	—	(61.2)
Distributions to T&M and Collins shareholders	—	—	(9.0)	7.2	(1.8)
Payment received for affiliate note receivable	—	11.6	—	—	11.6
Proceeds from 2025 Senior Notes	725.0	—	—	—	725.0
Cash paid to extinguish 2020 Senior Notes	(690.2)	—	—	—	(690.2)
Proceeds from revolver borrowings	490.0	—	—	—	490.0
Repayments of revolver borrowings	(490.0)	—	—	—	(490.0)
Repayments of PBF Rail Term Loan	—	—	(6.6)	—	(6.6)
Repayments of note payable	—	(1.2)	—	—	(1.2)
Settlements of catalyst obligations	—	10.8	—	—	10.8
Due to/from affiliates	—	0.9	—	(0.9)	—
Deferred financing costs and other	(13.4)	—	—	—	(13.4)

Net cash provided by (used in) financing activities	$57.2	$22.1	$(15.6)	$6.3	$70.0
Net (decrease) increase in cash and cash equivalents	(43.5)	(43.3)	(15.2)	1.5	(100.5)
Cash and cash equivalents, beginning of period	530.1	56.7	41.4	(1.5)	626.7

Cash and cash equivalents, end of period	$486.6	$13.4	$26.2	$—	$526.2

Combined Financial Statements of Martinez Refinery & Logistics Assets

Martinez Refinery and Logistics Assets

Combined Financial Statements

Year ended December 31, 2019

Independent Auditor’s Report

To the Management of

Shell Oil Company

Report on the Financial Statements

We have audited the accompanying combined financial statements of Martinez Refinery and Logistics Assets (the Company), which comprise the combined balance sheet as of December 31, 2019, the related combined statements of operations, changes in net parent investment and cash flows for the year then ended, and the related notes to the combined financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Martinez Refinery and Logistics Assets as of December 31, 2019, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As disclosed in Note 4 to the combined financial statements, on June 11, 2019, a wholly owned subsidiary of Shell Oil Company entered into an agreement to sell the Martinez Refinery and Logistics Assets to PBF Energy, Inc. The transaction closed on February 1, 2020. Our opinion is not modified with respect to this matter.

/s/ RSM US LLP

Houston, Texas

April 17, 2020

Martinez Refinery and Logistics Assets

Combined Balance Sheet

(in millions of dollars)

	Notes	As of December 31, 2019
Assets
Current assets
Inventory	6	$325.5
Accounts receivable - related parties	—	120.5
Accounts receivable - third parties	—	0.3
Other current assets	15	41.4
Prepaid expenses	—	14.7

Total current assets		502.4

Property, plant and equipment, net	5	1,298.4
Other non-current assets	15	27.0

Total assets		$1,827.8

Liabilities
Current liabilities
Accounts payable - related parties	—	$235.6
Accounts payable - third parties	—	95.8
Accrued liabilities - current	14	54.1

Total current liabilities		385.5

Accrued liabilities - non-current	14	33.3
Non-current deferred tax liability, net	11	21.6
Capital lease obligations	13	55.9

Total liabilities		496.3

Net parent investment
Net parent investment	—	1,331.5

Total net parent investment		1,331.5

Total liabilities and net parent investment		$1,827.8

The accompanying notes are an integral part of the combined financial statements.

Martinez Refinery and Logistics Assets

Combined Statement of Operations

(in millions of dollars)

	Notes	For the year ended December 31, 2019
Revenue	12	$3,814.9
Costs and expenses
Cost of sales	7	3,473.6
General and administrative expenses - third parties	—	164.7
General and administrative expenses - related parties	7	83.6
Operations and maintenance - third parties	—	142.2
Operations and maintenance - related parties	—	84.2
Property and other taxes	—	18.9
Depreciation and amortization	—	156.1
Loss on disposal of fixed assets	—	10.6

Operating loss		(319.0)

Interest expense	13	3.9

Loss before taxes		(322.9)

Income tax benefit	11	(89.8)

Net loss		$(233.1)

The accompanying notes are an integral part of the combined financial statements.

Martinez Refinery and Logistics Assets

Combined Statement of Changes in Net Parent Investment

(in millions of dollars)

For the year ended December 31, 2019
Balance, beginning of the year	$1,169.5
Net loss	(233.1)
Net contributions from Parent	395.1

Balance, end of the year	$1,331.5

The accompanying notes are an integral part of the combined financial statements.

Martinez Refinery and Logistics Assets

Combined Statement of Cash Flows

(in millions of dollars)

For the year ended December 31, 2019
Operating activities
Net loss	$(233.1)
Adjustments to reconcile net loss to net cash flows:
Depreciation and amortization	156.1
Deferred income taxes	(89.8)
Loss on disposal of fixed assets	10.6
Changes in assets and liabilities:
Inventories	(67.7)
Other current assets	19.2
Accounts receivable - related parties	(7.4)
Accounts receivable - third parties	0.5
Prepaid expenses	(0.7)
Non-current receivables - third parties	0.2
Other non-current assets	(22.3)
Accounts payable - related parties	54.4
Accounts payable - third parties	(9.8)
Accrued liabilities - current	(24.5)
Accrued liabilities - non-current	10.9

Net cash flows used in operating activities	(203.4)

Investing activities
Capital expenditures	(186.2)

Net cash flows used in investing activities	(186.2)

Financing activities
Capital lease obligations	(5.5)
Net contributions from Parent	395.1

Net cash flows provided by financing activities	389.6

Net change in cash and cash equivalents	—
Cash and cash equivalents at beginning of the year	—

Cash and cash equivalents at end of the year	$—

The accompanying notes are an integral part of the combined financial statements.

Martinez Refinery and Logistics Assets

Notes to Combined Financial Statements

(in millions of dollars)

1	Nature of Operations and Basis of Presentation

Nature of Operations

Martinez Refinery and Logistics Assets (“carve-out operations,” “Asset Group,” “we,” “us,” or “our”) are a group of downstream assets that operate in Martinez, California. We are owned and operated by subsidiaries of Shell Oil Company. The term “Parent” refers collectively to Royal Dutch Shell plc, Shell Oil Company, and its subsidiaries.

Our carve-out operations consist of the operation of a refinery located in Martinez, California, that processes predominantly heavy and sour crude to produce primarily regular gasoline, premium gasoline, jet fuel, and diesel fuel. In addition, the carve-out operations also consist of the Martinez truck rack, which facilitates vehicle distribution and includes terminal capacity.

Basis of Presentation

The accompanying combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

The combined financial statements have been prepared on a historical cost basis. The accompanying combined financial statements were derived from the financial statements and accounting records of our Parent. These combined financial statements reflect the historical results of operations, financial position, and cash flows of the carve-out operations. All intercompany transactions and accounts between us and our Parent have been reflected as net parent investment in the accompanying combined balance sheet.

The accompanying combined statement of operations also includes expense allocations for certain functions historically performed by our Parent, including allocations of general corporate expenses related to finance, legal, information technology, human resources, communications, ethics and compliance, shared services, employee benefits and incentives, insurance, and share-based compensation. The portion of expenses specifically identifiable to the carve-out operations is directly expensed to us, with the remainder allocated based on equivalent distillation capacity, which is a reflection of refinery capacity. Our management believes the assumptions underlying the accompanying combined financial statements, including the assumptions regarding allocation of expenses from the Parent, are reasonable. Nevertheless, the accompanying combined financial statements may not include all the expenses that would have been incurred or reflect our results of operations, financial position, and cash flows had we been a stand-alone company during the year presented.

We did not maintain separate bank accounts for the carve-out operations. The cash generated and used by our operations is deposited to our Parent’s centralized account, which is commingled with the cash of other entities controlled by our Parent. Our Parent funds our operating and investing activities, as needed. Accordingly, we did not record any cash and cash equivalents held by our Parent on our behalf for the year presented. We reflected the cash generated by our operations and expenses paid by our Parent on behalf of our operations as a component of net parent investment on the accompanying combined balance sheet, combined statement of changes in net parent investment, and net contributions from Parent on the accompanying combined statement of cash flows.

2	Summary of Significant Accounting Policies

Revenue Recognition

Our revenues are generated from contracts with customers through the sale of refined petroleum products. The recognition of revenue occurs when we have met our performance obligations, which generally occurs when the product is shipped or delivered to the customer, and for a transaction price that is allocated to the performance obligation. Any revenue derived from sources other than contracts with customers is immaterial.

While our contracts with customers represent the final terms of sale, including the description, quantity, and price for the goods sold, the recognized price may be based on commodity market pricing (i.e., variable consideration). As such, the pricing may not be known until the contract is fulfilled.

Net Parent Investment

In the accompanying combined balance sheet, net parent investment represents our Parent’s historical investment in us, our accumulated net earnings, and the net effect of transactions with and allocations from our Parent.

Property, Plant, and Equipment

Property, plant, and equipment are initially recorded on the combined balance sheet at cost where it is probable that they will generate future economic benefits. Property, plant, and equipment are subsequently recognized at cost, less accumulated depreciation on the combined balance sheet. Cost of repairs from normal maintenance of property are expensed as incurred. Gains and losses on disposal of property, plant, and equipment are determined by comparing disposal proceeds with the carrying amounts of assets sold and recognized in the combined statement of operations as gain or loss on disposal of property, plant, and equipment.

Depreciation

Refining facilities and related equipment are depreciated on a straight-line basis over their useful lives of two to 40 years. Where facilities and equipment, including major components, are significant in relation to the total cost of the assets and have differing useful lives, they are depreciated separately. Major inspection costs and overhaul and turnaround activities are depreciated over the estimated period before the next planned major activity (two to eight years). Capital expenditures are not depreciated until assets are substantially complete and ready for their intended use.

Impairment of Assets

We evaluate long-lived assets of identifiable business activities for impairment when events or changes in circumstances indicate, in our management’s judgment, the carrying value of such assets may not be recoverable. These events include market declines that are believed to be other than temporary, changes in the way we intend to use a long-lived asset, decisions to sell an asset, and adverse changes in the legal or business environment, such as adverse actions by regulators. If an event occurs, which is a determination that involves judgment, we perform an impairment assessment by comparing our management’s estimate of forecasted undiscounted future cash flows associated with the asset to the asset’s net book value. If the net book value exceeds our estimate of forecasted undiscounted cash flows, an impairment is calculated as the amount the net book value exceeds the estimated discounted future cash flows associated with the asset. We did not recognize any asset impairments during the year ended December 31, 2019.

Cost Classification

Cost of sales includes the purchase of material inputs into our refining process, utilities used in refining process, and the cost of emissions compliance.

Our operation and maintenance expenses include direct labor costs, repairs and maintenance, chemicals and catalysts, plant insurance, outside services, and some operational support services provided by our parent.

Historically, our Parent and its related parties performed certain services, which directly and indirectly supported our operations. Personnel and operating costs incurred by our Parent on our behalf were charged to us and are included in either general and administrative expenses or operations and maintenance expenses, depending on the nature of the employee’s role in our operations in the accompanying combined statement of operations. Our Parent also performs certain general corporate functions for us related to finance, legal, information technology, human resources, communications, ethics and compliance, and other shared services. See Note 7—Related-Party Transactions for further discussion on our related-party transactions.

Income Taxes

The Asset Group has never filed a state or federal tax return prior to now. We used the separate return method to calculate the estimated tax impact for the purposes of these carve-out financial statements.

Pension and Other Postretirement Benefits

We participate in employee benefit programs sponsored by our Parent, consisting of a defined benefit pension plan and other postretirement benefits, including certain health care and life insurance benefits, for its retired employees and eligible surviving dependents. The estimated future cost of providing defined benefit pension and other postretirement benefits to all members of the program is determined by the Parent using its best estimate of demographic and financial assumptions.

For purposes of these combined financial statements, we are considered as participating in multiemployer benefit plans of our Parent. For presentation of these accompanying combined financial statements, our portion of employee benefit plan costs have been allocated to us as a charge to us by Shell Oil Company. Shell Oil Company sponsors various employee pension and postretirement health and life insurance plans. For purposes of these accompanying combined financial statements, we are considered to be participating in multiemployer benefit plans of Shell Oil Company. We participate in the following defined benefit plans: Shell Oil Pension Plan, Alliance Pension Plan, Shell Benefit Restoration Pension Plan, Alliance Restoration Plan, Shell Oil Retiree Health Care Plan, Shell Retiree Medical Plan, and Pennzoil-Quaker State Retiree Medical & Life Insurance. As a participant in multiemployer benefit plans, we recognize as expense an allocation from Shell Oil Company, and we do not recognize any employee benefit plan assets or liabilities. Pension expenses are included in general and administrative in the accompanying combined statement of operations.

Inventories

Inventories of crude oil and refined products are valued at the lower of cost or net realizable value, using the first-in, first-out method. Costs include direct expenditures incurred in bringing an item or product to its existing condition and location. Materials and supplies are valued at the lower of cost or net realizable value.

Net realizable value is the estimate of the selling price in the ordinary course of business, less selling expenses. See Note 6 – Inventory for additional information.

Environmental Compliance Program Costs

We are subject to federal, state, and local environmental laws and regulations. Environmental expenditures are expensed or capitalized depending on their economic benefit. We expense costs, such as permits, compliance with existing environmental regulations, remedial investigations, soil sampling, testing, and monitoring costs to meet applicable environmental laws and regulations, where prudently incurred or determined to be reasonably possible in the ordinary course of business. We also expense costs relating to an existing condition caused by past operations, which do not contribute to current or future revenue generation. We record environmental liabilities when environmental assessments and/or remedial efforts are probable, and we can reasonably estimate the costs. Generally, our recording of these accruals coincides with our completion of a feasibility study or our commitment to a formal plan of action. We recognize receivables for anticipated associated insurance recoveries when such recoveries are deemed to be probable. We recognized environmental remediation liabilities totaling $8.9 million as of December 31, 2019. Environmental remediation liabilities were included as a part of current and noncurrent accrued liabilities on the combined balance sheet. See Note 14 – Accrued Liabilities Current and Noncurrent for a full breakdown of accrued liabilities.

We are subject to California State Assembly Bill 32, which institutes a state-wide cap and trade system for carbon dioxide emissions. To meet our emission obligations, we purchase emissions credits when our obligation can be reasonably estimated. See Note 14 – Accrued Liabilities Current and Noncurrent and Note 15 – Other Assets Current and Noncurrent for a breakdown of our liabilities and assets related to emissions. See Note 9 – Environmental Compliance Activities for additional information.

As our refinery resides within the United States, we are subject to biofuel requirements under the Renewable Fuels Standards (“RFS”) that requires us to purchase renewable identification numbers (“RINs”) credits to meet our obligation. See Note 14 – Accrued Liabilities Current and Noncurrent and Note 15 – Other Assets Current and Noncurrent for a breakdown of our liabilities and assets related to RINs compliance. See Note 9—Environmental Compliance Activities for additional information.

Asset Retirement Obligations

The Asset Group is built and used for an indefinite time and there has been no formal decision taken on the closure and dismantling of these assets. We determined that the Asset Group has an indefinite life, and as such, the fair values of those associated retirement obligations are not reasonably estimable. Although individual assets will be replaced as needed, our carve-out operations will continue to exist for an indefinite useful life. As such, there is uncertainty around the timing of any asset retirement activities. As a result, we determined that there is not sufficient information to make a reasonable estimate of the asset retirement obligations for our assets, and we have not recognized any asset retirement obligations as of December 31, 2019.

Legal

We are subject to litigation and regulatory proceedings as the result of our business operations and transactions. We utilize both internal and external counsel in evaluating our potential exposure to adverse outcomes from orders, judgments, or settlements. In general, we expense legal costs as incurred. When we identify specific litigation that is expected to continue for a significant period, is reasonably possible to occur and may require substantial expenditures, we identify a range of possible costs expected to be required to litigate the matter to a conclusion or reach an acceptable settlement, and we accrue for the best estimate in the range. To the extent actual outcomes differ from our estimates, or additional facts and circumstances cause us to revise our estimates, our earnings will be affected.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying combined financial statements and notes. While management believes current estimates are reasonable and appropriate, actual results could differ from those estimates.

Estimates and judgments are continually evaluated by management and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

3	Recent Accounting Pronouncements

Topic 842, Leases

In February 2016, the Financial Accounting Standards Board issued an accounting standard update to Topic 842, Leases, which requires lessees to recognize assets and liabilities for leases with lease terms greater than 12 months in the statement of financial position. This update also requires improved disclosures to help users of financial statements better understand the amount, timing, and uncertainty of cash flows arising from leases. This provision was effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, for private companies, with early adoption permitted. In November 2019, the Financial Accounting Standards Board issued an update to extend the effective date to fiscal years beginning after December 15, 2020. We do not intend to early adopt this accounting standard for these combined financial statements. We are currently evaluating the effect that adopting this new standard will have on our combined financial statements and related disclosures.

4	Significant Events

On June 11, 2019, a wholly owned subsidiary of Shell Oil Company, our Parent company, entered into an agreement to sell the Martinez Refinery and Logistics Assets to PBF Energy, Inc. The transaction closed on February 1, 2020.

5	Property, Plant, and Equipment

As of December 31, 2019
Refinery machinery and equipment	$2,799.0
Land	26.7
Leased assets	85.5
Assets under construction	101.7
Other	2.9

Property, plant, and equipment at cost	3,015.8
Accumulated depreciation and amortization	(1,717.4)

Property, plant, and equipment, net	$1,298.4

6	Inventory

As of December 31, 2019
Crude oil	$69.2
Refined products	241.6
Materials	14.7

Inventory	$325.5

7	Related-Party Transactions

Cash Management Program

We participate in the Parent’s centralized cash management and funding system. Our working capital and capital expenditure requirements have historically been part of the corporate-wide cash management program for the Parent. As part of this program, the Parent maintains all cash generated by our operations and cash required to meet our operating and investing needs is provided by the Parent, as necessary. Net cash generated by or used by our operations is reflected as a component of net parent investment on the accompanying combined balance sheet and as net distributions to Parent on the accompanying combined statement of cash flows.

Related-Party Sales and Purchases

The Asset Group enters into transactions with related parties in the normal course of business, which includes purchases of crude oil, distribution of refined products, and sale of refined products and byproducts. A summary of the significant related-party transactions for the year ended December 31, 2019, is as follows:

For the year ended December 31, 2019
Sales	$3,812.6
Purchases	3,297.2

Related-Party Services

Historically, our Parent and its related parties performed certain services that directly and indirectly supported our operations. Expenses related to these services for the year ended December 31, 2019, were $167.8 million.

We are covered by the insurance policies of our Parent. As of December 31, 2019, our allocated prepaid insurance balance was $10.6 million. Our insurance expense was $20.1 million for the year ended December 31, 2019, which was included within operations and maintenance expenses in the accompanying combined statement of operations.

Employees who directly or indirectly support our operations participate in the pension, postretirement, health and life insurance, and defined contribution benefit plans sponsored by our Parent, which includes other Parent subsidiaries. Our share of pension and postretirement health and life insurance costs for the year ended December 31, 2019, was $27.9 million. Our share of defined contribution plan costs for the year ended December 31, 2019, was $6.2 million. Pension and defined contribution benefit plan expenses are included in either general and administrative expenses or operations and maintenance expenses in the accompanying combined statement of operations, depending on the nature of the employee’s role in our operations.

8	Transaction with Major Customers and Concentration of Credit Risk

Our Parent and our Parent’s affiliates accounted for substantially all of our total revenues for the year ended December 31, 2019. As such, no third-party customer generated revenue greater than 10.0% in 2019.

No third-party customer accounted for accounts receivable greater than 10.0% in 2019.

9	Environmental Compliance Activities

Emissions

We are required to comply with state emissions requirements. To meet this obligation, we purchase emissions credits when our obligation can be reasonably estimated. Some of these contracts are derivative instruments; however, we elect the normal purchase exception and do not record these contracts at fair value. We treat the purchased credits as an asset on the combined balance sheet. Our expenses related to emissions compliance for the year ended December 31, 2019, were $15.4 million.

RINs Credits

We are required to comply with federal ethanol standards and we recognize the related costs as part of our cost of sales. Our expenses related to RFS standards compliance using RINs for the year ended December 31, 2019, were $36.8 million.

10	Commitments and Contingencies

Legal Proceedings

Our Parent and certain affiliates are named defendants in lawsuits and governmental proceedings that arise in the ordinary course of our business. For each of our outstanding legal matters, we evaluate the merits of the case, our exposure to the matter, possible legal or settlement strategies, and the likelihood of an unfavorable outcome. Actual liability with respect to these lawsuits is not determinable. Our management believes, based on Legal counsels’ opinion, that any potential liability will not materially impact our financial position, operating results or cash flows.

11	Income Taxes

Components of income tax benefit related to our operations were as follows:

As of December 31, 2019
Federal	$61.5
State	28.3

Income tax benefit	$89.8

Our reconciliation of our effective tax rate is as follows:

For the year ended December 31, 2019
Loss before tax	$322.9
Federal tax rate	21.0%

Expected income tax benefit	67.8

Effect on income tax of:
State tax benefit	22.4
Nondeductible portion of meals and entertainment	(0.2)
Interest and penalties on taxes	(0.2)

Income tax benefit	$89.8

The tax effects of significant temporary differences representing deferred tax assets and liabilities were as follows:

For the year ended December 31, 2019
Deferred income tax assets
Net operating losses	$199.6
Environmental provision	3.8
Other	11.1

Total deferred income tax assets	214.5

Deferred income tax liabilities
Property, plant, and equipment, net	236.1

Total deferred income tax liabilities	$236.1

Noncurrent deferred tax liability, net	$21.6

12	Revenue

Segmented Revenue

For the year ended December 31, 2019
Related party—refining	$3,809.4
Third Party—refining	2.3
Related party—terminaling	3.2

Total revenue	$3,814.9

Remaining Performance Obligations

The majority of our contracts with customers relate to the transfer of refined products and have no remaining performance obligations beyond the transfer of goods. The remaining contracts with customers relate to terminalling services, which are completed over the storage term with no remaining performance obligations once the term ends, and product is transferred back to the customer.

13	Leases

Capital Lease Obligation

We have a capital lease obligation that matures in 2028 for a hydrogen facility that supports our refining operations. As of December 31, 2019, we recognized capital lease obligation of $61.4 million and capital lease assets of $53.5 million. All interest expense recognized in 2019 was related to capital lease obligation.

Future minimum annual lease payments, including interest for capital leases:

2020	$9.0
2021	9.0
2022	9.0
2023	9.0
2024	9.0
Thereafter	34.1

Total minimum lease payments	79.1

Less interest	17.7

Total	$61.4

Operating Lease Obligations

We have operating lease obligations related to government-owned land as part of our dock operations, a nitrogen facility, catalysts, and rail cars. During the year ended December 31, 2019, we recognized operating lease expenses of $1.8 million.

Future minimum annual lease payments for operating leases:

2020	$1.7
2021	1.4
2022	1.2
2023	0.7
2024	0.5
Thereafter	0.4

Total minimum lease payments	$5.9

14	Accrued Liabilities Current and Noncurrent

Accrued liabilities—current

As of December 31, 2019
Renewable volume obligation	$36.8
Staff liabilities	6.6
Emission trading liability	4.6
Capital lease obligation	5.5
Environmental remediation	0.3
Other liabilities	0.3

Accrued liabilities—current total	$54.1

Accrued liabilities—noncurrent

As of December 31, 2019
Emissions trading liability	$24.7
Environmental remediation	8.6

Accrued liabilities—noncurrent total	$33.3

15	Other Assets Current and Noncurrent

Other current assets

As of December 31, 2019
Renewable volume asset	$36.8
Emission trading asset	4.6

Other current assets—total	$41.4

Other noncurrent assets

As of December 31, 2019
Emissions trading asset	$27.0

Other noncurrent assets—total	$27.0

16	Subsequent Events

We have performed an evaluation of subsequent events through April 17, 2020, which is the date the combined financial statements were issued.

Unaudited Condensed Consolidated Financial Statements of PBF Holding Company LLC and Subsidiaries

Condensed Consolidated Balance Sheets as of June 30, 2020 and December 31, 2019

PBF HOLDING COMPANY LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in millions)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,203.1	$763.1
Accounts receivable	422.9	826.6
Accounts receivable - affiliate	7.3	6.5
Inventories	1,620.2	2,122.2
Prepaid and other current assets	108.0	48.0

Total current assets	3,361.5	3,766.4
Property, plant and equipment, net	4,147.3	3,168.6
Lease right of use assets - third party	488.7	330.3
Lease right of use assets - affiliate	611.7	650.3
Deferred charges and other assets, net	1,003.4	930.0

Total assets	$9,612.6	$8,845.6

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$419.5	$591.2
Accounts payable - affiliate	55.1	48.1
Accrued expenses	1,426.3	1,791.4
Current operating lease liabilities - third party	148.5	72.0
Current operating lease liabilities - affiliate	82.2	79.2
Deferred revenue	18.1	17.0

Total current liabilities	2,149.7	2,598.9
Long-term debt	3,324.7	1,262.8
Deferred tax liabilities	41.3	31.4
Long-term operating lease liabilities - third party	257.2	232.9
Long-term operating lease liabilities - affiliate	529.4	571.1
Long-term financing lease liabilities - third party	70.0	18.4
Other long-term liabilities	281.3	232.9

Total liabilities	6,653.6	4,948.4
Commitments and contingencies (Note 8)
Equity:
PBF Holding Company LLC equity
Member’s equity	2,777.0	2,739.1
Retained earnings	179.7	1,156.9
Accumulated other comprehensive loss	(8.6)	(9.7)

Total PBF Holding Company LLC equity	2,948.1	3,886.3
Noncontrolling interest	10.9	10.9

Total equity	2,959.0	3,897.2

Total liabilities and equity	$9,612.6	$8,845.6

See notes to condensed consolidated financial statements.

Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2020 and 2019

PBF HOLDING COMPANY LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$2,499.1	$6,551.9	$7,759.1	$11,760.6

Cost and expenses:
Cost of products and other	1,820.8	6,025.4	7,854.2	10,301.6
Operating expenses (excluding depreciation and amortization expense as reflected below)	423.7	409.7	931.2	863.1
Depreciation and amortization expense	111.1	95.3	216.5	189.6

Cost of sales	2,355.6	6,530.4	9,001.9	11,354.3
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	53.3	46.6	131.5	97.8
Depreciation and amortization expense	2.8	2.9	5.7	5.7
Change in fair value of contingent consideration	(12.4)	—	(65.4)	—
Equity income in investee	—	(3.2)	—	(7.9)
(Gain) loss on sale of assets	(471.1)	0.8	(471.1)	0.8

Total cost and expenses	1,928.2	6,577.5	8,602.6	11,450.7

Income (loss) from operations	570.9	(25.6)	(843.5)	309.9

Other income (expense):
Interest expense, net	(52.8)	(29.6)	(89.3)	(57.0)
Change in fair value of catalyst obligations	(5.1)	0.5	6.6	(2.6)
Debt extinguishment costs	—	—	(22.2)	—
Other non-service components of net periodic benefit cost	1.1	—	2.1	(0.1)

Income (loss) before income taxes	514.1	(54.7)	(946.3)	250.2
Income tax (benefit) expense	(4.4)	1.8	9.8	(5.4)

Net income (loss)	518.5	(56.5)	(956.1)	255.6
Less: net income attributable to noncontrolling interests	—	0.1	—	0.1

Net income (loss) attributable to PBF Holding Company LLC	$518.5	$(56.6)	$(956.1)	$255.5

See notes to condensed consolidated financial statements.

Condensed Consolidated Statements of Comprehensive Income (Loss) for the Three and Six Months Ended June 30, 2020 and 2019

PBF HOLDING COMPANY LLC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss)	$518.5	$(56.5)	$(956.1)	$255.6
Other comprehensive income:
Unrealized gain on available for sale securities	0.1	0.3	0.7	0.3
Net gain on pension and other post-retirement benefits	0.2	0.2	0.4	0.4

Total other comprehensive income	0.3	0.5	1.1	0.7

Comprehensive income (loss)	518.8	(56.0)	(955.0)	256.3
Less: comprehensive income attributable to noncontrolling interests	—	0.1	—	0.1

Comprehensive income (loss) attributable to PBF Holding Company LLC	$518.8	$(56.1)	$(955.0)	$256.2

See notes to condensed consolidated financial statements.

PBF HOLDING COMPANY LLC

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(unaudited, in millions)

	Member’s Equity	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Noncontrolling Interest	Total Equity
Balance, March 31, 2020	$2,745.9	$(8.9)	$(338.8)	$10.9	$2,409.1
Capital contributions from PBF LLC	24.4	—	—	—	24.4
Stock-based compensation	6.7	—	—	—	6.7
Net income	—	—	518.5	—	518.5
Other comprehensive income	—	0.3	—	—	0.3

Balance, June 30, 2020	$2,777.0	$(8.6)	$179.7	$10.9	$2,959.0

Balance, March 31, 2019	$2,658.4	$(23.7)	$1,179.4	$10.9	$3,825.0
Member distributions	—	—	(36.4)	—	(36.4)
Capital contributions from PBF LLC	202.5	—	—	—	202.5
Distribution of TVPC investment	(168.8)	—	—	—	(168.8)
Stock-based compensation	7.7	—	—	—	7.7
Net income (loss)	—	—	(56.6)	0.1	(56.5)
Other comprehensive income	—	0.5	—	—	0.5

Balance, June 30, 2019	$2,699.8	$(23.2)	$1,086.4	$11.0	$3,774.0

See notes to condensed consolidated financial statements.

PBF HOLDING COMPANY LLC

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(unaudited, in millions)

	Member’s Equity	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Noncontrolling Interest	Total Equity
Balance, December 31, 2019	$2,739.1	$(9.7)	$1,156.9	$10.9	$3,897.2
Members distributions	—	—	(21.1)	—	(21.1)
Capital contributions from PBF LLC	24.4	—	—	—	24.4
Stock-based compensation	13.5	—	—	—	13.5
Net income (loss)	—	—	(956.1)	—	(956.1)
Other comprehensive income	—	1.1	—	—	1.1

Balance, June 30, 2020	$2,777.0	$(8.6)	$179.7	$10.9	$2,959.0

Balance, December 31, 2018	$2,652.5	$(23.9)	$890.3	$10.9	$3,529.8
Members distributions	—	—	(59.4)	—	(59.4)
Capital contributions from PBF LLC	202.5	—	—	—	202.5
Distribution of TVPC investment	(168.8)	—	—	—	(168.8)
Distribution of assets to PBF LLC	(0.3)	—	—	—	(0.3)
Stock-based compensation	13.9	—	—	—	13.9
Net income	—	—	255.5	0.1	255.6
Other comprehensive income	—	0.7	—	—	0.7

Balance, June 30, 2019	$2,699.8	$(23.2)	$1,086.4	$11.0	$3,774.0

See notes to condensed consolidated financial statements.

Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2020 and 2019

PBF HOLDING COMPANY LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in millions)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(956.1)	$255.6
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	229.4	198.4
Stock-based compensation	16.4	15.7
Change in fair value of catalyst obligations	(6.6)	2.6
Deferred income taxes	9.8	(5.3)
Non-cash change in inventory repurchase obligations	(25.7)	35.0
Non-cash lower of cost or market inventory adjustment	701.4	(324.0)
Change in fair value of contingent consideration	(65.4)	—
Debt extinguishment costs	22.2	—
Pension and other post-retirement benefit costs	27.3	22.4
Income from equity method investee	—	(7.9)
Distributions from equity method investee	—	7.9
(Gain) loss on sale of assets	(471.1)	0.8

Changes in operating assets and liabilities:
Accounts receivable	403.7	(274.1)
Due to/from affiliates	6.3	12.9
Inventories	24.8	(124.6)
Prepaid and other current assets	(54.6)	(34.1)
Accounts payable	(185.9)	(34.3)
Accrued expenses	(360.4)	200.0
Deferred revenue	1.1	5.3
Other assets and liabilities	(24.5)	(28.3)

Net cash used in operating activities	$(707.9)	$(76.0)

Cash flows from investing activities:
Expenditures for property, plant and equipment	(112.6)	(190.9)
Expenditures for deferred turnaround costs	(159.2)	(261.9)
Expenditures for other assets	(7.2)	(33.9)
Acquisition of Martinez refinery	(1,176.2)	—
Proceeds from sale of assets	529.4	—
Equity method investment - return of capital	—	0.6

Net cash used in investing activities	$(925.8)	$(486.1)

See notes to condensed consolidated financial statements.

PBF HOLDING COMPANY LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(unaudited, in millions)

	Six Months Ended June 30,
	2020	2019
Cash flows from financing activities:
Contributions from PBF LLC	$24.4	$202.5
Distributions to members	(21.1)	(59.4)
Proceeds from 2025 9.25% Senior Secured Notes	1,000.0	—
Proceeds from 2028 6.00% Senior Notes	1,000.0	—
Redemption of 2023 7.00% Senior Notes	(517.5)	—
Repayments of PBF Rail Term Loan	(3.6)	(3.5)
Proceeds from revolver borrowings	1,150.0	1,250.0
Repayments of revolver borrowings	(550.0)	(1,250.0)
Settlement of catalyst obligations	(8.8)	(1.2)
Payments on financing leases	(5.7)	—
Proceeds from insurance premium financing	33.8	18.9
Deferred financing costs and other	(27.8)	(0.1)

Net cash provided by financing activities	$2,073.7	$157.2
Net increase (decrease) in cash and cash equivalents	440.0	(404.9)
Cash and cash equivalents, beginning of period	763.1	561.7

Cash and cash equivalents, end of period	$1,203.1	$156.8

Supplemental cash flow disclosures
Non-cash activities:
Accrued and unpaid capital expenditures	$29.8	$39.5
Assets acquired under operating and financing leases	224.3	1,014.1
Fair value of the Martinez Contingent Consideration at acquisition	77.3	—
Distribution of assets to PBF Energy Company LLC	—	169.1
Cash paid during the period for:
Interest (net of capitalized interest of $5.6 and $7.8 in 2020 and 2019, respectively)	$49.2	$49.7
Income taxes	0.1	0.7

See notes to condensed consolidated financial statements.

Notes to the Condensed Consolidated Financial Statements

1. DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

Description of the Business

PBF Holding Company LLC (“PBF Holding”), a Delaware limited liability company, and PBF Finance Corporation (“PBF Finance”), a wholly-owned subsidiary of PBF Holding, together with the Company’s consolidated subsidiaries, owns and operates oil refineries and related facilities in North America. PBF Holding is a wholly-owned subsidiary of PBF Energy Company LLC (“PBF LLC”). PBF Energy Inc. (“PBF Energy”) is the sole managing member of, and owner of an equity interest representing approximately 99.2% of the outstanding economic interest in, PBF LLC as of June 30, 2020. PBF Investments LLC, Toledo Refining Company LLC, Paulsboro Refining Company LLC, Delaware City Refining Company LLC, Chalmette Refining, L.L.C. (“Chalmette Refining”), PBF Energy Western Region LLC, Torrance Refining Company LLC, Torrance Logistics Company LLC and Martinez Refining Company LLC are PBF LLC’s principal operating subsidiaries and are all wholly-owned subsidiaries of PBF Holding. Collectively, PBF Holding and its consolidated subsidiaries are referred to hereinafter as the “Company”.

PBF Logistics GP LLC (“PBF GP”) serves as the general partner of PBF Logistics LP (“PBFX”). PBF GP is wholly-owned by PBF LLC. In a series of transactions, PBF Holding has distributed certain assets to PBF LLC, which in turn contributed those assets to PBFX (as described in “Note 7 - Related Party Transactions”).

Substantially all of the Company’s operations are in the United States. As of June 30, 2020, the Company’s oil refineries are all engaged in the refining of crude oil and other feedstocks into petroleum products, and have been aggregated to form one reportable segment. To generate earnings and cash flows from operations, the Company is primarily dependent upon processing crude oil and selling refined petroleum products at margins sufficient to cover fixed and variable costs and other expenses. Crude oil and refined petroleum products are commodities, and factors that are largely out of the Company’s control can cause prices to vary over time. The resulting potential margin volatility can have a material effect on the Company’s financial position, earnings and cash flows.

Basis of Presentation

The unaudited condensed consolidated financial information furnished herein reflects all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, considered necessary for a fair presentation of the financial position and the results of operations and cash flows of the Company for the periods presented. All intercompany accounts and transactions have been eliminated in consolidation. These unaudited Condensed Consolidated Financial Statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. These interim Condensed Consolidated Financial Statements should be read in conjunction with the PBF Holding and PBF Finance financial statements included in this prospectus. The results of operations for the three and six months ended June 30, 2020 are not necessarily indicative of the results to be expected for the full year.

Reclassification

As of June 30, 2020, Financing lease right of use assets - third party, previously included in Deferred charges and other assets, net, in the Condensed Consolidated Balance Sheets, are reflected within Lease right of use assets - third party, which is inclusive of all third party lease right of use assets. Financing lease liabilities - third party, previously included in Other long-term liabilities, in the Condensed Consolidated Balance Sheet, is presented as a separate line item in the Condensed Consolidated Financial Statements. The amounts related to such balance sheet accounts have also been reclassified in their respective footnotes for prior periods to conform to the 2020 presentation.

Interim Impairment Assessment

The global crisis resulting from the spread of the recent novel coronavirus (“COVID-19”) pandemic continues to have a substantial impact on the economy and overall consumer demand for energy and hydrocarbon products. As a result of the enduring throughput reductions across the Company’s refineries and continued decrease in demand for the Company’s products during the quarter, the Company determined an impairment triggering event had occurred. As such, the Company performed an interim impairment assessment on certain long-lived assets as of June 30, 2020. As a result of the interim impairment test, the Company concluded that the carrying values of its long-lived assets were not impaired when comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets over their remaining estimated useful life.

Recently Adopted Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2016-13, “Financial Instruments-Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). This guidance amends the guidance on measuring credit losses on financial assets held at amortized cost. ASU 2016-13 requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company adopted this ASU effective January 1, 2020. The adoption of this ASU does not currently impact the Company’s Condensed Consolidated Financial Statements. Refer to “Note 3 - Current Expected Credit Losses” for further disclosure related to our adoption of this pronouncement.

Recently Issued Accounting Pronouncements

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the effects of reference rate reform on financial reporting”. The amendments in this ASU provide optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. The amendments in this ASU are elective and apply to all entities, subject to meeting certain criteria, that have contracts, hedging relationships, and other transactions that reference London Interbank Offering Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. The amendments in this ASU are effective for all entities as of March 12, 2020 through December 31, 2022. An entity may elect to apply the amendments for contract modifications by topic or industry subtopic as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020, or prospectively from a date within an interim period that includes or is subsequent to March 12, 2020, up to the date that the financial statements are available to be issued. The Company is currently evaluating the impact of this new standard on its Condensed Consolidated Financial Statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-14, “Compensation - Retirement Benefits - Defined Benefit Plans - General (Subtopic 715-20)”, to improve the effectiveness of benefit plan disclosures in the notes to financial statements by facilitating clear communication of the information required by GAAP that is most important to users of each entity’s financial statements. The amendments in this ASU modify the disclosure requirements for employers that sponsor defined benefit pension or other postretirement plans. Additionally, the amendments in this ASU remove disclosures that no longer are considered cost beneficial, clarify the specific requirements of disclosures, and add disclosure requirements identified as relevant. The amendments in this ASU are effective for fiscal years ending after December 15, 2020, for public business entities and early adoption is permitted for all entities. The Company is currently evaluating the impact of this new standard on its Condensed Consolidated Financial Statements and related disclosures.

2. ACQUISITIONS

Martinez Acquisition

On February 1, 2020, the Company acquired from Equilon Enterprises LLC d/b/a Shell Oil Products US (the “Seller”), the Martinez refinery and related logistics assets (collectively, the “Martinez Acquisition”), pursuant to a sale and purchase agreement dated June 11, 2019 (the “Sale and Purchase Agreement”). The Martinez refinery, located in Martinez, California, is a high-conversion, dual-coking facility that is strategically positioned in Northern California and provides for operating and commercial synergies with the Torrance refinery located in Southern California.

In addition to refining assets, the Martinez Acquisition includes a number of onsite logistics assets, including a deep-water marine facility, product distribution terminals and refinery crude and product storage facilities.

The aggregate purchase price for the Martinez Acquisition was $1,253.4 million, including final working capital of $216.1 million and the Martinez Contingent Consideration, as defined below. The transaction was financed through a combination of cash on hand, including proceeds from the 2028 Senior Notes (as defined in “Note 6 - Debt”), and borrowings under PBF Holding’s asset-based revolving credit agreement (the “Revolving Credit Facility”).

The Company accounted for the Martinez Acquisition as a business combination under GAAP whereby it recognizes assets acquired and liabilities assumed in an acquisition at their estimated fair values as of the date of acquisition. The purchase price and fair value allocation may be subject to adjustment pending completion of the final purchase valuation, which was in process as of June 30, 2020.

The total purchase consideration and the fair values of the assets and liabilities at the acquisition date, which may be subject to adjustments as noted above, were as follows:

(in millions)	Purchase Price
Gross purchase price	$960.0
Working capital, including post close adjustments	216.1
Contingent consideration (a)	77.3

Total consideration	$1,253.4

(a) The Martinez Acquisition includes an obligation for the Company to make post-closing earn-out payments to the Seller based on certain earnings thresholds of the Martinez refinery (as set forth in the Sale and Purchase Agreement), for a period of up to four years following the acquisition closing date (the “Martinez Contingent Consideration”). The Company recorded the Martinez Contingent Consideration based on its estimated fair value of $77.3 million at the acquisition date, which was recorded within “Other long-term liabilities” within the Condensed Consolidated Balance Sheets.

The following table summarizes the preliminary amounts recognized for assets acquired and liabilities assumed as of the acquisition date:

(in millions)	Fair Value Allocation
Inventories	$224.1
Prepaid and other current assets	5.4
Property, plant and equipment	987.9
Operating lease right of use assets (a)	7.8
Financing lease right of use assets (a)	63.5
Deferred charges and other assets, net	63.7

(in millions)	Fair Value Allocation
Accrued expenses	$(1.4)
Current operating lease liabilities	(1.9)
Current financing lease liabilities (b)	(6.0)
Long-term operating lease liabilities	(5.9)
Long-term financing lease liabilities	(57.5)
Other long-term liabilities - Environmental obligation	(26.3)

Fair value of net assets acquired	$1,253.4

(a)	Operating and Financing lease right of use assets are recorded in Lease right of use assets - third party within the Condensed Consolidated Balance Sheet.
(b)	Current financing lease liabilities are recorded in Accrued expenses within the Condensed Consolidated Balance Sheet.

The Company’s Condensed Consolidated Financial Statements for the six months ended June 30, 2020 include the results of operations of the Martinez refinery and related logistics assets subsequent to the Martinez Acquisition. The same period in 2019 does not include the results of operations of such assets. On an unaudited pro-forma basis, the revenues and net income (loss) of the Company, assuming the acquisition had occurred on January 1, 2019, are shown below. The unaudited pro-forma information does not purport to present what the Company’s actual results would have been had the Martinez Acquisition occurred on January 1, 2019, nor is the financial information indicative of the results of future operations. The unaudited pro-forma financial information includes the depreciation and amortization expense related to the Martinez Acquisition and interest expense associated with the related financing.

(Unaudited, in millions)	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Pro-forma revenues	$8,122.9	$13,845.8
Pro-forma net income (loss) attributable to PBF Holding	(987.4)	218.4

Acquisition Expenses

The Company incurred acquisition-related costs of $10.7 million for the six months ended June 30, 2020 consisting primarily of first quarter consulting and legal expenses related to the Martinez Acquisition. There were no material acquisition-related expenses during the three months ended June 30, 2020. There were no acquisition-related costs during the three and six months ended June 30, 2019. These costs are included in General and administrative expenses within the Condensed Consolidated Statements of Operations.

3. CURRENT EXPECTED CREDIT LOSSES

Credit Losses

The Company has exposure to credit losses primarily through its sales of refined products. The Company evaluates creditworthiness on an individual customer basis. The Company utilizes a financial review model for purposes of evaluating creditworthiness which is based on information from financial statements and credit reports. The financial review model enables the Company to assess the customer’s risk profile and determine credit limits on the basis of their financial strength, including but not limited to, their liquidity, leverage, debt serviceability, longevity and how they pay their bills. The Company may require security in the form of letters of credit or cash payments in advance of product delivery for certain customers that are deemed higher risk.

The Company’s payment terms on its trade receivables are relatively short, generally 30 days or less for a substantial majority of its refined products. As a result, the Company’s collection risk is mitigated to a certain extent by the fact that sales are collected in a relatively short period of time, allowing for the ability to reduce exposure on defaults if collection issues are identified. Notwithstanding, the Company reviews each customer’s credit risk profile at least annually or more frequently if warranted. Following the widespread market disruption that has resulted from the COVID-19 pandemic and related governmental responses, the Company has been performing ongoing credit reviews of its customers including monitoring for any negative credit events such as customer bankruptcy or insolvency events. As a result, the Company has adjusted payment terms or limited available trade credit for certain customers, as well as for customers within industries that are deemed to be at higher risk.

The Company performs a quarterly allowance for doubtful accounts analysis to assess whether an allowance needs to be recorded for any outstanding trade receivables. In estimating credit losses, management reviews accounts that are past due, have known disputes or have experienced any negative credit events that may result in future collectability issues. There was no allowance for doubtful accounts recorded as of June 30, 2020 and December 31, 2019.

4. INVENTORIES

Inventories consisted of the following:

June 30, 2020
(in millions)	Titled Inventory	Inventory Intermediation Agreements	Total
Crude oil and feedstocks	$1,254.0	$—	$1,254.0
Refined products and blendstocks	1,056.3	277.2	1,333.5
Warehouse stock and other	135.7	—	135.7

	$2,446.0	$277.2	$2,723.2
Lower of cost or market adjustment	(965.7)	(137.3)	(1,103.0)

Total inventories	$1,480.3	$139.9	$1,620.2

December 31, 2019
(in millions)	Titled Inventory	Inventory Intermediation Agreements	Total
Crude oil and feedstocks	$1,071.4	$2.7	$1,074.1
Refined products and blendstocks	976.0	352.9	1,328.9
Warehouse stock and other	120.8	—	120.8

	$2,168.2	$355.6	$2,523.8
Lower of cost or market adjustment	(324.8)	(76.8)	(401.6)

Total inventories	$1,843.4	$278.8	$2,122.2

Inventory under the amended and restated inventory intermediation agreements with J. Aron & Company, a subsidiary of The Goldman Sachs Group, Inc. (“J. Aron”) (as amended and restated from time to time, the “Inventory Intermediation Agreements”), includes crude oil, intermediate and certain finished products (the “J. Aron Products”) purchased or produced by the Paulsboro and Delaware City refineries (the “East Coast Refineries”), and sold to counterparties in connection with such agreements. This inventory is held in the Company’s storage tanks at the East Coast Refineries and at PBFX’s assets acquired from Crown Point International, LLC in October 2018 (the “PBFX East Coast Storage Assets” and together with the Company’s storage tanks at the East Coast Refineries, the “J. Aron Storage Tanks”).

During the three months ended June 30, 2020, the Company recorded an adjustment to value its inventories to the lower of cost or market which increased operating income by $584.2 million, reflecting the net change in the lower of cost or market (“LCM”) inventory reserve from $1,687.2 million at March 31, 2020 to $1,103.0 million at June 30, 2020. During the six months ended June 30, 2020, the Company recorded an adjustment to value its inventories to the lower of cost or market which decreased income from operations by $701.4 million, reflecting the net change in the LCM inventory reserve from $401.6 million at December 31, 2019 to $1,103.0 million at June 30, 2020.

During the three months ended June 30, 2019, the Company recorded an adjustment to value its inventories to the lower of cost or market which decreased operating income by $182.0 million, reflecting the net change in the LCM inventory reserve from $145.8 million at March 31, 2019 to $327.8 million at June 30, 2019. During the six months ended June 30, 2019, the Company recorded an adjustment to value its inventories to the lower of cost or market which increased income from operations by $324.0 million, reflecting the net change in the LCM inventory reserve from $651.8 million at December 31, 2018 to $327.8 million at June 30, 2019.

5. ACCRUED EXPENSES

Accrued expenses consisted of the following:

(in millions)	June 30, 2020	December 31, 2019
Inventory-related accruals	$536.4	$1,103.2
Inventory intermediation agreements	228.7	278.1
Renewable energy credit and emissions obligations	203.1	17.7
Excise and sales tax payable	120.9	98.4
Accrued transportation costs	80.8	88.7
Accrued refinery maintenance and support costs	48.0	16.9
Accrued interest	40.8	6.8
Accrued utilities	39.1	40.1
Accrued salaries and benefits	32.0	77.4
Environmental liabilities	13.2	12.3
Current finance lease liabilities	12.8	6.5
Accrued capital expenditures	10.6	31.0
Customer deposits	8.0	1.8
Other	51.9	12.5

Total accrued expenses	$1,426.3	$1,791.4

The Company has the obligation to repurchase the J. Aron Products that are held in its J. Aron Storage Tanks in accordance with the Inventory Intermediation Agreements with J. Aron. As of June 30, 2020 and December 31, 2019, a liability is recognized for the Inventory Intermediation Agreements and is recorded at market price for the J. Aron owned inventory held in the Company’s J. Aron Storage Tanks under the Inventory Intermediation Agreements, with any change in the market price being recorded in Cost of products and other.

The Company is subject to obligations to purchase Renewable Identification Numbers (“RINs”) required to comply with the Renewable Fuels Standard. The Company’s overall RINs obligation is based on a percentage of domestic shipments of on-road fuels as established by Environmental Protection Agency. To the degree the Company is unable to blend the required amount of biofuels to satisfy its RINs obligation, RINs must be purchased on the open market to avoid penalties and fines. The Company records its RINs obligation on a net basis in Accrued expenses when its RINs liability is greater than the amount of RINs earned and purchased in a given period and in Prepaid and other current assets when the amount of RINs earned and purchased is greater than the RINs liability. In addition, the Company is subject to obligations to comply with federal and state legislative and regulatory measures, including regulations in the state of California pursuant to Assembly Bill 32, to address environmental compliance and greenhouse gas and other emissions. These requirements include incremental costs to operate and maintain our facilities as well as to implement and manage new emission controls and programs. Renewable energy credit and emissions obligations fluctuate with the volume of applicable product sales and timing of credit purchases.

Severance Costs

During the three months ended June 30, 2020, the Company reduced headcount across its refining operations in response to the current challenging market conditions, which resulted in a severance charge of approximately $12.9 million included within General and administrative expenses. The Company recorded this liability within Accrued salaries and benefits.

6. DEBT

Senior Notes

2028 Senior Notes

On January 24, 2020, PBF Holding entered into an indenture among PBF Holding and PBF Holding’s wholly-owned subsidiary, PBF Finance (together with PBF Holding, the “Issuers”), the guarantors named therein (collectively the “Guarantors”), Wilmington Trust, National Association, as Trustee and Deutsche Bank Trust Company Americas, under which the Issuers issued $1.0 billion in aggregate principal amount of 6.00% senior unsecured notes due 2028 (the “2028 Senior Notes”). The Issuers received net proceeds of approximately $987.0 million from the offering after deducting the initial purchasers’ discount and offering expenses. The Company primarily used the net proceeds to fully redeem the 7.00% senior notes due 2023 (the “2023 Senior Notes”), including accrued and unpaid interest, on February 14, 2020, and to fund a portion of the cash consideration for the Martinez Acquisition. The difference between the carrying value of the 2023 Senior Notes on the date they were reacquired and the amount for which they were reacquired has been classified as Debt extinguishment costs in the Condensed Consolidated Statement of Operations.

In connection with the issuance of the 2028 Senior Notes, the Issuers and the Guarantors entered into a registration rights agreement whereby the Company has agreed to file with the SEC and use reasonable efforts to cause to become effective within 365 days of the closing date, a registration statement relating to an offer to exchange the 2028 Senior Notes for an issue of registered notes with terms substantially identical to the 2028 Senior Notes. The Issuers will be obligated to pay additional interest if they fail to comply with their obligations to register the 2028 Senior Notes within the specified time period. The Company fully intends to file a registration statement for the exchange of the 2028 Senior Notes within the 365 day period following the closing of the 2028 Senior Notes. In addition, there are no restrictions or hindrances that the Company is aware of that would prohibit the Issuers from filing such registration statement and maintaining its effectiveness as stipulated in the registration rights agreement. As such, the Company asserts that it is not probable that it will have to transfer any consideration as a result of the registration rights agreement and thus no loss contingency was recorded.

The 2028 Senior Notes are guaranteed on a senior unsecured basis by substantially all of PBF Holding’s subsidiaries. The 2028 Senior Notes and guarantees are senior unsecured obligations and rank equal in right of payment with all of the Issuers’ and the Guarantors’ existing and future indebtedness, including PBF Holding’s Revolving Credit Facility and the Issuers’ 7.25% senior notes due 2025 (the “2025 Senior Notes”). The 2028 Senior Notes and the guarantees rank senior in right of payment to the Issuers’ and the Guarantors’ existing and future indebtedness that is expressly subordinated in right of payment thereto. The 2028 Senior Notes and the guarantees are effectively subordinated to any of the Issuers’ and the Guarantors’ existing or future secured indebtedness (including the Revolving Credit Facility) to the extent of the value of the collateral securing such indebtedness. The 2028 Senior Notes and the guarantees are structurally subordinated to any existing or future indebtedness and other obligations of the Issuers’ non-guarantor subsidiaries. In addition, the 2028 Senior Notes contain customary terms, events of default and covenants for an issuer of non-investment grade debt securities. These covenants include limitations on the incurrence of additional indebtedness, equity issuances, and payments. Many of these covenants will cease to apply or will be modified if the 2028 Senior Notes are rated investment grade.

At any time prior to February 15, 2023, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2028 Senior Notes in an amount not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 106.000% of the principal amount of the 2028 Senior Notes, plus any accrued and unpaid interest through the date of redemption. On or after February 15, 2023, the Issuers may redeem all or part of the 2028 Senior Notes, in each case at the redemption prices described in the indenture, together with any accrued and unpaid interest through the date of redemption. In addition, prior to February 15, 2023, the Issuers may redeem all or part of the 2028 Senior Notes at a “make-whole” redemption price described in the indenture, together with any accrued and unpaid interest through the date of redemption.

2025 Senior Secured Notes

On May 13, 2020, PBF Holding entered into an indenture among the Issuers, the Guarantors, and Wilmington Trust, National Association, as Trustee, Paying Agent, Registrar, Transfer Agent, Authenticating Agent and Notes Collateral Agent, under which the Issuers issued $1.0 billion in aggregate principal amount of 9.25% senior secured notes due 2025 (the “2025 Senior Secured Notes”). The Issuers received net proceeds of approximately $984.8 million from the offering after deducting the initial purchasers’ discount and estimated offering expenses.

The 2025 Senior Secured Notes are guaranteed on a senior secured basis by the majority of PBF Holding’s subsidiaries. The 2025 Senior Secured Notes and guarantees are senior obligations and secured, subject to certain exceptions and permitted liens, on a first-priority basis, by substantially all of PBF Holding’s and the guarantors’ present and future assets (other than assets securing PBF Holding’s Revolving Credit Facility), which may also constitute collateral securing certain hedging obligations and any existing or future indebtedness that is permitted to be secured on a pari passu basis with the 2025 Senior Secured Notes. The 2025 Senior Secured Notes and guarantees are senior secured obligations and rank equal in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness, including PBF Holding’s Revolving Credit Facility, the 2028 Senior Notes and the 2025 Senior Notes. The 2025 Senior Secured Notes and guarantees rank effectively senior to all of the Issuers’ and the Guarantors’ existing and future indebtedness that is not secured by the collateral (including the Revolving Credit Facility, the 2028 Senior Notes and the 2025 Senior Notes), subject to permitted liens on such collateral and certain other exceptions, and senior in right of payment to the Issuers’ and the Guarantors’ existing and future indebtedness that is expressly subordinated in right of payment thereto. The 2025 Senior Secured Notes and the guarantees are effectively subordinated to any of the Issuers’ and the Guarantors’ existing or future secured indebtedness that is secured by liens on assets owned by the Company that do not constitute part of the collateral securing the 2025 Senior Secured Notes and the guarantees (including the assets securing the Revolving Credit Facility) to the extent of the value of the collateral securing such indebtedness. The 2025 Senior Secured Notes and the guarantees are structurally subordinated to any existing or future indebtedness and other obligations of the Issuers’ non-guarantor subsidiaries. In addition, the 2025 Senior Secured Notes contain customary terms, events of default and covenants for an issuer of non-investment grade debt securities. These covenants include limitations on the incurrence of additional indebtedness, equity issuances, and payments. Many of these covenants will cease to apply or will be modified if the 2025 Senior Secured Notes are rated investment grade.

At any time prior to May 15, 2022, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2025 Senior Secured Notes in an amount not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 109.250% of the principal amount of the 2025 Senior Secured Notes, plus any accrued and unpaid interest through the date of redemption. On or after May 15, 2022, the Issuers may redeem all or part of the 2025 Senior Secured Notes, in each case at the redemption prices described in the indenture, together with any accrued and unpaid interest through the date of redemption. In addition, prior to May 15, 2022, the Issuers may redeem all or part of the 2025 Senior Secured Notes at a “make-whole” redemption price described in the indenture, together with any accrued and unpaid interest to the date of redemption.

In addition, the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the 2025 Senior Secured Notes in an amount not to exceed the net cash proceeds of any loan received pursuant to a Regulatory Debt Facility (as defined in the indenture) at a redemption price (expressed as a percentage of principal amount thereof) of 104.625%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, provided, however, that at least 65% of the original aggregate principal amount of 2025 Senior Secured Notes originally issued under the indenture remains outstanding after the occurrence of each such redemption.

PBF Holding Revolving Credit Facility

The Revolving Credit Facility has a maximum commitment of $3.4 billion, a maturity date of May 2023, and a Borrowing Base, as defined in the agreement governing the Revolving Credit Facility (the “Revolving Credit Agreement”) to make funds available for working capital and other general corporate purposes. Borrowings under the Revolving Credit Facility bear interest at the Alternative Base Rate plus the Applicable Margin or at the Adjusted LIBOR plus the Applicable Margin, all as defined in the Revolving Credit Agreement. In addition, an accordion feature allows for commitments of up to $3.5 billion.

The outstanding borrowings under the Revolving Credit Facility as of June 30, 2020 were $600.0 million. There were no outstanding borrowings under the Revolving Credit Facility as of December 31, 2019.

On February 18, 2020, in connection with its entry into a $300.0 million uncommitted receivables purchase facility (the “Receivables Facility”), the Company amended the Revolving Credit Agreement and entered into a related intercreditor agreement to allow it to sell certain Eligible Receivables (as defined in the Revolving Credit Agreement) derived from the sale of refined product over truck racks. Under the Receivables Facility, the Company sells such receivables to a bank subject to bank approval and certain conditions. The sales of receivables under the Receivables Facility are absolute and irrevocable but subject to certain repurchase obligations under certain circumstances.

On May 7, 2020, the Company further amended the Revolving Credit Facility, to increase its ability to incur certain secured debt from an amount equal to 10% of its total assets to 20% of its total assets.

7. RELATED PARTY TRANSACTIONS

Transactions and Agreements with PBFX

The Company entered into agreements with PBFX that establish fees for certain general and administrative services, and operational and maintenance services provided by the Company to PBFX. In addition, the Company executed terminal, pipeline and storage services agreements with PBFX under which PBFX provides commercial transportation, terminaling, storage and pipeline services to the Company. These agreements with PBFX include:

Contribution Agreements

Immediately prior to the closing of certain contribution agreements, which PBF LLC entered into with PBFX (collectively referred to as the “Contribution Agreements”), the Company contributed certain assets to PBF LLC. PBF LLC in turn contributed those assets to PBFX pursuant to the Contribution Agreements. Certain proceeds received by PBF LLC from PBFX in accordance with the Contribution Agreements were subsequently contributed by PBF LLC to the Company.

Refer to the Company’s financial statements for the year ended December 31, 2019 in this prospectus (“Note 9 - Related Party Transactions” of the Notes to Consolidated Financial Statements) for a more complete description of the Contribution Agreements with PBFX that were entered into prior to 2020.

Commercial Agreements

The Company has entered into long-term, fee-based commercial agreements with PBFX relating to assets associated with the Contribution Agreements, the majority of which include a minimum volume commitment (“MVC”) and are supported by contractual fee escalations for inflation adjustments and certain increases in operating costs. Under these agreements, PBFX provides various pipeline, rail and truck terminaling and storage services to the Company and the Company has committed to provide PBFX with minimum fees based on minimum monthly throughput volumes. The Company believes the terms and conditions under these agreements, as well as the Omnibus Agreement and the Services Agreement (each as defined below) with PBFX, are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services.

Refer to the Company’s financial statements for the year ended December 31, 2019 in this prospectus (“Note 9 - Related Party Transactions” of the Notes to Consolidated Financial Statements) for a more complete description of the Company’s commercial agreements with PBFX, including those identified as leases, that were entered into prior to 2020. No new material agreements, or amendments, were entered into during the six months ended June 30, 2020.

Other Agreements

In addition to the commercial agreements described above, the Company has entered into an omnibus agreement with PBFX, PBF GP and PBF LLC, which has been amended and restated in connection with certain Contribution Agreements (as amended, the “Omnibus Agreement”). The Omnibus Agreement addresses the payment of an annual fee for the provision of various general and administrative services and reimbursement of salary and benefit costs for certain PBF Energy employees. The annual fee was increased to $8.3 million effective as of January 1, 2020.

Additionally, the Company and certain of its subsidiaries have entered into an operation and management services and secondment agreement with PBFX (as amended, the “Services Agreement”), pursuant to which the Company and its subsidiaries provide PBFX with the personnel necessary for PBFX to perform its obligations under its commercial agreements. PBFX reimburses the Company for the use of such employees and the provision of certain infrastructure-related services to the extent applicable to its operations, including storm water discharge and waste water treatment, steam, potable water, access to certain roads and grounds, sanitary sewer access, electrical power, emergency response, filter press, fuel gas, API solids treatment, fire water and compressed air. The Services Agreement will terminate upon the termination of the Omnibus Agreement, provided that PBFX may terminate any service upon 30-days’ notice.

Refer to the Company’s financial statements for the year ended December 31, 2019 in this prospectus (“Note 9 - Related Party Transactions” of the Notes to Consolidated Financial Statements) for a more complete description of the Omnibus Agreement and the Services Agreement.

Summary of Transactions with PBFX

A summary of the Company’s affiliate transactions with PBFX is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
Reimbursements under affiliate agreements:
Services Agreement	$2.1	$2.2	$4.3	$4.3
Omnibus Agreement	1.9	1.7	3.9	3.5
Total expenses under affiliate agreements	72.4	74.7	147.9	146.0

Total reimbursements under the Omnibus Agreement are included in General and administrative expenses and reimbursements under the Services Agreement and expenses under affiliate agreements are included in Cost of products and other in the Company’s Condensed Consolidated Statements of Operations.

8. COMMITMENTS AND CONTINGENCIES

In the ordinary conduct of the Company’s business, the Company is from time to time subject to lawsuits, investigations and claims, including class action proceedings, mass tort actions, tort actions, environmental claims and employee-related matters. The outcome of these matters cannot always be predicted accurately, but the Company accrues liabilities for these matters if the Company has determined that it is probable a loss has been incurred and the loss can be reasonably estimated. For such ongoing matters for which we have not recorded a liability but losses are reasonably possible, we are unable to estimate a range of possible losses at this time due to various reasons that may include but are not limited to, matters being in an early stage and not fully developed through pleadings, discovery or court proceedings, number of potential claimants being unknown or uncertainty regarding a number of different factors underlying the potential claims. However, the ultimate resolution of one or more of these contingencies could result in an adverse outcome that may have a material effect on our financial position, results of operations or cash flows.

Environmental Matters

The Company’s refineries, pipelines and related operations are subject to extensive and frequently changing federal, state and local laws and regulations, including, but not limited to, those relating to the discharge of materials into the environment or that otherwise relate to the protection of the environment, waste management and the characteristics and the compositions of fuels. Compliance with existing and anticipated laws and regulations can increase the overall cost of operating the refineries, including remediation, operating costs and capital costs to construct, maintain and upgrade equipment and facilities.

These laws and permits raise potential exposure to future claims and lawsuits involving environmental and safety matters which could include soil and water contamination, air pollution, personal injury and property damage allegedly caused by substances which the Company manufactured, handled, used, released or disposed of, transported, or that relate to pre-existing conditions for which the Company has assumed responsibility. The Company believes that its current operations are in substantial compliance with existing environmental and safety requirements. However, there have been and will continue to be ongoing discussions about environmental and safety matters between the Company and federal and state authorities, including notices of violations, citations and other enforcement actions, some of which have resulted or may result in changes to operating procedures and in capital expenditures. While it is often difficult to quantify future environmental or safety related expenditures, the Company anticipates that continuing capital investments and changes in operating procedures will be required for the foreseeable future to comply with existing and new requirements, as well as evolving interpretations and more strict enforcement of existing laws and regulations.

In connection with the acquisition of the Torrance refinery and related logistics assets, the Company assumed certain pre-existing environmental liabilities totaling $118.0 million as of June 30, 2020 ($121.3 million as of December 31, 2019), related to certain environmental remediation obligations to address existing soil and groundwater contamination and monitoring activities and other clean-up activities, which reflects the current estimated cost of the remediation obligations. The current portion of the environmental liability is recorded in Accrued expenses and the non-current portion is recorded in Other long-term liabilities.

The aggregate environmental liability reflected in the Company’s Condensed Consolidated Balance Sheets was $156.7 million and $132.2 million at June 30, 2020 and December 31, 2019, respectively, of which $143.5 million and $119.9 million, respectively, were classified as Other long-term liabilities. These liabilities include remediation and monitoring costs expected to be incurred over an extended period of time. Estimated liabilities could increase in the future when the results of ongoing investigations become known, are considered probable and can be reasonably estimated.

Contingent Consideration

In connection with the Martinez Acquisition, the Sale and Purchase Agreement includes an earn-out provision based on certain earning thresholds of the Martinez refinery. Pursuant to the agreement, the Company will make payments to the Seller based on the future earnings of the Martinez refinery in excess of certain thresholds, as defined in the agreement, for a period of up to four years following the acquisition closing date. The Company recorded the acquisition date fair value of the earn-out provision as contingent consideration of $77.3 million within “Other long-term liabilities” within the Company’s Condensed Consolidated Balance Sheets. The Martinez Contingent Consideration was $13.4 million as of June 30, 2020, representing the present value of expected future payments discounted at a blended rate of 13.6%. At June 30, 2020, the estimated undiscounted liability totaled $19.9 million, based on the Company’s anticipated future earn-out payments.

9. LEASES

The Company leases office space, office equipment, refinery support facilities and equipment, railcars and other logistics assets primarily under non-cancelable operating leases, with terms typically ranging from one to twenty years, subject to certain renewal options as applicable. The Company considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of lease liabilities and right-of-use assets. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term. Interest expense for finance leases is incurred based on the carrying value of the lease liability. Leases with an initial term of 12 months or less are not recorded on the balance sheet.

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company must discount lease payments based on an estimate of its incremental borrowing rate.

For substantially all classes of underlying assets, the Company has elected the practical expedient not to separate lease and non-lease components, which allows for combining the components if certain criteria are met. For certain leases of refinery support facilities, which have commenced subsequent to the year ended December 31, 2019, the Company accounts for the non-lease service component separately. There are no material residual value guarantees associated with any of the Company’s leases. There are no significant restrictions or covenants included in the Company’s lease agreements other than those that are customary in such arrangements. Certain of the Company’s leases, primarily for the Company’s commercial and logistics asset classes, include provisions for variable payments. These variable payments are typically determined based on a measure of throughput or actual days the asset has operated during the contract term or another measure of usage and are not included in the initial measurement of lease liabilities and right of use assets.

Lease Position as of June 30, 2020 and December 31, 2019

The table below presents the lease related assets and liabilities recorded on the Company’s Condensed Consolidated Balance Sheets for the periods presented:

(in millions)	Classification on the Balance Sheet	June 30, 2020	December 31, 2019
Assets
Operating lease assets - third party	Lease right of use assets - third party	$407.4	$306.1
Operating lease assets - affiliate	Lease right of use assets - affiliate	611.7	650.3
Finance lease assets	Lease right of use assets - third party	81.3	24.2

Total lease right of use assets		$1,100.4	$980.6

(in millions)	Classification on the Balance Sheet	June 30, 2020	December 31, 2019
Liabilities
Current liabilities:
Operating lease liabilities - third party	Current operating lease liabilities - third party	$148.5	$72.0
Operating lease liabilities - affiliate	Current operating lease liabilities - affiliate	82.2	79.2
Finance lease liabilities - third party	Accrued expenses	12.8	6.5
Noncurrent liabilities:
Operating lease liabilities - third party	Long-term operating lease liabilities - third party	257.2	232.9
Operating lease liabilities - affiliate	Long-term operating lease liabilities - affiliate	529.4	571.1
Finance lease liabilities - third party	Long-term financing lease liabilities - third party	70.0	18.4

Total lease liabilities		$1,100.1	$980.1

Lease Costs

The table below provides certain information related to costs for the Company’s leases for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
Lease Costs (in millions)	2020	2019	2020	2019
Components of total lease costs:
Finance lease cost
Amortization of lease right of use assets	$3.6	$0.4	$6.5	$0.4
Interest on lease liabilities	1.1	0.2	2.0	0.2
Operating lease cost	74.2	62.9	134.7	116.2
Short-term lease cost	26.6	25.1	48.6	48.4
Variable lease cost	8.2	4.1	18.8	14.2

Total lease costs	$113.7	$92.7	$210.6	$179.4

Sale-leaseback Transactions

On April 17, 2020, the Company closed on the sale of five hydrogen plants to Air Products and Chemicals, Inc. (“Air Products”) in a sale-leaseback transaction for gross cash proceeds of $530.0 million and recognized a gain of $471.1 million. In connection with the sale, the Company entered into a transition services agreement through which Air Products will exclusively supply hydrogen, steam, carbon dioxide and other products (the “Products”) to the Martinez, Torrance and Delaware City refineries for a specified period (not expected to exceed 18 months) until the parties agree on a long-term supply agreement for the Products. The transition services agreement also requires certain maintenance and operating activities to be provided by PBF Holding, for which the Company will be reimbursed, during the term of the agreement.

Other Information

The table below provides supplemental cash flow information related to leases for the periods presented (in millions):

	Six Months Ended June 30,
	2020	2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$135.2	$108.4
Operating cash flows for finance leases	2.0	0.2
Financing cash flows for finance leases	5.7	0.2
Supplemental non-cash amounts of lease liabilities arising from obtaining right of use assets	224.3	160.1

Lease Term and Discount Rate

The table below presents certain information related to the weighted average remaining lease term and weighted average discount rate for the Company’s leases as of June 30, 2020:

Weighted average remaining lease term - operating leases	7.8 years
Weighted average remaining lease term - finance leases	7.6 years
Weighted average discount rate - operating leases	7.5%
Weighted average discount rate - finance leases	5.3%

Undiscounted Cash Flows

The table below reconciles the fixed component of the undiscounted cash flows for each of the periods presented to the lease liabilities recorded on the Condensed Consolidated Balance Sheets as of June 30, 2020:

Amounts due within twelve months of June 30, (in millions)	Finance Leases	Operating Leases
2020	$16.8	$299.0
2021	13.9	210.7
2022	11.1	173.3
2023	11.1	159.4
2024	11.1	142.5
Thereafter	37.0	396.6

Total minimum lease payments	101.0	1,381.5
Less: effect of discounting	18.2	364.2

Present value of future minimum lease payments	82.8	1,017.3
Less: current obligations under leases	12.8	230.7

Long-term lease obligations	$70.0	$786.6

As of June 30, 2020, the Company entered into certain leases that had not yet commenced. Such leases include a 15-year lease for hydrogen supply, with future payments estimated to total approximately $212.6 million, which commenced in the third quarter of 2020. No other such pending leases, either individually or in the aggregate, are material. There are no material lease arrangements in which the Company is the lessor.

In the normal course of business, the Company enters into certain affiliate lease arrangements with PBFX for the use of certain storage, terminaling and pipeline assets. The Company believes that the terms and conditions under these leases are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services. The terms for these affiliate leases generally range from seven to fifteen years. The Company uses the same methodology for discounting the lease payments on affiliate leases as it does for third party leases as described above. For the three and six months ended June 30, 2020, the Company incurred operating lease costs related to affiliate operating leases of $32.2 million and $64.5 million, respectively. For the three and six months ended June 30, 2019, the Company incurred operating lease costs related to affiliate operating leases of $36.7 million and $64.0 million, respectively.

10. EMPLOYEE BENEFIT PLANS

Effective February 1, 2020, the Company amended the PBF Energy Pension Plan to, among other things, incorporate into the plan all employees who became employed at the Company’s Martinez, California location on February 1, 2020, in connection with the Martinez Acquisition. The components of net periodic benefit cost related to the Company’s defined benefit plans consisted of the following:

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
Pension Benefits	2020	2019	2020	2019
Components of net periodic benefit cost:
Service cost	$15.1	$10.9	$28.9	$21.8
Interest cost	1.7	2.1	3.5	4.2
Expected return on plan assets	(3.1)	(2.4)	(6.2)	(4.8)
Amortization of prior service cost and actuarial loss	—	—	0.1	0.1

Net periodic benefit cost	$13.7	$10.6	$26.3	$21.3

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
Post-Retirement Medical Plan	2020	2019	2020	2019
Components of net periodic benefit cost:
Service cost	$0.2	$0.3	$0.5	$0.5
Interest cost	0.1	0.1	0.2	0.3
Amortization of prior service cost and actuarial loss	0.2	0.2	0.3	0.3

Net periodic benefit cost	$0.5	$0.6	$1.0	$1.1

11. REVENUES

Revenues are recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The following table provides information relating to the Company’s revenues from external customers for each product or group of similar products for the periods presented:

	Three Months Ended June 30,
(in millions)	2020	2019
Gasoline and distillates	$2,035.9	$5,570.7
Feedstocks and other	215.3	203.9
Asphalt and blackoils	164.1	531.8
Chemicals	45.5	177.6
Lubricants	38.3	67.9

Total Revenues	$2,499.1	$6,551.9

	Six Months Ended June 30,
(in millions)	2020	2019
Gasoline and distillates	$6,606.3	$10,003.7
Feedstocks and other	526.6	404.6
Asphalt and blackoils	371.1	884.8
Chemicals	158.3	329.3
Lubricants	96.8	138.2

Total Revenues	$7,759.1	$11,760.6

The Company’s revenues are generated from the sale of refined petroleum products. These revenues are largely based on the current spot market prices of the products sold, which represent consideration specifically allocable to the products being sold on a given day, and the Company recognizes those revenues upon delivery and transfer of title to the products to our customers. The time at which delivery and transfer of title occurs is the point when the Company’s control of the products is transferred to the Company’s customers and when its performance obligation to its customers is fulfilled. Delivery and transfer of title are specifically agreed to between the Company and customers within the contracts. The Company also has contracts which contain fixed pricing, tiered pricing, minimum volume features with makeup periods, or other factors that have not materially been affected by ASC 606, Revenues from Contracts with Customers.

Deferred Revenues

The Company records deferred revenues when cash payments are received or are due in advance of performance, including amounts which are refundable. Deferred revenue was $18.1 million and $17.0 million as of June 30, 2020 and December 31, 2019, respectively. Fluctuations in the deferred revenue balance are primarily driven by the timing and extent of cash payments received or due in advance of satisfying the Company’s performance obligations.

The Company’s payment terms vary by type and location of customers and the products offered. The period between invoicing and when payment is due is not significant (i.e. generally within two months). For certain products or services and customer types, the Company requires payment before the products or services are delivered to the customer.

12. INCOME TAXES

PBF Holding is a limited liability company treated as a “flow-through” entity for income tax purposes. Accordingly, there is generally no benefit or expense for federal or state income tax in the PBF Holding financial statements apart from the income tax attributable to two subsidiaries acquired in connection with the acquisition of Chalmette Refining and the Company’s wholly-owned Canadian subsidiary, PBF Energy Limited, which are treated as C-Corporations for income tax purposes.

The reported income tax provision in the PBF Holding Condensed Consolidated Financial Statements of Operations consists of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2020	2019	2020	2019
Current income tax benefit	$—	$(0.1)	$—	$(0.1)
Deferred income tax (benefit) expense	(4.4)	1.9	9.8	(5.3)

Total income tax (benefit) expense	$(4.4)	$1.8	$9.8	$(5.4)

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted and signed into law. The CARES Act includes several provisions for corporations, including increasing the amount of deductible interest, allowing companies to carryback certain Net Operating Losses (“NOLs”) and increasing the amount of NOLs that corporations can use to offset income. The CARES Act did not materially affect the Company’s income tax provision, deferred tax assets and liabilities, and related taxes payable for the periods presented. The Company is currently assessing the future implications of these provisions, as applicable, within the CARES Act on its Consolidated Financial Statements.

13. FAIR VALUE MEASUREMENTS

The tables below present information about the Company’s financial assets and liabilities measured and recorded at fair value on a recurring basis and indicate the fair value hierarchy of the inputs utilized to determine the fair values as of June 30, 2020 and December 31, 2019.

The Company has elected to offset the fair value amounts recognized for multiple derivative contracts executed with the same counterparty; however, fair value amounts by hierarchy level are presented on a gross basis in the tables below. The Company has posted cash margin with various counterparties to support hedging and trading activities. The cash margin posted is required by counterparties as collateral deposits and cannot be offset against the fair value of open contracts except in the event of default. The Company has no derivative contracts that are subject to master netting arrangements that are reflected gross on the Condensed Consolidated Balance Sheets.

	As of June 30, 2020
	Fair Value Hierarchy			Total Gross Fair Value	Effect of Counter- party Netting	Net Carrying Value on Balance Sheet
(in millions)	Level 1	Level 2	Level 3
Assets:
Money market funds	$401.2	$—	$—	$401.2	N/A	$401.2
Commodity contracts	0.1	7.0	1.3	8.4	(8.4)	—
Derivatives included with inventory intermediation agreement obligations	—	24.4	—	24.4	—	24.4
Liabilities:
Commodity contracts	0.5	13.6	0.3	14.4	(8.4)	6.0
Catalyst obligations	—	32.1	—	32.1	—	32.1
Contingent consideration obligation	—	—	13.4	13.4	—	13.4

	As of December 31, 2019
	Fair Value Hierarchy			Total Gross Fair Value	Effect of Counter- party Netting	Net Carrying Value on Balance Sheet
(in millions)	Level 1	Level 2	Level 3
Assets:
Money market funds	$97.9	$—	$—	$97.9	N/A	$97.9
Commodity contracts	32.5	1.5	—	34.0	(33.8)	0.2
Liabilities:
Commodity contracts	32.8	1.0	—	33.8	(33.8)	—
Catalyst obligations	—	47.6	—	47.6	—	47.6
Derivatives included with inventory intermediation agreement obligations	—	1.3	—	1.3	—	1.3

The valuation methods used to measure financial instruments at fair value are as follows:

•	Money market funds categorized in Level 1 of the fair value hierarchy are measured at fair value based on quoted market prices and included within Cash and cash equivalents.

•

The commodity contracts categorized in Level 1 of the fair value hierarchy are measured at fair value based on quoted prices in an active market. The commodity contracts categorized in Level 2 of the fair value hierarchy are measured at fair value using a market approach based upon future commodity prices for similar instruments quoted in active markets.

•

The derivatives included with inventory intermediation agreement obligations and the catalyst obligations are categorized in Level 2 of the fair value hierarchy and are measured at fair value using a market approach based upon commodity prices for similar instruments quoted in active markets.

•

The commodity contracts categorized in Level 3 of the fair value hierarchy consist of commodity price swap contracts that relate to forecasted purchases of crude oil for which quoted forward market prices are not readily available due to market illiquidity. The forward prices used to value these swaps were derived using broker quotes, prices from other third party sources and other available market based data.

•

The contingent consideration obligation at June 30, 2020 is categorized in Level 3 of the fair value hierarchy and is estimated using discounted cash flow models based on management’s estimate of the future cash flows related to the earn-out periods. The change in fair value of the obligation during the three and six months ended June 30, 2020 was impacted primarily by the change in estimated future earnings related to the Martinez refinery during the earn-out period.

Non-qualified pension plan assets are measured at fair value using a market approach based on published net asset values of mutual funds as a practical expedient. As of June 30, 2020 and December 31, 2019, $11.1 million and $10.3 million, respectively, were included within Deferred charges and other assets, net for these non-qualified pension plan assets.

The table below summarizes the changes in fair value measurements categorized in Level 3 of the fair value hierarchy:

(in millions)	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Balance at beginning of period	$24.3	$—
Additions	—	77.3
Accretion on discounted liabilities	1.5	1.5
Settlements	0.4	0.4
Unrealized gain included in earnings	(13.8)	(66.8)

Balance at end of period	$12.4	$12.4

There were no transfers between levels during the three and six months ended June 30, 2020 or 2019, respectively.

Fair value of debt

The table below summarizes the carrying value and fair value of debt as of June 30, 2020 and December 31, 2019.

	June 30, 2020		December 31, 2019
(in millions)	Carrying value	Fair value	Carrying value	Fair value
2025 Senior Secured Notes (a)	$1,000.0	$1,074.3	$—	$—
2028 Senior Notes (a)	1,000.0	835.0	—	—
2025 Senior Notes (a)	725.0	661.8	725.0	776.5
2023 Senior Notes (b)	—	—	500.0	519.7

	June 30, 2020		December 31, 2019
(in millions)	Carrying value	Fair value	Carrying value	Fair value
Revolving Credit Facility (c)	$600.0	$600.0	$—	$—
PBF Rail Term Loan (c)	11.0	11.0	14.5	14.5
Catalyst financing arrangements (d)	32.1	32.1	47.6	47.6

	3,368.1	3,214.2	1,287.1	1,358.3
Less - Unamortized deferred financing costs	(43.4)	n/a	(24.3)	n/a

Long-term debt	$3,324.7	$3,214.2	$1,262.8	$1,358.3

(a)

The estimated fair value, categorized as a Level 2 measurement, was calculated based on the present value of future expected payments utilizing implied current market interest rates based on quoted prices of the outstanding senior notes.

(b)	As disclosed in “Note 6 - Debt”, the 2023 Senior Notes were redeemed in full on February 14, 2020.

(c)	The estimated fair value approximates carrying value, categorized as a Level 2 measurement, as these borrowings bear interest based upon short-term floating market interest rates.

(d)

Catalyst financing arrangements are valued using a market approach based upon commodity prices for similar instruments quoted in active markets and are categorized as a Level 2 measurement. The Company has elected the fair value option for accounting for its catalyst repurchase obligations as the Company’s liability is directly impacted by the change in fair value of the underlying catalyst.

14. DERIVATIVES

The Company uses derivative instruments to mitigate certain exposures to commodity price risk. The Company entered into the Inventory Intermediation Agreements that contain purchase obligations for certain volumes of crude oil, intermediates and refined products. The purchase obligations related to crude oil, intermediates and refined products under these agreements are derivative instruments that have been designated as fair value hedges in order to hedge the commodity price volatility of certain refinery inventory. The fair value of these purchase obligation derivatives is based on market prices of the underlying crude oil, intermediates and refined products. The level of activity for these derivatives is based on the level of operating inventories.

As of June 30, 2020, there were no barrels of crude oil and feedstocks (27,580 barrels at December 31, 2019) outstanding under these derivative instruments designated as fair value hedges. As of June 30, 2020, there were 2,949,375 barrels of intermediates and refined products (3,430,635 barrels at December 31, 2019) outstanding under these derivative instruments designated as fair value hedges. These volumes represent the notional value of the contract.

The Company also enters into economic hedges primarily consisting of commodity derivative contracts that are not designated as hedges and are used to manage price volatility in certain crude oil and feedstock inventories as well as crude oil, feedstock, and refined product sales or purchases. The objective in entering into economic hedges is consistent with the objectives discussed above for fair value hedges. As of June 30, 2020, there were 9,800,000 barrels of crude oil and 771,000 barrels of refined products (5,511,000 and 5,788,000, respectively, as of December 31, 2019), outstanding under short and long term commodity derivative contracts not designated as hedges representing the notional value of the contracts.

The Company also uses derivative instruments to mitigate the risk associated with the price of credits needed to comply with various governmental and regulatory environmental compliance programs. For such contracts that represent derivatives, the Company elects the normal purchase normal sale exception under ASC 815, Derivatives and Hedging, and therefore does not record them at fair value.

The following tables provide information about the fair values of these derivative instruments as of June 30, 2020 and December 31, 2019 and the line items in the Condensed Consolidated Balance Sheets in which the fair values are reflected.

Description	Balance Sheet Location	Fair Value Asset/(Liability)
		(in millions)
Derivatives designated as hedging instruments:
June 30, 2020:
Derivatives included with the inventory intermediation agreement obligations	Accrued expenses	$24.4
December 31, 2019:
Derivatives included with the inventory intermediation agreement obligations	Accrued expenses	$(1.3)
Derivatives not designated as hedging instruments:
June 30, 2020:
Commodity contracts	Accrued expenses	$(6.0)
December 31, 2019:
Commodity contracts	Accounts receivable	$0.2

The following table provides information about the gains or losses recognized in income on these derivative instruments and the line items in the Condensed Consolidated Statements of Operations in which such gains and losses are reflected.

Description	Location of Gain or (Loss) Recognized in Income on Derivatives	Gain or (Loss) Recognized in Income on Derivatives
		(in millions)
Derivatives designated as hedging instruments:
For the three months ended June 30, 2020:
Derivatives included with the inventory intermediation agreement obligations	Cost of products and other	$(42.2)
For the three months ended June 30, 2019:
Derivatives included with the inventory intermediation agreement obligations	Cost of products and other	$(20.8)
For the six months ended June 30, 2020:
Derivatives included with the inventory intermediation agreement obligations	Cost of products and other	$25.7
For the six months ended June 30, 2019:
Derivatives included with the inventory intermediation agreement obligations	Cost of products and other	$(35.0)

Derivatives not designated as hedging instruments:
For the three months ended June 30, 2020:
Commodity contracts	Cost of products and other	$(13.2)
For the three months ended June 30, 2019:
Commodity contracts	Cost of products and other	$1.0
For the six months ended June 30, 2020:
Commodity contracts	Cost of products and other	$65.0
For the six months ended June 30, 2019:
Commodity contracts	Cost of products and other	$32.7

Hedged items designated in fair value hedges:
For the three months ended June 30, 2020:
Crude oil, intermediate and refined product inventory	Cost of products and other	$42.2

Description	Location of Gain or (Loss) Recognized in Income on Derivatives	Gain or (Loss) Recognized in Income on Derivatives
		(in millions)
For the three months ended June 30, 2019:
Crude oil, intermediate and refined product inventory	Cost of products and other	$20.8
For the six months ended June 30, 2020:
Crude oil, intermediate and refined product inventory	Cost of products and other	$(25.7)
For the six months ended June 30, 2019:
Crude oil, intermediate and refined product inventory	Cost of products and other	$35.0

The Company had no ineffectiveness related to the fair value hedges for the three and six months ended June 30, 2020 or 2019, respectively.

PBF HOLDING COMPANY LLC

PBF FINANCE CORPORATION

Offer to Exchange

Up To $1,000,000,000 of

6.00% Senior Notes due 2028

That Have Not Been Registered Under

The Securities Act of 1933

For

Up To $1,000,000,000 of

6.00% Senior Notes due 2028

That Have Been Registered Under

The Securities Act of 1933

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Delaware Limited Liability Company Registrants

PBF Holding Company LLC and the co-registrant subsidiary guarantors are limited liability companies organized under the laws of the State of Delaware.

The Delaware Limited Liability Company Act, or the DLLCA, provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, the DLLCA prohibits such agreement from eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The Limited Liability Company Agreements of Chalmette Refining, L.L.C., Delaware City Refining Company LLC, Paulsboro Refining Company LLC, PBF Holding Company LLC, PBF Investments LLC, PBF Power Marketing LLC, PBF Services Company LLC, Toledo Refining Company LLC, PBF Energy Western Region LLC, Torrance Refining Company LLC, Torrance Logistics Company LLC, Martinez Refining Company LLC and Martinez Terminal Company LLC provide that each company shall indemnify the directors, members or officers of each such company to the fullest extent permitted by law against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against the directors, members or officers of each such company (including, without limitation, reasonable attorneys’ fees and disbursements incurred in the defense thereof) arising out of any act or omission of the directors, members or officers in connection with each such company, unless such act or omission constitutes bad faith, gross negligence or willful misconduct on the part of the directors, members or officers of each such company.

Delaware Corporation Registrant

PBF Finance Corporation is incorporated under the laws of the State of Delaware.

Section 102 of the General Corporation Law of the State of Delaware, or the DGCL, allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions against expenses (including attorneys’ fees)

actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

PBF Finance Corporation’s certificate of incorporation and bylaws contains provisions that provide for indemnification of officers and directors and their heirs and representatives to the full extent permitted by, and in the manner permissible under, the DGCL.

As permitted by Section 102(b)(7) of the DGCL, PBF Finance Corporation’s certificate of incorporation contains a provision eliminating the personal liability of a director to PBF Finance Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to some exceptions.

Item 21.	Exhibits and Financial Statement Schedules.

(a) The following documents are filed as exhibits to this Registration Statement.

Number	Description

2.1†	Contribution Agreement dated as of April 24, 2019 by and between PBF Energy Company LLC and PBF Logistics LP (incorporated by reference to Exhibit 2.1 filed with PBF Energy Inc.’s Current Report on Form 8-K dated April 26, 2019 (File No. 001-35764))

2.2	Contribution Agreement dated as of February 15, 2017 by and between PBF Energy Company LLC and PBF Logistics LP (incorporated by reference to Exhibit 2.1 of PBF Energy Inc.’s Current Report on Form 8-K (File No. 001-35764) filed on February 22, 2017).

2.3	Contribution Agreement dated as of August 31, 2016 by and between PBF Energy Company LLC and PBF Logistics LP (incorporated by reference to Exhibit 2.1 filed with PBF Energy Inc.’s Current Report on Form 8-K dated September 7, 2016 (File No. 001-35764)).

2.4†	Sale and Purchase Agreement dated June 11, 2019 by and between PBF Holding Company LLC and Equilon Enterprises LLC d/b/a Shell Oil Products US (incorporated by reference to Exhibit 2.1 filed with PBF Energy Inc.’s Current Report on Form 8-K dated June 11, 2019 (File No. 001-35764)).

2.5	Sale and Purchase Agreement by and between PBF Holding Company LLC and ExxonMobil Oil Corporation and its subsidiary, Mobil Pacific Pipeline Company as of September 29, 2015 (incorporated by reference to Exhibit 2.1 filed with PBF Energy Inc.’s Current Report on Form 8-K dated October 1, 2015 (File No. 001-35764)).

2.6	Sale and Purchase Agreement by and between PBF Holding Company LLC, ExxonMobil Oil Corporation, Mobil Pipe Line Company and PDV Chalmette, L.L.C. as of June 17, 2015 (incorporated by reference to Exhibit 2.1 filed with PBF Energy Inc.’s Current Report on Form 8-K dated June 17, 2015 (File No. 001-35764)).

Number	Description

2.7	Amendment No. 1 dated February 1, 2020 to Sale and Purchase Agreement dated June 11, 2019 by and between PBF Holding Company LLC and Equilon Enterprises LLC d/b/a Shell Oil Products US (incorporated by reference to Exhibit 2.2 filed with PBF Energy Inc.’s Current Report on Form 8-K dated February 6, 2020 (File No. 001-35764)).

3.1	Certificate of Formation of PBF Holding Company LLC (Incorporated by reference to Exhibit 3.1 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 dated January 14, 2013 (Registration No. 333-186007)).

3.2	Limited Liability Company Agreement of PBF Holding Company LLC (Incorporated by reference to Exhibit 3.2 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 (Registration No. 333-186007)).

3.3	Certificate of Incorporation of PBF Finance Corporation (Incorporated by reference to Exhibit 3.3 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 (Registration No. 333-186007)).

3.4	Bylaws of PBF Finance Corporation (Incorporated by reference to Exhibit 3.4 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 (Registration No. 333-186007)).

3.5	Certificate of Formation of PBF Services Company LLC (Incorporated by reference to Exhibit 3.5 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on January 14, 2013 (Registration No. 333-186007))

3.6	Amended and Restated Limited Liability Company Agreement of PBF Services Company LLC (Incorporated by reference to Exhibit 3.6 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on November 16, 2016 (Registration No. 333-186007))

3.7	Certificate of Formation of PBF Power Marketing LLC (Incorporated by reference to Exhibit 3.7 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on January 14, 2013 (Registration No. 333-186007))

3.8	Limited Liability Company Agreement of PBF Power Marketing LLC (Incorporated by reference to Exhibit 3.8 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on January 14, 2013 (Registration No. 333-186007))

3.9	Certificate of Formation of Paulsboro Refining Company LLC; Certificate of Conversion into Paulsboro Refining Company LLC (Incorporated by reference to Exhibit 3.11 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on January 14, 2013 (Registration No. 333-186007))

3.10	Second Amended and Restated Limited Liability Company Agreement of Paulsboro Refining Company LLC (Incorporated by reference to Exhibit 3.12 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on January 14, 2013 (Registration No. 333-186007))

3.11	Certificate of Formation of Toledo Refining Company LLC (Incorporated by reference to Exhibit 3.13 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on January 14, 2013 (Registration No. 333-186007))

3.12	Limited Liability Company Agreement of Toledo Refining Company LLC (Incorporated by reference to Exhibit 3.14 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on January 14, 2013 (Registration No. 333-186007))

3.13	Certificate of Formation of Delaware City Refining Company LLC (Incorporated by reference to Exhibit 3.15 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on January 14, 2013 (Registration No. 333-186007))

Number	Description

3.14	Limited Liability Company Agreement of Delaware City Refining Company LLC (Incorporated by reference to Exhibit 3.16 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on January 14, 2013 (Registration No. 333-186007))

3.15	Certificate of Formation of Chalmette Refining, L.L.C. (Incorporated by reference to Exhibit 3.17 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on November 15, 2016 (Registration No. 333-186007))

3.16	Third Amended and Restated Limited Liability Company Agreement of Chalmette Refining, L.L.C. (Incorporated by reference to Exhibit 3.16 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on September 8, 2017 (Registration No. 333-220406))

3.17	Certificate of Formation of PBLR Investments LLC; Certificate of Amendment to Certificate of Formation of PBLR Investments LLC; Certificate of Amendment to Certificate of Formation of PBLR Investments LLC, changing the name to PBF Investments LLC (Incorporated by reference to Exhibit 3.19 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on January 14, 2013 (Registration No. 333-186007))

3.18	Second Amended and Restated Limited Liability Company Agreement of PBF Investments LLC (Incorporated by reference to Exhibit 3.20 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on January 14, 2013 (Registration No. 333-186007))

3.19	Certificate of Formation of PBF Energy Western Region LLC (Incorporated by reference to Exhibit 3.21 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on November 15, 2016 (Registration No. 333-186007))

3.20	Amended and Restated Limited Liability Company Agreement of PBF Energy Western Region LLC (Incorporated by reference to Exhibit 3.20 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on September 8, 2017 (Registration No. 333-220406))

3.21	Certificate of Formation of Torrance Refining Company LLC (Incorporated by reference to Exhibit 3.23 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on November 15, 2016 (Registration No. 333-186007))

3.22	Amended and Restated Limited Liability Company Agreement of Torrance Refining Company LLC (Incorporated by reference to Exhibit 3.22 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on September 8, 2017 (Registration No. 333-220406))

3.23	Certificate of Formation of Torrance Logistics Company LLC (Incorporated by reference to Exhibit 3.25 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on November 15, 2016 (Registration No. 333-186007))

3.24	Amended and Restated Limited Liability Company Agreement of Torrance Logistics Company LLC (Incorporated by reference to Exhibit 3.24 filed with PBF Holding Company LLC’s Registration Statement on Form S-4 filed on September 8, 2017 (Registration No. 333-220406))

3.25*	Certificate of Formation of Martinez Refining Company LLC

3.26*	Limited Liability Company of Martinez Refining Company LLC

3.27*	Certificate of Formation of Martinez Terminal Company LLC

3.28*	Limited Liability Company of Martinez Terminal Company LLC

4.1	Indenture dated as of May 30, 2017, among PBF Holding Company LLC, PBF Finance Corporation, the Guarantors named on the signature pages thereto, Wilmington Trust, National Association, as Trustee and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar, Transfer Agent and Authenticating Agent and Form of 7.25% Senior Note (included as Exhibit A) (incorporated by reference to Exhibit 4.1 of PBF Holding Company LLC’s Current Report on Form 8-K (File No. 001- 35764) filed on May 30, 2017).

Number	Description

4.2	Indenture dated as of January 24, 2020, among PBF Holding Company LLC, PBF Finance Corporation, the Guarantors named on the signature pages thereto, Wilmington Trust, National Association, as Trustee and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar, Transfer Agent and Authenticating Agent (incorporated by reference to Exhibit 4.1 filed with PBF Energy Inc.’s Current Report on Form 8-K dated January 24, 2020 (File No. 001-35764)).

4.3	Registration Rights Agreement dated January 24, 2020, among PBF Holding Company LLC and PBF Finance Corporation, the Guarantors named therein and BofA Securities, Inc., as Representative of the several Initial Purchasers (incorporated by reference to Exhibit 4.3 filed with PBF Energy Inc.’s Current Report on Form 8-K dated January 24, 2020 (File No. 001-35764)).

4.4	First Supplemental Indenture dated February 3, 2020, among PBF Holding Company LLC, PBF Finance Corporation, Martinez Refining Company LLC, Martinez Terminal Company LLC, Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, transfer agent, registrar and authenticating agent (2028 Senior Notes). (incorporated by reference to Exhibit 4.3 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated May 15, 2020 (File No. 001-35764)).

4.5	First Supplemental Indenture dated February 3, 2020, among PBF Holding Company LLC, PBF Finance Corporation, Martinez Refining Company LLC, Martinez Terminal Company LLC, Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, transfer agent, registrar and authenticating agent (2025 Senior Notes). (incorporated by reference to Exhibit 4.4 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated May 15, 2020 (File No. 001-35764)).

4.6	Indenture dated as of May 13, 2020, among PBF Holding Company LLC, PBF Finance Corporation, the Guarantors named on the signature pages thereto, Wilmington Trust, National Association, as Trustee, Paying Agent, Registrar, Transfer Agent, Authenticating Agent and Notes Collateral Agent (incorporated by reference to Exhibit 4.1 filed with PBF Energy Inc.’s Current Report on Form 8-K dated May 13, 2020 (File No. 001-35764)).

4.7	Form of 9.25% Senior Secured Note (included as Exhibit A in Exhibit 4.1) (incorporated by reference to Exhibit 4.2 filed with PBF Energy Inc.’s Current Report on Form 8-K dated May 13, 2020 (File No. 001-35764)).

5.1*	Opinion of Paul Hastings LLP.

10.1**	PBF Energy Inc. Amended and Restated 2012 Equity Incentive Plan (incorporated by reference to DEF 14A filed with PBF Energy Inc.’s Proxy Statement dated March 22, 2016 (File No. 001- 35764)).

10.2**	PBF Energy Inc. Amended and Restated 2017 Equity Incentive Plan (incorporated by reference to Appendix A to PBF Energy Inc.’s Definitive Proxy Statement on Schedule 14A filed on April 13, 2018 (File No. 001-35764)).

10.3**	Form of PBF Energy Non-Qualified Stock Option Agreement under the Amended and Restated PBF Energy Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 filed with PBF Energy Inc.’s Current Report on Form 8-K dated November 2, 2018 (File No. 001-35764)).

10.4**	Form of PBF Energy Performance Share Unit Award Agreement under the Amended and Restated PBF Energy Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 filed with PBF Energy Inc.’s Current Report on Form 8-K dated November 2, 2018 (File No. 001-35764)).

10.5**	Form of PBF Energy Performance Unit Award Agreement under the Amended and Restated PBF Energy Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 filed with PBF Energy Inc.’s Current Report on Form 8-K dated November 2, 2018 (File No. 001-35764)).

Number	Description

10.6**	Form of Non-Qualified Stock Option Agreement under the PBF Energy Inc. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.28 filed with PBF Energy Inc.’s Amendment No. 6 to Registration Statement on Form S-1 (Registration No. 333-177933)).

10.7**	Form of Restricted Stock Award Agreement for Non-employee Directors under the PBF Energy Inc. 2012 Equity Incentive Plan. (incorporated by reference to Exhibit 10.1 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated November 7, 2014 (File No. 001-35764)).

10.8**	Form of 2016 Restricted Stock Award Agreement for Non-employee Directors under PBF Energy Inc. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated May 5, 2016 (File No. 001-35764)).

10.9**	Form of Restricted Stock Agreement for Employees under PBF Energy Inc. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated November 4, 2016 (File No. 001-35764)).

10.10**	Form of Restricted Stock Agreement for Non-Employee Directors under the PBF Energy Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated August 3, 2017 (File No. 001-35764)).

10.11**	Form of 2017 Equity Incentive Plan Restricted Stock Agreement for employees (incorporated by reference to Exhibit 10.1 of PBF Energy Inc.’s Current Report on Form 8-K (File No. 001-35764) filed on October 31, 2017).

10.12**	Form of 2017 Equity Incentive Plan Non-Qualified Stock Agreement (incorporated by reference to Exhibit 10.2 of PBF Energy Inc.’s Current Report on Form 8-K (File No. 001-35764) filed on October 31, 2017).

10.13**	Form of Amended and Restated Non-Qualified Stock Option Agreement under the PBF Energy Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 filed with PBF Energy Inc.’s Current Report on Form 8-K dated February 16, 2018 (File No. 001-35764)).

10.14**	Amended and Restated Restricted Stock Agreement for non-employee Directors under the PBF Energy Inc. 2017 Equity Incentive Plan. (incorporated by reference to Exhibit 10.3 of PBF Energy Inc.’s Annual Report on Form 10-K (File No. 001-35764) filed on February 23, 2018).

10.15**	Form of Amended and Restated Restricted Stock Agreement for employees under PBF Energy Inc. 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 of PBF Energy Inc.’s Annual Report on Form 10-K (File No. 001-35764) filed on February 23, 2018).

10.16	Fifth Amended and Restated Operation and Management Services and Secondment Agreement dated as of February 28, 2017 among PBF Holding Company LLC, Delaware City Refining Company LLC, Toledo Refining Company LLC, Torrance Refining Company LLC, Torrance Logistics Company LLC, PBF Logistics GP LLC, PBF Logistics LP, Delaware City Terminaling Company LLC, Delaware Pipeline Company LLC, Delaware City Logistics Company LLC, Toledo Terminaling Company LLC, PBFX Operating Company LLC, Paulsboro Refining Company LLC, Paulsboro Natural Gas Pipeline Company LLC and Chalmette Refining L.L.C. (incorporated by reference to Exhibit 10.1 of PBF Energy Inc.’s Current Report on Form 8-K (File No. 001-35764) filed on March 3, 2017).

10.17	Transportation Services Agreement dated as of August 31, 2016 among PBF Holding Company LLC and Torrance Valley Pipeline Company LLC (incorporated by reference to Exhibit 10.3 filed with PBF Energy Inc.’s Current Report on Form 8-K dated September 7, 2016 (File No. 001-35764)).

10.18	Pipeline Service Order dated as of August 31, 2016, by and between Torrance Valley Pipeline Company LLC, and PBF Holding Company LLC (incorporated by reference to Exhibit 10.4 filed with PBF Energy Inc.’s Current Report on Form 8-K dated September 7, 2016 (File No. 001-35764)).

Number	Description

10.19	Pipeline Service Order dated as of August 31, 2016, by and between Torrance Valley Pipeline Company LLC, and PBF Holding Company LLC (incorporated by reference to Exhibit 10.5 filed with PBF Energy Inc.’s Current Report on Form 8-K dated September 7, 2016 (File No. 001-35764)).

10.20	Dedicated Storage Service Order dated as of August 31, 2016, by and between Torrance Valley Pipeline Company LLC, and PBF Holding Company LLC (incorporated by reference to Exhibit 10.6 filed with PBF Energy Inc.’s Current Report on Form 8-K dated September 7, 2016 (File No. 001-35764)).

10.21	Throughput Storage Service Order dated as of August 31, 2016, by and between Torrance Valley Pipeline Company LLC, and PBF Holding Company LLC (incorporated by reference to Exhibit 10.7 filed with PBF Energy Inc.’s Current Report on Form 8-K dated September 7, 2016 (File No. 001-35764)).

10.22	Senior Secured Revolving Credit Agreement dated as of May 2, 2018 (incorporated by reference to Exhibit 10.1 filed with PBF Energy Inc.’s Current Report on Form 8-K dated May 7, 2018 (File No. 001-35764)).

10.23	Sixth Amended and Restated Operation and Management Services and Secondment Agreement dated as of July 31, 2018, among PBF Holding Company LLC, Delaware City Refining Company LLC, Toledo Refining Company LLC, Torrance Refining Company LLC, Torrance Logistics Company LLC, Chalmette Refining L.L.C., Paulsboro Refining Company LLC, PBF Logistics GP LLC, PBF Logistics LP, DCR Storage and Loading LLC, Delaware City Terminaling Company LLC, Toledo Terminaling Company LLC, Delaware Pipeline Company LLC, Delaware City Logistics Company LLC, Paulsboro Terminaling Company LLC, Paulsboro Natural Gas Pipeline Company LLC, Toledo Rail Logistics Company LLC, Chalmette Logistics Company LLC and PBFX Operating Company LLC (incorporated by reference to Exhibit 10.3 filed with PBF Logistics LP’s Quarterly Report on Form 10-Q dated October 31, 2018 (File No. 001-36446)).

10.24	Fifth Amended and Restated Omnibus Agreement dated as of July 31, 2018, among PBF Holding Company LLC, PBF Energy Company LLC, PBF Logistics GP LLC and PBF Logistics LP (incorporated by reference to Exhibit 10.2 filed with PBF Logistics LP’s Quarterly Report on Form 10-Q dated October 31, 2018 (File No. 001-36446)).

10.25	Amended and Restated Delaware City Rail Terminaling Services Agreement (incorporated by reference to Exhibit 10.1 filed with PBF Logistics LP’s Quarterly Report on Form 10-Q dated May 3, 2018 (File No. 001-36446)).

10.26	Amended and Restated Delaware City West Ladder Rack Terminaling Services Agreement (incorporated by reference to Exhibit 10.2 filed with PBF Logistics LP’s Quarterly Report on Form 10-Q dated May 3, 2018 (File No. 001-36446)).

10.27	Delaware Pipeline Services Agreement dated as of May 15, 2015 among PBF Holding Company LLC and Delaware Pipeline Company LLC (incorporated by reference to Exhibit 10.3 filed with PBF Energy Inc.’s Current Report on Form 8-K dated May 12, 2015 (File No. 001-35764)).

10.28	Delaware City Truck Loading Services Agreement dated as of May 15, 2015 among PBF Holding Company LLC and Delaware City Logistics Company LLC (incorporated by reference to Exhibit 10.4 filed with PBF Energy Inc.’s Current Report on Form 8-K dated May 12, 2015 (File No. 001-35764)).

10.29†	Second Amended and Restated Inventory Intermediation Agreement dated as of August 29, 2019, among J. Aron & Company LLC, PBF Holding Company LLC and Paulsboro Refining Company LLC (incorporated by reference to Exhibit 10.1 filed with PBF Energy Inc.’s Current Report on Form 8-K dated September 4, 2019 (File No. 001-35764)).

Number	Description

10.30†	Second Amended and Restated Inventory Intermediation Agreement dated as of August 29, 2019, among J. Aron & Company LLC, PBF Holding Company LLC and Delaware City Refining Company LLC (incorporated by reference to Exhibit 10.2 filed with PBF Energy Inc.’s Current Report on Form 8-K dated September 4, 2019 (File No. 001-35764))

10.31	Delaware City Rail Terminaling Services Agreement, dated as of May 14, 2014 (incorporated by reference to Exhibit 10.4 filed with PBF Energy Inc.’s Current Report on Form 8-K dated May 14, 2014 (File No. 001-35764)).

10.32	Amendment to Amended and Restated Delaware City Rail Terminaling Service Agreement dated February 13, 2019 among PBF Holding Company LLC, Delaware City Terminaling Company LLC and CPI Operations LLC (incorporated by reference to Exhibit 10.2 filed with PBF Energy Inc.’s Current Report on Form 8-K dated February 14, 2019 (File No. 001-35764)).

10.33	Terminaling Service Agreement dated February 13, 2019 among PBF Holding Company LLC, Delaware City Terminaling Company LLC and CPI Operations LLC (incorporated by reference to Exhibit 10.3 filed with PBF Energy Inc.’s Current Report on Form 8-K dated February 14, 2019 (File No. 001-35764)).

10.34	Amended and Restated Toledo Truck Unloading & Terminaling Agreement effective as of June 1, 2014 (incorporated by reference to Exhibit 10.10 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated August 7, 2014 (File No. 001-35764)).

10.35	Assignment and Amendment of Amended and Restated Toledo Truck Unloading & Terminaling Agreement dated as of December 12, 2014 by and between PBF Holding Company LLC, PBF Logistics LP and Toledo Terminaling Company LLC (incorporated by reference to Exhibit 10.4 filed with PBF Logistics LP’s Current Report on Form 8-K dated December 16, 2014 (File No. 001-36446)).

10.36	Lease Agreement dated as of February 15, 2017 by and between PBFX Operating Company LLC and Chalmette Refining, L.L.C. (incorporated by reference to Exhibit 10.3 of PBF Energy Inc.’s Current Report on Form 8-K (File No. 001-35764) filed on February 22, 2017).

10.37	Storage Services Agreement dated as of February 15, 2017 by and between PBFX Operating Company LLC and PBF Holding Company LLC (incorporated by reference to Exhibit 10.1 of PBF Energy Inc.’s Current Report on Form 8-K (File No. 001-35764) filed on February 22, 2017).

10.38	Firm Transportation Service Agreement dated as of August 3, 2017, by and between Paulsboro Natural Gas Pipeline Company LLC and Paulsboro Refining Company LLC (incorporated by reference to Exhibit 10.1 with PBF Logistics LP’s Quarterly Report on Form 10-Q dated November 2, 2017 (File No. 001-36446)).

10.39	Storage and Terminaling Services Agreement dated as of December 12, 2014 among PBF Holding Company LLC and Toledo Terminaling Company LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on December 16, 2014 (File No. 001-36446)).

10.40**	Employment Agreement dated as of September 4, 2014 between PBF Investments LLC and Thomas O’Connor (incorporated by reference to Exhibit 10.9 filed with PBF Energy Inc.’s Annual Report on Form 10-K dated February 29, 2016 (File No. 001-35764)).

10.41**	Employment Agreement dated as of April 1, 2014 between PBF Investments LLC and Timothy Paul Davis (incorporated by reference to Exhibit 10.4 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated May 7, 2014 (File No. 001-35764)).

10.42**	Employment Agreement dated as of April 1, 2014 between PBF Investments LLC and Erik Young (incorporated by reference to Exhibit 10.2 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated May 7, 2014 (File No. 001-35764)).

Number	Description

10.43**	Amended and Restated Employment Agreement dated as of December 17, 2012, between PBF Investments LLC and Thomas J. Nimbley (incorporated by reference to Exhibit 10.8 filed with PBF Energy Inc.’s Current Report on Form 8-K dated December 18, 2012 (File No. 001-35764)).

10.44**	Second Amended and Restated Employment Agreement, dated as of December 17, 2012, between PBF Investments LLC and Matthew C. Lucey (incorporated by reference to Exhibit 10.9 filed with PBF Energy Inc.’s Current Report on Form 8-K dated December 18, 2012 (File No. 001-35764)).

10.45	Joinder Agreement to the ABL Security Agreement dated as of February 1, 2020, among Martinez Refining Company LLC, Martinez Terminal Company LLC and Bank of America, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.1 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated May 15, 2020 (File No. 001-35764)).

10.46	Joinder Agreement to the Credit Agreement dated as of February 1, 2020, among PBF Holding Company LLC, the Guarantors named on the signature pages thereto including Martinez Refining Company LLC, Martinez Terminal Company LLC and Bank of America, N.A., as Administrative Agent to Senior Secured Credit Agreement dated as of May 2, 2018 (incorporated by reference to Exhibit 10.2 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated May 15, 2020 (File No. 001-35764)).

10.47	Amendment dated as of February 18, 2020 to Senior Secured Revolving Credit Agreement dated as of May 2, 2018 (incorporated by reference to Exhibit 10.3 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated May 15, 2020 (File No. 001-35764)).

10.48**	Consent to Temporary Reduction of Biweekly Installments of Base Salary for Thomas Nimbley. (incorporated by reference to Exhibit 10.4 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated May 15, 2020 (File No. 001-35764)).

10.49**	Consent to Temporary Reduction of Biweekly Installments of Base Salary for Charles Erik Young. (incorporated by reference to Exhibit 10.5 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated May 15, 2020 (File No. 001-35764)).

10.50**	Consent to Temporary Reduction of Biweekly Installments of Base Salary for Timothy Paul Davis. (incorporated by reference to Exhibit 10.6 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated May 15, 2020 (File No. 001-35764)).

10.51**	Consent to Temporary Reduction of Biweekly Installments of Base Salary for Thomas O’Connor. (incorporated by reference to Exhibit 10.7 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated May 15, 2020 (File No. 001-35764)).

10.52**	Consent to Temporary Reduction of Biweekly Installments of Base Salary for Matthew Lucey. (incorporated by reference to Exhibit 10.8 filed with PBF Energy Inc.’s Quarterly Report on Form 10-Q dated May 15, 2020 (File No. 001-35764)).

10.53†	Asset Purchase Agreement dated as of April 17, 2020, among PBF Holding Company LLC, Torrance Refining Company LLC, Martinez Refining Company LLC, Delaware City Refining Company LLC and Air Products and Chemicals Inc. (incorporated by reference to Exhibit 10.1 filed with PBF Energy Inc.’s Current Report on Form 8-K dated April 22, 2020 (File No. 001-35764)).

10.54†	Transition Services Agreement dated as of April 17, 2020, among PBF Holding Company LLC, Torrance Refining Company LLC, Martinez Refining Company LLC, Delaware City Refining Company LLC and Air Products and Chemicals Inc. and Air Products West Coast Hydrogen LLC (incorporated by reference to Exhibit 10.2 filed with PBF Energy Inc.’s Current Report on Form 8-K dated April 22, 2020 (File No. 001-35764)).

10.55	Guarantee Agreement dated as of April 17, 2020 among PBF Energy Inc. PBF Energy Company LLC and Air Products and Chemicals Inc. (incorporated by reference to Exhibit 10.3 filed with PBF Energy Inc.’s Current Report on Form 8-K dated April 22, 2020 (File No. 001-35764)).

Number	Description

10.56	Second Amendment dated as of May 7, 2020 to Senior Secured Revolving Credit Agreement dated as of May 2, 2018, as amended (incorporated by reference to Exhibit 10.1 filed with PBF Energy Inc.’s Current Report on Form 8-K dated May 7, 2020 (File No. 001-35764)).

21.1*	Subsidiaries of PBF Holding Company LLC.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of RSM US LLP.

23.3*	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust, National Association with respect to the Indenture governing the 6.00% Senior Secured Notes due 2028.

99.1*	Form of Letter of Transmittal for Holders of Global Notes.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

99.4*	Form of Notice of Guaranteed Delivery.

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.

**	Indicates management compensatory plan or arrangement.

†	Portions of the exhibits have been omitted because such information is both (i) not material and (ii) could be competitively harmful if publicly disclosed.

(1)	This exhibit should not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

All schedules not identified above have been omitted because they are not required, are not applicable or the information is included in the selected consolidated financial data or notes contained in this registration statement.

Item 22.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d) any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on September 30, 2020.

PBF HOLDING COMPANY LLC

By:	/s/ Trecia M. Canty

Name:	Trecia M. Canty
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Trecia M. Canty, Matthew C. Lucey and Erik Young, and each of them individually, our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities (including, as applicable, our capacities as directors of the Registrant), to sign for us any and all amendments to this registration statement (including post-effective amendments) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. NIMBLEY Thomas J. Nimbley	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2020

/S/ ERIK YOUNG Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	September 30, 2020

/S/ JOHN BARONE John Barone	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2020

/S/ MATTHEW C. LUCEY Matthew C. Lucey	Director	September 30, 2020

/S/ TRECIA M. CANTY Trecia M. Canty	Director	September 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on September 30, 2020.

PBF FINANCE CORPORATION

By:	/s/ Trecia M. Canty

Name:	Trecia M. Canty
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Trecia M. Canty, Matthew C. Lucey and Erik Young, and each of them individually, our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities (including, as applicable, our capacities as directors of the Registrant), to sign for us any and all amendments to this registration statement (including post-effective amendments) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. NIMBLEY Thomas J. Nimbley	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2020

/S/ ERIK YOUNG Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	September 30, 2020

/S/ JOHN BARONE John Barone	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2020

/S/ MATTHEW C. LUCEY Matthew C. Lucey	Director	September 30, 2020

/S/ TRECIA M. CANTY Trecia M. Canty	Director	September 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on September 30, 2020.

PBF SERVICES COMPANY LLC

By:	/s/ Trecia M. Canty
Name:	Trecia M. Canty
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Trecia M. Canty, Matthew C. Lucey and Erik Young and each of them individually, our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities (including, as applicable, our capacities as directors of the Registrant), to sign for us any and all amendments to this registration statement (including post-effective amendments) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. NIMBLEY Thomas J. Nimbley	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2020

/S/ ERIK YOUNG Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	September 30, 2020

/S/ JOHN BARONE John Barone	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2020

/S/ MATTHEW C. LUCEY Matthew C. Lucey	Director	September 30, 2020

/S/ TRECIA M. CANTY Trecia M. Canty	Director	September 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on September 30, 2020.

PBF POWER MARKETING LLC

By:	/s/ Trecia M. Canty
Name:	Trecia M. Canty
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Trecia M. Canty, Matthew C. Lucey and Erik Young and each of them individually, our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities (including, as applicable, our capacities as directors of the Registrant), to sign for us any and all amendments to this registration statement (including post-effective amendments) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. NIMBLEY Thomas J. Nimbley	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2020

/S/ ERIK YOUNG Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	September 30, 2020

/S/ JOHN BARONE John Barone	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2020

/S/ MATTHEW C. LUCEY Matthew C. Lucey	Director	September 30, 2020

/S/ TRECIA M. CANTY Trecia M. Canty	Director	September 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on September 30, 2020.

PAULSBORO REFINING COMPANY LLC

By:	/s/ Trecia M. Canty
Name:	Trecia M. Canty
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Trecia M. Canty, Matthew C. Lucey and Erik Young and each of them individually, our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities (including, as applicable, our capacities as directors of the Registrant), to sign for us any and all amendments to this registration statement (including post-effective amendments) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. NIMBLEY Thomas J. Nimbley	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2020

/S/ ERIK YOUNG Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	September 30, 2020

/S/ JOHN BARONE John Barone	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2020

/S/ MATTHEW C. LUCEY Matthew C. Lucey	Director	September 30, 2020

/S/ TRECIA M. CANTY Trecia M. Canty	Director	September 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on September 30, 2020.

TOLEDO REFINING COMPANY LLC

By:	/s/ Trecia M. Canty

Name:	Trecia M. Canty
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Trecia M. Canty, Matthew C. Lucey and Erik Young and each of them individually, our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities (including, as applicable, our capacities as directors of the Registrant), to sign for us any and all amendments to this registration statement (including post-effective amendments) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. NIMBLEY Thomas J. Nimbley	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2020

/S/ ERIK YOUNG Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	September 30, 2020

/S/ JOHN BARONE John Barone	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2020

/S/ MATTHEW C. LUCEY Matthew C. Lucey	Director	September 30, 2020

/S/ TRECIA M. CANTY Trecia M. Canty	Director	September 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on September 30, 2020.

DELAWARE CITY REFINING COMPANY LLC

By:	/s/ Trecia M. Canty

Name:	Trecia M. Canty
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Trecia M. Canty, Matthew C. Lucey and Erik Young and each of them individually, our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities (including, as applicable, our capacities as directors of the Registrant), to sign for us any and all amendments to this registration statement (including post-effective amendments) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. NIMBLEY Thomas J. Nimbley	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2020

/S/ ERIK YOUNG Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	September 30, 2020

/S/ JOHN BARONE John Barone	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2020

/S/ MATTHEW C. LUCEY Matthew C. Lucey	Director	September 30, 2020

/S/ TRECIA M. CANTY Trecia M. Canty	Director	September 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on September 30, 2020.

CHALMETTE REFINING, L.L.C.

By:	/s/ Trecia M. Canty

Name:	Trecia M. Canty
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Trecia M. Canty, Matthew C. Lucey and Erik Young, and each of them individually, our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities (including, as applicable, our capacities as directors of the Registrant), to sign for us any and all amendments to this registration statement (including post-effective amendments) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. NIMBLEY Thomas J. Nimbley	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2020

/S/ ERIK YOUNG Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	September 30, 2020

/S/ JOHN BARONE John Barone	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2020

/S/ MATTHEW C. LUCEY Matthew C. Lucey	Director	September 30, 2020

/S/ TRECIA M. CANTY Trecia M. Canty	Director	September 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on September 30, 2020.

PBF INVESTMENTS LLC

By:	/s/ Trecia M. Canty

Name:	Trecia M. Canty
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Trecia M. Canty, Matthew C. Lucey and Erik Young and each of them individually, our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities (including, as applicable, our capacities as directors of the Registrant), to sign for us any and all amendments to this registration statement (including post-effective amendments) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. NIMBLEY Thomas J. Nimbley	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2020

/S/ ERIK YOUNG Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	September 30, 2020

/S/ JOHN BARONE John Barone	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2020

/S/ MATTHEW C. LUCEY Matthew C. Lucey	Director	September 30, 2020

/S/ TRECIA M. CANTY Trecia M. Canty	Director	September 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on September 30, 2020.

PBF ENERGY WESTERN REGION LLC

By:	/s/ Trecia M. Canty

Name:	Trecia M. Canty
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Trecia M. Canty, Matthew C. Lucey and Erik Young and each of them individually, our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities (including, as applicable, our capacities as directors of the Registrant), to sign for us any and all amendments to this registration statement (including post-effective amendments) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. NIMBLEY Thomas J. Nimbley	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2020

/S/ ERIK YOUNG Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	September 30, 2020

/S/ JOHN BARONE John Barone	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2020

/S/ MATTHEW C. LUCEY Matthew C. Lucey	Director	September 30, 2020

/S/ TRECIA M. CANTY Trecia M. Canty	Director	September 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on September 30, 2020.

TORRANCE REFINING COMPANY LLC

By:	/s/ Trecia M. Canty
Name:	Trecia M. Canty
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Trecia M. Canty, Matthew C. Lucey and Erik Young and each of them individually, our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities (including, as applicable, our capacities as directors of the Registrant), to sign for us any and all amendments to this registration statement (including post-effective amendments) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. NIMBLEY Thomas J. Nimbley	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2020

/S/ ERIK YOUNG Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	September 30, 2020

/S/ JOHN BARONE John Barone	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2020

/S/ MATTHEW C. LUCEY Matthew C. Lucey	Director	September 30, 2020

/S/ TRECIA M. CANTY Trecia M. Canty	Director	September 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on September 30, 2020.

TORRANCE LOGISTICS COMPANY LLC

By:	/s/ Trecia M. Canty
Name:	Trecia M. Canty
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Trecia M. Canty, Matthew C. Lucey and Erik Young, and each of them individually, our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities (including, as applicable, our capacities as directors of the Registrant), to sign for us any and all amendments to this registration statement (including post-effective amendments) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. NIMBLEY Thomas J. Nimbley	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2020

/S/ ERIK YOUNG Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	September 30, 2020

/S/ JOHN BARONE John Barone	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2020

/S/ MATTHEW C. LUCEY Matthew C. Lucey	Director	September 30, 2020

/S/ TRECIA M. CANTY Trecia M. Canty	Director	September 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on September 30, 2020.

MARTINEZ REFINING COMPANY LLC

By:	/s/ Trecia M. Canty
Name:	Trecia M. Canty
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Trecia M. Canty, Matthew C. Lucey and Erik Young, and each of them individually, our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities (including, as applicable, our capacities as directors of the Registrant), to sign for us any and all amendments to this registration statement (including post-effective amendments) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. NIMBLEY Thomas J. Nimbley	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2020

/S/ ERIK YOUNG Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	September 30, 2020

/S/ JOHN BARONE John Barone	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2020

/S/ MATTHEW C. LUCEY Matthew C. Lucey	Director	September 30, 2020

/S/ TRECIA M. CANTY Trecia M. Canty	Director	September 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on September 30, 2020.

MARTINEZ TERMINAL COMPANY LLC

By:	/s/ Trecia M. Canty
Name:	Trecia M. Canty
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Trecia M. Canty, Matthew C. Lucey and Erik Young, and each of them individually, our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities (including, as applicable, our capacities as directors of the Registrant), to sign for us any and all amendments to this registration statement (including post-effective amendments) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. NIMBLEY Thomas J. Nimbley	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2020

/S/ ERIK YOUNG Erik Young	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	September 30, 2020

/S/ JOHN BARONE John Barone	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2020

/S/ MATTHEW C. LUCEY Matthew C. Lucey	Director	September 30, 2020

/S/ TRECIA M. CANTY Trecia M. Canty	Director	September 30, 2020